As filed with the Securities and Exchange Commission on October 10, 2003

Registration Statement No. 333-107545

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Home Mortgage Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	6798	20-0103914
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

520 Broadhollow Road

Melville, New York 11747

(877) 281-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Strauss

Chief Executive Officer and President

American Home Mortgage Investment Corp.

520 Broadhollow Road

Melville, New York 11747

(877) 281-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis J. Bevilacqua, Esq. Cadwalader, Wickersham & Taft LLP 100 Maiden Lane New York, New York 10038 (212) 504-6000	Peter T. Healy, Esq. O’Melveny & Myers LLP 275 Battery Street, 26th Floor San Francisco, California 94111 (415) 984-8700	Alan B. Horn, Esq. American Home Mortgage Investment Corp. 520 Broadhollow Road Melville, New York 11747 (877) 281-5500

Approximate date of commencement of proposed sale to public:    As soon as practicable after this Registration Statement is declared effective and all conditions to the proposed transaction have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this joint proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary joint proxy statement/prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 10, 2003

PROPOSED TRANSACTION BETWEEN AMERICAN HOME AND APEX YOUR VOTE IS IMPORTANT

The boards of directors of American Home Mortgage Holdings, Inc. (or “American Home”) and Apex Mortgage Capital, Inc. (or “Apex”) have unanimously approved transactions that will result in the combination of the businesses of American Home and Apex into American Home Mortgage Investment Corp. (or “AHM Investment Corp.”).

First, American Home will engage in a reorganization resulting in AHM Investment Corp. (currently a wholly-owned subsidiary of American Home) becoming the new parent company of American Home. In the reorganization, American Home stockholders will receive one share of AHM Investment Corp. common stock for each of their shares of American Home common stock. Second, Apex will merge into AHM Investment Corp., with AHM Investment Corp. as the surviving corporation. Based on the assumed exchange ratio described below, the transactions will result in American Home and Apex stockholders owning approximately 65% and 35%, respectively, of AHM Investment Corp. Assuming the exchange ratio described below, we estimate approximately 26.7 million shares of AHM Investment Corp. common stock will be issued in connection with the transactions which will be listed on the New York Stock Exchange under the symbol “[            ]” or the Nasdaq National Market under the symbol “[            ].”

The aggregate value of the merger consideration to be paid to Apex stockholders is approximately $160 million, assuming an exchange ratio of 0.31611, which is based on an approximate Apex net book value per share as of July 31, 2003, and American Home stock prices as of September 5, 2003. The actual exchange ratio will be based on the American Home average price (as defined in this joint proxy statement/prospectus) and Apex’s net book value per share as of the day before the closing of the transactions, which is expected to occur within five business days after the approval of the transactions by the stockholders of American Home and Apex. Thus, none of the stockholders will know the actual exchange ratio or amount of consideration at the time of the special meetings. If the merger were to be consummated as of September 5, 2003, AHM Investment Corp. will acquire from Apex gross tangible assets of approximately $[            ], liabilities of $[            ], and goodwill of $[            ].

We believe the combination of the businesses of American Home and Apex will, among other things, diversify sources of revenue and present business flexibility. Additionally, AHM Investment Corp. intends to elect to be treated as a REIT which will permit the distribution of dividends in a more tax-efficient manner. We enthusiastically support these transactions and join our boards of directors in recommending that our respective stockholders vote “FOR” approval of the reorganization, the share issuance, the merger and the other transactions contemplated by the merger agreement. Information about all of the proposals is contained in this joint proxy statement/prospectus. We urge you to read this document in its entirety, including the section describing risk factors on page [    ].

This joint proxy statement/prospectus registers the issuance of shares of AHM Investment Corp. common stock in connection with the reorganization and the merger and is furnished to American Home stockholders by the board of directors of American Home, in connection with American Home’s solicitation of proxies for use at its special meeting, which will be held on November 21, 2003, at 1:00 p.m., New York time, at American Home’s executive offices located at 520 Broadhollow Road, Melville, New York 11747. This joint proxy statement/prospectus is furnished to Apex stockholders by the board of directors of Apex, in connection with Apex’s solicitation of proxies for use at its special meeting, which will be held on November 21, 2003, at 10 a.m., Los Angeles time, at The Los Angeles Marriott Downtown Hotel located at 333 South Figueroa Street, Los Angeles, California 90071.

[Signature to come] MICHAEL STRAUSS Chief Executive Officer and President American Home Mortgage Holdings, Inc.	[Signature to come] PHILIP A. BARACH Chief Executive Officer and President Apex Mortgage Capital, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the transactions or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated October [    ], 2003

and is first being mailed to stockholders of American Home and Apex on or about October [    ], 2003.

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about American Home and Apex from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

American Home Mortgage Holdings, Inc. 520 Broadhollow Road Melville, New York 11747 (877) 281-5500 Attention: Corporate Secretary	Apex Mortgage Capital, Inc. 865 South Figueroa Street, Suite 1800 Los Angeles, California 90017 (213) 244-0000 Attention: Investor Relations

If you would like to request documents, please do so by November 14, 2003, in order to receive them before the appropriate company’s special meeting.

See “Where You Can Find More Information” on page [    ].

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on November 21, 2003

NOTICE IS HEREBY GIVEN that American Home Mortgage Holdings, Inc. will hold a special meeting of the stockholders of American Home on November 21, 2003, at 1:00 p.m., New York time, at American Home’s executive offices located at 520 Broadhollow Road, Melville, New York 11747, for the following purposes:

•	to consider and vote on a proposal to reorganize American Home by merging American Home with and into a newly formed subsidiary of AHM Investment Corp., a Maryland corporation and wholly-owned subsidiary of American Home. Pursuant to the reorganization, each outstanding share of American Home common stock will be converted into the right to receive one share of AHM Investment Corp. common stock. As a result of the reorganization, AHM Investment Corp. will become the parent company of American Home;

•	to consider and vote on a proposal to approve the issuance of shares of common stock of AHM Investment Corp. to stockholders of Apex under the Agreement and Plan of Merger, dated as of July 12, 2003, by and among American Home, Apex and AHM Investment Corp. This transaction is referred to as the “share issuance” in the joint proxy statement/prospectus accompanying this notice. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus;

•	to consider and vote on a proposal to adopt Apex’s Amended and Restated 1997 Stock Option Plan. A copy of Apex’s stock option plan is attached as Annex J to the joint proxy statement/prospectus accompanying this notice; and

•	to transact such other business as may properly come before the American Home special meeting or any adjournment or postponement thereof, including any proposal to adjourn or postpone the special meeting.

We will transact no other business at the American Home special meeting, except for business properly brought before the American Home special meeting or any adjournment or postponement of the meeting by the American Home board of directors.

Only American Home stockholders of record at the close of business on October 16, 2003, the record date for the American Home special meeting, may vote at the American Home special meeting and any adjournments or postponements of the American Home special meeting. As of that date, there were [                  ] shares of American Home common stock outstanding. Each share of American Home common stock is entitled to one vote on each matter properly brought before the American Home special meeting.

A complete list of American Home stockholders of record entitled to vote at the American Home special meeting will be available to any American Home stockholder at the American Home special meeting and for ten days prior to the American Home special meeting at our executive offices at 520 Broadhollow Road, Melville, New York 11747, for inspection by American Home stockholders during regular business hours for proper purposes. You should contact the Corporate Secretary of American Home if you wish to review this list of stockholders.

Your vote is very important. Please sign, date and return the enclosed proxy card as soon as possible to make sure that your shares are represented at the American Home special meeting. If you are a stockholder of record of American Home and wish to attend the American Home special meeting and cast your vote in person, you may withdraw your proxy and do so. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares or your broker or bank will not be entitled to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the transactions.

The American Home board of directors unanimously recommends that you vote FOR approval of the reorganization, FOR approval of the share issuance, and FOR adoption of Apex’s stock option plan, each of which are described in detail in the accompanying joint proxy statement/prospectus.

By Order of the American Home Board of Directors,

[Signature to come]

Alan B. Horn, Esq.

Corporate Secretary

October [    ], 2003

Melville, New York

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on November 21, 2003

NOTICE IS HEREBY GIVEN that Apex Mortgage Capital, Inc. will hold a special meeting of its stockholders on November 21, 2003, at 10:00 a.m., Los Angeles time, at The Los Angeles Marriott Downtown Hotel located at 333 South Figueroa Street, Los Angeles, California 90071, for the following purposes:

•	to consider and vote upon a proposal to approve (i) the merger of Apex with and into AHM Investment Corp., which is currently a wholly-owned subsidiary of American Home, but which will ultimately be the parent company of American Home, with AHM Investment Corp. being the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger, dated as of July 12, 2003, by and among American Home, Apex and AHM Investment Corp., and (ii) the other transactions contemplated by the merger agreement. A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus accompanying this notice;

•	if an insufficient number of proxies has been received at the time of the special meeting to approve the merger proposal, to consider and vote upon a proposal to adjourn the special meeting to permit further solicitation of proxies; and

•	to transact such other business as may properly come before the Apex special meeting or any adjournment or postponement thereof.

At the closing of the merger, the management agreement between Apex and TCW Investment Management Company will be terminated. Under the management agreement, upon termination by Apex without cause, TCW Management is entitled to a fee equal to the fair market value of the management agreement. In connection with the merger agreement, Apex and TCW Management amended the management agreement to provide for the payment by Apex to TCW Management immediately prior to the closing of the merger of a termination fee equal to 40% of the assumed premium over Apex’s net book value (excluding the termination fee). Based on an Apex net book value per share of approximately $5.00 as of July 31, 2003 and an American Home average price of $16.00531 as of September 5, 2003, the termination fee will equal approximately $710,000, which is less than the amount Apex was originally obligated to pay to TCW Management under the management agreement in the event of a termination without cause by Apex. The actual Apex net book value, American Home average price and termination fee can, and probably will, differ from these figures.

We will transact no other business at the Apex special meeting, except for business properly brought before the Apex special meeting or any adjournment or postponement of the meeting by the Apex board of directors.

Only Apex stockholders of record at the close of business on October 10, 2003, the record date for the Apex special meeting, may vote at the special meeting and any adjournments or postponements of the Apex special meeting. As of that date, there were [              ] shares of Apex common stock outstanding. Each share of Apex common stock is entitled to one vote on each matter properly brought before the Apex special meeting.

Your vote is very important.    The approval by the affirmative vote of holders of two-thirds of the outstanding shares of Apex common stock as of the record date is required to approve the merger proposal. Please submit your proxy as soon as possible to make sure that your shares are represented at the Apex special meeting. If you are a stockholder of record of Apex and wish to attend the Apex special meeting and cast your vote in person, you may withdraw your proxy and do so. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares or your broker or bank will not be entitled to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger proposal.

The special committee of the Apex board of directors and the Apex board of directors unanimously recommend that you vote FOR the approval of the merger and the other transactions contemplated by the merger agreement and FOR the adjournment proposal. Please read the joint proxy statement/prospectus accompanying this notice for a discussion of the merger and the merger agreement.

By Order of the Apex Board of Directors,

[Signature to come]

Michael E. Cahill

Corporate Secretary

October [    ], 2003

Los Angeles, California

i

ANNEXES

Annex A	Agreement and Plan of Merger by and among American Home, AHM Investment Corp. (formerly called AHM New Holdco, Inc.) and Apex
Annex B	Agreement and Plan of Reorganization by and among American Home, AHM Investment Corp. (formerly called AHM New Holdco, Inc.) and AHM Merger Sub
Annex C	Form of American Home Voting Agreement
Annex D	Form of Apex Voting Agreement
Annex E	Amendment to Management Agreement
Annex F	Form of Charter of AHM Investment Corp.
Annex G	Form of Bylaws of AHM Investment Corp.
Annex H	Opinion of Friedman, Billings, Ramsey & Co., Inc.
Annex I	Opinion of UBS Securities LLC (formerly UBS Warburg LLC)
Annex J	Amended and Restated 1997 Stock Option Plan of Apex

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION AND THE MERGER

Q:	What transactions are proposed?

A:	The Reorganization

The board of directors of American Home has approved a plan to reorganize American Home’s business operations to form AHM Investment Corp. as a new holding company which would make an election to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2003.

The reorganization is described in greater detail in “Description of Transaction Agreements—The Reorganization Agreement” on page [    ].

The Merger

The board of directors of American Home and the board of directors of Apex, with the approval and recommendation of a special committee of the Apex board consisting entirely of all of Apex’s independent directors, has approved a merger that will combine the businesses of American Home and Apex. Immediately after the American Home reorganization described above, Apex will merge with and into AHM Investment Corp., which will be the surviving corporation and will issue its common stock to Apex stockholders in the merger. At the closing of the merger, Apex’s external manager will be terminated and paid a termination fee.

The merger is described in greater detail in “Description of Transaction Agreements—The Merger Agreement” on page [    ].

In addition, if there are not sufficient votes to approve the merger, the Apex stockholders represented at the meeting will be asked to vote to adjourn the special meeting to permit further solicitation of proxies.

The adjournment proposal is described in greater detail in “Apex Adjournment Proposal” on page [    ].

Q:	When and where are the special meetings of stockholders?

A:	The special meeting of American Home stockholders will take place on November 21, 2003, at 1:00 p.m., New York time, at American Home’s executive offices located at 520 Broadhollow Road, Melville, New York 11747.

The special meeting of Apex stockholders will take place on November 21, 2003, at 10:00 a.m., Los Angeles time, at the Los Angeles Marriott Downtown Hotel located at 333 South Figueroa Street, Los Angeles, California 90071.

Q:	What stockholder approvals are required to complete the reorganization and the merger?

A:	First, the holders of a majority of the outstanding American Home shares of common stock must approve the reorganization. Second, the holders of a majority of shares of American Home common stock present or represented by proxy at the American Home stockholder meeting must approve the issuance of shares of AHM Investment Corp. common stock to Apex stockholders in the merger. Third, the holders of two-thirds of the outstanding shares of Apex common stock must approve the merger and the other transactions contemplated by the merger agreement.

American Home, as the sole stockholder of AHM Investment Corp., has approved the merger and the other transactions contemplated by the merger agreement, other than the share issuance. As a result, American Home stockholders will not be required to approve the merger. If the American Home stockholders approve the share issuance, American Home, as the sole stockholder of AHM Investment Corp., will execute a written consent approving the share issuance prior to completion of the transactions.

By contrast, the Apex adjournment proposal, which will be introduced only if an insufficient number of affirmative Apex merger votes are initially present, will require the affirmative vote of a majority of all votes actually cast on the proposal, assuming a quorum is present. If no quorum is present when the adjournment proposal is introduced, its approval would require the affirmative vote of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote.

Q:	Have any of the directors or officers of American Home and Apex agreed to vote in favor of the merger and the reorganization?

Yes.    As of the American Home record date, American Home directors and officers held and were entitled to vote shares of American Home common stock representing approximately [        ]% of the outstanding voting power of American Home. The members of the American Home board of directors collectively own approximately [        ]% of the outstanding shares of American Home common stock as of the date of this joint proxy statement/prospectus. With the exception of one American Home director, who has retained the right to sell or dispose of up to 10% of his American Home shares owned (i.e., up to 47,377 shares) prior to the American Home stockholder meeting, each of the American Home directors has agreed to hold and vote all of their American Home shares in favor the reorganization, the share issuance and adoption of Apex’s stock option plan. Accordingly, if all of the parties to these voting agreements vote as agreed, the vote of approximately [                ] additional shares of American Home common stock (or [        ]% of the shares of American Home common stock outstanding as of October 16, 2003 and entitled to vote) will be required to approve the reorganization, share issuance and stock option adoption proposals, assuming 100% of the outstanding shares of American Home common stock are represented at the American Home stockholder meeting.

As of the Apex record date, Apex directors and officers held and were entitled to vote shares of Apex common stock representing approximately [        ]% of the outstanding voting power of Apex. Each of Apex’s executive officers, the members of the Apex board of directors and TCW Capital Investment Corporation, collectively owning approximately [        ]% of the outstanding shares of Apex common stock as of the date of this joint proxy statement/prospectus, have agreed to hold and vote all of their Apex shares in favor of the approval of the merger and the other transactions contemplated by the merger agreement. Accordingly, if all of the parties to these voting agreements vote as agreed, the vote of approximately [                ] additional shares of Apex common stock (or [        ]% of the shares of Apex common stock outstanding as of October 10, 2003 and entitled to vote) will be required to approve the merger proposal.

Q:	What will be the effect on the reorganization and the merger if not all of the proposals are approved by the stockholders?

A:	As discussed, certain stockholder approvals are required to complete the reorganization and the merger. Without the approval by the American Home stockholders of the reorganization and the share issuance and the approval by the Apex stockholders of the merger and related transactions, the reorganization and the merger will not proceed, and any vote by the American Home stockholders regarding the adoption of the Apex stock option plan, whether affirmative or negative, will be disregarded. However, if all three approvals are obtained, but the American Home stockholders vote against the adoption of the Apex stock option plan, the reorganization and merger will proceed, provided all other required conditions of the merger agreement are satisfied or waived, but the Apex stock option plan will not be adopted by AHM Investment Corp. If there are sufficient affirmative votes at the Apex special meeting to approve the merger, the adjournment proposal will not be introduced and the related proxy instructions will be disregarded.

Q:	Why was the Apex special committee formed?

A:

The board of directors of Apex formed a special committee consisting entirely of all of Apex’s independent directors to evaluate the interests of Apex stockholders in light of potential conflicts of interest in the evaluation and negotiation of the merger agreement and the transactions contemplated by the merger agreement which might arise as a result of interests that the directors of Apex affiliated with TCW Investment Management Company, Apex’s manager, or “TCW Management,” may have in the merger, including those pertaining to the payment to TCW Management by Apex of a termination fee under the management agreement. For more information about the fee payable to TCW Management arising under the

v

management agreement as a result of the merger, see “Description of the Transaction Agreements—The Merger Agreement—Additional Agreements—Amendment to TCW Management Agreement” on page [ ].

Q:	What will American Home stockholders receive in the reorganization?

As part of the reorganization, each American Home stockholder will receive one share of AHM Investment Corp. common stock for each share of American Home common stock that the stockholder owns.

Q:	What will Apex stockholders receive in the merger?

In the merger, if the average of the daily volume-weighted averages of the trading prices of American Home common stock for the 10 trading days prior to the closing, referred to as the “American Home average price,” is

•	less than or equal to $21.86164, and

•	greater than or equal to $17.00350,

then Apex stockholders will receive a number of shares of AHM Investment Corp. common stock in exchange for each share of Apex common stock equal to a quotient, the numerator of which is 107.5% of the net book value per share of Apex and the denominator of which is the American Home average price. The net book value per share of Apex will be determined on the trading day before the closing of the merger by valuing the marked-to-market assets and the marked-to-market liabilities (including the costs associated with the transactions, which include the termination fee that Apex is obligated to pay TCW Management under the management agreement) of Apex in accordance with the valuation methodology set forth in the merger agreement, which is annexed to this joint proxy statement/prospectus as Annex A. For a description of the valuation methodology, see “Description of the Transaction Agreements—The Merger Agreement—Merger Consideration” on page [    ].

Q:	What are some of the risks relating to the reorganization, the merger and AHM Investment Corp.?

A:	There are a number of risks relating to the reorganization, the merger and AHM Investment Corp., including the following:

•	changes in interest rates could harm AHM Investment Corp.’s operating results and ability to pay expected dividends;

•	changes in interest rates may cause declines in the market value of AHM Investment Corp.’s mortgage-backed securities, the results of its mortgage origination business and/or the results of its mortgage servicing business;

•	if AHM Investment Corp. does not achieve the projected benefits of the transactions, the market price of AHM Investment Corp.’s common stock could decline;

•	failure to qualify as a REIT would subject AHM Investment Corp. to U.S. federal income tax, which would reduce AHM Investment Corp.’s earnings and distributions, and could harm the market price of AHM Investment Corp.’s stock; and

•	fluctuations in the stock market could harm the market price of AHM Investment Corp.’s stock and the value of its mortgage-backed securities.

Additionally, some directors and officers of American Home and Apex may have interests in the transactions that are different from, or in addition to, the interests of other American Home stockholders and Apex stockholders. These interests include, among others:

•	that each of Apex’s executive officers—Philip A. Barach, Jeffrey E. Gundlach, Joel A. Damiani, David S. DeVito, Joseph J. Galligan, Michael E. Cahill and Philip K. Holl—and Apex’s chairman, Marc I. Stern, are also employees or officers of TCW Management or its affiliate, The TCW Group, Inc., and as a result, such individuals may indirectly benefit from TCW Management’s improved results of operations resulting from the receipt of a termination fee of up to $10 million upon completion of the merger;

•	that Kenneth P. Slosser, one of the members of the board of directors of American Home, is also a managing director of Friedman Billings, which will receive approximately $1.2 million if the transactions are completed, assuming an aggregate consideration of approximately $160 million as of September 5, 2003; and

•	that, as of September 11, 2003, two of Apex’s executive officers, Joel A. Damiani and David S. DeVito, each had 14,000 unvested options to purchase Apex common stock at exercise prices of $6.98 per share, which options will become fully vested and exercisable as of the date that the merger is approved by Apex’s stockholders, if such approval is obtained.

Finally, as provided in the merger agreement, upon the completion of the transactions, all of the members of the American Home board of directors immediately prior to the merger will become members of the AHM Investment Corp. board of directors and may receive customary cash and stock-based compensation in accordance with American Home’s current policies. For more information regarding risks associated with the reorganization, the merger and AHM Investment Corp., see “Risk Factors” on page [    ].

Q:	What if the American Home average price is less than $17.00350 or greater than $21.86164?

A:	In the event the American Home average price is less than $17.00350 or greater than $21.86164, Apex stockholders will receive a fixed number of shares of AHM Investment Corp. common stock for each share of Apex common stock equal to the following exchange ratio:

•	if the American Home average price is less than $17.00350, the exchange ratio will equal a quotient, the numerator of which is 107.5% of the net book value per share of Apex, and the denominator of which is $17.00350; or

•	if the American Home average price is greater than $21.86164, the exchange ratio will equal a quotient, the numerator of which is 107.5% of the net book value per share of Apex, and the denominator of which is $21.86164.

Q:	What if the American Home average price is less than $14.57443 or greater than $24.29071?

A:	If the American Home average price is less than $14.57443, then Apex may elect to terminate the merger agreement within the one business day period after the determination of the American Home average price. American Home has the right to avoid such termination, within one business day after its receipt of a termination notice from Apex, by adjusting the exchange ratio to equal a quotient, the numerator of which is 92.143% of the net book value per share of Apex, and the denominator of which is the American Home average price. American Home will have the sole right to adjust the exchange ratio as described above in the event that Apex elects to terminate the merger agreement. American Home stockholders will not be asked to vote on whether American Home should adjust the exchange ratio.

Similarly, if the American Home average price is greater than $24.29071, then American Home may elect to terminate the merger agreement within the one business day period after the determination of the American Home average price. Apex has the right to avoid such termination, within one business day after its receipt of a termination notice from American Home, by adjusting the exchange ratio to equal a quotient, the numerator of which is 119.444% of the net book value per share of Apex, and the denominator of which is the American Home average price. Apex will have the sole right to adjust the exchange ratio as described above in the event that American Home elects to terminate the merger agreement. Apex stockholders will not be asked to vote on whether Apex should adjust the exchange ratio.

Based on the closing price per share of American Home common stock on [    ], 2003, the last trading day before the date of this joint proxy statement/prospectus, the price per share of American Home common stock is $[    ] per share. You are encouraged to obtain current market quotations for shares of American Home common stock. For a discussion of the exchange ratio adjustments, see “Description of the Transaction Agreements—The Merger Agreement—Merger Consideration” on page [    ].

Q:	What will the ownership interests of the American Home stockholders and Apex stockholders be in AHM Investment Corp. following the transactions?

A:	Based on the book value per share of Apex as of July 31, 2003 and an American Home average price as of September 5, 2003, American Home stockholders will own approximately 65% of AHM Investment Corp., and Apex stockholders will own approximately 35% of AHM Investment Corp. upon completion of the transactions.

Q:	When will the transactions be completed?

A:	We are working diligently to complete the transactions as soon as reasonably practicable. However, we will not complete the transactions unless certain important conditions are satisfied. These conditions include, among others,

•	the receipt of the requisite American Home stockholder approvals of the reorganization proposal and the share issuance proposal;

•	the receipt of the requisite Apex stockholder approval of the merger and the other transactions contemplated by the merger agreement; and

•	the receipt of important regulatory approvals of the merger.

Assuming that all of the conditions are satisfied within the time frame we currently anticipate, we expect to complete the transactions during the fourth quarter of 2003.

Q:	Where will my AHM Investment Corp. common stock be traded?

A:	AHM Investment Corp. will apply to list the new shares of AHM Investment Corp. common stock on the New York Stock Exchange or the Nasdaq National Market. We expect that the AHM Investment Corp. common stock will trade under the symbol “[ ]” (if NYSE) or “[ ]” (if NASDAQ).

Q:	How many shares of AHM Investment Corp. common stock are being registered in this joint proxy statement/prospectus?

A:	AHM Investment Corp. is registering a total of 29,979,266 shares of AHM Investment Corp. common stock in this joint proxy statement/ prospectus. Approximately 17,281,819 shares will be distributed to American Home stockholders in the reorganization and 9,438,137 shares will be distributed to Apex stockholders in the merger, assuming an exchange ratio of 0.31611, which is based on an Apex net book value per share of approximately $5.00 as of July 31, 2003 (without giving effect to certain transaction expenses which will be deducted from Apex’s actual net book value, including the TCW Management termination fee) and an American Home average price of $16.00531 as of September 5, 2003.

Q:	Will I continue to receive dividends on my American Home or Apex shares before the transactions?

A:	Pursuant to the merger agreement, Apex is permitted to pay regular quarterly cash dividends reasonably estimated to be no more than the minimum required for Apex to maintain its REIT status. On July 31, 2003, Apex paid a quarterly dividend of $0.17 per share of Apex common stock to Apex stockholders of record as of June 30, 2003. If required in order to maintain its status as a REIT, Apex will pay a final dividend for the taxable year ending on the date the merger becomes effective.

Pursuant to the merger agreement, American Home is prohibited from declaring or paying any dividends or distributions prior to the completion of the merger that are inconsistent with past practice.

Q:	Will I receive dividends on my AHM Investment Corp. shares?

A:	In order to qualify as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes, AHM Investment Corp. must distribute to its stockholders annually at least 90% of its REIT taxable income, excluding the retained earnings of its taxable REIT subsidiaries. The frequency and amounts of any dividend payments by AHM Investment Corp., however, will be subject to approval and declaration by the AHM Investment Corp. board of directors, and will depend on a variety of factors, including business, financial and regulatory considerations.

Q:	How will the taxation of AHM Investment Corp. differ from the taxation of American Home and Apex?

A:	Like Apex, but unlike American Home, AHM Investment Corp. is expected to qualify as a REIT for U.S. federal income tax purposes from and after the closing of the merger. So long as it qualifies for taxation as a REIT, AHM Investment Corp. generally will not be subject to U.S. federal income tax on the income that it distributes currently to stockholders. Distributions will be treated as dividend income to stockholders to the extent of AHM Investment Corp.’s current and accumulated earnings and profits. Distributions in excess of AHM Investment Corp.’s current and accumulated earnings and profits will not be treated as dividend income to stockholders but rather as an adjustment to the stockholders’ basis in the stock of AHM Investment Corp. To the extent distributions exceed a stockholder’s adjusted basis, they will be taxable as capital gains, as described under “Certain U.S. Federal Income Tax Consequences of AHM Investment Corp.’s Status as a REIT – Taxation of U.S. Holders.”

It is anticipated that American Home and its existing subsidiaries will become taxable REIT subsidiaries of AHM Investment Corp., and their activities will continue to be fully subject to U.S. federal income tax. Since Apex is currently taxed as a REIT, it is anticipated that AHM Investment Corp. will be taxed as a REIT.

In addition, the obligation of Apex to effect the merger is subject to receipt by American Home of an opinion of Cadwalader, Wickersham & Taft LLP, to the effect that, commencing with its initial taxable year ending December 31, 2003, AHM Investment Corp. is organized in conformity with the requirements for qualification as a REIT, and that its actual method of operations and its proposed method of operations will enable it to meet the requirements for qualification and taxation as a REIT.

Q:	Which stockholders are entitled to vote on the transactions?

A:	Stockholders of record of American Home on October 16, 2003, are entitled vote in person or by proxy at the American Home special meeting. Stockholders of record of Apex on October 10, 2003, are entitled to vote in person or by proxy at the Apex special meeting.

Q:	If I would like to vote on the approval of the transactions, what do I need to do now?

A:	After carefully reading and considering the information contained in this joint proxy statement/prospectus, please complete and sign your proxy card and return it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at your special meeting in accordance with the instructions on your proxy card. If you sign, date and send your proxy card and do not indicate how you want to vote, your proxy will be voted, in the case of American Home stockholders, for the approval of the reorganization proposal and the share issuance proposal, and, in the case of Apex stockholders, for the approval of the merger proposal.

Q:	What will happen if I abstain from voting?

A:	An abstention will have the same effect as a vote against the transactions. However, an abstention on the Apex adjournment proposal will have no effect, either positive or negative, on the success of that proposal.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. All stockholders of American Home as of the record date are invited to attend American Home’s special meeting. All stockholders of Apex as of the record date are invited to attend Apex’s special meeting.

If your shares are held by a broker, bank or other nominee, then you are not the stockholder of record and you must bring to the special meeting appropriate documentation from your broker, bank or other nominee confirming your beneficial ownership of the shares in order to attend the special meeting; if you wish to vote in person, the documentation must name you as proxy for such shares.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will provide you with directions on voting your shares, and you should instruct your broker to vote your shares according to those directions. If you do not provide your broker with instructions on how to vote your street name shares, your broker will not be permitted to vote them on the proposals, other than the Apex adjournment proposal. Stockholders are urged to utilize telephone or Internet voting if their broker has provided them with the opportunity to do so. See your voting instruction form for instructions. If you do not give voting instructions to your broker, your votes will not be counted as voting for the reorganization or the merger, as applicable, unless you appear and vote in person at your special meeting. If your broker holds your shares and you attend the special meeting, please bring a letter from your broker identifying you as the beneficial owner of the shares and naming you as proxy to vote your shares.

Q:	What do I do if I want to change my vote?

A:	If you want to change your vote, you should send a later-dated, signed proxy card to your company’s Corporate Secretary prior to the date of your special meeting or attend your company’s special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to your company’s Corporate Secretary at the address indicated under “Summary—The Companies” on page [ ]. If you have instructed a broker to vote your shares, you must follow directions from your broker to change those instructions.

Q:	What do I need to do now?

A:	You should carefully read and consider the information contained in this joint proxy statement/prospectus, including its annexes. It contains important information about what the board of directors of each of American Home and Apex (and the Apex special committee) considered in evaluating the reorganization, the merger and the other transactions contemplated by the merger agreement.

You should then complete and sign your proxy card and return it in the enclosed envelope as soon as possible so that your shares will be represented at the special meeting in accordance with the instructions on your proxy card.

You should NOT send in your certificates or other documents relating to your American Home or Apex shares at this time. Shortly after the transactions are completed, we will send you written instructions for exchanging your American Home or Apex shares for shares of AHM Investment Corp. common stock.

Q:	Who can help answer any other questions I may have?

A:	If you are an American Home stockholder and have any other questions about the transactions or need assistance voting your shares, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, please contact American Home’s proxy solicitor, Georgeson Shareholder Communications, Inc., by calling its toll free number: (888) 897-5986. You may also contact American Home directly at:

American Home Mortgage Holdings, Inc.

520 Broadhollow Road

Melville, New York 11747

(877) 281-5500

Attention: Corporate Secretary

If you are an Apex stockholder and have any other questions about the transactions or need assistance voting your shares, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, please contact Apex’s proxy solicitor, Georgeson Shareholder Communications, Inc., by calling its toll free number: (866) 295-8265.

x

SUMMARY

This summary highlights selected material information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the transactions fully and for a more complete description of the legal terms of the transactions, you should read carefully this entire document, including the annexes, and the other documents to which we have referred you. For information on how to obtain the documents that we have filed with the Securities and Exchange Commission, see “References to Additional Information” on the inside front cover of this joint proxy statement/prospectus and “Where You Can Find More Information” on page [    ]. For a discussion of the risk factors that you should consider in evaluating the transactions, see “Risk Factors” on page [    ].

Throughout this joint proxy statement/prospectus, when we use the term “AHM Merger Sub,” we are referring AHM Merger Sub, Inc., a newly formed company that is currently a wholly-owned subsidiary of AHM Investment Corp., and which, as part of the reorganization described below, will be merged with American Home.

Unless the context requires otherwise, when we use the term “reorganization,” we are referring to the reorganization pursuant to which American Home will merge with and into AHM Merger Sub, with American Home as the surviving corporation. Unless the context requires otherwise, when we use the term “merger,” we are referring to the merger of Apex with and into AHM Investment Corp., with AHM Investment Corp. as the surviving corporation. When we use the term “transactions,” we are referring to the reorganization and the merger, collectively. As a result of these transactions:

•	American Home will become a wholly-owned subsidiary of AHM Investment Corp.;

•	Apex will cease to exist as a separate corporation;

•	AHM Investment Corp. will survive the transactions contemplated by the merger agreement and own and operate the businesses of American Home and Apex;

•	AHM Investment Corp. intends to elect to be treated as a real estate investment trust, or “REIT,” under the Internal Revenue Code of 1986, as amended, and will be self managed; and

•	American Home and Apex stockholders each will own shares of AHM Investment Corp. common stock.

The Companies

American Home Mortgage Holdings, Inc.

520 Broadhollow Road

Melville, New York 11747

(877) 281-5500

American Home is a Delaware corporation headquartered in Melville, New York. American Home currently operates as a mortgage banking company primarily engaged in the business of originating, selling and servicing residential mortgage loans through its subsidiaries. American Home operates its business through its 226 loan offices located across the United States and through mortgage brokers, and over the Internet. During 2002, American Home originated approximately $12.2 billion of residential mortgage loans. As of June 30, 2003, American Home serviced 67,857 loans with a principal balance of $7.2 billion. On June 30, 2003, American Home had, on a consolidated basis, total assets of approximately $2.01 billion, mortgage loans of approximately $1.7 billion and stockholders’ equity of approximately $209 million. For additional information about American Home and its business, see “Where You Can Find More Information” on page [    ] and “Business of AHM Investment Corp.” on page [    ].

Apex Mortgage Capital, Inc.

865 South Figueroa Street, Suite 1800

Los Angeles, California 90017

(213) 244-0440

Apex is a Maryland corporation headquartered in Los Angeles, California. Apex is a financial services company that primarily acquires U.S. agency and other highly-rated, single-family, real estate adjustable-rate mortgage, or “ARM,” and fixed-rate mortgage related assets. Apex uses its equity capital and borrowed funds to generate income based on the difference between the yield on its mortgage-related assets and the cost of its borrowings. Apex has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. As long as Apex retains its REIT status, it generally will not be subject to U.S. federal taxes on its income to the extent that it distributes 90% of its net income to its stockholders. The day-to-day operations of Apex are managed by an external management company, TCW Management, a wholly-owned subsidiary of The TCW Group, Inc., subject to the direction and oversight of the Apex’s board of directors. Upon completion of the merger, the management agreement between Apex and TCW Management will be terminated. For additional information about the termination of the management agreement as a result of the merger, see “Description of the Transaction Agreements—The Merger Agreement—Additional Agreements—Amendment to TCW Management Agreement” on page [    ].

As of June 30, 2003, Apex had total assets of $2.55 billion, total liabilities of $2.37 billion and stockholders’ equity of $182 million. As of that date, approximately 99.87% of Apex’s fixed income securities consisted either of mortgage-backed securities guaranteed by an agency of the U.S. government, such as the Government National Mortgage Association, or “Ginnie Mae,” the Federal National Mortgage Association, or “Fannie Mae,” and the Federal Home Loan Mortgage Corp., or “Freddie Mac,” or other mortgage-related securities rated AAA by one or more nationally recognized rating agencies. For additional information about Apex and its business, see “Where You Can Find More Information” on page [    ] and “Business of AHM Investment Corp.” on page [    ].

American Home Mortgage Investment Corp.

520 Broadhollow Road

Melville, New York 11747

(877) 281-5500

American Home formed AHM Investment Corp. on July 11, 2003. To date, AHM Investment Corp. has not conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of this joint proxy statement/prospectus. Upon completion of the reorganization, American Home will be merged into AHM Merger Sub with American Home as the surviving corporation, making American Home a wholly-owned subsidiary of AHM Investment Corp. Immediately following the reorganization, Apex will be merged with and into AHM Investment Corp., with AHM Investment Corp. surviving the merger. The business of AHM Investment Corp. will be the businesses currently conducted by American Home and Apex. The directors and officers of AHM Investment Corp. will be the directors and officers of American Home immediately prior to the merger. American Home and Apex anticipate that, following completion of the transactions, AHM Investment Corp. will qualify as a REIT for U.S. federal income tax purposes. AHM Investment Corp.’s REIT-eligible assets and activities (such as Apex’s business) will be held and performed at the parent level or in qualified REIT subsidiaries, while its assets and activities that are not REIT-eligible, such as the mortgage origination and servicing businesses conducted by American Home and its subsidiaries, American Home Mortgage Corp. and Columbia National, Incorporated, will be held and performed in taxable REIT subsidiaries. AHM Investment Corp. will be a self-managed REIT, as compared to Apex, which is externally managed by TCW Management pursuant to a management agreement. For additional information about AHM Investment Corp. and its business strategy after completion of the transactions, see “Business of AHM Investment Corp.” on page [    ].

The Transactions

The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read carefully the merger agreement in its entirety.

What You Will Receive in the Transactions

American Home Stockholders.    In the reorganization, each share of American Home common stock will be converted into the right to receive one share of AHM Investment Corp. common stock. If the merger were to be consummated as of September [    ], 2003, AHM Investment Corp. will acquire from Apex gross tangible assets of approximately $[            ], liabilities of $[            ], and goodwill of $[            ].

Apex Stockholders.    In the merger, each share of Apex common stock will be converted into a number of shares of AHM Investment Corp. common stock equal to 107.5% of Apex’s net book value per share divided by the American Home average price, subject to certain adjustments. The aggregate value of the merger consideration to be paid to Apex stockholders is approximately $160 million assuming an exchange ratio of 0.31611, which is based on an Apex net book value per share of approximately $5.00 as of July 31, 2003 (without giving effect to certain transaction expenses which will be deducted from Apex’s actual net book value, including the TCW Management termination fee), an American Home average price of $16.00531 and closing price of $16.95 as of September 5, 2003. The actual Apex net book value and American Home average price and closing price can, and probably will, differ from these figures.

The following table illustrates the number of shares of AHM Investment Corp. common stock which Apex stockholders will receive per share of Apex common stock at different American Home average prices randomly selected by us, and the implied value of these shares based upon such American Home average price. For the purposes of this illustration, we have used Apex’s approximate net book value per share of $5.00 as of July 31, 2003:

						If termination option is not exercised
	American Home Average Price	Exchange Ratio		Implied Value of Merger Consideration per Apex Share		Exchange Ratio		Implied Value of Merger Consideration per Apex Share
	$ 26.00	0.22970	(1)	$5.97	(1)	0.24586	(2)	$6.39(2)
	$ 25.00	0.23889	(1)	$5.97	(1)	0.24586	(2)	$6.15(2)
Top of Second Collar	$24.29071	0.24586		$5.97
	$ 24.00	0.24586		$5.90
	$ 23.00	0.24586		$5.65
	$ 22.00	0.24586		$5.41
Top of First Collar	$21.86164	0.24586		$5.38
	$ 21.00	0.25595		$5.38
	$ 20.00	0.26875		$5.38
	$ 19.00	0.28289		$5.38
	$ 18.00	0.29861		$5.38
Bottom of First Collar	$17.00350	0.31611		$5.38
	$ 17.00	0.31611		$5.37
	$ 16.00	0.31611		$5.06
	$ 15.00	0.31611		$4.74
Bottom of Second Collar	$14.57443	0.31611		$4.61
	$ 14.00	0.32908	(3)	$4.61	(3)	0.31611	(4)	$4.43(4)
	$ 13.00	0.35440	(3)	$4.61	(3)	0.31611	(4)	$4.11(4)

(1) Assumes American Home elects to exercise its termination option and Apex elects to adjust the exchange ratio.

(2) Assumes American Home does not elect to exercise its termination option.

(3) Assumes Apex elects to exercise its termination option and American Home elects to adjust the exchange ratio.

(4) Assumes Apex does not elect to exercise its termination option.

The exchange ratio and collar adjustments were determined by arms-length negotiation between Apex and American Home after consultation by each of the parties with their respective financial and legal advisors and are more fully described in “Description of Transaction Agreements—Merger Agreement—Merger Consideration” on page [    ].

For additional information about the transactions, see “The Transactions” on page [    ] and “Risk Factors—Risks Related to the Transactions—The value of the shares of AHM Investment Corp. common stock that you receive upon the completion of the transactions may be less than the value of your shares of American Home common stock or Apex common stock as of the date of the merger agreement or on the date of the special meetings” on page [    ].

Structure of the Transactions

In order to help you better understand the reorganization and the merger and how each will affect American Home, Apex and AHM Investment Corp., the charts below illustrate, in simplified form, the following:

•	Before: the organizational structures of American Home, Apex, AHM Investment Corp. and American Home’s current operating subsidiaries, before the reorganization and the merger;

•	Reorganization: the steps involved in and the effects of the merger of American Home with AHM Merger Sub and the exchange of shares of American Home common stock for shares of AHM Investment Corp. common stock;

•	Merger: the steps involved in and the effects of the merger of Apex with and into AHM Investment Corp. and the exchange of shares of Apex common stock for shares of AHM Investment Corp. common stock; and

•	After: the organizational structure of AHM Investment Corp., and American Home (excluding the operating subsidiaries) immediately after the completion of the transactions.

Transaction Steps

American Home merges with and into AHM Merger Sub, with American Home surviving the merger and becoming a wholly-owned subsidiary of AHM Investment Corp.

American Home stockholders receive one share of AHM Investment Corp. common stock for each share of American Home common stock they own.

Transaction Steps

Apex merges with and into AHM Investment Corp., with AHM Investment Corp. surviving the merger. Apex terminates TCW Management and pays it a termination fee under the management agreement.

Apex stockholders receive a number of shares of AHM Investment Corp. common stock equal to 107.5% of Apex’s net book value per share divided by the American Home average price, subject to certain adjustments, for each share of Apex common stock they own.

Recommendations of the Boards of Directors and Apex’s Special Committee

American Home (page [    ]).    At its meeting on July 12, 2003, the American Home board of directors, after due consideration, unanimously:

•	determined that the merger agreement, the merger, the reorganization, the share issuance and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, American Home and its stockholders;

•	adopted and approved the merger agreement and approved the merger, the reorganization, the share issuance and the other transactions contemplated by the merger agreement;

•	directed that the reorganization, the share issuance and adoption of Apex’s stock option plan be submitted to a vote at a special meeting of American Home stockholders; and

•	recommended that the American Home stockholders approve the reorganization, the share issuance and adoption of Apex’s stock option plan.

In reaching its conclusions, the American Home board of directors considered a number of positive and negative factors, including the following:

Positive Factors:

•	the expectation that the greater diversity of business as a result of the transactions would help stabilize American Home’s earnings stream;

•	the attractive yield from holding self-originated mortgage-backed securities;

•	the expectation that the combination of a business holding mortgage-backed securities with a mortgage origination and mortgage servicing businesses will enhance returns and lower the risk of holding mortgage-based securities;

•	the expectation that the transactions would be accretive to American Home earnings and book value;

•	the expectation that the transactions would add approximately $186 million of new capital to American Home, which is expected to help create new business flexibility and earnings stability; and

•	the ability to distribute dividends to American Home stockholders in a tax-efficient manner as permitted by the rules and regulations governing taxation of REITs.

Negative Factors:

•	uncertainty regarding how the transactions would affect trading in American Home common stock before the completion of the transactions, as a result of arbitrage activity, and how AHM Investment Corp. common stock would trade after the completion of the transactions;

•	the fact that if the exchange ratio becomes fixed outside of the pricing collar set forth in the merger agreement, an increase in the average of the daily volume weighted averages of the trading prices of American Home common stock for the 10-trading-day period before closing above $21.86164 will increase the value of the per share and aggregate consideration that will be paid by AHM Investment Corp. to Apex’s stockholders;

•	the fact that the management agreement with TCW Management will be terminated and that American Home has limited experience with managing mortgage-related securities; and

•	the break-up fee of $12 million (plus expenses) payable by American Home to Apex if the merger agreement is terminated under certain circumstances.

See “The Transactions—American Home Reasons for the Transactions” on page [    ].

Apex (page [    ]).    At its meeting on July 12, 2003, the Apex board of directors, upon the unanimous approval and recommendation of the special committee of the Apex board of directors, after due consideration, unanimously:

•	determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable to Apex and its stockholders;

•	adopted and approved the merger agreement and approved the merger and the other transactions contemplated by the merger agreement;

•	directed that the merger agreement and the transactions contemplated by the merger agreement be submitted to a vote at a special meeting of Apex stockholders; and

•	recommended that Apex stockholders approve the merger and the other transactions contemplated by the merger agreement.

In reaching their conclusions, the Apex special committee and Apex board of directors considered a number of positive and negative factors, including the following:

Positive Factors:

•	the fact that the exchange ratio, subject to certain adjustments, represented a premium of 7.5% over Apex’s net book value;

•	the expectation that the combined businesses of Apex and American Home would have more potential to grow revenue and income, without additional outside sources of financing, than Apex on a stand-alone basis;

•	the expectation that by merging with American Home, Apex would become a self-managed REIT and would potentially realize certain cost synergies, including elimination of the management fee and incentive fees payable annually to TCW Management under the management agreement; and

•	the fact that Apex’s special committee and TCW Management agreed to reduce the amount of the termination fee that Apex is obligated to pay to TCW Management under the management agreement when the management agreement is terminated upon completion of the merger.

Negative Factors:

•	the fact that if the exchange ratio becomes fixed outside of the pricing collar set forth in the merger agreement, a decrease in the American Home average price before closing below $17.00350 will reduce the value of the per share and aggregate consideration that will be received by the Apex stockholders;

•	the fact that the price of American Home’s stock at the time the parties signed the merger agreement was at or about its 52-week high;

•	the possibility that the transactions may not be accretive to American Home’s earnings and book value; and

•	the break-up fee of $12 million (plus expenses) payable by Apex to American Home if the merger agreement is terminated under certain circumstances, which break-up fee may discourage some proposals to acquire Apex by another third party because of the increased price that the acquiror would have to pay.

See “The Transactions—Apex Reasons for the Transactions” on page [    ].

To review the background of and reasons for the transactions in greater detail, see pages [    ] through [    ].

Fairness Opinions of Financial Advisors

American Home (page [    ]).    Friedman, Billings, Ramsey & Co., Inc., or “Friedman Billings,” delivered its opinion to the American Home board of directors that, as of July 12, 2003, and based upon and subject to the factors and assumptions set forth in the opinion letter, the consideration to be paid to holders of Apex common stock pursuant to the merger agreement is fair, from a financial point of view, to the holders of American Home common stock.

The full text of the written opinion of Friedman Billings, dated July 12, 2003, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex H to this joint proxy statement/prospectus. American Home stockholders should read the opinion in its entirety. Friedman Billings provided its opinion for the information and assistance of the American Home board of directors in connection with its consideration of the transactions contemplated by the merger agreement. The Friedman Billings opinion is not a recommendation as to how any holder of American Home common stock should vote with respect to the transactions. One of the board members of American Home is a managing director of Friedman Billings and participated in the preparation of the opinion. Due to his involvement as a financial advisor, this director recused himself from involvement, as a director, in the consideration and determination of decisions related to the transactions made by the American Home board of directors.

Apex (page [    ]).    In deciding to approve the merger and the other transactions contemplated by the merger agreement, the Apex board of directors and the special committee of Apex’s board of directors considered the opinion of UBS Securities LLC (formerly UBS Warburg LLC), or “UBS.” UBS delivered the opinion to the Apex special committee and the Apex board of directors on July 12, 2003, and subsequently confirmed in writing, that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the exchange ratio to be offered in the merger is fair from a financial point of view to the holders of Apex common stock.

The full text of the written opinion of UBS, dated July 12, 2003, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex I to this joint proxy statement/prospectus. Apex stockholders should read the opinion in its entirety. UBS provided its opinion for the information and assistance of the Apex special committee and the Apex board of directors in connection with their consideration of the merger and the other transactions contemplated by the merger agreement. The UBS opinion is not a recommendation as to how any holder of Apex common stock should vote with respect to the merger and the other transactions contemplated by the merger agreement.

Interests of Certain Persons in the Transactions (page [    ])

American Home stockholders and Apex stockholders should note that some directors and officers of American Home and Apex may have interests in the transactions that may be different from, or in addition to, the interests of other American Home stockholders and Apex stockholders, respectively. These interests include, among others:

•	that each of Apex’s executive officers—Philip A. Barach, Jeffrey E. Gundlach, Joel A. Damiani, David S. DeVito, Joseph J. Galligan, Michael E. Cahill and Philip K. Holl—and Apex’s chairman, Marc I. Stern, are also employees or officers of Apex’s manager, TCW Management, or its affiliate, The TCW Group, Inc., and as a result, such individuals may indirectly benefit from TCW Management’s improved results of operations resulting from the receipt of a termination fee of up to $10 million upon completion of the merger;

•	that Kenneth P. Slosser, one of the members of the board of directors of American Home, is also a managing director of Friedman Billings, which will receive approximately $1.2 million if the transactions are completed, assuming an aggregate consideration of $160 million as of September 5, 2003; and

•	that, as of September 11, 2003, two of Apex’s executive officers, Joel A. Damiani and David S. DeVito, each had 14,000 unvested options to purchase Apex common stock at exercise prices of $6.98 per share, which options will become fully vested and exercisable as of the date that the merger is approved by Apex’s stockholders, if such approval is obtained.

For more information about these interests, see “The Transactions—Interests of Certain Persons in the Transactions” on page [    ].

Regulatory Matters

Prior to completion of the transactions, various federal and state governmental entities must either be notified of or consent to, as applicable, American Home’s proposed reorganization. The federal agencies, which are Fannie Mae, Freddie Mac, Ginnie Mae and the U.S. Department of Veterans Affairs, require only notice of the transaction. Accordingly, as of September 11, 2003, American Home has notified each of these federal agencies. Certain state mortgage regulators require only notice of the reorganization, while others require American Home to obtain their consent to the transaction. As of September 11, 2003, American Home has provided notice of the reorganization to all state mortgage regulators that so require. With respect to state mortgage regulators that must consent to the reorganization, as of September 11, 2003, American Home has sent the applicable requests to all of these states, and has received consents from all but four of such states (specifically, Florida, Georgia, Rhode Island and Virginia). American Home expects that it will receive the remaining consents.

American Home and Apex have determined that neither of them is required to file pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, because of the availability of applicable exemptions.

See “The Transactions—Regulatory Matters” on page [    ].

Appraisal Rights

American Home stockholders are not entitled to appraisal rights under Delaware law in connection with the reorganization or the issuance of shares of AHM Investment Corp. common stock to Apex stockholders in the merger. Apex stockholders are not entitled to appraisal rights under Maryland law in connection with the merger.

See “The Transactions—Appraisal Rights” on page [    ].

Material U.S. Federal Income Tax Consequences

We have structured the transactions such that it is anticipated that the reorganization merging American Home with and into AHM Merger Sub, and the merger of Apex with and into AHM Investment Corp., each will be a reorganization for U.S. federal income tax purposes. American Home and Apex will not be obligated to complete the merger unless they receive legal opinions to the effect that the merger of Apex with and into AHM Investment Corp. qualifies as a reorganization for U.S. federal income tax purposes. In addition, in connection with the filing of the registration statement of which this joint proxy statement/prospectus is a part, Cadwalader, Wickersham & Taft LLP has delivered to American Home its legal opinion, dated the date of this joint proxy statement/prospectus, that the reorganization merging American Home with and into AHM Merger Sub will qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code, and Cadwalader, Wickersham & Taft LLP and O’Melveny & Myers LLP have delivered to American Home and Apex, respectively, their legal opinions, dated the date of this joint proxy statement/prospectus, that the merger of Apex with and into AHM Investment Corp. will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. American Home stockholders and Apex stockholders generally will not recognize gain or loss for U.S. federal income tax purposes in the transactions (except with respect to any cash received by Apex stockholders instead of fractional shares of AHM Investment Corp. common stock) as a result of the transactions being structured as tax-free reorganizations for U.S. federal income tax purposes. See “The Transactions—Material U.S. Federal Income Tax Consequences of the Transactions” on page [    ].

Tax matters are complicated, and the tax consequences to you of the transactions will depend upon the facts of your particular situation. The tax consequences to stockholders subject to special treatment under the Internal Revenue Code also may vary from those described above. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this joint proxy statement/prospectus. Accordingly, we strongly urge you to consult your own tax advisor for a full understanding of the tax consequences to you of the transactions.

Conditions to Each Party’s Obligation to Effect the Merger (page [    ])

Each of American Home’s and/or Apex’s obligations to complete the merger are subject to the satisfaction or waiver of a number of conditions, including the following:

•	the transactions are approved by the required vote of American Home stockholders and Apex stockholders;

•	all material governmental approvals are obtained;

•	no legal prohibition on completion of the transactions is in effect;

•	the registration statement of which this joint proxy statement/prospectus is a part has been declared effective by the Securities and Exchange Commission;

•	completion of the reorganization;

•	the shares of AHM Investment Corp. common stock are approved for listing on the New York Stock Exchange, or the NYSE, or authorized for quotation on the Nasdaq National Market;

•	the parties’ respective representations and warranties in the merger agreement are true and correct, subject to certain levels of materiality as set forth in the merger agreement;

•	the parties comply in all material respects with their respective covenants and agreements in the merger agreement;

•	no material adverse effect has occurred with respect to Apex or American Home;

•	each of American Home and Apex receives an opinion of its respective tax counsel to the effect that the merger of Apex with and into AHM Investment Corp. will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	American Home receives an opinion of its tax counsel to the effect that, commencing with the taxable year ending on December 31, 2003, AHM Investment Corp.’s organization and actual method of operations and proposed method of operations will enable it to meet the requirements for qualification and taxation as a REIT; and

•	Apex receives an opinion of its tax counsel to the effect that Apex has qualified for treatment as a REIT under the Internal Revenue Code and the Treasury Regulations for its taxable years ended December 31, 1997 through December 31, 2002, and that Apex’s organization and method of operations, as described in the Apex officer’s certificate and this registration statement, will enable it to satisfy the requirements for such qualification for its taxable year ending in 2003.

Termination of the Merger Agreement (page [    ])

American Home and Apex can jointly agree to terminate the merger agreement at any time. In addition, either American Home or Apex may also terminate the merger agreement if:

•	the merger is not completed on or before January 12, 2004 (however, that date is automatically extended to April 12, 2004 if the reason the merger has not been completed by January 12, 2004 is the failure to satisfy the regulatory conditions specified in the merger agreement);

•	governmental actions do not permit the completion of the transactions, so long as the party terminating the merger agreement has used its commercially reasonable efforts to obtain all necessary governmental approvals and lift any injunctions;

•	either (i) American Home stockholders fail to approve the reorganization or the share issuance, or (ii) Apex stockholders fail to approve the merger and the other transactions contemplated by the merger agreement at the respective duly held special meetings of those stockholders;

•	the other company’s board of directors fails to recommend that its stockholders approve the merger, changes its recommendation or fails to hold its special meeting of stockholders;

•	the voting agreement is breached by the other party’s directors and/or officers;

•	the other company breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement and the breach would give rise to the failure of specified closing conditions and is incapable of being cured or is not cured within 30 days; or

•	prior to the receipt of the approval of its stockholders, either Apex or American Home terminates the merger agreement in connection with a “superior proposal,” as provided in the merger agreement.

In addition, Apex may terminate the merger agreement if the American Home average price is less than $14.57443 per share, subject to American Home’s right to avoid such termination, within one business day of its receipt of a termination notice from Apex, by adjusting the number of shares of AHM Investment Corp. common stock to be received by Apex stockholders for each share of Apex common stock to equal (i) 92.143% of the net book value per share of Apex, divided by (ii) the American Home average price. American Home will have the sole right to adjust the exchange ratio as described above in the event that Apex elects to terminate the merger agreement. American Home stockholders will not be asked to vote on whether American Home should adjust the exchange ratio. American Home may terminate the merger agreement if American Home’s average price is greater than $24.29071 per share, subject to Apex’s right to avoid such termination, within one business day of its receipt of a termination notice from American Home, by adjusting the number of shares of AHM Investment Corp. common stock to be received by Apex stockholders for each share of Apex common stock to equal (x) 119.444% of the net book value per share of Apex, divided by (y) the American Home average price. Apex will have the sole right to adjust the exchange ratio as described above in the event that American Home elects to terminate the merger agreement. Apex stockholders will not be asked to vote on whether Apex should adjust the exchange ratio.

In the event either American Home or Apex is entitled to terminate the merger agreement or avoid termination by the other party by adjusting the exchange ratio, the applicable party’s board of directors will make a determination, without re-soliciting stockholder approval, as to whether it is in the best interests of that party’s stockholders to proceed to elect to terminate the merger agreement or avoid termination by the other party by adjusting the exchange ratio, as the case may be. In making such a determination, the board of directors of the applicable party will consider a variety of factors, including:

•	the historical performance and future prospects of each party’s business on a stand-alone and on a combined basis;

•	general stock market and economic conditions;

•	market conditions affecting both parties on a stand-alone and on a combined basis;

•	the value of each party’s common stock and its value over the short-term and long-term on a stand-alone and on a combined basis; and

•	alternatives to the merger available to each party.

Break-Up Fees (page [    ])

American Home will pay a break-up fee to Apex in the amount of $12 million in cash plus actual expenses to the extent set forth in the merger agreement if the merger agreement is terminated because American Home fails to recommend that its stockholders approve the transactions contemplated by the merger agreement, changes its recommendation, breaches any representation, warranty or covenant which would give rise to the failure of specified closing conditions and is incapable of being cured or is not cured within 30 days, terminates the merger agreement in connection with a superior proposal or one of its directors breaches their respective voting agreement with Apex.

Apex will pay a break-up fee to American Home in the amount of $12 million in cash plus actual expenses to the extent set forth in the merger agreement if the merger agreement is terminated because Apex fails to recommend that its stockholders approve the merger and the other transactions contemplated by the merger agreement, changes its recommendation, breaches any representation, warranty or covenant that would give rise to the failure specified closing conditions and is incapable of being cured or is not cured within 30 days, terminates the merger agreement in connection with a superior proposal or one of its directors or officers breaches their respective voting agreement with Apex.

See “Description of the Transaction Agreements—The Merger Agreement—Break-Up Fees” on page [    ].

No Solicitation Covenant (page [    ])

The merger agreement contains provisions prohibiting American Home and Apex from actively seeking an alternative transaction. The no solicitation covenant generally prohibits American Home and Apex, as well as their respective officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an acquisition proposal as described on page [    ]. The merger agreement does not, however, prohibit either American Home or Apex or their respective boards of directors or the Apex special committee from considering, and potentially recommending, an unsolicited written superior proposal from a third party in the circumstances described under “Description of the Transaction Agreements—The Merger Agreement—Additional Agreements—No Solicitation” on page [    ].

The Voting Agreements (page [    ])

Each of the members of the American Home board of directors, collectively owning approximately 27.1% of the outstanding shares of American Home common stock as of the date of this joint proxy statement/prospectus, have agreed to hold and vote all of their American Home shares in favor of the reorganization, the issuance of shares of AHM Investment Corp. common stock to Apex stockholders in the merger and adoption of Apex’s stock option plan, except that one American Home director has retained the right to sell or dispose of up to 10% of his American Home shares (i.e., up to 47,377 shares) prior to the American Home stockholder meeting. Accordingly, if all of the parties to these voting agreements vote in favor of the reorganization as agreed, the share issuance and adoption of stock option plan proposals, the vote of approximately 3,960,799 additional shares of American Home common stock (or 22.9% of the shares of American Home common stock outstanding as of September 5, 2003 and entitled to vote) will be required to approve the reorganization and share issuance proposals, assuming 100% of the outstanding shares of American Home common stock are represented at the American Home stockholder meeting.

Each of Apex’s executive officers, the members of the Apex board of directors, and TCW Capital Investment Corporation, collectively owning approximately 1.5% of the outstanding shares of Apex common stock as of the date of this joint proxy statement/prospectus, have agreed to hold and vote all of their Apex shares in favor of the approval of the merger and the other transactions contemplated by the merger agreement. Accordingly, if all of the parties to these voting agreements vote in favor of the merger proposal as agreed, the vote of approximately 19,460,000 additional shares of Apex common stock (or 65.2% of the shares of Apex common stock outstanding as of September 5, 2003 and entitled to vote) will be required to approve the merger proposal.

Termination of the TCW Management Agreement (page [    ])

In connection with the merger agreement, Apex and TCW Management amended the management agreement between Apex and TCW Management to provide that, immediately prior to the closing of the merger, the management agreement will terminate automatically upon receipt by TCW Management from Apex of a termination fee. Apex and TCW Management also agreed to reduce the amount of the termination fee payable by Apex to TCW Management under the management agreement in the event of a termination without cause by Apex to equal 40% of the assumed premium over Apex’s net book value (excluding the termination fee), up to a maximum amount of $10,000,000. For purposes of this calculation, the “assumed premium” over Apex’s net book value refers to the initial premium over Apex’s net book value prior to deduction of the termination fee payable to TCW Management. Once the amount of the termination fee is determined, such amount will be deducted from Apex’s net book value and the actual premium to Apex’s stockholders will be calculated based on such revised amount. Based on an Apex net book value per share of approximately $5.00 as of July 31, 2003 and (without giving effect to certain transaction expenses which will be deducted from Apex’s actual net book value, including the TCW Management termination fee), and an American Home average price of $16.00531 as of September 5, 2003, the termination fee will equal approximately $710,000, which is less than the amount Apex was originally obligated to pay to TCW Management under the management agreement in the event of a termination without cause by Apex. The actual Apex net book value, American Home average price and termination fee can, and probably will, differ from these figures. For a description of the fee payable to TCW Management, see “Description of the Transaction Agreements—The Merger Agreement—Additional Agreements; Amendment to TCW Management Agreement” on page [    ].

Comparative Market Price Information (page [    ])

Shares of American Home common stock are quoted on the Nasdaq National Market under the symbol “AHMH,” and shares of Apex common stock are listed on the American Stock Exchange under the symbol “AXM.” The following table presents:

•	the last reported per share sale price of American Home common stock on the Nasdaq National Market on July 11, 2003 and on September [ ], 2003;

•	the last reported per share sale price of Apex common stock on the American Stock Exchange on July 11, 2003 and on September [ ], 2003; and

•	the implied value of the merger consideration on July 11, 2003, the last full trading day prior to the public announcement of the transactions, and on September [ ], 2003, the last trading day for which this information could be obtained prior to the date of this joint proxy statement/prospectus. The implied value of the merger consideration on July 11, 2003 has been determined by multiplying the last reported sales price per share of American Home common stock on such date by an exchange ratio of 0.32597, which is based on an estimate of Apex’s net book value per share of $6.10 (without giving effect to certain transaction expenses which will be deducted from Apex’s actual net book value, including the TCW Management termination fee) as of June 30, 2003 and an estimate of the American Home average price of $20.11646 as of July 11, 2003). The implied value of the merger consideration on September [ ], 2003 has been determined by multiplying the last reported sales price per share of American Home common stock on such date by an exchange ratio of [ ], which is based on an estimate of Apex’s net book value per share of $5.00 as of July 31, 2003 and an estimate of the American Home average price of $[ ] as of September [ ], 2003).

Date	American Home Common Stock			Apex Common Stock			Implied Value of Merger Consideration per share of Apex Common Stock
July 11, 2003		$21.19			$5.58			$6.56
September [ ], 2003	$	[	]	$	[	]	$	[	]

American Home’s common stock traded at a high of $21.20 and a low of $9.94 during the quarter ended June 30, 2003, and a high of $23.90 and a low of $14.88 during the period from July 1, 2003 through August 31, 2003. The price of American Home’s common stock was recently subject to volatility. Volatility may result in an American Home average price which is outside the collar (i.e., greater than $21.8614 or less than $17.00350), which will effect the exchange ratio and the value of the merger consideration to be received by Apex stockholders. You are encouraged to obtain current market quotations for shares of American Home common stock and shares of Apex common stock. For a more detailed description of the exchange ratio and collar adjustments, see “Description of Transaction Agreements—Merger Agreement—Merger Consideration” on page [    ].

SELECTED HISTORICAL FINANCIAL DATA

Selected Historical Financial Data of American Home

The following selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 2002 are derived from the consolidated financial statements of American Home, which have been audited by Deloitte & Touche LLP, American Home’s independent auditors. The selected financial data as of and for the six months ended June 30, 2003 and 2002 are derived from interim financial statements that are not audited, but, in the opinion of management, they include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of American Home’s financial position and results of operations as of the dates and for the periods indicated. Results of operations for the periods indicated below are not necessarily indicative of future results. The selected information set forth below should be read in conjunction with American Home’s consolidated financial statements and related footnotes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2002, incorporated by reference in this joint proxy statement/prospectus from American Home’s Annual Report on Form 10-K for the year ended December 31, 2002. See “Where You Can Find More Information” on page [    ].

AMERICAN HOME SELECTED CONSOLIDATED FINANCIAL DATA

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
			(Dollars in thousands, except per share data)
Statement of Income Data:
Revenues
Gain on sale of mortgage loans	$217,493	$65,760	$216,595	$118,554	$52,731	$21,957	$18,981
Interest income, net	21,404	6,929	23,671	9,098	3,271	1,704	734
Loan servicing fees	23,188	1,569	25,139	—	—	—	—
Amortization and impairment of mortgage servicing rights	(42,240)	(848)	(36,731)	—	—	—	—

Net loan servicing fees (loss)	(19,052)	721	(11,592)	—	—	—	—

Other	4,169	1,000	4,147	401	2,278	1,201	502

Total revenues	224,014	74,410	232,821	128,053	58,280	24,862	20,217

Expenses
Salaries, commissions and benefits, net	98,853	32,940	106,895	55,778	27,894	11,611	9,430
Occupancy and equipment	12,302	5,787	15,506	8,250	5,584	2,429	1,654
Marketing and promotion	5,604	3,552	7,996	6,313	4,058	1,774	1,236
Data processing and communications	5,828	3,084	7,853	4,442	2,826	1,133	952
Office supplies and expenses	6,870	2,321	6,511	4,359	2,150	807	529
Professional fees	3,513	1,876	5,443	2,454	1,612	336	158
Travel and entertainment	4,878	1,598	4,587	1,682	976	335	249
Other	11,333	2,473	9,577	4,188	3,014	1,100	760

Total expenses	149,181	53,631	164,368	87,466	48,114	19,525	14,968

Income before income taxes and minority interest	74,833	20,779	68,453	40,587	10,166	5,337	5,249
Income taxes(1)	30,889	7,275	28,075	16,253	4,267	1,441	328
Minority interest in income of consolidated joint venture	755	300	893	1,028	508	35	51

Net income before cumulative effect of change in accounting principle	43,189	13,204	39,485	23,306	5,391	3,861	4,870
Cumulative effect of change in accounting principle, net of taxes	—	—	—	2,142	—	—	—

Net income	$43,189	$13,204	$39,485	$25,448	$5,391	$3,861	$4,870

Net income per share:
Basic before cumulative effect of change in accounting principle	$2.56	$1.06	$2.72	$2.25	$0.63	$0.69	$0.97
Basic after cumulative effect of change in accounting principle	$2.56	$1.06	$2.72	$2.45	$0.63	$0.69	$0.97
Diluted before cumulative effect of change in accounting principle	$2.51	$1.02	$2.65	$2.14	$0.63	$0.69	$0.97
Diluted after cumulative effect of change in accounting principle	$2.51	$1.02	$2.65	$2.34	$0.63	$0.69	$0.97
Weighted average number of shares outstanding:
Basic	16,866	12,492	14,509	10,374	8,580	5,595	5,000
Diluted	17,182	12,982	14,891	10,883	8,580	5,603	5,000

Balance Sheet Data:
Cash and cash equivalents	$38,834	$55,430	$24,416	$26,393	$6,005	$3,414	$2,892
Mortgage loans held for sale, net	1,700,880	457,314	811,188	419,351	143,967	65,115	34,667
Total assets	2,011,572	719,960	1,119,050	501,125	183,532	85,884	42,392
Warehouse lines of credit	1,534,777	430,417	728,466	351,454	130,484	56,805	34,070
Other liabilities	267,017	159,145	225,965	70,477	25,855	11,056	2,298
Total stockholders’ equity	209,160	129,730	164,096	78,617	26,612	18,000	5,924

(1)	Prior to September 29, 1999, American Home elected to be treated as an S corporation for federal and state income tax purposes. Prior to American Home’s election to be treated as an S corporation, all federal taxes were taxable to and paid by American Home’s sole stockholder. Income taxes for the year ended December 31, 1998 reflect state income taxes only.

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
			(Dollars in millions)
OPERATING DATA:
Total mortgage originations	$10,478	$3,919	$12,196	$7,766	$3,043	$1,348	$1,158
Number of loans originated	63,023	22,179	72,122	46,163	18,923	7,732	6,543
Loans sold (in millions)	$9,764	$4,060	$12,331	$7,497	$2,967	$1,330	$1,179
Loan originators at period end	1,323	920	1,024	551	475	220	76
Number of branches at period end	211	131	131	63	53	28	12

Selected Historical Financial Data of Apex

The following selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 2002 are derived from the consolidated financial statements of Apex, which have been audited by Deloitte & Touche LLP, Apex’s independent auditors. The selected financial data as of and for the six months ended June 30, 2002 and 2003 are derived from interim financial statements that are not audited, but, in the opinion of management, they include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of Apex’s financial position and results of operations as of the dates and for the periods indicated. Results of operations for the periods indicated below are not necessarily indicative of future results. The selected information set forth below should be read in conjunction with Apex’s consolidated financial statements and related footnotes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2002, incorporated by reference in this joint proxy statement/prospectus from Apex’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2002. See “Where You Can Find More Information” on page [    ].

Apex Mortgage Capital, Inc.

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
			(Dollars and shares in thousands, except per share data)
Selected Statement of Income Data:
Days in period	181	181	365	365	366	365	365
Interest income	$57,645	$72,579	$163,545	$48,891	$42,834	$52,517	$41,975
Interest expense	$45,702	$34,095	$89,251	$23,723	$33,779	$42,345	$36,007
Net interest income	$11,943	$38,484	$74,294	$25,168	$9,055	$10,172	$5,968
Net gain (loss) from investment and derivative activity and dividend income	$14,280	$(10,218)	$(16,388)	$(5,015)	$(36,703)	$1,938	$1,047
General and administrative expenses	$3,463	$3,017	$5,510	$1,823	$1,734	$3,385	$2,104
Net income (loss) before cumulative effect of change in accounting principle	$22,760	$25,249	$52,838	$20,887	$(28,243)	$11,112	$5,547
Cumulative effect of change in accounting principle (see Note 1 below)	—	—	—	$(2,173)	—	—	—
Net income (loss)	$22,760	$25,249	$52,838	$18,714	$(28,243)	$11,112	$5,547
Basic average number of shares outstanding	29,857	22,495	26,206	7,235	5,753	5,753	6,190
Basic net income (loss) per share before cumulative effect of change in accounting principle	$0.76	$1.12	$2.02	$2.89	$(4.91)	$1.93	$0.90
Diluted net income (loss) per share before cumulative effect of change in accounting principle	$0.76	$1.12	$2.01	$2.85	$(4.91)	$1.92	$0.90
Basic net income (loss) per share	$0.76	$1.12	$2.02	$2.59	$(4.91)	$1.93	$0.90
Diluted net income (loss) per share	$0.76	$1.12	$2.01	$2.55	$(4.91)	$1.92	$0.90
Dividends declared per share	$0.42	$1.00	$1.95	$1.95	$1.51	$1.72	$1.07

(1)	Apex adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, on January 1, 2001. Adoption of SFAS No. 133 resulted in a transition adjustment of $2,173, shown as the cumulative effect of change in accounting principle on the statement of operations for the year ended December 31, 2001, to increase accumulated other comprehensive income and to decrease current earnings. The net transition adjustment arose because forward contracts previously used to manage the effects of interest rate changes on fair values of fixed income available-for-sale securities and accounted for as hedges did not qualify for hedge accounting treatment under SFAS No. 133. The net adjustment of $2,173 comprises $10,063 of unrealized gains on the investment securities whose values were hedged by forward contracts, $8,505 of deferred losses on previously closed forward contracts, and $3,731 of unrealized losses on open forward contracts. Prior to adopting SFAS No. 133, Apex accounted for changes in fair values of the forward contracts through adjustments to accumulated other comprehensive income (loss). Following adoption of SFAS No. 133, Apex recognizes changes in fair values of forward contracts as a component of net gain (loss) on investment and derivative activities in the statement of operations.

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
			(Dollars in millions, except per share data)
Selected Balance Sheet Data:
Fixed income securities	$2,532	$3,494	$2,425	$1,506	$600	$701	$830
Equity securities	4	5	4	6	9	17	16
Total assets	2,551	3,536	2,445	1,535	614	736	865
Reverse repurchase agreements	2,221	3,192	2,112	1,377	545	673	768
Total liabilities	2,369	3,263	2,251	1,405	570	680	777
Stockholders’ equity	182	273	195	130	44	56	88
Book value per share	6.10	12.14	6.52	8.36	7.71	9.74	15.30
Fair value of off balance sheet hedging instruments (pre SFAS No. 133)	—	—	—	—	—	4	(10)

SELECTED UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL DATA AND COMPARATIVE PER SHARE DATA

We have included the following selected unaudited pro forma consolidated financial data only for purposes of illustration. The unaudited pro forma statement of operations data assumes that the transactions were completed on December 31, 2001 and the unaudited pro forma consolidated balance sheet data assumes that the transactions were completed on June 30, 2003. The pro forma financial data does not necessarily indicate what the operating results or financial position would have been if the transactions had been completed at the dates indicated. Furthermore, this data does not necessarily indicate what the future operating results or financial position of AHM Investment Corp. will be. The unaudited pro forma consolidated statement of operations data does not include adjustments to reflect any costs savings or other operational efficiencies that may be realized as a result of the transactions combining American Home and Apex or any future merger-related restructuring or integration expenses.

Also set forth below are earnings, cash dividends and book value per common share amounts for American Home and Apex on a historical basis. You should read this selected unaudited pro forma consolidated financial data in conjunction with the “Unaudited Pro Forma Consolidated Condensed Financial Information” and the related notes on page [    ].

	Year Ended December 31, 2002	Six Months Ended June 30, 2003
	(Dollars in thousands)
Statement of Pro Forma Consolidated Operations Data:
Revenue
Gain on sale of mortgage loans	$216,595	$217,493
Interest income, net	97,965	33,347

Loan servicing fees	25,139	23,188
Amortization and impairment	(36,731)	(42,240)

Net loan servicing fees (loss)	(11,592)	(19,052)

Other	(11,799)	18,449

Total revenues	291,169	250,237
Expenses
Salaries, commissions and benefits, net	106,895	98,853
Occupancy and equipment	15,506	12,302
Data processing and communications	7,853	5,828
Office supplies and expenses	6,511	6,870
Marketing and promotion	7,996	5,604
Travel and entertainment	4,587	4,878
Professional fees	5,647	3,609
Other	15,776	15,455

Total expenses	170,771	153,399

Income before income taxes	120,398	96,838
Income taxes	28,075	30,889

Net income	$92,323	$65,949

June 30, 2003
(Dollars in thousands)
Pro Forma Consolidated Balance Sheet Data:
Fixed income securities	$2,532,235
Equity securities	4,364
Mortgage loans, net	1,700,880
Total assets	4,573,475
Reverse repurchase agreements	2,220,593
Warehouse lines of credit	1,534,777
Total liabilities	4,170,333
Total stockholders’ equity	402,524

AMERICAN HOME AND APEX

HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

	For the Fiscal Ended December 31, 2002	For the Six Months Ended June 30, 2003
Net Income Per Share
American Home - Historical
Basic	$2.72	$2.56
Diluted	2.65	2.51

Apex - Historical
Basic	2.02	0.76
Diluted	2.01	0.76

Pro forma (American Home and Apex)
Basic	3.56	2.33
Diluted	3.50	2.30

Exchange Ratio (a)	0.38	0.38

Apex Equivalent Pro Forma (a)
Basic	1.36	0.89
Diluted	1.34	0.88

Cash Dividends Paid Per Share
American Home	0.15	0.15
Apex	1.95	0.42
Apex equivalent pro forma	0.06	0.06

	As of June 30, 2003
	Book Value Per Share (b)	Number of Shares Used in Book Value Per Share Calculation
		(in thousands)
American Home - Historical	$12.16	17,204
Apex - Historical	6.10	29,857
Pro forma (American Home and Apex)	14.04	28,663
Apex equivalent pro forma (b)	5.39	N/A

The payment of dividends by AHM Investment Corp. will be subject to approval and declaration by the AHM Investment Corp. board of directors and will depend on a variety of factors, including business, financial and regulatory concerns. In order to qualify as a REIT for U.S. federal income tax purposes, AHM Investment Corp. must distribute to its stockholders annually at least 90% of its taxable income, excluding the retained earnings of its taxable REIT subsidiaries.

NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(a)	Equivalent pro forma net income per share data is calculated by multiplying pro forma net income per share by the exchange ratio.

(b)	Book value per share is calculated by dividing total stockholders’ equity by the diluted number of shares outstanding. Equivalent pro forma book value per share is calculated by multiplying pro forma book value per share by the exchange ratio.

RISK FACTORS

The following risk factors should be considered by holders of Apex common stock and by holders of American Home common stock in evaluating whether to approve the proposals to be voted on at the special meetings of the American Home stockholders and the Apex stockholders. These factors should be considered in conjunction with the other information included elsewhere or incorporated by reference in this joint proxy statement/prospectus, including the risk factors relating to an investment in American Home’s common stock and Apex’s common stock that can be found in the annual and quarterly reports of the respective companies on Forms 10-K and 10-Q for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively, which are incorporated into this joint proxy statement/prospectus by reference.

Risks Related to the Transactions

The proposed merger may not be completed, which may harm the respective market prices of American Home stock and Apex stock significantly.

Although American Home and Apex have signed the merger agreement in furtherance of a proposed merger of Apex with and into AHM Investment Corp., the completion of the merger is subject to stockholder and regulatory approvals, and there is no assurance that all of the conditions to closing will be met and that the merger will be completed. In addition, either party may unilaterally terminate the merger agreement if the merger is not completed on or before January 12, 2004, or, if the failure to close relates solely to governmental approval or antitrust matters, on or before April 12, 2004. In addition, if the American Home average price is less than $14.57443 per share, Apex may terminate the merger agreement, subject to American Home’s right to adjust the exchange ratio. Similarly, if American Home’s average price is greater than $24.29071 per share, American Home may terminate the merger agreement, subject to Apex’s right to adjust the exchange ratio, all as more fully described under “Description of the Transaction Agreements—The Merger Agreement—Termination of the Merger Agreement” on page [    ].

While American Home and Apex will each continue operations if the merger is not completed for any reason, they may be harmed in a number of ways, including the following:

•	the market price of American Home common stock and/or Apex common stock may decline to the extent that the current market price of such stock reflects a market assumption that the merger will be completed;

•	an adverse reaction from investors and potential investors of both companies may reduce future financing opportunities;

•	the pendency of the merger, as well as customary covenants in the merger agreement that limit each party’s ability to take certain actions without the other party’s consent, may cause either American Home or Apex to defer or potentially lose business opportunities; and

•	the parties’ costs related to the merger, including legal and accounting fees and certain fees payable to the parties’ financial advisors, must be paid even if the merger is not completed.

The value of the shares of AHM Investment Corp. common stock that you receive upon the completion of the transactions may be less than the value of your shares of American Home common stock or Apex common stock as of the date of the merger agreement or on the date of the special meetings.

Upon completion of the transactions, all shares of American Home common stock and Apex common stock will be converted into the right to receive shares of AHM Investment Corp. common stock. Each outstanding share of American Home common stock will be converted into the right to receive one share of AHM Investment Corp. common stock. Each outstanding share of Apex common stock will be converted into a number of shares of AHM Investment Corp. common stock equal to 107.5% of Apex’s net book value per share divided by the American Home average price. However, the ratio at which Apex shares will be converted is subject to certain collar adjustments and may fluctuate based on the market value of American Home common stock and Apex’s net book value per share prior to the closing of the merger.

American Home and Apex intend to complete the transactions as soon as practicable following the special meetings of the American Home stockholders and Apex stockholders, assuming the transactions are approved at these meetings. However, if other conditions to close the transactions are not satisfied or waived at that time, there may be a significant amount of time between the date of the two special meetings and the dates when the transactions are completed. As a result, the relative or absolute prices of shares of American Home common stock and Apex common stock may vary significantly between the dates of the merger agreement, this joint proxy statement/prospectus, the special meetings and the completion of the transactions. These variations may be caused by, among other factors, changes in the businesses, operations, results, financial condition and prospects of American Home and Apex, market expectations of the likelihood and timing of completion of the transactions, the prospects for AHM Investment Corp.’s post-merger operations, the effect of any conditions or restrictions imposed on or proposed with respect to American Home, Apex or AHM Investment Corp. by regulators, and general market and economic conditions.

In addition, neither American Home nor Apex can predict accurately the market price of AHM Investment Corp. common stock to be received by American Home stockholders and Apex stockholders after the completion of the transactions. Accordingly, the prices of American Home common stock and Apex common stock on the date of the special meetings may not be indicative of their prices immediately prior to the completion of the transactions or the price of AHM Investment Corp. common stock after the transactions are completed.

The transactions are subject to the receipt of consents and approvals from government entities that could delay completion of the transactions or impose conditions that could harm AHM Investment Corp., American Home or Apex or cause abandonment of the transactions, which may harm the value of the shares of American Home or Apex common stock.

Although most federal agencies and state mortgage regulators only require notice of American Home’s proposed reorganization, American Home must obtain consent to the reorganization from certain state mortgage lending regulators. A substantial delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals could harm the business, financial condition or results of operations of American Home or Apex, and if the harm is material, then the parties may elect to terminate the transactions pursuant to the merger agreement. See “Regulatory Matters” on page [    ].

American Home and Apex have determined that neither of them are required to file pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, because of the availability of applicable exemptions.

The directors and executive officers of Apex and American Home may have interests in the completion of the transactions that may conflict with, or be in addition to, the interests of the stockholders of their respective companies.

Certain directors and officers of American Home and Apex may have interests in the transactions that are different from, or in addition to, the interests of other American Home stockholders and Apex stockholders. These interests include, among others:

•	that each of Apex’s executive officers – Philip A. Barach, Jeffrey E. Gundlach, Joel A. Damiani, David S. DeVito, Joseph J. Galligan, Michael E. Cahill and Philip K. Holl – and Apex’s chairman, Marc I. Stern, are also employees or officers of TCW Management or its affiliate, The TCW Group, Inc., and as a result, such individuals may indirectly benefit from TCW Management’s improved results of operations resulting from the receipt of a termination fee of up to $10 million upon completion of the merger;

•	that Kenneth P. Slosser, one of the members of the board of directors of American Home, is also a managing director of Friedman Billings, which will receive approximately $1.2 million if the transactions are completed, assuming an aggregate consideration of approximately $160 million as of September 5, 2003; and

•	that, as of September 11, 2003, two of Apex’s executive officers, Joel A. Damiani and David S. DeVito, each had 14,000 unvested options to purchase Apex common stock at exercise prices of $6.98 per share, which options will become fully vested and exercisable as of the date that the merger is approved by Apex’s stockholders, if such approval is obtained.

In addition, as provided in the merger agreement, upon the completion of the transactions, all of the members of the American Home board of directors immediately prior to the merger will become members of the AHM Investment Corp. board of directors and may receive customary cash and stock-based compensation in accordance with American Home’s current policies.

UBS, which rendered a financial fairness opinion to the special committee and the board of directors of Apex, is entitled to an additional financial advisory fee.

On July 12, 2003 UBS delivered an opinion to the Apex special committee and board of directors regarding the fairness from a financial point of view of the exchange ratio to be offered in the proposed merger. For rendering its fairness opinion, UBS earned a fee of $500,000 from Apex, which was payable independent of the opinion’s conclusions. UBS will receive an additional fee payable upon the completion of the merger, equal to $500,000 plus 20% of the excess of the transaction value, including, without duplication, the termination fee payable to TCW Management, over 106% of Apex’s net book value, less the opinion fee to the extent previously paid. The aggregate fee earned by UBS in connection with the merger, including the opinion fee, would be approximately $855,000 based on the transaction value implied in the merger as of September 5, 2003. UBS’ opinion fee was not contingent upon the nature of the opinion it delivered. However, approximately half of UBS’ aggregate fee is contingent upon the closing of the merger and, accordingly, if the merger is approved, Apex and AHM Investment Corp. will owe an additional fee to UBS.

Friedman, Billings and its personnel have had a prior relationship with American Home, which might have influenced Friedman Billings’ opinion regarding the financial fairness of the merger.

Friedman Billings is acting as financial advisor to American Home and issued an opinion to the American Home board of directors regarding the financial fairness of the proposed merger. For its services, American Home agreed to pay Friedman Billings a fee of 0.75% of the fair market value of the aggregate consideration paid to Apex stockholders in the event the merger is completed. This fee would be approximately $1.2 million based on the transaction value implied in the merger as of September 5, 2003. A director, stockholder, and holder of warrants of American Home, Kenneth P. Slosser, is a managing director of Friedman Billings and was actively involved in providing financial advisory services to American Home in connection with the proposed merger. Due to his involvement as a financial advisor, Mr. Slosser recused himself from involvement, as a director, in the evaluation or consideration of the merger by the board of directors of American Home or the vote of the board to proceed with the merger, as well as the decision to engage Friedman Billings as financial advisor and the terms of such engagement.

Risks Related to AHM Investment Corp.

Absence of a historical trading market for AHM Investment Corp.’s common stock and the historical volatility of the market prices of American Home’s and Apex’s common stock create uncertainty about future trading prices of AHM Investment Corp.’s common stock, which may result in the value of the shares of AHM Investment Corp. common stock being less than the value immediately after the transactions.

After American Home and Apex complete the transactions, shares of AHM Investment Corp. common stock will begin trading publicly for the first time and there may be significant fluctuations in the market price of AHM Investment Corp.’s common stock, both initially before an orderly trading market develops and after that time as well. Historically, the market prices of American Home’s common stock and of Apex’s common stock have been highly volatile. These fluctuations often have been unrelated or disproportionate to the actual operating performance of the two companies. The price of Apex’s common stock has generally traded below Apex’s initial public offering price of $15.00 per share in December 1997 and has ranged from $4.55 per share to $16.49 per share since that time through September 11, 2003. The price of American Home’s common stock has ranged from $3.75 per share to $23.90 per share since American Home’s initial public offering price of $6.00 per share in 1999 through September 11, 2003. Any negative changes in the public’s perception of the prospects for companies organized as REITs or in the mortgage lending and servicing business could depress AHM Investment Corp.’s stock price regardless of its results.

The following factors could contribute to the volatility of the price of AHM Investment Corp.’s common stock:

•	actual or anticipated variations in AHM Investment Corp.’s quarterly results;

•	changes in AHM Investment Corp.’s level of dividend payments;

•	changes in the value of AHM Investment Corp.’s mortgage holdings and related liabilities;

•	changes in the prospects for, or results from, AHM Investment Corp.’s mortgage holdings, mortgage origination or mortgage servicing businesses;

•	new products or services offered by AHM Investment Corp. and its competitors;

•	changes in AHM Investment Corp.’s financial estimates by securities analysts;

•	general conditions or trends in the mortgage holding, mortgage origination and mortgage servicing businesses;

•	announcements by AHM Investment Corp. of significant acquisitions, strategic relationships, investments or joint ventures;

•	negative changes in the public’s perception of the prospects for returns from holding mortgage-backed securities and from the mortgage origination and servicing businesses, which could depress AHM Investment Corp.’s stock price, regardless of actual results;

•	interest rate fluctuations or general economic conditions, such as inflation or a recession;

•	any obstacles in continuing to qualify as a REIT, including obstacles due to changes in law applicable to REITs;

•	additions or departures of AHM Investment Corp.’s key personnel; and

•	additional sales of AHM Investment Corp.’s securities.

Many of these factors are beyond AHM Investment Corp.’s control.

Future results of AHM Investment Corp. may materially differ from the pro forma financial information presented in this joint proxy statement/prospectus.

Future results of AHM Investment Corp. may be materially different from those shown in the pro forma financial statements that only show a combination of American Home’s and Apex’s historical results. The combined company will incur certain restructuring charges, acquisition-related charges and purchase accounting adjustments. These charges may be higher or lower than AHM Investment Corp. has estimated, depending upon how costly or difficult it is to integrate the combined company. Furthermore, these charges may decrease the capital of the combined company that could be used for profitable, income-earning investments in the future.

The amount of AHM Investment Corp.’s dividends may be less than projected and less than the current dividend rate that Apex and American Home pay to their respective stockholders.

The amount of any dividend paid by AHM Investment Corp. will depend on a number of factors, including the amount of income generated from its mortgage holdings, the amount of income generated from its mortgage origination and servicing businesses and the amount of such earnings retained by its taxable REIT subsidiaries to provide for future growth. There can be no assurance that AHM Investment Corp. will maintain or exceed American Home’s or Apex’s current dividend rate.

AHM Investment Corp.’s corporate governance will be significantly influenced by insiders, which may result in corporate actions with which you do not agree.

As of September 5, 2003, American Home’s officers and directors directly beneficially owned approximately 29.8% of the American Home outstanding common stock. Upon completion of the transactions, assuming an exchange ratio 0.31611, the executive officers and directors of AHM Investment Corp. will beneficially own approximately 19.3% of the outstanding shares of AHM Investment Corp. Therefore, they will be able to exert significant influence over the outcome of all corporate actions requiring approval of AHM Investment Corp.’s stockholders, which may result in corporate actions with which you do not agree.

Certain provisions of Maryland law and AHM Investment Corp.’s charter and bylaws could hinder, delay or prevent a change in control of AHM Investment Corp.

Certain provisions of Maryland law and AHM Investment Corp.’s charter and bylaws could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of AHM Investment Corp. These provisions include the following:

•	Classified Board of Directors. AHM Investment Corp.’s board of directors is divided into three classes with staggered terms of office of three years each. The classification and staggered terms of office of AHM Investment Corp.’s directors make it more difficult for a third party to gain control of AHM Investment Corp.’s board of directors. At least two annual meetings of stockholders, instead of one, generally would be required to effect a change in a majority of AHM Investment Corp.’s board of directors. Each of American Home and Apex currently have classified boards of directors.

•	Removal of Directors. Under AHM Investment Corp.’s charter, subject to the rights of one or more classes or series of preferred stock to elect one or more directors, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of all votes entitled to be cast by its stockholders generally in the election of directors.

•	Number of Directors, Board Vacancies, Term of Office. AHM Investment Corp. may, in the future, elect to be subject to certain provisions of Maryland law which vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or the charter or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of stockholder as would otherwise by the case, and until his or her successor is elected and qualifies.

•	Stockholder Requested Special Meetings. AHM Investment Corp.’s bylaws provide that its stockholders have the right to call a special meeting only upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast by the stockholders at such meeting.

•	Advance Notice Provisions for Stockholder Nominations and Proposals. AHM Investment Corp.’s bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless AHM Investment Corp. is notified in a timely manner prior to the meeting.

•	Exclusive Authority of AHM Investment Corp.’s Board to Amend the Bylaws. AHM Investment Corp.’s bylaws provide that its board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Thus, AHM Investment Corp.’s stockholders may not effect any changes to AHM Investment Corp.’s bylaws.

•	Preferred Stock. Under AHM Investment Corp.’s charter, its board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of its stockholders. The issuance of additional shares of preferred stock could harm the voting power of the holders of common stock and could have the effect of delaying or preventing a change in control or other corporate action.

•	Duties of Directors with Respect to Unsolicited Takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (i) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (ii) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (iii) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (iv) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

•	Ownership Limit. In order to preserve AHM Investment Corp.’s status as a REIT under the Internal Revenue Code, its charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 6.5% of its outstanding common stock, or more than 6.5% of its outstanding common and preferred stock, unless and to the extent which AHM Investment Corp.’s board of directors decides to waive or modify this ownership limit.

•	Maryland Business Combination Act. The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. AHM Investment Corp.’s board of directors has adopted a resolution exempting the company from this statute. However, AHM Investment Corp.’s board of directors may repeal or modify this resolution in the future, in which case the provisions of the Maryland Business Combination Act will be applicable to business combinations between AHM Investment Corp. and other persons.

•	Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. American Home Investment Corp.’s bylaws contain a provision exempting acquisitions of its shares from the Maryland Control Share Acquisition Act. However, AHM Investment Corp.’s board of directors may amend its bylaws in the future to repeal or modify this exemption, in which case any control shares of AHM Investment Corp. acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

Due to an exception to the stock ownership limitations applicable to AHM Investment Corp.’s status as a REIT, Michael Strauss will hold a substantial percentage of AHM Investment Corp.’s outstanding securities.

Under the AHM Investment Corp. charter, American Home’s founder, President, Chief Executive Officer and largest stockholder, Michael Strauss, is exempted from the general ownership limitation that applies to holders of AHM Investment Corp.’s securities in connection with maintaining its status as a REIT and is permitted to beneficially own up to 20% of the value of the total number of outstanding common and preferred shares of stock of AHM Investment Corp. As of September 5, 2003, Mr. Strauss owned approximately 24.07% of American Home’s outstanding common stock. After completion of the merger and the reorganization, Mr. Strauss will beneficially own an estimated 15.57% of AHM Investment Corp.’s outstanding common stock. Accordingly, Mr. Strauss will have the ability to influence the affairs of AHM Investment Corp. requiring stockholder approval, including, for example, the election and removal of directors, amendments to the charter and approval of significant corporate transactions.

Loss of Investment Company Act exemption would adversely affect AHM Investment Corp. and negatively affect the market price of shares of its common stock and its ability to distribute dividends.

Neither American Home nor Apex are currently regulated as investment companies under the Investment Company Act of 1940, and AHM Investment Corp. intends to operate so as to not become regulated as an investment company under the Investment Company Act of 1940. AHM Investment Corp. intends to be “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Specifically, AHM Investment Corp. intends to invest at least 55% of its assets in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and at least an additional 25% of its assets in mortgages, mortgage-backed securities, securities of REITs, and other real estate-related assets.

If AHM Investment Corp. fails to qualify for that exemption, it may be required to restructure its activities. For example, if the market value of AHM Investment Corp.’s investments in equity securities were to increase by an amount that resulted in less than 55% of AHM Investment Corp.’s assets being invested in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans, it might have to sell equity securities in order to qualify for exemption under the Investment Company Act. In the event AHM Investment Corp. must restructure its activities, the results of operations of AHM Investment Corp. could be harmed.

AHM Investment Corp.’s results from holding mortgage backed securities may be harmed by changes in the level of interest rates, changes to the difference between short and longer term interest rates, changes to the difference between interest rates for mortgage backed securities compared to other debt instruments, and an absence of or reduction in the availability, at favorable terms, of repurchase financing and other liquidity sources typically utilized by mortgage REITs.

The value of and return from the mortgage backed securities AHM Investment Corp. plans to hold will be affected by changes in the marketplace for mortgage backed securities and debt securities in general, as well as high prepayments speeds, and may be volatile and significantly different than projected. AHM Investment Corp.’s mortgage backed securities may produce large losses instead of the income incorporated into AHM

Investment Corp.’s projections. The impact of changes in the marketplace for mortgage backed securities and debt securities on AHM Investment Corp.’s results will be magnified because its mortgage backed securities holdings will be highly leveraged. Additionally, much of the financing AHM Investment Corp. will use to hold its mortgage backed securities will be cancelable by its lenders on short notice. If AHM Investment Corp.’s lenders ceased providing financing to AHM Investment Corp. on favorable terms, AHM Investment Corp. would be forced to liquidate some or all of its mortgage backed securities, possibly at a substantial loss.

AHM Investment Corp.’s hedging strategy may adversely affect its borrowing cost and expose it to other risks.

From time to time, AHM Investment Corp. may enter into hedging transactions with respect to one or more of its assets or liabilities. Its hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Currently, AHM Investment Corp. intends to primarily use term reverse repurchase agreements and interest rate swap agreements to manage the interest rate risk of its portfolio of ARMs; however, its actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from the AHM Investment Corp.’s currently anticipated hedging strategy. Developing an effective strategy for dealing with movements in interest rates is complex and no strategy can completely insulate AHM Investment Corp. from risks associated with such fluctuations. There can be no assurance that the hedging activities will effectively hedge against adverse interest rate movement.

AHM Investment Corp.’s results from its mortgage origination business will be harmed by rising interest rates.

Since 2001, a majority of American Home’s mortgage originations were to customers refinancing an existing loan to obtain a lower interest rate. Rising interest rates would reduce the number of potential customers that can achieve a lower interest rate from refinancing, and to a lesser extent the number of potential customers that can afford to buy homes, and consequently would substantially reduce the amount of loans originated by AHM Investment Corp.’s loan origination business and the revenue there from. In addition, rising interest rates are likely to reduce the margins achieved by AHM Investment Corp.’s loan origination business. While the prospect of rising interest rates has been incorporated into AHM Investment Corp.’s projections, if interest rates rose to the point where mortgage originations slowed more than expected, or if margins decreased more than expected, AHM Investment Corp. would not earn the income it projects from its mortgage origination business, and could suffer losses. While rising interest rates generally have a beneficial impact on American Home’s mortgage servicing business, the negative impact from rising interest rates on AHM Investment Corp.’s mortgage origination business is generally greater than the offsetting beneficial impact, and consequently, in a period of rising interest rates, AHM Investment Corp.’s earnings are projected to decline.

AHM Investment Corp.’s results from its mortgage servicing business will be harmed by falling interest rates.

American Home is currently suffering losses from its mortgage servicing business. If interest rates remain low enough to cause a large number of borrowers whose loans are being serviced by AHM Investment Corp.’s servicing business to refinance, AHM Investment Corp. will experience high amortization and possibly continued impairment of its servicing assets, and would likely experience a loss from its servicing business.

An increase in interest rates could reduce the value of AHM Investment Corp.’s loan inventory and commitments and AHM Investment Corp.’s hedging strategy may not protect it from interest rate risk and may lead to losses.

The value of AHM Investment Corp.’s loan inventory will be based, in part, on market interest rates. Accordingly, AHM Investment Corp. may experience losses on loan sales if interest rates change rapidly or unexpectedly. If interest rates rise after AHM Investment Corp. fixes a price for a loan or commitment but before

AHM Investment Corp. closes or sells such loan, the value of the loan will decrease. If the amount AHM Investment Corp. receives from selling the loan is less than its cost of originating the loan, AHM Investment Corp. may incur net losses, and its business and operating results could be harmed. While AHM Investment Corp. will use hedging and other strategies to minimize its exposure to interest rate risks, no hedging or other strategy can completely protect AHM Investment Corp. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase AHM Investment Corp.’s risk and losses. In addition, hedging strategies involve transaction and other costs. AHM Investment Corp. cannot assure you that its hedging strategy and the hedges that AHM Investment Corp. makes will adequately offset the risks of interest rate volatility or that AHM Investment Corp.’s hedges will not result in losses.

AHM Investment Corp. may fail to generate expected returns on its mortgage-related assets because of interest rate caps associated with adjustable-rate mortgages.

Adjustable-rate mortgage assets are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which an adjustable-rate mortgage asset’s interest yield may change during any given period. However, AHM Investment Corp.’s borrowing costs will not be subject to similar restrictions. Hence, in a period of rising interest rates, interest rate costs on AHM Investment Corp.’s borrowings could increase without limitation by caps, while the interest-rate yields on its adjustable-rate mortgage assets would generally be limited by caps. This could result in AHM Investment Corp.’s receipt of less cash income on its adjustable-rate mortgage assets than needed in order to pay the interest cost on its related borrowings. These factors could lower AHM Investment Corp.’s net interest income or cause a net loss during periods of rising interest rates, which would negatively impact AHM Investment Corp.’s financial condition, cash flows and results of operations.

AHM Investment Corp. may not be able to manage its growth efficiently, which may harm AHM Investment Corp.’s results and may, in turn, harm the market price of AHM Investment Corp. common stock and its ability to distribute dividends.

Over the last several years, American Home has experienced significant growth in its business activities and in the number of its employees. AHM Investment Corp. will seek continued growth through both acquisitions and internal growth. American Home’s growth has required, and AHM Investment Corp.’s growth will continue to require, increased investment in management and professionals, personnel, financial and management systems and controls and facilities, which could cause AHM Investment Corp.’s operating margins to decline from historical levels, especially in the absence of revenue growth.

AHM Investment Corp. faces intense competition that could harm its market share and its revenues.

American Home faces intense competition from commercial banks, savings and loan associations and other finance and mortgage banking companies, as well as from Internet-based lending companies and other lenders participating on the Internet. Entry barriers in the mortgage industry are relatively low and increased competition is likely. As AHM Investment Corp. seeks to expand its business, it will face a greater number of competitors, many of whom will be well-established in the markets AHM Investment Corp. seeks to penetrate. Many of its competitors are much larger than AHM Investment Corp., have better name recognition than AHM Investment Corp. and have far greater financial and other resources. AHM Investment Corp. cannot assure you that it will be able to effectively compete against them or any future competitors.

In addition, competition may lower the rates AHM Investment Corp. is able to charge borrowers, thereby potentially lowering the amount of income on future loan sales and sales of servicing rights. Increased competition also may reduce the volume of AHM Investment Corp.’s loan originations and loan sales. AHM Investment Corp. cannot assure you that AHM Investment Corp. will be able to compete successfully in this evolving market.

The success and growth of AHM Investment Corp.’s business will depend on its ability to adapt to technological changes.

American Home’s mortgage origination business is currently dependent on its ability to effectively interface with its customers and efficiently process loan applications and closings. The origination process is becoming more dependent on technology advancement, such as the ability to process applications over the Internet, accept electronic signatures, provide process status updates instantly and other customer expected conveniences. As these requirements increase in the future, AHM Investment Corp. will have to remain competitive with new technology and such additions may require significant capital expenditures.

AHM Investment Corp. will face intense competition for personnel that could harm its business and in turn negatively affect the market price of its common stock and its ability to distribute dividends.

AHM Investment Corp.’s business will be dependent on the highly skilled, and often highly specialized, individuals it will employ. AHM Investment Corp.’s failure to recruit and retain qualified employees, including employees qualified to manage a portfolio of structured products or mortgage-backed securities, could harm AHM Investment Corp.’s future operating results and may, in turn, negatively affect the market price of its common stock and its ability to pay dividends.

AHM Investment Corp. does not have significant institutional experience managing a portfolio of mortgage-backed securities which could negatively affect the market price of its common stock and its ability to distribute dividends.

AHM Investment Corp. does not have significant institutional experience managing a portfolio of mortgage-backed securities, and Apex’s management agreement with TCW Management will be terminated upon closing of the merger. AHM Investment Corp.’s failure to recruit and retain qualified employees experienced in managing a portfolio of structured products or mortgage-backed securities, including a recently hired Chief Investment Officer, could harm AHM Investment Corp.’s future operating results and may, in turn, negatively affect the market price of its common stock and its ability to pay dividends.

The loss of key purchasers of AHM Investment Corp.’s loans or a reduction in prices paid could harm AHM Investment Corp.’s financial condition.

American Home sells substantially all of the mortgages it originates to institutional buyers. In 2002, 80% of the loans American Home sold were to three large national financial institutions, two of which compete with American Home directly for retail originations. If these financial institutions or any other significant purchaser of American Home’s loans cease to buy its loans and equivalent purchasers cannot be found on a timely basis, then AHM Investment Corp.’s business and results of operations could be harmed. AHM Investment Corp.’s results of operations could also be harmed if these financial institutions or other purchasers lower the price they pay to American Home or adversely change the material terms of their loan purchases from American Home. The prices at which American Home sells its loans vary over time. A number of factors determine the price American Home receives for its loans. These factors include:

•	the number of institutions that are willing to buy American Home’s loans;

•	the amount of comparable loans available for sale;

•	the levels of prepayments of, or defaults on, loans;

•	the types and volume of loans American Home sells;

•	the level and volatility of interest rates; and

•	the quality of American Home’s loans.

Failure to attract and retain qualified loan originators could harm AHM Investment Corp.’s business.

American Home depends on its loan originators to generate customers by, among other things, developing relationships with consumers, real estate agents and brokers, builders, corporations and others, which American Home believes leads to repeat and referral business. Accordingly, AHM Investment Corp. must be able to attract, motivate and retain skilled loan originators. In addition, AHM Investment Corp.’s growth strategy contemplates hiring additional loan originators. The market for such persons is highly competitive and historically has experienced a high rate of turnover. Competition for qualified loan originators may lead to increased costs to hire and retain them. AHM Investment Corp. cannot guarantee that it will be able to attract or retain qualified loan originators. If AHM Investment Corp. cannot attract or retain a sufficient number of skilled loan originators, or even if AHM Investment Corp. can retain them but at higher costs, AHM Investment Corp.’s business and results of operations could be harmed.

American Home’s non-prime mortgage business subjects American Home to greater risks than its prime business and if AHM Investment Corp. were to increase its non-prime mortgage business in the future, its business could become less stable.

The non-prime mortgage banking industry is riskier than the prime mortgage business primarily because there is a greater risk of default and product offerings for non-prime mortgages frequently change, which may make selling a non-prime loan to AHM Investment Corp.’s institutional investors more difficult. If AHM Investment Corp. were to fail to address adequately the related risks, this failure could harm AHM Investment Corp.’s business and results of operations. The non-prime mortgage business recently has been subject to increased public and regulatory scrutiny, which has resulted and is expected to continue to result in more stringent regulation of this business. In addition, a number of companies engaged in this business have recently become subject to class-action lawsuits and regulatory actions alleging, among other things, improper marketing practices, improper account terms and fees and disclosure violations. American Home currently makes a limited number of loans to borrowers who have impaired or limited credit histories or higher debt-to-income ratios than prime mortgage lenders allow. For the year ended December 31, 2002, approximately 1.9% of the dollar amount, or 1.9% of the total number, of American Home’s loans originated were categorized as non-prime. For the first six months of the calendar year 2003, those percentages were 1.6% and 1.9%, respectively.

American Home’s financial results fluctuate as a result of seasonality and other factors, including the demand for mortgage loans, which makes it difficult to predict AHM Investment Corp.’s future performance.

American Home’s business is generally subject to seasonal trends. These trends reflect the general pattern of resales of homes, which typically peak during the spring and summer seasons. American Home’s quarterly results have fluctuated in the past and are expected to fluctuate in the future, reflecting the seasonality of the industry. Further, if the sale of a loan is postponed, the recognition of income from the sale is also postponed. If such a delay causes AHM Investment Corp. to recognize income in the next quarter, its results of operations for the previous quarter could be harmed. Unanticipated delays could also increase its exposure to interest rate fluctuations by lengthening the period during which AHM Investment Corp.’s variable rate borrowings under credit facilities are outstanding. If AHM Investment Corp.’s results of operations do not meet the expectations of its stockholders and securities analysts, then its common stock price may be harmed.

Tax Risks Related to AHM Investment Corp.

Ownership limitations may restrict change of control or business combination opportunities in which stockholders of AHM Investment Corp. might otherwise receive a premium for their shares.

In order for AHM Investment Corp. to qualify as a REIT, no more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to preserve AHM Investment Corp.’s REIT status, its charter, subject to certain exceptions, generally prohibits any stockholder from directly or indirectly owning more than 6.5% of AHM Investment Corp.’s outstanding common stock, or more than 6.5% of its outstanding common and preferred stock.

The ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of AHM Investment Corp.’s common stock might otherwise receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. See “Description of AHM Investment Corp. Capital Stock” on page [    ] and “Certain U.S. Federal Income Tax Consequences of AHM Investment Corp.’s Status as a REIT—Requirements for Qualification as a REIT” on page [    ].

U.S. federal income tax requirements may restrict AHM Investment Corp.’s operations, which could restrict AHM Investment Corp.’s ability to take advantage of attractive investment opportunities, which could negatively affect the cash available for distribution to its stockholders.

AHM Investment Corp.’s qualification and taxation as a REIT will depend upon its ability to meet, on a continuing basis, the REIT qualification tests set forth in the U.S. federal tax laws. The REIT qualification tests relate to the percentage of income that AHM Investment Corp. earns from specified sources, the percentage of its assets that falls within specified categories, the diversity of its stock ownership and the percentage of its earnings that it distributes. Accordingly, AHM Investment Corp. may be prohibited from taking advantage of otherwise attractive investment opportunities. In addition, AHM Investment Corp. would be subject to a 100% tax rate on the net income it receives from investments in certain “prohibited transactions.”

Furthermore, pursuant to the merger agreement, American Home has agreed to retain 34% of Apex’s assets that it acquires in connection with the merger for a 24-month period following the closing of the merger. This requirement may cause American Home to retain these assets during times it would otherwise prefer to sell, exchange or otherwise dispose of such assets, increasing the potential likelihood for increased losses or decreased gains with respect to those assets.

AHM Investment Corp.’s ownership of and relationship with its taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize AHM Investment Corp.’s REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

As a result of the reorganization, American Home and the subsidiaries of American Home in existence immediately prior to the effective time of the transactions will become taxable REIT subsidiaries of AHM Investment Corp. as of the closing of the transactions. As a result, all of AHM Investment Corp.’s operating businesses, including those currently operated by American Home, will be conducted after the completion of the transactions through taxable REIT subsidiaries. AHM Investment Corp.’s taxable REIT subsidiaries will pay corporate income tax on their taxable income, and their after-tax net income will be available for distribution to AHM Investment Corp. but is not required to be distributed to AHM Investment Corp.

American Home believes that, as of the closing of the transactions, the aggregate value of American Home and the other taxable REIT subsidiary stock and securities owned by AHM Investment Corp. will be less than

20% of the value of AHM Investment Corp.’s total assets (including the taxable REIT subsidiary stock and securities). Furthermore, AHM Investment Corp. will monitor at all times the value of its investments in its taxable REIT subsidiaries for the purpose of ensuring compliance with the rule that no more than 20% of the value of its assets may consist of taxable REIT subsidiary stock and securities (which is applied at the end of each calendar quarter). In addition, AHM Investment Corp. will scrutinize all of its transactions with its taxable REIT subsidiaries for the purpose of ensuring that they are entered into on arm’s-length terms in order to seek to avoid incurring the 100% excise tax and to avoid the transfer pricing rules described above. There can be no complete assurance, however, that AHM Investment Corp. will be able to comply with the 20% limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s-length transactions.

Failure to make required distributions would subject AHM Investment Corp. to tax, which would reduce the cash available for distribution to its stockholders.

In order to qualify as a REIT, an entity must distribute to its stockholders, each calendar year, at least 90% of its REIT taxable income, other than any net capital gain and excluding any retained earnings of taxable REIT subsidiaries. To the extent that a REIT satisfies the 90% distribution requirement, but distributes less than 100% of its taxable income, it will be subject to federal corporate income tax on its undistributed income. In addition, the REIT will incur a 4% nondeductible excise tax on the amount, if any, by which its distributions in any calendar year are less than the sum of:

•	85% of its ordinary income for that year;

•	95% of its capital gain net income for that year; and

•	100% of its undistributed taxable income from prior years.

AHM Investment Corp. intends to pay out its REIT taxable income to its stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% excise tax. However, there is no requirement that taxable REIT subsidiaries distribute their after-tax net income to their parent REIT or its stockholders and AHM Investment Corp.’s taxable REIT subsidiaries may elect not to make any distributions to AHM Investment Corp. See “Certain U.S. Federal Income Tax Consequences of AHM Investment Corp.’s Status as a REIT—Requirements for Qualification as a REIT—Annual Distribution Requirements” on page [    ].

AHM Investment Corp.’s taxable income may substantially exceed its net income as determined based on generally accepted accounting principles because, for example, capital losses will be deducted in determining its GAAP income, but may not be deductible in computing its taxable income. In addition, AHM Investment Corp. may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded in determining the 90% distribution requirement, AHM Investment Corp. will incur corporate income tax and the 4% excise tax with respect to any phantom income items if it does not distribute those items on an annual basis. As a result of the foregoing, AHM Investment Corp. may generate less cash flow than taxable income in a particular year. In that event, AHM Investment Corp. may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that it regards as unfavorable in order to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in that year.

If AHM Investment Corp. is required to borrow funds in order to make required distributions in order to maintain its REIT status, the increased leverage may make AHM Investment Corp. more vulnerable to market conditions and may, in turn, negatively affect the market price of shares of its common stock and its ability to make distributions.

In order to maintain its status as a REIT, AHM Investment Corp. will be required to distribute at least 90% of its taxable income, excluding taxable REIT subsidiary retained earnings, to its stockholders. In the event that AHM Investment Corp. is required to borrow funds to satisfy the REIT distribution requirements, the increased leverage may make AHM Investment Corp. more vulnerable to competitive pressures and adverse financial, business, economic and market conditions than have historically been the case for American Home and may make it more difficult for AHM Investment Corp. to take advantage of desirable business opportunities, including capital expenditures and acquisitions.

Failure to qualify as a REIT would subject AHM Investment Corp. to U.S. federal income tax, which would reduce the cash available for distribution to its stockholders.

If AHM Investment Corp. fails to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, AHM Investment Corp. will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which AHM Investment Corp. fails to qualify as a REIT will not be deductible by AHM Investment Corp. nor will they be required to be made under the Internal Revenue Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless AHM Investment Corp., is entitled to relief under specific statutory provisions, it will also be disqualified from taxation as a REIT for the four taxable years following the year during which the disqualification occurred. It is not possible to state whether in all circumstances AHM Investment Corp. would be entitled to such statutory relief.

Furthermore, in the event that Apex has failed to qualify for taxation as a REIT and certain relief provisions do not apply, AHM Investment Corp. will also be disqualified from taxation as a REIT for the four taxable years following the year during which the disqualification occurred.

If AHM Investment Corp. satisfies the requirements for qualification and taxation as a REIT, it may nevertheless be subject to taxes (and possibly excise taxes) on undistributed income, net income from certain prohibited transactions, and state and local taxes.

AHM Investment Corp. may incur excess inclusion income that would increase the tax liability of its stockholders.

If AHM Investment Corp. realizes excess inclusion income and allocates it to taxable stockholders, this income cannot be offset by net operating losses. If the stockholder is a tax-exempt entity, then this income would be fully taxable as unrelated business taxable income referred to as “UBTI” under Section 512 of the Internal Revenue Code. If the stockholder is foreign, then the excess inclusion income would be subject to U.S. federal income tax withholding without reduction pursuant to any otherwise applicable income-tax treaty.

AHM Investment Corp. will realize excess inclusion income if it holds residual interests in a REMIC or if it issues debt obligations with two or more maturities and the terms of the payments on these obligations bear a relationship to the payments that it received on its mortgage-related assets securing those debt obligations.

AHM Investment Corp. will generally structure its borrowing arrangements in a manner designed to avoid generating significant amounts of excess inclusion income. AHM Investment Corp. will, however, enter into various reverse repurchase agreements that have differing maturity dates and afford the lender the right to sell any pledged mortgage securities if AHM Investment Corp. defaults on its obligations. The Internal Revenue Service may determine that these borrowings give rise to excess inclusion income that should be allocated among stockholders.

Also, in the event that AHM Investment Corp. invests in equity securities of other REITs that earn excess inclusion income, it may be required to allocate the excess inclusion income to its stockholders which may result in the recognition of UBTI.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains “forward-looking statements.” These statements may be made directly in this joint proxy statement/prospectus by reference to other documents filed with the Securities and Exchange Commission, or SEC, by American Home and Apex, and they also may be made a part of this joint proxy statement/prospectus by reference to other documents filed with the SEC by American Home and Apex, which is known as “incorporation by reference.”

Some of the forward-looking statements can be identified by the use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of those words or other comparable terminology. All statements other than statements of historical fact included in this joint proxy statement/prospectus regarding the reorganization, the merger, the share issuance, and the strategy, future performance, developments, events, market forecasts, revenues, expenses, earnings, book value, run rates, projected costs, projected dividends, prospects, plans and objectives and any other guidance on present or future periods of the management of AHM, Apex and AHM Investment Corp. constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, without limitation, the overall environment for interest rates and their subsequent effect on the business of American Home and/or Apex; potential fluctuations in American Home’s or Apex’s or, after the merger, AHM Investment Corp.’s operating results and/or book value; repayment speeds within the mortgage-backed securities market; risk associated with equity investments and the general volatility of the capital markets and the market price of American Home’s and Apex’s common stock or, after the merger, AHM Investment Corp.’s common stock; failure to complete the merger; competition for business and personnel; American Home’s and/or Apex’s need for additional capital; dividends declared by Apex or, after the merger, AHM Investment Corp. that are not as high as expected; failure to achieve synergies; federal and state regulation of mortgage banking; differences in the actual allocation of American Home’s or Apex’s assets from those assumed; general economic, political, market, financial or legal conditions; and risks described in risk factors contained in documents incorporated by reference into this joint proxy statement/prospectus. In addition to the risks related to the businesses of American Home and Apex, the factors related to the transactions and AHM Investment Corp. discussed under “Risk Factors,” among others, could cause actual results to differ materially from those described in the forward-looking statements. Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or as of the date of any document incorporated by reference in this joint proxy statement/prospectus, as applicable. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. None of American Home, Apex or AHM Investment Corp. is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the annual reports on Form 10-K and the quarterly reports on Form 10-Q that American Home and Apex file with the SEC.

All forward-looking statements in this joint proxy statement/prospectus attributable to American Home, Apex and AHM Investment Corp. or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

This joint proxy statement/prospectus contains statistics and other data that have been obtained from, or compiled from, information made available by third parties. These statistics and other data have not been prepared by us and we accept no responsibility for the accuracy of that information.

THE AMERICAN HOME SPECIAL MEETING

We are furnishing this joint proxy statement/prospectus to American Home stockholders as part of the solicitation of proxies by the American Home board of directors for use at the American Home special meeting.

Date, Time and Place

American Home will hold the American Home special meeting on Friday, November 21, 2003, at 1:00 p.m., New York time, at American Home’s executive offices located at 520 Broadhollow Road, Melville, New York 11747.

Purpose of the American Home Special Meeting

At the American Home special meeting, we are asking holders of record of American Home common stock on October 16, 2003 to consider and vote on a proposal to approve the reorganization, a proposal to approve the issuance of shares of AHM Investment Corp. common stock to Apex’s stockholders in the merger, a proposal to adopt Apex’s stock option plan and to act upon such other matters as may properly come before the American Home special meeting or any adjournment or postponement of the meeting. American Home, as the sole stockholder of AHM Investment Corp., has approved the merger and the other transactions contemplated by the merger agreement, other than the share issuance. See “The Transactions” on page [    ] and “Description of the Transaction Agreements—The Merger Agreement” on page [    ].

The American Home board of directors, after due consideration, unanimously:

•	determined that the merger and the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, American Home and its stockholders;

•	adopted and approved the merger agreement and approved the merger and the other transactions contemplated by the merger agreement, including the share issuance, and approved the reorganization;

•	directed that the proposals approving the reorganization, the share issuance and adoption of Apex’s stock option plan be submitted to a vote at a special meeting of American Home stockholders; and

•	recommended that the American Home stockholders approve the reorganization, recommended that the American Home stockholders approve the share issuance and recommended that the American Home stockholders approve the adoption of Apex’s stock option plan.

The American Home board of directors unanimously recommends that the American Home stockholders vote “FOR” approval of the reorganization, “FOR” approval of the share issuance and “FOR” adoption of Apex’s stock option plan.

Certain directors and officers of American Home will receive financial and other benefits in connection with the transactions. For a discussion of the interests of certain persons in the transactions, see “The Transactions—Interests of Certain Persons in the Transactions.”

If there are not enough affirmative votes initially present or represented by proxy at the American Home special meeting to approve the reorganization and share issuance, the chairman of the meeting might move to adjourn the meeting to permit future solicitation of proxies by American Home, its board and its proxy solicitator in hope of obtaining a sufficient number of proxies to approve the reorganization and share issuance. Approval of any such adjournment proposal is not a condition to the reorganization and share issuance. Approval of any such adjournment proposal would permit the adjournment of the special meeting to solicit additional proxies.

American Home Record Date; Shares Entitled to Vote; Quorum

Only holders of record of American Home common stock at the close of business on October 16, 2003, the record date for the American Home special meeting, are entitled to notice of and to vote at the American Home

special meeting. On the record date, [              ] shares of American Home common stock were issued and outstanding and held by [    ] holders of record. A quorum will be present at the American Home special meeting if a majority of the votes entitled to be cast are present, in person or by proxy. If a quorum is not present at the American Home special meeting, we expect that the meeting will be adjourned to solicit additional proxies. Holders of record of American Home common stock on the American Home record date are entitled to one vote per share on the proposal to approve the reorganization and the proposal to approve the issuance of shares of AHM Investment Corp. common stock to Apex’s stockholders in the merger.

Vote Required

The affirmative vote of a majority of the shares of common stock of American Home outstanding and entitled to vote as of the record date is required to approve the reorganization, and the affirmative vote of a majority of shares of common stock of American Home present or represented in person or by proxy at the special stockholder meeting is required to approve the share issuance and adoption of Apex’s stock option plan. If the American Home stockholders approve the share issuance, American Home, as the sole stockholder of AHM Investment Corp., will execute a written consent approving the share issuance prior to completion of the transactions.

Completion of the merger is contingent upon completion of the reorganization. Accordingly, approval by American Home stockholders of both the reorganization and the share issuance is necessary to complete the merger.

Voting by American Home Directors and Executive Officers

At the close of business on October 16, 2003, American Home directors and executive officers owned and were entitled to vote [              ] shares of American Home common stock, representing, in the aggregate, approximately [      ]% of the outstanding voting power of American Home common stock on that date. The members of the American Home board of directors, collectively owning approximately [      ]% of the outstanding shares of American Home common stock as of the date of this joint proxy statement/prospectus, have agreed to hold and vote, or cause to be voted, all of the shares of American Home common stock owned by such holders in favor of the reorganization, the issuance of shares of AHM Investment Corp. common stock to Apex stockholders in the merger and adoption of Apex’s stock option plan, except that one American Home director has retained the right to sell or dispose of up to 10% of his American Home shares (i.e., up to 47,377 shares) prior to the American Home stockholder meeting.

Voting of Proxies

All shares represented by properly executed proxies received at or in advance of the American Home special meeting will be voted at the meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the approval of all proposals.

American Home common stock represented at the American Home special meeting but not voting, including American Home common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the American Home special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

When an eligible voter attends the American Home special meeting but decides not to vote (either in person or by proxy), such holder’s decision not to vote is called an abstention. Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal. Abstention shares are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have the same effect as votes against a proposal if the vote required is a majority or some other percentage of all the votes entitled to be cast, or a majority of the shares of common stock represented in person or by proxy at the meeting.

As a result, an abstention will have the same effect as a vote against the approval of the reorganization proposal, the share issuance proposal and the stock option plan proposal.

Many of American Home’s investors do not hold American Home shares directly, but instead hold the shares in “street name” through their brokers. Brokers holding shares for their clients generally do not have authority to vote those shares on extraordinary proposals such as the reorganization proposal and the share issuance proposal, unless the client provides specific voting instructions to the broker. When no such instructions are received, brokers are generally required to return the proxy card (or a substitute) marked with an indication that the broker lacks voting power for the proposal. This type of response is known as a broker non-vote, and will not be counted as a vote “for” or “against” the share issuance proposal or the adoption of Apex’s stock option plan. However, a broker non-vote will have the same effect as a vote against the approval of the reorganization proposal. If an American Home stockholder owns shares through a broker and attends the American Home special meeting, the stockholder should bring a letter from that stockholder’s broker identifying that stockholder as the beneficial owner of the shares and acknowledging that such stockholder will vote its shares.

American Home does not expect that any matter other than the proposals to approve the reorganization, the share issuance and adoption of Apex’s stock option plan will be brought before the American Home special meeting. If, however, other matters are properly presented at the American Home special meeting, the individuals named as proxies will vote in accordance with the recommendation of the American Home board of directors.

Revocability of Proxies

Submitting a proxy on the enclosed form does not preclude an American Home stockholder from voting in person at the American Home special meeting. An American Home stockholder may revoke a proxy at any time before it is voted by filing with American Home a duly executed revocation of proxy, by submitting a duly executed proxy to American Home with a later date or by appearing at the American Home special meeting and voting in person. American Home stockholders may revoke a proxy by any of these methods, regardless of the method used to deliver a stockholder’s previous proxy. Attendance at the American Home special meeting without voting will not in itself revoke a proxy.

Solicitation of Proxies

American Home and Apex will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. In addition to solicitation by mail, the directors, officers and employees of American Home and its subsidiaries, who will not be specially compensated, may solicit proxies from American Home stockholders by telephone, facsimile, telegram or other electronic means or in person. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and American Home will reimburse them for their reasonable out-of-pocket expenses.

American Home will mail a copy of this joint proxy statement/prospectus to each holder of record of American Home common stock on the record date of the American Home special meeting.

You should not send in any American Home stock certificates with your proxy card. A letter of transmittal with instructions for the surrender of your American Home stock certificates will be mailed to you as soon as practicable after completion of the transactions.

American Home has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors for a fee of $7,500 plus reimbursement for expenses.

THE APEX SPECIAL MEETING

We are furnishing this joint proxy statement/prospectus to Apex stockholders as part of the solicitation of proxies by the Apex board of directors for use at the Apex special meeting.

Date, Time and Place

Apex will hold its special meeting on Friday, November 21, 2003, at 10:00 a.m., Los Angeles time, at the Los Angeles Marriott Downtown Hotel located at 333 South Figueroa Street, Los Angeles, California 90071.

Purpose of the Apex Special Meeting

At the Apex special meeting, we are asking holders of record of Apex common stock on October 10, 2003 to consider and vote on a proposal to approve the merger of Apex with and into AHM Investment Corp., with AHM Investment Corp. being the surviving corporation pursuant to the merger agreement by and among Apex, American Home and AHM Investment Corp., and the other transactions contemplated by the merger agreement, or the “merger proposal.” See “The Transactions” on page [    ] and “Description of the Transaction Agreements—The Merger Agreement” on page [    ]. In addition, if there are not sufficient affirmative votes initially present to approve the merger, the Apex stockholders who are present (in person or by proxy) will be asked to vote on a separate proposal, the “adjournment proposal,” to adjourn the special meeting to permit further solicitation of proxies.

The Apex board of directors, upon the unanimous approval and recommendation of a special committee consisting entirely of independent directors, after due consideration, by unanimous vote:

•	determined that the merger proposal is advisable to Apex and its stockholders;

•	approved the merger and approved and adopted the merger agreement and the other transactions contemplated by the merger agreement;

•	directed that the merger proposal be submitted to a vote at a special meeting of Apex stockholders; and

•	recommended that Apex stockholders approve the merger proposal and, if necessary, the adjournment proposal.

The special committee of the Apex board of directors and the Apex board of directors unanimously recommends that Apex stockholders vote “FOR” the approval of the merger proposal.

Certain directors and officers of Apex will receive financial and other benefits in connection with the transactions. For a discussion of the interests of certain persons in the transactions, see “The Transactions—Interests of Certain Persons in the Transactions” on page [    ].

If there are not enough affirmative votes initially present or represented by proxy at the Apex special meeting to approve the merger proposal, the chairman of the meeting may move to adjourn the meeting to permit further solicitation of proxies by Apex, its board and its proxy solicitator in hope of obtaining a sufficient number of proxies to approve the merger proposal. (Under Maryland law and the Apex charter, a lesser vote is required to approve adjournment of the meeting than is required to approve a merger of the company.) Approval of the adjournment proposal is not a condition to the merger proposal. Approval of the adjournment proposal would permit the adjournment of the special meeting to solicit additional proxies. Apex’s board of directors unanimously recommends that you vote “FOR” the adjournment proposal.

Apex Record Date; Shares Entitled to Vote; Quorum

Only holders of record of Apex common stock at the close of business on October 10, 2003, the record date for the Apex special meeting, are entitled to notice of and to vote at the Apex special meeting and any adjournment thereof. On the record date, [            ] shares of Apex common stock were issued and outstanding and held by approximately [      ] holders of record. A quorum will be present at the Apex special meeting if stockholders entitled to cast a majority of the votes entitled to be cast at the meeting are present, in person or by proxy. The effect of abstentions and broker non-votes on the presence of a quorum is described below. Apex’s bylaws provide that if a quorum is not present, no business may be transacted at the meeting until a quorum is present, except that the stockholders present (in person or by proxy) and entitled to vote may vote to adjourn the meeting from time to time to a date not more than 120 days after the original record date. If a quorum is not present, we expect that the chairman of the meeting will call for a vote on the adjournment proposal. Holders of record of Apex common stock on the Apex record date are entitled to one vote per share on the merger proposal and the adjournment proposal.

Abstentions

When an eligible voter attends the meeting but does not to vote (either in person or by proxy) on a proposal, his or her decision not to vote is called an abstention as to that proposal. Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal.

Vote Required

The approval of the merger proposal by Apex stockholders requires the affirmative vote, either in person or by proxy, of the holders of two-thirds of the Apex common shares outstanding on the record date and entitled to vote. An abstention or failure to vote will have the same effect as a vote against the merger proposal.

Approval of the adjournment proposal, if it is introduced when a quorum is present, will require the affirmative vote of a majority of all votes actually cast on the proposal; in that case, abstentions will have no effect on the passage of the adjournment proposal. On the other hand, if no quorum is present when the adjournment proposal is introduced, its approval will require the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote, in which case abstentions will have the same effect as a vote against the adjournment proposal.

Many Apex investors do not hold their shares directly, but instead hold the shares in “street name” through their brokers. U.S. brokers holding shares for their clients generally do not have authority to vote those shares on extraordinary proposals such as the Apex merger proposal, unless the client provides specific voting instructions to the broker. When no instructions are received, the broker may be required to return the proxy card (or a substitute) marked with an indication that the broker lacks voting power over that particular extraordinary proposal. This type of response is known as a “broker non-vote.”

For the purpose of determining whether a quorum exists, abstentions will count as shares present at the meeting (and thus will count toward the existence of a quorum). Broker non-votes will also count as shares present at the meeting (and thus will count toward the existence of a quorum), so long as the broker’s proxy card grants some voting power to the person designated as the proxy.

Broker non-votes on the Apex merger proposal will have the same effect as a vote against the merger proposal. If any broker non-votes are received as to the adjournment proposal, they will be treated as shares present, but not voting (and not entitled to vote) as to that proposal. Accordingly, if a quorum is present (such that approval of the adjournment proposal requires a majority of the votes actually cast), a broker non-vote will count neither for nor against, and will thus have no effect on passage of, the adjournment proposal. Similarly, even if a quorum is not present (such that approval of the adjournment proposal requires the affirmative vote of a majority of the shares present and entitled to vote), a broker non-vote will count neither for nor against, and thus will have no effect on passage of, the adjournment proposal.

Voting by Apex Directors and Executive Officers

At the close of business on October 10, 2003, Apex directors and executive officers owned and were entitled to vote [    ]% of the Apex common stock outstanding on that date. Each Apex director and executive officer has agreed to hold and vote, or cause to be voted, all of the Apex common stock owned by such holder for the approval of the merger and the other transactions contemplated by the merger agreement.

Voting of Proxies; Voting in Person by Beneficial Owners

All shares represented by properly executed proxies received at or in advance of the Apex special meeting will be voted at the meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the merger proposal and for the adjournment proposal.

If an Apex beneficial owner holds shares through a broker and wishes to attend the Apex special meeting in person, the beneficial owner should bring a letter from his or her broker identifying him or her as the beneficial owner of the shares. If such a beneficial owner wishes to vote in person at the meeting, he or she must obtain a valid, dated proxy from the broker conferring voting power upon him or her.

Other Matters

Apex does not expect that any matter other than the merger proposal will be brought before the Apex special meeting. If, however, other matters are properly presented at the Apex special meeting, the individuals named as proxies will vote in accordance with the recommendation of the Apex board of directors.

Revocability of Proxies

Submitting a proxy to Apex does not preclude an Apex stockholder from voting in person at the Apex special meeting. An Apex stockholder may revoke a proxy at any time before it is voted by filing with Apex a duly executed revocation of proxy, by submitting a duly executed proxy to Apex with a later date or by appearing at the Apex special meeting and voting in person. Apex stockholders may revoke a proxy by any of these methods, regardless of the method used to deliver a stockholder’s previous proxy. Attendance at the Apex special meeting without voting will not in itself revoke a proxy.

Solicitation of Proxies

American Home and Apex will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. In addition to solicitation by mail, the directors, officers and employees of Apex and its subsidiaries, who will not be specially compensated, may solicit proxies from Apex stockholders by telephone, facsimile, telegram or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and Apex will reimburse them for their reasonable out-of-pocket expenses.

Apex will mail a copy of this joint proxy statement/prospectus to each holder of record of Apex common stock on the record date of the Apex special meeting.

You should not send in any Apex stock certificates with your proxy card. A letter of transmittal with instructions for the surrender of your Apex stock certificates will be mailed to you as soon as practicable after completion of the transactions.

Apex has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors for a base fee of $8,500 plus additional fees and costs associated with telephone solicitations and reimbursement for expenses.

BUSINESS OF AHM INVESTMENT CORP.

American Home formed AHM Investment Corp. on July 11, 2003. To date, AHM Investment Corp. has not conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of this joint proxy statement/prospectus. Upon completion of the reorganization and the merger, American Home will be a wholly-owned subsidiary of AHM Investment Corp. and Apex will be merged with and into AHM Investment Corp. The business of AHM Investment Corp. will be the continuation of the businesses of both American Home and Apex before the merger. The current directors and officers of American Home will be the directors and officers of AHM Investment Corp.

General

Business of American Home

American Home is a mortgage banking company engaged in two business segments: originating residential mortgage loans and servicing residential mortgage loans.

American Home’s origination segment makes home loans to consumers and then resells those home loans into the secondary mortgage market. Lending is conducted through 211 loan production offices located in 37 states across the county, through mortgage brokers and through three Internet call-centers that serve customers located in all 50 states. In 2002, the community loan offices, mortgage brokers and Internet call-centers accounted for 72%, 15% and 13%, respectively, of American Home’s originations. American Home offers a broad array of mortgage products, but primarily makes high-credit-quality loans; more than 80% of its originations are eligible for Fannie Mae, Freddie Mac or Ginnie Mae, while most of the balance of its loans are jumbo loans for borrowers with FICO credit scores above 660.

American Home has grown its loan origination franchise substantially since becoming a public company in October, 1999. This year, American Home expects that total loan originations will be approximately $22 billion, compared to $12.2 billion in 2002, $7.8 billion in 2001 and $3.0 billion in 2000. American Home’s growth has resulted from growing its network of loan production offices primarily by acquisitions, and to a lesser extent by increasing its originations from mortgage brokers and growing its Internet business. American Home has grown its loan production offices to 211 on June 30, 2003 from 28 in October, 1999 by acquiring small to mid-sized mortgage businesses on favorable terms. American Home has completed seven such acquisitions since December, 1999. When it acquired a small or mid-sized mortgage business, American Home sought to accomplish three synergies. First, it reduces operational costs by supporting the acquired business with its existing capabilities and by eliminating duplicative costs in the acquired business’ support structure. Second, it improves the prices obtained for the acquired business’ loan production by substituting American Home’s more robust secondary marketing capabilities for those of the acquired business. Thirdly, American Home improved the marketing capabilities of the acquired businesses by providing its marketing capabilities to the acquired business’ loan production offices.

Growth in American Home’s business with mortgage brokers has resulted from adding additional mortgage broker account representatives and corresponding management and by increasing the depth of its mortgage broker support capabilities. Originations from mortgage brokers has grown to $1.9 billion through the second quarter of 2003 from $526 million through the second quarter of 2002. American Home’s Internet business, which operates under the name MortgageSelect.com, has grown as a result of new marketing agreements with entities that can provide additional customers to MortgageSelect. In the six months ended June 30, 2003, MortgageSelect originations were $979 million compared to $775 million in the six months ended June 30, 2002.

American Home’s servicing business entails administering existing mortgage loans owned by Fannie Mae, Freddie Mac, Ginnie Mae, the State of Maryland Housing Authority and other institutional mortgage holders. Administrative responsibilities include responding to customers inquiring about their loans, collecting mortgage payments, ensuring that proper homeowners’ insurance is in place with respect to the underlying collateral securing the mortgage loans and recovering and reselling collateral on defaulted loans. Currently, American Home services approximately 71,284 loans with an aggregate principal balance of approximately $7.7 billion. American Home receives an annual fee for servicing mortgage loans, ranging generally from ¼% to ½% of the outstanding principal balances of the loans, and generates other revenue from its loan servicing business such as late fees. Virtually all of the loans being serviced by American Home were originated by it, or its successors, with the exception of certain loans owed by the State of Maryland Housing Authority, for which American Home is the master servicer. In general, mortgage servicing rights lose value when mortgage rates decline, as increased refinancing decreases the expected life of the loans in the servicing portfolio. As a result of the impact of falling interest rates, American Home’s servicing segment has been experiencing losses.

American Home views its loan origination and loan servicing segments as counterbalancing businesses because, during periods of falling interest rates, the results from originations are expected to be strong while the servicing business is expected to experiences losses. Conversely, during periods of rising interest rates, the results from originations are expected to diminish while servicing is expected to produce profits. Despite this expected counterbalancing, the overall impact of rising interest rates is projected to reduce American Home’s profitability, since the diminished results from originations are not projected to be fully offset by servicing profits.

Business of Apex

Apex invests in investment grade residential mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. Apex also invests in stock of other mortgage REITs or similar companies when it believes that such purchase may yield relatively attractive returns on capital employed. When the stock market valuations of such companies are low in relation to the market value of their assets, such stock purchases can be a way for Apex to acquire an interest in a pool of mortgage assets at an attractive price. At June 30, 2003, Apex’s equity investments consisted of shares of common stock of Dynex Capital, Inc., a publicly-traded REIT which invests in loans and securities consisting of or secured by, single-family mortgage loans, commercial mortgage loans, manufactured housing installment loans and delinquent property tax receivables, and shares of Series B preferred stock of Capstead Mortgage Corporation, a publicly-traded REIT which earns income from investing in real estate-related assets and other investment strategies. Consistent with the limitations imposed by the REIT rules, Apex’s policies limit its equity investments in other companies to no more than 10% of the outstanding securities of any one issuer, measured by voting power or by value of such securities. Apex’s equity investments in Dynex and Capstead, measured by voting power or by value of such securities, represented less than 1% of each company’s respective outstanding securities. Apex is externally managed by TCW Management, an affiliate of The TCW Group, Inc. Apex is structured as a REIT for U.S. federal income tax purposes.

See “Risk Factors” on page [      ] for a discussion of the various risk factors relating to the businesses of American Home and Apex.

Business of AHM Investment Corp.

AHM Investment Corp. intends to succeed to the businesses of American Home and Apex. In addition, AHM Investment Corp. will elect to be a REIT for U.S. federal income tax purposes. AHM Investment Corp.’s REIT-eligible assets and activities will be held and performed at the parent level or in qualified REIT subsidiaries, while AHM Investment Corp.’s assets and activities that are not REIT-eligible, such as American Home’s mortgage origination and mortgage servicing segments, will be held and performed in taxable REIT subsidiaries of AHM Investment Corp. Any profits attributable to the businesses of such taxable REIT subsidiaries will be fully subject to corporate income tax, and after-tax net income of these subsidiaries may be retained by the subsidiary or distributed up to AHM Investment Corp. Any such distribution to AHM Investment Corp. will be subject to REIT rules requiring the payment of distributions to stockholders. AHM Investment Corp. will be self-managed; Apex’s external management agreement with TCW Management will be terminated upon completion of the merger of Apex into AHM Investment Corp.

Upon completion of the transactions, AHM Investment Corp. is expected to have an equity capital base in excess of $[    ] dollars, total assets in excess of $[    ] and more than 3,500 employees in 226 offices across the United States. AHM Investment Corp.’s structure is expected to provide it with a diversified income stream and its stockholders with dividend income in a tax-efficient manner. In comparison to either American Home’s or Apex’s current business structure, AHM Investment Corp.’s earnings will be diversified between net interest income from holdings of mortgage-backed securities, mortgage origination and mortgage servicing, and will be less cyclical and less dependent on mortgage refinancing activity. For example, American Home expects that, without the Apex merger, the sources of its 2004 income would be approximately 73% from mortgage originations and approximately 27% from its mortgage loan servicing business. American Home expects that, if the merger with Apex is completed, approximately 47% of AHM Investment Corp.’s projected earnings in 2004 will come from its holdings of mortgage-backed securities, approximately 38% will come from mortgage originations and approximately 15% will come from its loan servicing business. This represents a more varied earnings mix that is less dependent on mortgage refinancing activity.

AHM Investment Corp.’s Mortgage-Backed Securities Holdings

One of the requirements for a reorganization for U.S. federal income tax purposes is to continue the target’s historic business or use a significant portion of the target’s assets in a business. Accordingly, pursuant to the merger agreement, AHM Investment Corp. has agreed to retain at least 34% of Apex’s assets that it acquires in connection with the merger for no less than 24 months following the closing of the merger. Apex has agreed that its asset portfolio at the time of closing will meet the investment guidelines set forth in the merger agreement. In particular, at least 34% of Apex’s portfolio must consist of short-term ARMs (e.g., 7/1 ARMs, 5/1 ARMs and 3/1 ARMs, etc.), consistent with American Home’s, and subsequently AHM Investment Corp.’s investment strategy. Immediately after the merger, it is expected that AHM Investment Corp.’s portfolio will be composed of mostly adjustable-rate, self-originated mortgage-backed securities weighted toward securities with relatively frequent interest rate resets. The estimated break-out of securities holdings by product type is as follows:

•	5/1 ARMs are ARMs that have fixed rates for the first five years and then become one year adjustable rate loans thereafter;

•	3/1 ARMs are ARMs that have fixed rates for the first three years and then become one year adjustable rate loans thereafter;

•	6m ARMs are ARMs that have rates that adjust every 6 months;

•	1/1 ARMs are ARMs that have rates that adjust every year; and

•	7/1 ARMs are ARMs that have fixed rates for the first seven years and then become one year adjustable rate loans thereafter.

The net interest income from holding mortgage-backed securities which are purchased from third parties and held directly by AHM Investment Corp. are expected to be largely tax exempt as a result of AHM Investment Corp.’s contemplated REIT status.

AHM Investment Corp. expects that, after a build-up period, most of the mortgage-backed securities it will hold will be created from its own loan originations that will be sourced from mortgage applications brokered to it by its taxable subsidiaries in exchange for fair market consideration, thus subject to tax. The length of the build-up period during which AHM Investment Corp. will substitute self-originated securities for purchased securities is projected to be approximately six months. This projection is based on American Home’s existing adjustable rate mortgage position of approximately $125 million and an expected adjustable rate mortgage loan production of $325 million per month. AHM Investment Corp. projects that by self-originating its securities holdings from loan applications originated by its taxable subsidiaries, its holdings will be created at a lower price than if those same securities were purchased in the capital markets. Consequently, AHM Investment Corp. projects that its return from holding securities will be increased, and its prepayment risk associated with holding those securities will be diminished, as a result of its self-origination capability. Specifically, AHM Investment Corp. estimates that, given today’s market characteristics, the return on equity invested in AHM Investment Corp.’s mortgage securities will be approximately 4% greater than the return that would be achieved without the benefit of self-originating its mortgage securities. This projected yield is based upon AHM Investments Corp.’s lower cost basis in self-originated mortgage securities, resulting from the absence of distribution costs associated with mortgage securities purchased in the capital markets as well as the tax savings which can be achieved because the originating entity is not expected to pay federal income tax.

AHM Investment Corp.’s Mortgage Origination and Servicing

AHM Investment Corp. will succeed to American Home’s mortgage origination and mortgage servicing businesses through taxable subsidiaries. In order to achieve future growth, the origination business will attempt to utilize the same drivers that have enabled its growth to date. One of these drivers is the acquisition of small to mid-sized mortgage companies that offer the potential for reduced costs, better secondary mortgage market execution and improved marketing capability. Other growth drivers include additional sales and support capabilities for the mortgage broker business and additional sources of customers for MortgageSelect. AHM Investment Corp.’s servicing business is expected to grow in part because it will be used to service the mortgage loans underlying AHM Investment Corp.’s mortgage securities holdings. It will also continue to service loans for other institutional loan holders. AHM Investment Corp.’s taxable subsidiaries are expected to retain some of their earnings to support their growth.

For more information on American Home and Apex, see “Where You Can Find More Information” on page [    ] and the documents that are incorporated into this joint proxy statement/prospectus by reference.

Investment and Operational Policies of AHM Investment Corp.

AHM Investment Corp.’s investment strategy is subject to change if and when its board of directors determines that a change in investment strategy is in the best interest of AHM Investment Corp.’s stockholders. In general, AHM Investment Corp.’s expected strategy is to hold a portfolio of ARM mortgage-backed securities, primarily consisting of self-originated ARM securities, with interest rates that reset from every six months to every five years. The ARM securities are expected to be backed primarily by first mortgages on one- to four-family dwellings and are expected to be either obligations of Fannie Mae, Freddie Mac or Ginnie Mae or have an S&P or Moody’s rating of AAA.

AHM Investment Corp.’s expected strategy is that the mortgage-backed securities in its portfolio will be nearly “match funded,” meaning that the duration of its assets will be similar to the duration of the liabilities associated with those assets, in an attempt to reduce the impact that a change in interest rates will have on the net economic value of AHM Investment Corp.’s assets and the associated liabilities. In addition, AHM Investment

Corp.’s expected strategy is to reduce the exposure of the net economic value of its assets and their associated liabilities to changes in the difference between short- and long-term interest rates by staggering the maturities of those liabilities. AHM Investment Corp. expects to hold its mortgage-backed securities at least until the interest rates on those securities adjust in accordance with the terms of the underlying loans, which in most cases is several years. However, if AHM Investment Corp.’s investment strategy changes for any reason, the holding period for its mortgage-backed securities may be shorter than currently projected. AHM Investment Corp. expects to leverage its portfolio but plans to maintain an equity investment in its portfolio ranging from 8% to 12%. The initial equity investment AHM Investment Corp. expects to make in its portfolio of mortgage-backed securities will range from $200 million to $210 million, and its total holdings are anticipated to be $1.75 billion to $2.5 billion.

AHM Investment Corp.’s investment strategy is focused on trying to gain additional yield without substantial added risk by self-originating its mortgage-backed securities holdings. By closing and securitizing loans, rather than buying securities in the capital markets, AHM Investment Corp. will seek to reduce its cost basis in its portfolio, and consequently will seek to enhance its returns from those securities. A lower cost basis would reduce the loss AHM Investment Corp. could suffer from repayment of its securities or otherwise, and would thereby reduce that risk.

If AHM Investment Corp. changes its investment strategy, the new strategy may entail more risk of loss than its currently anticipated investment strategy. Alternative strategies that the board of directors of AHM Investment Corp. may elect to put in place include:

•	purposefully exposing the value of AHM Investment Corp.’s holdings to changes in interest rates or changes in the difference between short and long-term rates;

•	holding more securities that have a lower credit rating than AAA;

•	holding securities backed by assets other than one- to four-family dwellings;

•	increasing the leverage so that the equity investment AHM Investment Corp. maintains in its holdings is less than 8%;

or some combination of the above, or other strategies that may entail a higher degree of risk. AHM Investment Corp. need not seek stockholder approval nor notify stockholders prior to changing its investment strategy.

AHM Investment Corp.’s mortgage-backed securities portfolio will be managed by Thomas M. McDonagh, its Chief Investment Officer, who will determine the specific securities it will hold as well as their associated liabilities. To finance the securities, AHM Investment Corp. has established repurchase facilities with Citigroup and Bear Stearns. AHM Investment Corp. has engaged BlackRock Financial Management, Inc. to provide market advice and risk analytics that will be used as tools by its Chief Investment Officer. AHM Investment Corp.’s actual securities transactions are expected to be managed through a prime brokerage account at Citigroup.

AHM Investment Corp. will make loans by drawing on warehouse lines of credit provided by banks and other financial institutions. The loans will then be securitized. AHM Investment Corp. will repay the warehouse draws by pledging the securities for repurchase financings with the proceeds of those financings being used to repay the warehouse draws. Typically, loans eligible for Fannie Mae, Freddie Mac or Ginnie Mae securities will be securitized when the principal amounts of those loans in warehouse is from $25 million to $100 million, while other types of loans will be securitized when their aggregate principal amount in warehouse is from $100 million to $250 million. AHM Investment Corp. intends to invest primarily in first mortgages on one-to four-family dwellings.

AHM Investment Corp. expects that from time to time it will enter into hedging transactions with respect to one or more of its assets or liabilities. Its hedging activities may include, for example, entering into interest rate swaps, caps and floors, options to purchase these items and futures or forward contracts. AHM Investment Corp. currently anticipates that, upon completion of the merger, it will use term reverse repurchase agreements and interest rate swap agreements to manage the interest rate risk of its portfolio of ARMs. Although AHM Investment Corp. currently anticipates that it will use term reverse repurchase agreements and interest rate swap agreements in connection with its hedging strategy, its actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from AHM Investment Corp.’s currently anticipated hedging strategy. AHM Investment Corp. cannot assure you that its hedging strategy and the hedges that AHM Investment Corp. makes will be effective and will not result in losses.

AHM Investment Corp. will be an opportunistic investor and will not have specific guidelines or policies dictating specific investment or operating restrictions. It is possible that AHM Investment Corp. will make investments that have a high risk profile relative to the anticipated returns, which could result in losses that would negatively impact AHM Investment Corp.’s operating results. AHM Investment Corp. may take the following actions without the consent of AHM Investment Corp. stockholders: (i) borrow money; (ii) make loans to other companies; (iii) invest in securities of other issuers for the purpose of exercising control; (iv) sell existing investments and make additional investments; and (v) repurchase or otherwise reacquire its shares. AHM Investment Corp. also may issue preferred stock that has liquidation and dividend preferences over the outstanding common stock or offer securities in exchange for property. AHM Investment Corp. plans to distribute an annual report, including AHM Investment Corp.’s audited financial statements, to stockholders as required under the securities laws. AHM Investment Corp. currently has no plan to underwrite the securities of other issuers.

AHM Investment Corp. will not have a general policy limiting the use of leverage. However, American Home is a party to several warehousing agreements in which counterparties limit the use of leverage to not exceed 92% of the enterprise’s balance sheet. AHM Investment Corp. does not intend to assume any of Apex’s material contracts or to maintain borrowings under any of Apex’s current repurchase agreements, all of which will be repaid and retired at the closing of the merger.

The business of AHM Investment Corp., including a detailed composition of its portfolio by product type, is set forth under “AHM Investment Corp.’s Mortgage Securities Holdings” on page [    ].

DIRECTORS AND EXECUTIVE OFFICERS OF AHM INVESTMENT CORP.

Directors and Executive Officers

Upon completion of the merger, the board of directors of AHM Investment Corp. will have six members, consisting of the American Home board of directors immediately prior to the merger. The AHM Investment Corp. board of directors will be divided into three classes, with two directors in each class, serving staggered terms. The Class II directors will serve for a term expiring on the date of the first AHM Investment Corp. annual meeting after completion of the merger, the Class III directors will serve for a term expiring on the date of the second AHM Investment Corp. annual meeting after completion of the merger, and the Class I directors will serve for a term expiring on the date of the third AHM Investment Corp. annual meeting after completion of the merger.

The executive officers of AHM Investment Corp. will be the executive officers of American Home immediately prior to the merger. Executive officers will serve at the discretion of the AHM Investment Corp. board of directors.

The table below sets forth the names and ages of the initial directors and executive officers of AHM Investment Corp., as well as the positions and offices held by these individuals. These persons will serve as the directors and officers of AHM Investment Corp. unless any such person ceases to be a full-time employee of American Home prior to the completion of the merger. A summary of the background and experience of each of these individuals is set forth after the table.

Name	Age	Position(s)
CLASS II DIRECTORS (WHOSE TERMS EXPIRE IN 2004):
John A. Johnston	49	Director and President of American Home’s Western Division
Michael A. McManus, Jr.	60	Director
CLASS III DIRECTORS (WHOSE TERMS EXPIRE IN 2005):
Michael Strauss	44	Chairman of the Board, Chief Executive Officer and President
Nicholas R. Marfino	47	Director
CLASS I DIRECTORS (WHOSE TERMS EXPIRE IN 2006):
C. Cathleen Raffaeli	46	Director
Kenneth P. Slosser	39	Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
Kenneth Alverson	46	Executive Vice President and Chief Administrative Officer
Ronald L. Bergum	41	Executive Vice President, American Home’s Western Division
Robert Bernstein	37	Senior Vice President and Controller
Chris Cavaco	34	Executive Vice President and Chief Information Officer
Doug Douglas	55	Executive Vice President, Business Processes
Thomas J. Fiddler	37	Executive Vice President, Eastern Division
Mark Filler	43	Executive Vice President, Mergers and Acquisitions
Donald Henig	44	Executive Vice President, Alternative Channels Division
Alan B. Horn	51	Executive Vice President and General Counsel
Stephen A. Hozie	44	Executive Vice President and Chief Financial Officer
Dena L. Kwaschyn	42	Executive Vice President, Operations
John A. Manglardi	50	President, Eastern Division
Thomas M. McDonagh	38	Executive Vice President and Chief Investment Officer
James P. O’Reilly	49	Executive Vice President, Secondary Marketing

Michael Strauss.    Mr. Strauss has served as the Chairman of the Board of Directors, Chief Executive Officer and President of American Home since its founding and initial public offering in 1999. In addition, Mr. Strauss served as Chairman of the Board of Directors, Chief Executive Officer and President of American Home’s predecessor corporation since its founding by Mr. Strauss in 1988. He is responsible for American Home’s strategic direction as well as overseeing its day-to-day operations.

Kenneth Alverson.    Mr. Alverson joined American Home in August 2003 as Executive Vice President and Chief Administrative Officer. Previously, Mr. Alverson was a Partner in the Financial Services Industry, Strategy and Operations group at Deloitte Consulting from 2000 to August 2003. From 1998 to 2000, Mr. Alverson served as Principal in the Financial Services Group of Mitchell Madison Group, a professional services consulting company. Prior to that, from 1995 to 1997, Mr. Alverson served as Chief Financial Officer at Dime-North American Mortgage, a mortgage banking company, and from 1994 to 1995 as Chief Administrative Officer of the Mortgage Division of First Fidelity Bank.

Ronald L. Bergum.    Mr. Bergum has served as American Home’s Executive Vice President, Western Division, since January 2003. Mr. Bergum joined American Home as a result of American Home’s acquisition of Marina Mortgage Company, Inc., or “Marina,” where Mr. Bergum served as President since 1994. American Home acquired Marina on December 29, 1999, and Mr. Bergum has continued to serve as President of Marina since that date.

Robert Bernstein.    Mr. Bernstein joined American Home in December 2002 as Controller. He has served as American Home’s Senior Vice President and Controller since April 2003. From January 2001 to February 2002, he served as Chief Financial Officer of GreenPoint Mortgage. Mr. Bernstein has worked in various positions at GreenPoint Mortgage and GreenPoint Bank for 15 years.

Chris Cavaco.    Mr. Cavaco joined American Home in November 2000 and served as its Chief Technology Officer until April 2001, when he became American Home’s Chief Information Officer. Since April 2003, Mr. Cavaco has served as American Home’s Executive Vice President and Chief Information Officer. Prior to joining American Home, Mr. Cavaco worked for MCI WorldCom Wireless from June 1997 as the Network and Systems Manager and, later, Applications Development Manager. From 1991 until June 1997, Mr. Cavaco was self-employed as an information system consultant.

Doug Douglas.    Mr. Douglas joined American Home in June 2002 as Executive Vice President, Business Processes, through American Home’s acquisition of Columbia National Incorporated, or “Columbia,” where he served as Chief Financial Officer since August 1971. His prior roles at Columbia were in Secondary Marketing, Technology and both Commercial and FHA Multi-Family Loan Origination. Previously, he served as President of Columbia Real Estate Investments, a publicly owned real estate investment trust managed by Columbia.

Thomas J. Fiddler.    Since January 2003, Mr. Fiddler has served as American Home’s Executive Vice President, Eastern Division. Mr. Fiddler served as American Home’s Executive Vice President, Sales and Marketing, since American Home acquired First Home Mortgage Corp., or “First Home,” in June 2000. Prior to the acquisition, he served as Vice President, Sales, of First Home since 1997.

Mark Filler.    In January 2003, Mr. Filler joined American Home as Executive Vice President, Mergers and Acquisitions. Since September 2001, Mr. Filler has also served as a Principal with Division Sales International, a wholesale distributions company. Previously, Mr. Filler has also served as Chief Executive Officer of Prism Financial Corporation, a mortgage banking company, from December 1999 to June 2001 and President from September 1998 to June 2001. While at Prism, he sourced and negotiated numerous acquisitions during his eight-year tenure.

Donald Henig.    Mr. Henig has served as American Home’s Executive Vice President, Alternative Channels Division since April 2003. Mr. Henig joined American Home in February 2001 as Senior Vice

President, New Sales Channels. From February 2000 until February 2001, Mr. Henig served as Senior Vice President at LoanTrader.com, where he was responsible for business development and corporate relations. From October 1999 until February 2000, Mr. Henig was Managing Director – National Account Sales and Eastern Region Manager of Ultraprise.com, an online secondary market exchange. Between 1997 and 1999, Mr. Henig served as Senior Vice President, National Sales and Director of Lender Relations at MtgPro, Inc. In 1995, Mr. Henig founded Mortgage Tech Group, LTD., a multistate mortgage origination franchise, and he served as President of that company until 1997. From 1985 until 1995, Mr. Henig served as President of Island Mortgage Network, Inc., a company which he founded.

Alan B. Horn.    Mr. Horn joined American Home in January 2003 as General Counsel. He has served as American Home’s Executive Vice President and General Counsel since April 2003. From November 2001 to December 2002, Mr. Horn was a Partner and Chair of the New York Financial Institutions Practice Group for Greenberg Traurig, LLP. From October 1989 to July 2001, Mr. Horn served as General Counsel and Chief Compliance Officer for European American Bank, or “EAB,” where he oversaw overall legal strategy and was directly involved in the development and implementation of strategic initiatives. Mr. Horn served as a staff and managing attorney in EAB’s legal department from May 1985 to October 1989.

Stephen A. Hozie.    Mr. Hozie joined American Home in March 2002 as Chief Financial Officer. He has served as American Home’s Executive Vice President and Chief Financial Officer since April 2003. From May 1998 until January 2002, Mr. Hozie served as Senior Vice President, Finance, and then as Deputy Chief Financial Officer, of Fleet Mortgage Group. Mr. Hozie was Vice President of Mellon Mortgage Company from April 1997 until April 1998.

John A. Johnston.    Mr. Johnston has served as American Home’s President, Western Division, since January 2003. Mr. Johnston joined American Home as a result of American Home’s acquisition of Marina, where Mr. Johnston served as Chief Executive Officer since 1991. American Home acquired Marina on December 29, 1999, and Mr. Johnston continued to serve as Chief Executive Officer of Marina since such date. Mr. Johnston has been one of American Home’s directors since March 2000.

Dena L. Kwaschyn.    Ms. Kwaschyn has served as American Home’s Executive Vice President, Operations, since April 2003. She joined American Home in February 2001 as Senior Vice President, Operations. From April 2000 to February 2001, Ms. Kwaschyn served as Director of Operations for L’Argent Mortgage Bankers. From April 1999 until March 2000, Ms. Kwaschyn was a self-employed consultant to various mortgage banking firms. Ms. Kwaschyn was Executive Vice President, Director of Mortgage Lending, from September 1997 until April 1999 at Long Island Savings Bank, having first served as Long Island Savings Bank’s Director of Operations of the Mortgage Division from February 1986 through September 1997.

John A. Manglardi.    Mr. Manglardi has served as American Home’s President, Eastern Division, since January 2003. Prior to that time, Mr. Manglardi was employed by American Home as Senior Executive Vice President since American Home acquired First Home in June 2000. Prior to the acquisition, he served as President and Chief Executive Officer of First Home since his co-founding of that company in 1994. Mr. Manglardi is directly involved in the day-to-day operations of the management, administration and expansion of American Home’s First Home sales network.

Nicholas R. Marfino.    Mr. Marfino has served on American Home’s board of directors since July 2001. Since October 2001, Mr. Marfino has been Vice President of Adirondack Electronic Markets, LLC, where he manages and supervises institutional equity option sales and brokerage. Prior to that time, Mr. Marfino was employed at Ladenburg Thalmann & Co., Inc., an investment bank and securities dealer, from September 1993 until September 2001.

Thomas M. McDonagh.    Mr. McDonagh joined American Home on June 30, 2003 as Executive Vice President and Chief Investment Officer. Prior to that time, Mr. McDonagh served as a Portfolio Manager for CalPERS from 1999 until June 2003. During that time, his responsibilities included, among other things, managing portfolios of structured products such as mortgage-backed securities, asset-backed securities and collateralized mortgage-backed securities. From 1997 until 1999, Mr. McDonagh served as Chief Investment Officer of Vanderbilt Capital Advisors.

Michael A. McManus, Jr.    Mr. McManus has served on American Home’s board of directors since December 2001. Since October 30, 1998, Mr. McManus has served as President and Chief Executive Officer of Misonix, Inc., a medical equipment manufacturer. Prior to that time, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of that company from 1990 through March 1998. Mr. McManus also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. Mr. McManus currently serves on the boards of directors of NWH, Inc., a telecommunications holding firm, Novavax, Inc., a pharmaceuticals manufacturer, and DISC, Inc., a company which makes high-end optical disc storage libraries.

James P. O’Reilly.    Mr. O’Reilly has served as American Home’s Executive Vice President, Secondary Marketing, since April 2003. He joined American Home in March 1998 as Senior Vice President, Secondary Marketing. He was Senior Vice President at Gateway Funding, a Pennsylvania mortgage banker, from 1996 to March 1998, President of Secondary Marketing Services, a consulting firm specializing in interest rate risk management, from 1994 to 1996, and Senior Vice President at First Keystone Mortgage, a Pennsylvania mortgage banker, from 1993 to 1994. Mr. O’Reilly also is a Certified Public Accountant and, prior to 1993, was a Senior Bank Examiner for the Federal Home Loan Bank Board, where he was responsible for the supervisory examinations of thrift institutions.

C. Cathleen Raffaeli.    Ms. Raffaeli has served on American Home’s board of directors since October 1999. Since September 2002, Ms. Raffaeli has served as Managing Partner of the Hamilton White Group, LLC, a financial advisory firm. From December 1998 until September 2002, Ms. Raffaeli was the President and Chief Operating Officer of ProAct Technologies Corp., an e-commerce company majority owned by IXL Enterprises, a Nasdaq National Market-listed Internet services company. Prior to joining ProAct Technologies Corp., Ms. Raffaeli was the Executive Director of the commercial credit card division of Citicorp from 1994. From 1992 to 1994, Ms. Raffaeli served as Senior Vice President of Chemical Bank, where she was responsible for its New York retail mortgage and national telemarketing business. Ms. Raffaeli is a director of E*TRADE Group, Inc., an online brokerage.

Kenneth P. Slosser.    Mr. Slosser was appointed to American Home’s board of directors in March 2000. Since 1998, Mr. Slosser has been a Managing Director of the Investment Banking and Corporate Finance Department of the investment bank Friedman, Billings, Ramsey & Co., Inc. From December 1996 until 1998, Mr. Slosser was a Senior Vice President of Friedman, Billings, Ramsey & Co., Inc. From August 1990 through November 1996, Mr. Slosser served as Assistant Regional Director for the Office of Thrift Supervision, a division of the U.S. Treasury Department responsible for the oversight and examination of savings institutions. From June 1986 through August 1990, he served in various other capacities with the Office of Thrift Supervision and its predecessor agencies.

Committees of the Board of Directors

Upon completion of the merger, the board of directors of AHM Investment Corp. will have an audit committee and a compensation committee. The members of the audit and compensation committees of the American Home board of directors immediately prior to the merger will be members of the audit and compensation committees of AHM Investment Corp. upon completion of the merger. The current members of the audit committee of American Home are C. Cathleen Raffaeli, Nicholas R. Marfino and Michael A. McManus, Jr. The current members of the compensation committee of American Home are C. Cathleen Raffaeli and Kenneth P. Slosser.

The board of directors of AHM Investment Corp. may, from time to time, establish other committees to facilitate the management of AHM Investment Corp. or for other purposes it may deem appropriate.

Director and Executive Officer Compensation

The directors and executive officers of AHM Investment Corp. will receive no compensation from AHM Investment Corp. prior to the completion of the merger. The individuals who are expected to be directors and executive officers of AHM Investment Corp. are presently directors and/or executive officers of American Home and are entitled to compensation and/or other employment benefits from American Home prior to the completion of the merger.

For information concerning the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of American Home, and information concerning compensation paid to American Home directors who are neither American Home’s employees nor those of its subsidiaries, for the 2002 fiscal year, see American Home’s proxy statement used in connection with its 2003 annual meeting of stockholders. See “Where You Can Find More Information” on page [    ].

Employment Agreements

American Home is a party to employment agreements with certain of its executive officers and directors. The following is a summary of the key terms of American Home’s employment agreements with its Chief Executive Officer and the four most highly compensated executive officers of American Home during the year ended December 31, 2002. Additional information regarding these individuals, including their compensation, is disclosed in American Home’s proxy statement used in connection with its 2003 annual meeting of stockholders. See “Where You Can Find More Information” on page [    ].

American Home’s employment agreement with Michael Strauss, its Chairman of the Board, Chief Executive Officer and President, provides for an annual base salary of $350,000 commencing January 1, 2000, and a discretionary bonus. The agreement has an initial term of three years and will automatically renew for additional one-year terms, provided that either party may terminate the agreement upon 12-months’ notice prior to the expiration date. The employment agreement contains covenants not to compete for a period ending on the first anniversary of the termination of Mr. Strauss’ employment. If (i) American Home terminates the agreement for any reason other than for cause or upon Mr. Strauss’ disability, (ii) Mr. Strauss terminates his employment for good reason or (iii) in connection with or following a change in control, Mr. Strauss’ position is eliminated or Mr. Strauss no longer serves as American Home’s Chief Executive Officer with power, authority and responsibility attendant to such office, then American Home must pay him a lump sum payment equal to 299% of his base salary, plus the average of his annual incentive award over the preceding five years. American Home’s employment agreement with Mr. Strauss will be assumed by AHM Investment Corp. after completion of the reorganization and the merger.

American Home’s employment agreement with Donald Henig, its Executive Vice President, Alternative Channels Division, provides for a base salary of not less than $250,000 per year, a potential objective achievement bonus of not less than $60,000, and a management achievement bonus potentially as high as $40,000. The term of employment is indefinite and employment is at will, terminating four weeks after the earlier of Mr. Henig’s resignation or American Home’s discharge of Mr. Henig.

American Home’s employment agreement with Stephen A. Hozie, its Executive Vice President and Chief Financial Officer, provides for a base salary of not less than $225,000 per year, a potential objective achievement bonus of not less than $50,000, a management evaluation bonus potentially as high as $50,000, and a potential company performance award of not less than $50,000. For the period from March 25, 2002, to December 31, 2002, American Home agreed to pay Mr. Hozie a guaranteed bonus of $75,000. The term of employment is indefinite and employment is at will, terminating only upon Mr. Hozie’s resignation or American Home’s discharge of Mr. Hozie. If a change of control of American Home occurs before March 6, 2003, Mr. Hozie may terminate the employment agreement within 60 days following such change of control. If Mr. Hozie so elects within the prescribed timeframe, American Home must pay him a severance payment of $375,000. The employment agreement contains non-solicitation covenants for a period of six months following the termination of the agreement.

American Home’s employment agreement with Dena L. Kwaschyn, its Executive Vice President, Operations, provides for a base salary of not less than $260,000 per year, an objective achievement bonus potentially as high as 17.5% of Ms. Kwaschyn’s base salary, a company profitability bonus potentially as high as 6.25% of Ms. Kwaschyn’s base salary, and a management evaluation bonus potentially as high as 6.25% of Ms. Kwaschyn’s base salary. Prior to February 25, 2003, if American Home terminated the agreement for any reason other than for cause or Ms. Kwaschyn terminated her employment for good reason, then American Home was obligated to pay her a severance package of one-half of her annual base salary plus one-half of the annual amount of each of the types of bonuses listed above. However, after February 25, 2003, neither Ms. Kwaschyn nor American Home is bound by the terms of the agreement.

American Home’s employment agreement with James P. O’Reilly, its Executive Vice President, Secondary Marketing, provides for a base salary of not less than $200,000 per year and a bonus based upon the amount of American Home’s profits derived from secondary marketing activities. American Home also pays to Mr. O’Reilly a car allowance in the amount of $500 per month. The employment agreement is for a term of five years, and will automatically renew for additional one-year terms, provided that either party may terminate the agreement upon 120 days’ prior notice to the other party. The employment agreement contains covenants not to compete for a period ending on the first anniversary of the termination of Mr. O’Reilly’s employment. If American Home terminates the agreement for any reason other than for cause or Mr. O’Reilly terminates his employment for good reason, then American Home must pay him a lump sum payment of $200,000 or, if a change in control occurs within six months of such termination, a payment of $300,000.

Certain Relationships and Related Transactions

In consideration of his employment as Executive Vice President, Secondary Marketing, and the payment of $100, James P. O’Reilly has granted American Home a 20-year non-exclusive license to use certain interest rate risk management software developed by Mr. O’Reilly.

Kenneth P. Slosser, one of American Home’s directors, is a Managing Director of Friedman, Billings, which will receive approximately $1.2 million if the transactions are completed (which amount is based on assumed aggregate consideration of $160 million as of September 5, 2003). Due to his involvement as a financial advisor, Mr. Slosser recused himself from involvement as a director in the evaluation of the merger by the American Home board of directors, including the vote of the board to proceed with the merger, and the decision to engage Friedman Billings as financial advisor and the terms of such engagement. In addition, in August 2001, American Home retained Friedman Billings as its financial advisor in connection with American Home’s acquisition of Columbia National, Incorporated. The acquisition of Columbia was completed in June 2002 and Friedman Billings received compensation in the amount of $776,498. Also, in order to finance the acquisition of Columbia, American Home completed a secondary offering of its common stock in 2002 and retained Friedman Billings as one of the co-managing underwriters. Friedman Billings received fees in the amount of $823,342 in connection with the offering. American Home also agreed to indemnify Friedman Billings and its officers and directors against certain liabilities in connection with the offering. Mr. Slosser is also a stockholder and holder of warrants in American Home. See “Interests of Certain Persons in the Transactions” on page [    ].

AHM Investment Corp.’s charter provides that Michael Strauss is excepted from the general limitations on the ownership of AHM Investment Corp.’s securities that have been imposed in connection with maintaining its status as a REIT. In this regard, Mr. Strauss is permitted to beneficially own up to 20% of the value of the total number of shares of common and preferred stock of AHM Investment Corp. As American Home’s founder, President and Chief Executive Officer and significant stockholder, Mr. Strauss has played an integral role in the growth and success of American Home and has effectively led American Home through its first years as a public company, acquired and integrated multiple businesses and recruited valuable members of management and other personnel. The American Home board of directors believes that permitting Mr. Strauss to maintain significant ownership in AHM Investment Corp. after completion of the transactions is appropriate and is beneficial to AHM Investment Corp. in that it will provide an incentive for Mr. Strauss to continue to lead the combined company and provide his services.

In connection with American Home’s acquisition of Marina Mortgage Company, Inc., in December 1999, American Home agreed to make certain future payments to the stockholders of Marina in exchange for their interests in the company. Ronald L. Bergum, currently an executive officer of American Home, received a note in the amount of approximately $1.2 million, of which approximately $260,000 remains outstanding. John A. Johnston, currently a director and executive officer of American Home, received a note in the amount of approximately $1.3 million, of which approximately $357,000 remains outstanding. The notes bear interest at a rate of 5% per annum. Payments due on the notes have been, or will be, made on February 15, May 15, August 15 and November 15 of each of the calendar years of 2000, 2001, 2002, 2003 and 2004.

In addition, in connection with American Home’s acquisition of Marina, American Home issued restricted shares of its common stock to Messrs. Bergum and Johnston and certain other Marina stockholders as initial consideration for their interests in Marina. The former Marina stockholders may receive additional consideration, consisting of shares of restricted stock, periodically until May 2006, based on the earnout provisions contained in the merger agreement. Under these earnout provisions, former Marina stockholders may receive an annual earnout consisting of shares of restricted stock of American Home based on the profitability of the acquired business. During the years 2002, 2001 and 2000, Mr. Bergum received an aggregate of 68,864 shares of restricted stock (with a value of approximately $914,000), 60,260 shares of restricted stock (with a value of approximately $370,000), and 76,684 shares of restricted stock (with a value of approximately $370,000), respectively. During the years 2002, 2001 and 2000, Mr. Johnston received an aggregate of 76,314 shares of restricted stock (with a value of approximately $1 million), 66,780 shares of restricted stock (with a value of approximately $410,000), and 84,980 shares of restricted stock (with a value of approximately $410,000), respectively.

On June 30, 2000, American Home acquired First Home Mortgage Corp. In connection with American Home’s acquisition of First Home, American Home issued restricted shares of its common stock to Thomas J. Fiddler and John A. Manglardi, currently two of American Home’s executive officers, and the other First Home stockholders as initial consideration for their interests in First Home. In addition, the former stockholders of First Home, including Messrs. Fiddler and Manglardi, may receive additional consideration, consisting of cash and restricted shares of American Home’s common stock, pursuant to the earnout provisions contained in the merger agreement. Under these earnout provisions, former stockholders of First Home may receive two quarterly payments. One of these quarterly payments, which is automatically paid to the former First Home stockholders regardless of the profitability of the acquired business, is equal to an aggregate of $75,000 in shares of restricted stock (or cash prior to 2002) that is allocated to the former First Home stockholders on a pro rata basis based upon their former stock ownership in First Home. The other quarterly payment to which former First Home stockholders may be entitled is equal to an aggregate of $150,000, one half of which will be paid in cash and one half of which will be paid in shares of restricted stock, which, if earned, also will be paid on a pro rata basis. The payment of this quarterly earnout depends upon the profitability of the acquired business, in that payment is contingent upon the acquired business having positive cash income for the applicable quarter. In addition to the quarterly earnouts, the former First Home stockholders may be entitled to an annual earnout, consisting of cash and shares of restricted stock of American Home, based on the profitability of the acquired business. The previous stockholders of First Home may receive such earnouts during a five-year period ending in May 2005. During 2002, Mr. Fiddler received an aggregate of 20,060 shares of restricted stock (with a value of approximately $278,000), and Mr. Fiddler did not receive any shares of restricted stock in 2001 or 2000. During 2002, Mr. Manglardi received an aggregate of 22,867 shares of restricted stock (with a value of approximately $306,000), and Mr. Manglardi did not receive any shares of restricted stock in 2001 or 2000. With respect to earnouts paid in cash, during 2002, 2001 and 2000, Mr. Fiddler received aggregate payments of $305,676, $104,622 and $7,500, respectively. During 2002, 2001 and 2000, Mr. Manglardi received aggregate payments of $412,982, $315,126 and $22,500, respectively.

THE TRANSACTIONS

The discussion in this joint proxy statement/prospectus of the transactions and the principal terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference in this joint proxy statement/prospectus.

General Description of the Transactions

As contemplated by the merger agreement, American Home will reorganize by merging with and into AHM Merger Sub, a wholly-owned subsidiary of AHM Investment Corp., with AHM Investment Corp. becoming the parent of American Home. Each stockholder of American Home will receive one share of common stock of AHM Investment Corp. in exchange for each share of American Home common stock owned by such stockholder. Immediately following the reorganization, Apex will merge with and into AHM Investment Corp., with AHM Investment Corp. continuing as the surviving corporation. In the merger, each outstanding share of Apex common stock will be converted into a number of shares of AHM Investment Corp. common stock equal to 107.5% of Apex’s net book value per share divided by the American Home average price, subject to certain adjustments.

As a result of the transactions, Apex will cease to exist, American Home will become a wholly-owned subsidiary of AHM Investment Corp., and AHM Investment Corp. will survive the merger with Apex and own and operate the businesses currently owned and operated by American Home and Apex. Based on Apex’s net book value per share as of July 31, 2003 and American Home average price as of September 5, 2003, former American Home stockholders will hold approximately 65% of the common stock of AHM Investment Corp., and former Apex stockholders will hold approximately 35% of the common stock of AHM Investment Corp. The board of directors of AHM Investment Corp. will consist of all of the directors and officers of American Home immediately prior to the transactions. Following completion of the merger, American Home and Apex intend that AHM Investment Corp. will make an election to be treated as a REIT. Unlike Apex, which is externally managed by TCW Management pursuant to a management agreement that will terminate upon completion of the merger, AHM Investment Corp. will be self-managed.

Background to the Transactions

The management of American Home has periodically explored and assessed strategic options for American Home as part of its ongoing effort to strengthen its business. In particular, during the past year, management of American Home has considered exploring opportunities which would enable American Home to hold a portfolio of mortgage securities as part of its business model and subsequently reorganize into a REIT. American Home identified the following three alternatives to achieve its objective of acquiring a portfolio of mortgage-backed securities and reorganizing into a REIT:

•	the acquisition of an existing mortgage REIT;

•	an equity offering under which net proceeds would be used to acquire a portfolio of mortgage-backed securities, together with American Home’s reorganization into a REIT; and

•	the retention of earnings over a period of time in order raise capital used to purchase a portfolio of mortgage-backed securities, together with American Home’s reorganization into a REIT.

American Home’s board of directors determined that the acquisition of an existing mortgage REIT, at economic terms that made the transaction accretive to American Home’s earnings and book value, was the most efficient and desirable approach compared to the other possible means by which American Home could reorganize into a REIT. American Home’s board of directors concluded that other approaches held more risk and uncertainty than the acquisition of an existing mortgage REIT. American Home determined that in order to acquire a portfolio of mortgage-backed securities, it would be required to raise a substantial amount of equity in the capital markets in order to meet income requirements for qualifying as a REIT. As a result of the necessary capital raise, American Home’s board of directors determined that this approach held too much risk because there was a substantial amount of uncertainty as to how much equity American Home ultimately could raise due to the potential volatility of general market conditions, the volatility of capital market conditions, the volatility of the mortgage banking industry, the potential decline of its own stock price during the marketing period, the uncertainty of investor interest in the offering and the timing of completing a capital raise. In addition, American Home’s board of directors determined that the approach of retaining earnings over a period of time in order to purchase a portfolio of mortgage-backed securities held more risk and was less efficient than acquiring an existing mortgage REIT, because of the uncertainty of the time it would take to retain enough earnings to meet income requirements for qualifying as a REIT and the existing potential for earnings volatility in the future.

After determining that the best course of action was to acquire an existing mortgage REIT, American Home decided that the acquisition of Apex in particular would be in line with American Home’s business strategy. Previously, Apex had publicly announced that it was in the process of considering strategic alternatives, including the possibility of a merger with, or a sale of its assets to, another company. After comparing Apex’s valuation relative to a number of comparable public REITs, American Home determined to pursue a business combination with Apex at this time in order to take advantage of all of the benefits described under “American Home Reasons for the Transactions” beginning on page [    ], which American Home believes would be derived from such a transaction. It is possible that many, if not all, of these benefits would not be available in the future due to, among other things, general market conditions, capital market conditions, the general economic environment and the mortgage-REIT and mortgage banking industries in particular. American Home views the proposed merger as an opportunistic acquisition that will enable it to diversify its business in the manner that it had contemplated.

In 2003, Apex periodically evaluated and considered strategic alternatives as a part of Apex’s long-term strategy to maximize stockholder value, including the sale of the company, an orderly REIT liquidation and continuation of Apex’s operations as an independent entity. These alternatives were considered in light of an unsolicited bid that Apex received from a third party.

On March 13, 2003, at a regular meeting of the Apex board of directors, Apex’s management informed the Apex board of directors that a publicly-traded real estate investment and finance company unaffiliated with either Apex or TCW Management had contacted Apex’s management earlier that month expressing interest in a possible business combination with Apex.

In light of the potential interests that Apex’s officers and some of its directors may have in a possible business combination transaction that differ from the interests of other stockholders, which arise because such individuals are also employees or officers of TCW Management or its affiliate, The TCW Group, Inc., and may indirectly benefit from TCW Management’s improved results of operations resulting from the receipt of a termination fee payable by Apex upon a termination of the management agreement without cause, Apex’s board of directors appointed a special committee of the Apex board of directors, or the Apex special committee, comprised of all of the Apex directors that are unaffiliated with TCW Management, to:

•	explore indications of interest from third parties identified to them in consultation with a financial advisor;

•	supervise management in exploring potential transactions that may arise;

•	respond to and negotiate with parties concerning a potential transaction;

•	represent Apex in any negotiations with TCW Management regarding any termination and/or amendment of the management agreement; and

•	report to the Apex board of directors concerning its decisions and recommendations.

See “—Interests of Certain Persons in the Transactions” on page [        ] for more information about the termination fee payable by Apex under the management agreement. In addition, the Apex board of directors authorized the special committee to engage, at Apex’s expense, a financial advisor and such other advisors it deemed necessary to assist it in carrying out its duties and responsibilities. The Apex special committee, comprised solely of all of the independent directors of Apex, consisted of: Honorable John A. Gavin (chairman), Peter G. Allen, Samuel P. Bell and Carl C. Gregory, III.

After discussion, the Apex special committee authorized the management of Apex to consider a full range of strategic alternatives for Apex in order to maximize stockholder value, including the potential sale of Apex.

At the March 13, 2003 meeting of Apex’s board of directors, the Apex special committee also proposed to reduce the amount of the termination fee otherwise payable to TCW Management in connection with a termination of the management agreement in connection with a proposed business combination transaction. Apex’s management presented to the Apex special committee and the Apex board of directors a valuation letter prepared by Standard & Poor’s Corporate Value Consulting, a third-party appraiser, indicating that the fair market value of the management agreement—the amount to which TCW Management would be entitled under the management agreement in the event of a termination by Apex without cause—was greater than $10 million. See “The Transactions—Valuation Letter Regarding TCW Management Agreement” on page [        ] for further information regarding the valuation letter. After discussion, the Apex special committee agreed with TCW Management to amend the management agreement to provide that, in the event of a change of control transaction, the termination fee would equal an amount up to 50% of the premium over book value received by Apex stockholders in such a transaction, not to exceed $10 million.

Following the March 13, 2003 meeting of Apex’s board of directors, Apex’s legal advisor, O’Melveny & Myers LLP, or O’Melveny, met separately with the Apex special committee and briefed the members of the Apex special committee on their fiduciary duties and the background legal framework for business combination transactions under Maryland law, and established a process for selecting an independent financial advisor to the Apex special committee and the Apex board of directors. Over the next several weeks, Apex’s management interviewed a number of investment banking firms to act as financial advisor to the Apex special committee and the Apex board of directors.

In early April 2003, the Apex special committee informally engaged UBS to act as its financial advisor and directed UBS to explore strategic alternatives and solicit expressions of interest regarding a possible business combination transaction with Apex. During the first week of April 2003, UBS, on behalf of and at the request of the Apex special committee, contacted American Home’s chief executive officer to discuss a possible business combination with Apex, and on April 11, 2003 American Home and Apex entered into a confidentiality agreement to allow the exchange of information between the two companies and their respective legal and financial advisors.

During the second week of April 2003, American Home engaged Friedman Billings to act as its financial advisor in connection with a proposed acquisition of Apex.

On April 24, 2003, the Apex special committee formally engaged UBS as its financial advisor to assist in the evaluation of strategic alternatives, and authorized O’Melveny to negotiate an engagement letter with UBS. The Apex special committee selected UBS because of its experience, expertise and reputation in the financial services sector, including the mortgage REIT sector.

In considering the strategic alternatives available to Apex, the Apex special committee believed that continuing Apex’s operations as an independent going concern would require Apex to raise capital in one or more equity offerings in order to increase the capital of the company and generate economies of scale. Based upon its consultations with UBS, and in light of the fact that Apex’s common stock was trading at a discount to Apex’s net book value per share, the Apex special committee concluded that Apex would only be able to complete an equity offering at prices and on terms that would be dilutive to Apex’s stockholders. Similarly, the Apex special committee believed that the significant transaction and other costs associated with a liquidation would likely result in proceeds to Apex’s stockholders in an amount less than Apex’s net book value. Based on these considerations, the Apex special committee determined that pursuing a sale transaction with merger consideration calculated at a premium to the net book value of the company would be advisable to Apex’s stockholders.

With the assistance of UBS, the Apex special committee established a process for the solicitation of interested buyers that was designed to attract the broadest array of interested parties by allowing them to submit preliminary, non-binding indications of interest without conducting any due diligence. It was expected that this procedure, while enabling the Apex special committee to consider the greatest number of interested parties, would also result in a number of parties expressing interest and subsequently dropping out of the process during the due diligence phase. The Apex special committee believed that proceeding in this manner would maximize the likelihood of receiving an acceptable bid that was advisable to Apex’s stockholders.

Between late April and early May 2003, UBS, on Apex’s behalf, identified and contacted 14 parties it had identified as potentially having an interest in a possible business combination transaction with Apex. Those parties included both potential strategic and financial buyers. Based on UBS’s preliminary solicitation, UBS received preliminary indications of interest from ten parties and executed confidentiality agreements with eight of those parties. UBS sent to each interested party that executed a confidentiality agreement with Apex or UBS, including American Home, an information book containing preliminary due diligence materials and other financial information concerning Apex, together with a draft merger agreement, with instructions that each bid would be evaluated on the basis of many factors, including the nature and extent of each bidder’s requested changes to the draft merger agreement. The draft merger agreement provided for, among other things, a stock-for-stock merger with an exchange ratio based on Apex’s net book value, customary representations, warranties and covenants and mutual non-solicitation obligations. During this period, senior executives (including American Home’s chief executive officer, chief financial officer and general counsel) and certain directors of American Home engaged in several internal discussions, as well as several telephonic discussions with Friedman Billings. These discussions dealt with the positive and negative factors involved in a potential acquisition of Apex as well as the potential future financial and operational strategies for the combined company, as further described in “The Transactions—American Home Reasons for the Transactions” on page [            ] and “Business of AHM Investment Corp.” on page [            ], respectively.

On or prior to May 5, 2003, two companies submitted preliminary non-binding indications of interest. At a meeting of the Apex special committee and the Apex board of directors on May 9, 2003, held to review the status of the sale process, Apex’s management, a representative of TCW Management and UBS summarized the key aspects of the two proposals received. The first proposal was submitted by the third party that originally expressed interest in a business combination with Apex in March 2003, and contemplated a stock-for-stock merger with a purchase price equal to a premium of 6% on Apex’s net book value at the closing of the merger, payable entirely in common stock of the acquiror. The second proposal was submitted by a publicly-traded real estate investment trust that invests in commercial mortgage securities, and contemplated a merger with a purchase price equal to a premium of 4% on Apex’s net book value at the closing of the merger, payable in a combination of cash, common stock and preferred stock. In addition, the second bidder requested that Apex suspend the auction process and negotiate exclusively with it. After discussions with its financial and legal advisors, the Apex special committee unanimously determined not to enter into an exclusive arrangement with any party at that time but instead continue to negotiate with both companies.

On May 12, 2003, American Home submitted an indication of interest for the potential acquisition of Apex. American Home’s proposal was non-binding and subject to, among other things, customary due diligence, negotiation of a definitive acquisition agreement and board approval. American Home’s indication of interest contemplated a stock-for-stock acquisition of Apex by American Home, with an exchange ratio based on a price equivalent to 105% of the net book value of Apex at the closing of the merger. The premium of 5% on Apex’s net book value was anticipated by American Home to be a competitive bid and to be within the range of a fair premium based on American Home’s expected utilization of Apex’s assets in the context of American Home’s reorganization into a REIT.

At a meeting of the American Home board of directors on May 16, 2003, the chairman and chief executive officer of American Home briefed the American Home board of directors on the proposed terms of an acquisition of Apex, and discussed how the acquisition would fit into the general strategic direction of American Home, including the internal reorganization of American Home into a REIT. Friedman Billings discussed the financial considerations that would likely affect any strategic transaction between American Home and Apex. The American Home board reviewed American Home’s performance, prospects and strategic alternatives with members of senior management and representatives of Friedman Billings. Members of senior management of American Home discussed with the board of directors of American Home various forecasts for both American Home and Apex and potential opportunities that would result from a combination of the two companies, as well as the sensitivity of Apex’s business model to various economic conditions. At this meeting, American Home’s chairman and chief executive officer also informed the members of the board of directors of American Home that the proposal to acquire Apex was subject to completion of satisfactory due diligence by both parties, mutual agreement on a definitive agreement and board approval. The members of the board of directors of American Home discussed the proposal and authorized American Home’s chairman and chief executive officer to continue negotiations with Apex, with a view to reaching agreement on the terms of a definitive acquisition agreement.

From May 5, 2003 through July 3, 2003, the management of Apex and UBS provided additional due diligence materials to and conducted numerous in-person and telephone meetings with each of the three remaining bidders.

In addition, from early May until July, various financial projections were prepared by American Home and refined from time to time during this period based upon management’s and Friedman Billings’ understandings of market and economic conditions and their input with respect to the nature of the assumptions used and the effects on the combined entity. American Home reviewed the range of possible outcomes that could be attained based on various stock prices and tested projected financial results for interest rate sensitivity.

Also, during this period, American Home discussed with its legal advisor, Cadwalader, Wickersham & Taft LLP, or Cadwalader, structural considerations in connection with a potential acquisition of Apex and, given the intrinsic risks associated with acquiring stock as opposed to assets, subsequently determined to present its proposal to Apex in the form of an asset acquisition, rather than a merger.

On May 29, 2003, American Home presented to Apex the terms of their revised proposal in the form of a proposed asset purchase agreement. In the revised proposal, the consideration to paid for Apex’s assets consisted of AHM Investment Corp. common stock and the amount of consideration was equal to 105% of the net book value of Apex. The revised proposal included certain adjustments to the purchase price whereby in the event the price of American Home stock at the closing was between 5% above or 15% below the American Home stock price as of signing the asset purchase agreement, the number of shares of AHM Investment Corp. common stock to be issued to Apex would be fixed. The purchase price also included a collar mechanism with walk-away rights such that in the event the price of American Home stock was outside the parameters of the collar (i.e., more than 5% above or less than 15% below the current American Home stock price), American Home (if the American Home stock price was above the collar) or Apex (if the American Home stock price was below the collar) could elect to terminate the asset purchase agreement, subject to the other party’s right to adjust the number of shares of AHM Investment Corp. stock to be issued to Apex to equal the value of the stock consideration that Apex would have received at the top or bottom ends of the collar, as applicable.

On June 6, 2003, and from time to time thereafter, Cadwalader and O’Melveny discussed the structure and terms of the proposed transactions as reflected in the asset purchase agreement submitted by American Home to Apex and Apex’s preference for the proposed transactions as reflected in the merger agreement originally submitted by Apex to American Home.

On June 10, 2003, American Home and its financial advisors visited Apex’s executive offices to conduct extensive due diligence investigations of Apex. Members of American Home’s senior management, its internal legal team as well as its financial advisors (including Friedman Billings and BlackRock Financial Management, Inc.) and external auditors, conducted a due diligence review from an operational, financial, accounting, tax and legal perspective.

At a meeting of the Apex special committee held on June 10, 2003, Apex’s management and a representative of TCW Management updated the Apex special committee on the status of Apex’s sale process, and reported that the first bidder had determined not to proceed with further negotiations with Apex. The Apex special committee then discussed the two remaining proposals, and determined that the proposal by the second bidder was slightly superior to the proposal submitted by American Home. The Apex special committee noted that each transaction offered a premium to Apex’s net book value at closing, but the asset acquisition structure contained in American Home’s proposal raised potential tax and other concerns related to liabilities which would be retained by Apex after the closing of the transaction. Furthermore, the second bidder’s proposal was structured not to require stockholder approval of the bidder, thereby reducing the approvals required to complete the merger transaction. After further discussion, the Apex special committee advised Apex’s management to continue to proceed with negotiations with both American Home and the second bidder in the context of a merger and not an asset acquisition.

On June 16, 2003, Apex’s management, representatives of TCW Management, UBS and O’Melveny and advisors for the second bidder participated in a conference call to discuss various matters related to the second bidder’s proposal, including, without limitation, the formula for calculating the exchange ratio and the circumstances in which either party would pay a break-up fee to the other party in the event the merger agreement was terminated under specified circumstances.

During the period from June 18 through June 25, 2003, Cadwalader and Friedman Billings continued to conduct their due diligence investigations of Apex and counsel for the respective parties discussed various matters, bearing on post-acquisition (in the case of an asset acquisition) or post-merger (in the case of a merger) liabilities, representations and warranties and financial structuring, among other issues.

At a meeting of the Apex board of directors on June 19, 2003, Apex’s management and a representative of TCW Management gave an overview of the two remaining proposals. Apex’s management explained that because the American Home transaction was structured as an asset acquisition, it would require a liquidating trust to dispose of the remaining assets and to holdback funds to cover contingent liabilities. In light of this complexity, Apex’s management indicated that they would work with UBS to attempt to convert American Home’s proposal to a merger proposal. Apex’s management also informed the Apex board of directors that Apex had received an indication of interest from a fourth bidder, a publicly-traded originator, purchaser and investor in residential adjustable-rate loans and securities, which proposal contemplated a merger offering a combination of common stock and preferred stock.

On June 20, 2003, representatives of American Home and Apex and their respective legal and financial advisors participated in a telephonic conference call to discuss the structure of American Home’s acquisition proposal and tax implications of the potential transaction. O’Melveny also highlighted certain legal and business issues that remained unresolved, including the structure of the transactions, the consideration to be paid, adjustments to the exchange ratio, the break-up fee, and various tax considerations.

On June 21, 2003, UBS contacted Friedman Billings and indicated that Apex would only proceed negotiating with American Home if American Home agreed to acquire Apex pursuant to a merger, rather than an asset acquisition. UBS also indicated to Friedman Billings that American Home would need to increase its bid in order to stay competitive in the auction.

At a special meeting of the American Home board of directors on June 23, 2003, American Home’s management updated the board of directors regarding recent discussions with Apex in connection with a potential business combination. Friedman Billings made a summary presentation regarding the mortgage REIT industry which was followed by a discussion of the potential value of American Home’s proposed conversion into a REIT. Management then discussed its recommendation that American Home reorganize into a REIT by merging with Apex, including a discussion of the structure, cost and processes involved in these transactions. After considering and discussing the presentation, the American Home board of directors passed formal resolutions authorizing management to proceed with negotiations with Apex.

On June 24, 2003, Apex received a written non-binding indication of interest from the fourth bidder. This proposal contemplated a taxable stock-for-stock merger with a purchase price equal to a premium of 2% on Apex’s net book value at the closing of the merger, payable in a combination of common stock and convertible preferred stock.

On June 26, 2003, the second bidder submitted a revised non-binding indication of interest, which contemplated a merger with a purchase price equal to a premium of 1.25% on Apex’s net book value at the closing of the merger, payable in a combination of cash, common stock and preferred stock.

During the period from June 25, 2003 to July 2, 2003, Apex and its legal and financial advisors continued discussions and negotiations with each of the prospective bidders with respect to the terms of definitive agreements for possible business combinations. During the course of negotiations between American Home and Apex over outstanding contractual items, American Home agreed to increase its bid to 108% of the net book value of Apex (net of certain expenses), which bid was subsequently reduced to 107.5% of the net book value of Apex after the parties agreed to share certain expenses associated with the transaction. The increase in the premium over net book value was the result of arms-length negotiations and American Home’s desire to prevail in a competitive bidding environment. The board of directors of American Home believed that a premium of 7.5% on Apex’s net book value represented reasonable transaction costs for the acquisition of liquid assets. In addition, American Home agreed to acquire Apex through a merger rather than an asset purchase.

At a special meeting of the special committee and the board of directors of Apex held on July 3, 2003, Apex’s management and a representative of TCW Management updated the Apex special committee and the Apex board of directors on the final bids received from each of the remaining three companies. UBS described the key aspects of the three proposals, including the amount and form of consideration and the fact that American Home’s proposal offered the largest premium to Apex’s net book value and was the only proposal that contemplated a tax-free reorganization. UBS also explained the two-tier symmetrical collar structure for determining the exchange ratio proposed by American Home, which would provide some protection to Apex stockholders against substantial decreases in American Home’s stock price but would limit some of the upside potential to Apex stockholders in the event of substantial increases in American Home’s stock price. Based on a number of factors, including among others, the fact that American Home’s proposal offered the largest premium to Apex’s net book value and was structured to qualify as a tax-free reorganization to Apex stockholders, that the form of consideration contemplated by American Home consisted entirely of common stock, as opposed to the combination of common stock and preferred stock offered by the other two bidders, and its preference for the protections of the two-tier symmetrical collar structure in the American Home proposal, the Apex special committee and the Apex board of directors concluded that American Home’s bid was the superior of the three bids, and determined that the opportunity to achieve the best overall value to Apex stockholders would be maximized by negotiating exclusively with American Home. The Apex special committee thereafter authorized Apex’s management to negotiate exclusively with American Home for a limited period.

During the period from July 2, 2003 to July 12, 2003, representatives from American Home, Cadwalader, Apex and O’Melveny had several telephonic conferences to resolve open issues and finalize the merger agreement and related agreements. The topics discussed by the parties included, among other things, the scope of representations and warranties, covenants and closing conditions, the circumstances in which Apex’s board of directors could consider a superior proposal and the amount of the break-up fee payable in the event of the termination of the merger agreement under specified circumstances. In addition, the parties discussed the methodology for determining Apex’s net book value for purposes of determining the exchange ratio, which included soliciting bids for some of Apex’s assets and liabilities from pre-determined groups of dealers and criteria for valuing Apex’s other assets and liabilities in accordance with GAAP. The parties also held extensive discussions regarding the level of American Home average prices which would constitute the top and bottom of the first and second collars. On July 2, 2003, representatives from American Home and Friedman Billings proposed establishing the two collars at 15% and 30% above and below the average of the daily volume weighted averages of the trading prices of American Home common stock for the 20 consecutive trading days ending on and including the trading day immediately preceding the date that the merger agreement is signed, or the “American Home current price.” Later on July 2, 2003, representatives from UBS, on behalf of Apex, proposed setting the two collars at 10% and 25% above and below the American Home current price. On July 3, 2003, representatives of American Home and Apex and their respective legal and financial advisors discussed setting the collars at 10% and 25% above and below the American Home current price, and finally agreed to set the collars at 12.5% and 25% above and below the American Home current price. Furthermore, the Apex special committee, in concert with TCW Management, determined to reduce the termination fee payable to TCW Management from 50% to 40% of the assumed premium over Apex’s net book value (excluding the termination fee), representing a further reduction in the amount required to be paid to TCW Management by Apex under the management agreement. The parties’ respective counsel also negotiated the form of voting agreements to be entered into between Apex and each of the directors of American Home, and the form of voting agreements and lock-up agreements to be entered into between American Home and each of the directors and executive officers of Apex and an affiliate of TCW Management.

On the afternoon of July 12, 2003, Apex’s special committee held a joint meeting with the Apex board of directors to review the final terms of the proposed merger agreement with American Home. Also present at the meeting were members of Apex’s senior management, TCW Management and Apex’s legal and financial advisors. Apex’s management and a representative of TCW Management updated the members of the Apex special committee and the Apex board of directors on the progress of the negotiations and summarized the key terms of the merger agreement, then presented its assessment of the proposed transaction and the results of its legal and financial due diligence review of American Home. UBS delivered their oral opinion (which was subsequently confirmed in writing), that, as of that date, the exchange ratio in the merger was fair, from a financial point of view, to holders of Apex common stock. See “The Transactions—Opinion of Apex’s Financial Advisor” on page [    ] for further information regarding this opinion. Representatives of O’Melveny then reviewed the proposed merger agreement in detail with the members of the special committee and discussed the legal duties of the Apex board of directors in considering a possible business combination. During the July 12, 2003 meeting, the members of Apex’s special committee reviewed for the Apex board of directors its conclusions with respect to the merger transaction with American Home. Apex’s special committee then concluded that the merger was advisable to Apex’s stockholders and recommended approval thereof by the Apex board of directors. Apex’s board of directors, after due deliberations and after considering the conclusions and recommendation of the Apex special committee and its financial advisor and the other factors described under “—Apex Reasons for the Transactions” on page [    ], voted unanimously to declare the merger advisable, to adopt and approve the merger agreement and to approve the merger and the other transactions contemplated by the merger agreement.

On July 12, 2003, American Home’s board also held a special telephonic meeting to discuss in detail the proposed merger with Apex. American Home’s chairman and chief executive officer reviewed the activities and discussions of the past weeks, and presented a summary of the proposed transaction terms as reflected in the draft merger and related agreements, including the internal reorganization of American Home, the strategic rationale that supported it, and the economic and operational benefits that it could create, in particular, the ability to distribute dividends in a more tax-efficient manner, the expectation that earnings would be more diversified, and the favorable projected yield from holding self-originated mortgage backed securities. The board reviewed American Home’s performance and prospects and strategic alternatives. Senior management of American Home presented the forecasts and economic benefits upon which the exchange ratio was predicated, including the expectation that the transactions would be accretive to American Home earnings and book value and that the transactions would add approximately $186 million of new capital to American Home which would create business flexibility and earnings stability. Senior management of American Home then summarized the process and the results of their due diligence investigation of Apex. Representatives of Cadwalader reviewed the proposed merger agreement in detail with the members of the board of directors and discussed the fiduciary duties of the board of directors in considering a possible business combination. Friedman Billings then delivered their oral opinion (which was subsequently confirmed in writing), that, as of that date, the consideration to be paid to holders of Apex common stock pursuant to the merger agreement is fair, from a financial point of view, to the stockholders of American Home. See “The Transactions—Opinion of American Home’s Financial Advisor” on page [    ] for further information regarding this opinion. At the conclusion of this meeting, after consideration of the factors described under “—American Home Reasons for the Transactions” on page [    ], the American Home board of directors determined by a unanimous vote of the directors present at the meeting that the merger agreement and the transactions contemplated thereby (including the reorganization) are advisable, fair to and in the best interests of American Home and its stockholders, and approved the merger agreement and the transactions contemplated thereby (including the reorganization) and authorized the signing thereof.

Before the opening of trading on July 14, 2003, American Home and Apex issued a joint press release announcing the execution of the merger agreement.

American Home Reasons for the Transactions

The following discussion of the information and factors considered by the American Home board of directors is not intended to be exhaustive, but includes the material factors considered by the board.

In reaching its decisions to approve the reorganization and the issuance of shares of AHM Investment Corp. common stock to Apex stockholders pursuant to the merger agreement, to adopt and approve the merger agreement and the other transactions contemplated by the merger agreement and recommend that American Home stockholders approve the reorganization and the issuance of shares of AHM Investment Corp. common stock to Apex stockholders, the American Home board of directors, in addition to discussions with legal counsel and with Friedman Billings, carefully considered the following material factors:

•	the ability to distribute dividends to American Home stockholders in a tax-efficient manner as permitted by the REIT rules and regulations applicable to taxation of REITs;

•	the expectation that AHM Investment Corp.’s earnings will be more diversified between net interest income from holding mortgage-backed securities, mortgage origination and mortgage servicing, which would make American Home’s earnings stream less cyclical and less dependant on mortgage-refinancing activity;

•	the expectation that AHM Investment Corp.’s projected yield from holding self-originated mortgage-backed securities will be approximately 4% greater than the yields earned by similar institutions that purchase mortgage-backed securities in the open market;

•	the expectation that the combination of Apex’s business of holding mortgage-backed securities with American Home’s business of mortgage origination and mortgage servicing will, although not specifically quantified, improve the returns and lower risks from holding mortgage-backed securities;

•	the expectation that AHM Investment Corp.’s status as a REIT for the holding of mortgage-backed securities may increase the tax efficiency of net interest earnings generated by those securities, while allowing the mortgage origination and servicing activities to continue in a taxable REIT subsidiary will provide for the retained earnings necessary for company growth in those areas;

•	the expectation that the transactions would result in 17% accretion to earnings per share and 36% accretion to book value per share;

•	the expectation that the transactions would add approximately $186 million of new capital to American Home, which is expected to help create new business flexibility and earnings stability;

•	the expectation that the resulting increased book equity, although not specifically quantified, would improve American Home’s visibility and market presence, enhancing overall growth opportunities;

•	the expectation that the transactions would be tax-free for U.S. federal income tax purposes;

•	the terms and conditions of the merger agreement, including the right of American Home to terminate the merger agreement if the American Home average price is greater than $24.29071 per share, subject to Apex’s right to avoid such termination, as described in “Description of the Transaction Agreements—The Merger Agreement—Merger Consideration” on page [ ], and the right to terminate the merger agreement prior to its approval by American Home stockholders in connection with a superior proposal, subject to the payment of a break-up fee to Apex;

•	the analysis and presentation of Friedman Billings and the opinion of Friedman Billings that, as of July 12, 2003, and based upon and subject to the factors and assumptions set forth in the opinion, the consideration to be paid by American Home in the merger is fair, from a financial point of view, to the stockholders of American Home (the written opinion of Friedman Billings is attached as Annex H to this joint proxy statement/prospectus); and

•	the likelihood that the transactions contemplated by the merger agreement would be successfully completed.

The American Home board of directors considered the following negative factors relating to the transactions:

•	uncertainty regarding how the transactions would affect the trading in American Home common stock before the completion of the transactions, and the trading of AHM Investment Corp. common stock after the completion of the transactions;

•	the risk that, under the terms and conditions of the merger agreement, Apex can terminate the merger agreement if the American Home average price is less than $14.57443 per share, subject to American Home’s right to avoid such termination as described in “Description of the Transaction Agreements—The Merger Agreement—Merger Consideration” on page [ ];

•	the fact that the management agreement with TCW Management will be terminated and that American Home has limited experience with managing mortgage-related securities;

•	the risk that, pursuant to the merger agreement, Apex’s special committee and board of directors have the right to receive and consider unsolicited superior proposals from third parties even if Apex’s directors do not have a fiduciary duty to consider such proposals under Maryland law;

•	the break-up fee of $12 million (plus expenses) payable by American Home to Apex under certain circumstances;

•	the risk that certain American Home stockholders might view the combined company as a different and less desirable investment vehicle for their capital and that sales of shares by such stockholders could depress the share price of American Home common stock; and

•	the timing of receipt and the terms of approvals from appropriate government entities, including the possibility of delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals.

The American Home board of directors also considered the following factors relating to the transactions:

•	the review and analysis of each of American Home’s and Apex’s business, financial condition, earnings, risks and prospects;

•	the historical market prices and trading information with respect to the shares of American Home common stock and Apex common stock;

•	the comparisons of historical financial measures for American Home and Apex, including earnings, return on capital and cash flow and comparisons of historical operational measures for American Home and Apex;

•	the current industry, economic and market conditions; and

•	the interests that certain American Home executive officers and directors may have with respect to the transactions in addition to their interests as American Home stockholders. See “—Interests of Certain Persons in the Transactions” on page [ ].

This discussion of the information and factors that the American Home board of directors considered in making its decision is not intended to be exhaustive but includes the material factors considered by the American Home board of directors. In view of the wide variety of factors considered in connection with its evaluation of the transactions and the complexity of those matters, the American Home board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the American Home board of directors may have given different weight to different factors.

The American Home board of directors believed that, overall, the positive factors of the transactions to American Home and its stockholders substantially outweighed the risks related to the transactions, and, therefore, unanimously adopted and approved the merger agreement, approved the reorganization and the merger and recommended that the stockholders approve the reorganization, the issuance of shares of AHM Investment Corp. common stock to Apex stockholders pursuant to the merger agreement and the adoption of Apex’s stock option plan.

Recommendation of the American Home Board of Directors

On July 12, 2003, the American Home board of directors:

•	determined that the merger agreement, the merger, the reorganization, the share issuance and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, American Home and its stockholders;

•	adopted and approved the merger agreement and approved the merger, the reorganization, the share issuance and the other transactions contemplated by the merger agreement;

•	directed that the reorganization and the share issuance be submitted to a vote at a special meeting of American Home stockholders; and

•	recommended that the American Home stockholders approve the reorganization, share issuance and adoption of Apex’s stock option plan.

The American Home board of directors unanimously recommends that holders of American Home common stock vote for the approval of the reorganization, the share issuance and adoption of Apex’s stock option plan.

Certain directors of American Home will receive financial and other benefits in connection with the transactions. For a discussion of the interests of certain persons in the transactions, see “—Interests of Certain Persons in the Transactions” on page [        ].

Apex Reasons for the Transactions

The following discussion of the information and certain factors considered by the Apex special committee, and subsequently the Apex board of directors, is not intended to be exhaustive, but includes certain of the material factors considered by the Apex special committee and the Apex board of directors.

In reaching its conclusions, the Apex special committee and the Apex board of directors consulted with their independent financial and legal advisors, and considered the short- and long-term interests of Apex and its stockholders. Set forth below is a discussion of the material positive and negative factors considered by the Apex special committee in making its determination to approve and recommend for approval by the full board of directors of Apex the merger agreement and the transactions contemplated by the merger agreement, and by the Apex board of directors in making its determination to declare the merger advisable, to adopt and approve the merger agreement, to approve the merger and the other transactions contemplated by the merger agreement and to recommend the merger proposal to Apex’s stockholder for their approval.

The Apex special committee and the Apex board of directors considered the following positive factors:

•	the fact that the exchange ratio, subject to certain adjustments, represented a premium of 7.5% over Apex’s net book value;

•	the expectation that by merging with American Home, Apex would become a self-managed REIT and would potentially realize certain cost synergies, including elimination of the management fee and incentive fees payable annually to TCW Management under the management agreement; and

•	the terms and conditions of the merger agreement, including the right of Apex to terminate the merger agreement if the American Home average price is less than $14.57443 per share, subject to American Home’s right to avoid such termination, as described in “Description of the Transaction Agreements—The Merger Agreement—Merger Consideration” on page [ ];

•	the fact that the Apex special committee and TCW Management agreed to reduce the amount of the termination fee that Apex is obligated to pay to TCW Management under the management agreement when the management agreement is terminated upon completion of the merger.

•	the fact that, pursuant to the merger agreement, the Apex special committee and board of directors retained the right to receive and consider unsolicited superior proposals from third parties even if Apex’s directors do not have a fiduciary duty to consider such proposal under Maryland law;

•	the fact that AHM Investment Corp. will make an election to be treated as a REIT following completion of the merger;

•	the fact that American Home was the highest bidder in the auction process;

•	the analysis and financial presentation of UBS on July 12, 2003 and the opinion of UBS rendered to the Apex special committee and the Apex board of directors on July 12, 2003 concluding that, as of July 12, 2003, and based upon and subject to the factors and assumptions set forth in the UBS written opinion, the exchange ratio of shares of AHM Investment Corp. common stock to be offered for each share of Apex common stock pursuant to the merger agreement is fair, from a financial point of view, to Apex stockholders;

•	the fact that the receipt of consideration by Apex stockholders in the merger, except for any cash in lieu of fractional shares, generally will be a tax-free transaction to Apex stockholders; and

•	the likelihood that the transactions contemplated by the merger agreement would be successfully completed.

The Apex special committee and the Apex board of directors also considered the following negative factors:

•	the fact that the price of American Home’s stock at the time the parties signed the merger agreement was at or about its 52-week high;

•	the terms and conditions of the merger agreement, including the right of American Home to terminate the merger agreement if the American Home average price is greater than $24.29071 per share, subject to Apex’s right to avoid such termination, as described in “Description of the Transaction Agreements—The Merger Agreement—Merger Consideration” on page [ ];

•	the risk that, if the American Home average price is less than $17.00350, then the implied value of the merger consideration received by Apex’s stockholders will decrease as the American Home average price falls below $17.00350, subject only to Apex’s right to terminate the merger agreement if the American Home average price is less than $14.57443 and American Home elects not to avoid such termination by increasing the exchange ratio;

•	the risk that, if the American Home average price is less than $14.57443 and American Home elects to adjust the exchange ratio following receipt of a termination notice from Apex, then the premium to Apex’s net book value to be received by Apex’s stockholders in the merger would be eliminated and Apex’s stockholders would receive a discount to Apex’s net book value instead;

•	the possibility that the transaction may not be accretive to American Home’s earnings and book value;

•	the break-up fee of $12 million (plus expenses) payable by Apex to American Home under certain circumstances, which could discourage some proposals to acquire Apex by a third party because of the increased price that the acquiror would have to pay;

•	the fact that American Home has never completed an acquisition as large as the proposed merger with Apex;

•	the fact that the affirmative vote of holders of two-thirds of the shares of Apex common stock outstanding and entitled to vote at the Apex special meeting is required to approve the merger proposal, and the fact that American Home is required to obtain the approval of its stockholders for the reorganization and the share issuance; and

•	the fact that American Home has never been engaged in the business of acquiring adjustable-rate mortgage-related assets.

The above discussion is not intended to be exhaustive of all factors considered by the Apex special committee and the Apex board of directors, but does set forth the material positive and negative factors considered by the Apex special committee and the Apex board of directors. The members of the Apex special committee unanimously determined the transactions to be advisable to Apex and its stockholders, and unanimously approved and recommended that the Apex board of directors adopt, approve and declare advisable the merger, the merger agreement and the transactions contemplated by the merger agreement in light of the various factors described above and other factors that each member of the Apex special committee felt were appropriate. The members of the Apex board of directors unanimously determined the transactions to be advisable to Apex and its stockholders, and unanimously adopted and approved the merger agreement and approved and declared advisable the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that each member of the Apex board of directors felt were appropriate. In addition, the Apex special committee and the Apex board of directors each held extensive discussions with its financial and legal advisors with respect to the quantitative and qualitative analysis of the terms of the transactions and the factors described above. In view of the wide variety of factors considered by the Apex special committee and the Apex board of directors in connection with their respective evaluations of the transactions and the complexity of these matters, neither the Apex special committee nor the Apex board of directors considered it practical, and neither attempted, to quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their respective decision. Rather, the Apex special committee and the Apex board of directors made their respective recommendations based on the totality of the information presented to and the investigation conducted by it. In considering the factors discussed above, individual members of the Apex special committee and the Apex board of directors may have given different weights to different factors.

Recommendation of the Apex Special Committee and the Apex Board of Directors

The Apex special committee unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable to Apex and its stockholders. The Apex special committee unanimously approved and recommended to the Apex board of directors that the Apex board of directors adopt and approve the merger agreement and approve and declare advisable the merger and the other transactions contemplated by the merger agreement.

The members of the Apex board of directors unanimously adopted and approved the merger agreement and approved and declared advisable the merger and the other transactions contemplated by the merger agreement based on their determination that the merger and the transactions contemplated by the merger agreement are advisable to Apex and its stockholders, and unanimously recommended that Apex’s stockholders approve the merger and the other transactions contemplated by the merger agreement at the Apex special meeting. In reaching its decision, the Apex board of directors considered the following factors:

•	the conclusion, recommendation and analyses of the Apex special committee, which the Apex board of directors expressly adopted; and

•	the positive and negative factors referred to above that the Apex special committee took into account in its determination.

The Apex board of directors believes that the merger and the other transactions contemplated by the merger agreement and the manner in which they were negotiated and agreed to are procedurally fair to Apex stockholders based upon the following factors:

•	the Apex special committee consisted entirely of non-management, independent directors, whose objective was solely to represent the interests of Apex stockholders;

•	the Apex special committee, with the assistance of its advisors, established an auction process for the solicitation of interested buyers that was intended to maximize the likelihood of receiving an acceptable bid that was advisable to Apex’s stockholders;

•	American Home was the highest bidder in the auction process;

•	the Apex special committee, with the assistance of its advisors, undertook an extensive evaluation of Apex and American Home, met several times between the time of its formation and the execution of the merger agreement and engaged in extensive meetings regarding the proposed merger with American Home;

•	the consideration to be paid to Apex stockholders and the other terms of the merger were the result of extensive negotiations between Apex and American Home;

•	the desirability of the exchange ratio in the merger for the Apex stockholders;

•	the significant reduction in the termination fee to be paid to TCW Management under the management agreement; and

•	the fact that, pursuant to the merger agreement, Apex’s special committee and board of directors retained the right to receive and consider unsolicited superior proposals from third parties even if Apex’s directors do not have a fiduciary duty to consider such proposals under Maryland law.

In view of the wide variety of factors considered by the Apex board of directors in connection with its evaluation of the merger, the Apex board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. In considering the factors discussed above, individual members of the Apex board of directors may have given different weights to different factors.

Opinion of American Home’s Financial Advisor

Pursuant to an engagement letter dated June 2, 2003 between American Home and Friedman, Billings, Ramsey & Co., Inc., or “Friedman Billings,” American Home retained Friedman Billings to act as its financial advisor in connection with the proposed merger. As part of its engagement, Friedman Billings agreed, if requested by American Home, to render an opinion with respect to the fairness, from a financial point of view, of the consideration to be paid by American Home in the proposed merger. On July 12, 2003, Friedman Billings delivered its oral and written opinion to the board of directors of American Home to the effect that, as of such date, the consideration to be paid by American Home in the merger is fair, from a financial point of view, to the stockholders of American Home.

The full text of Friedman Billings’ written opinion to American Home’s board, dated as of July 12, 2003, which is referred to in this joint proxy statement/prospectus as the “Friedman Billings opinion,” is attached as Annex H and is incorporated herein by reference. The Friedman Billings opinion sets forth the assumptions made, matters considered and extent of review by Friedman Billings. It should be read carefully and in its entirety in conjunction with this joint proxy statement/prospectus. The following summary of Friedman Billings’ opinion is qualified in its entirety by reference to the full text of the Friedman Billings opinion. Friedman Billings’ opinion is addressed to American Home’s board of directors and is directed only to the fairness, from a financial point of view, of the consideration to be paid by American Home in the merger, and does not constitute a recommendation or opinion to any American Home stockholder as to the merits of the transactions or a recommendation as to how any stockholder should vote at the American Home special meeting.

Friedman Billings is a nationally recognized specialist in the financial services industry in general, and in mortgage REITs, mortgage banking and specialty lenders in particular. Friedman Billings is regularly engaged in evaluations of businesses similar to Apex and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. American Home selected Friedman Billings as its financial advisor based upon Friedman Billings’ qualifications, expertise and reputation in such capacities. Friedman Billings acted as lead manager in the initial public offering of American Home on September 30, 1999, led or participated in follow-on stock offerings by American Home in 2001 and 2002, and has provided other financial advisory services for American Home in the past, for which Friedman Billings received customary fees.

American Home imposed no limitations or other instructions on Friedman Billings with respect to the investigations made or the procedures followed in rendering its opinion. Friedman Billings was not requested to opine as to, and its opinion does not address, either American Home’s or Apex’s underlying business decision to proceed with or effect the merger or the relative merits of the merger compared to any alternative transaction that might be available to either American Home or Apex. Friedman Billings was not requested to, and did not, recommend the amount of consideration to be paid in the merger, which consideration was determined through negotiations between American Home and Apex.

In rendering its opinion, Friedman Billings did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning American Home and Apex furnished to it by American Home or Apex, or the publicly-available financial and other information regarding American Home, Apex or other financial services companies. Friedman Billings assumed for purposes of its opinion that all such information is accurate and complete, and it has stated that it has no reason to believe otherwise. Friedman Billings further relied on the assurances of management of American Home that they are not aware of any facts that would make such information inaccurate or misleading. With respect to financial forecasts for the combined company provided to Friedman Billings by management of American Home, Friedman Billings has assumed, for purposes of its opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of American Home management at the time of preparation as to the future financial performance of the combined company. Friedman Billings assumed that there has been no material change in the assets, financial condition, results of operations, business or prospects of Apex since the date of the most recent financial statements made available to Friedman Billings. Friedman Billings did not undertake an independent appraisal of the assets or liabilities of Apex nor was Friedman Billings furnished with any such appraisals. Friedman Billings expressed no opinion on matters of a legal, regulatory, tax or accounting nature related to the merger. Friedman Billings has not expressed any opinion as to what the actual value of the merger consideration or exchange ratio will be upon the closing of the merger. Friedman Billings assumed that the merger will be completed in accordance with the terms described in the merger agreement, without any further amendments thereto, and without waiver by American Home of any of the conditions to its obligations thereunder. Friedman Billings’ conclusions and opinion were necessarily based upon economic, market and other conditions and the information made available to Friedman Billings as of the date of its opinion. It should be understood that, although developments subsequent to such date may affect its opinion, Friedman Billings does not have any obligation to update, revise or reaffirm its opinion.

Friedman Billings, in connection with rendering its opinion:

(i)    reviewed the Annual Report to Stockholders and Annual Report on Form 10-K of each of American Home and Apex for the years ended December 31, 2002, 2001 and 2000, including the audited financial statements contained therein, and the Quarterly Report on Form 10-Q of each of American Home and Apex for the quarters ended March 31, 2003 and September 30, 2002 and interim financial statements subsequent to the March 31, 2003 10-Q;

(ii)    analyzed the potential pro forma effects of the merger on the future financial performance of the combined company, including any cost savings and tax benefits that the management of each of American Home and Apex expect to result from a combination of the businesses of American Home and Apex and the amount of cash dividends that management of American Home expects the combined company to be able to pay following the completion of the merger;

(iii)    participated in meetings and telephone conferences with members of senior management of American Home and discussed, among other things, internally prepared summaries of the financial condition, business, assets, financial forecasts and prospects of each of American Home and Apex, the past and current operations of American Home, the future prospects of American Home (independently and combined with Apex), the strategic rationale for the merger and the liquidity needs of, and capital resources available to, American Home;

(iv)    reviewed a detailed list of Apex’s assets, dated as of June 30, 2003;

(v)    visited Apex’s headquarters and reviewed certain due diligence information prepared by Apex, including, but not limited to, its management agreement and management fee calculation, hedge positions (including current and terminated swap agreements), master repurchase agreements, certain minutes of the board of directors of Apex, tax returns for 2000 and 2001, and the charter of Apex;

(vi)    familiarized itself, to the extent Friedman Billings deemed appropriate and feasible, with the business, operations, properties, financial condition and prospects of American Home;

(vii)    reviewed publicly available reports prepared by independent research analysts regarding the expected future financial performance of Apex;

(viii)    prepared an analysis of recent mortgage REIT, mortgage lending and specialty finance merger transactions in which the acquired company may be considered comparable to Apex with respect to one or more of the following characteristics: asset size, financial condition, profitability and market area;

(ix)    assessed current market conditions for comparable mergers in light of current economic factors, equity market conditions and the mortgage industry environment, and presented information concerning such market conditions to American Home;

(x)    reviewed the historical market prices and trading volume for the publicly traded securities of each of American Home and Apex;

(xi)    reviewed the merger agreement and its schedules, exhibits and certain related documents;

(xii)    performed such other reviews, analyses and tasks as Friedman Billings deemed appropriate; and

(xiii)    conducted a presentation to the board of directors of American Home regarding the merger.

In connection with rendering its opinion, Friedman Billings performed a variety of financial and comparative analyses, which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by Friedman Billings. Moreover, Friedman Billings believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, would create an incomplete understanding of the scope of the process underlying the analyses and the opinion derived from them. The preparation of a financial advisor’s opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Friedman Billings also included assumptions with respect to general economic, financial markets and other financial conditions. Furthermore, Friedman Billings drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Friedman Billings’ analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses performed by Friedman Billings were assigned a greater significance by Friedman Billings than any other in deriving its opinion.

Summary of Terms of Proposed Purchase

Friedman Billings provided American Home’s board of directors an oral and written opinion as to the fairness, from a financial point of view, as of the date of such opinion, to the stockholders of American Home of the consideration to be paid to the stockholders of Apex. Friedman Billings estimated that the exchange ratio would result in Apex stockholders receiving shares of American Home valued at approximately $201 million, or approximately $6.71 per outstanding share, calculated on the basis of publicly available financial information of the parties as of March 31, 2003. Subsequent to issuing its opinion, on July 14, 2003 American Home announced that based upon the most recently available information, the exchange ratio would result in Apex stockholders receiving shares of American Home valued at approximately $186 million, or $6.21 per outstanding Apex share. The actual consideration that Apex stockholders will receive will generally be determined by multiplying Apex’s net book value on the day prior to closing by 107.5% and then dividing that result by the number of Apex shares outstanding, which will determine the value per share that Apex stockholders will receive in AHM Investment Corp. stock.

Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Friedman Billings reviewed and compared specific financial and operating data relating to Apex with the companies comprising the peer group. The peer group consisted of self- and externally-managed mortgage REIT companies that acquire and manage mortgage backed securities. Friedman Billings’ analysis did not include mortgage REIT companies that had origination businesses of any substance. The peer group companies consisted of Annaly Mortgage, Anworth Mortgage, MFA Mortgage, Redwood Trust and Thornburg Mortgage. Using publicly available information, Friedman Billings calculated and analyzed each company’s current stock price to its historical and projected earnings per share (commonly referred to as a price to earnings ratio, or “P/E”) and each company’s dividend yield, and the ratio of stock price to the value of American Home’s common equity.

The following table indicates the average values for the peer group and the implied equity price of Apex that result from multiplying the relevant Apex data by the peer group average values:

		Closing Price ($)	Market Value(1) ($000)	Price/ Book(2) (%)	Price Earnings
Company Name	Ticker				LTM(3) (x)	2003E (x)	2004E (x)
Annaly Mortgage Management (4)	NLY	20.23	1,878.3	155.19	8.65	8.69	8.80
Anworth Mortgage Asset (5)	ANH	15.51	496.7	141.31	12.60	8.58	8.30
Impac Mortgage Holdings	IMH	16.16	795.0	226.60	9.37	7.83	7.53
MFA Mortgage Investments (6)	MFA	10.22	542.7	125.99	8.77	8.33	8.14
Novastar Financial (7)	NFI	67.05	739.9	341.66	11.90	8.44	7.54
Redwood Trust	RWT	41.91	695.9	143.37	11.54	11.39	10.27
Thornburg Mortgage	TMA	26.16	1,545.3	155.74	11.46	9.71	9.55

Averages:				184.27	10.61x	9.00x	8.59x
Originators Averages:				216.84	11.07x	9.34x	8.72x
Non-Originators Averages:				144.32	10.60	9.34	9.01

Note: Information as of July 7, 2002

(1)	Market Value equals the market value of equity, or stock price multiplied by number of shares outstanding
(2)	Book equals the book value of equity includes second quarter 2003 capital raises
(3)	LTM equals the latest twelve months as reported by SNL Datasources
(4)	Includes capital raise on April 1, 2003 of 8.2 million shares and net proceeds of approximately $133.6 million
(5)	Includes capital raise on May 8, 2003 of 4.43 million shares and net proceeds of approximately $58.7 million
(6)	Includes capital raise on April 29, 2003 of 6.75 million shares and net proceeds of approximately $58.7 million
(7)	Includes capital raise on May 7, 2003 of 525,000 shares and net proceeds of approximately $22.1 million

Source:  SNL Datasource & Bloomberg

Using the peer group average multiples, Friedman Billings noted that the implied equity value of Apex common stock ranged from $232.5 million to $284.1 million. Friedman Billings noted that the implied equity value of $201 million offered in the merger, calculated as if the merger closed as of March 31, 2003, was below the relative implied equity values of the peer group.

Precedent Transaction Analysis

Friedman Billings reviewed and compared mortgage REIT mergers, specialty lending mergers, and asset managers in similar transactions. The sales of these entities are generally reported by third party sources using several key ratios. These ratios generally include (a) price to book, (b) price to last 12 months earnings and (c) price to estimated 12 months earnings. In its analysis, Friedman Billings compared the merger to other transactions that it considered to be relevant. These included (a) all mortgage REIT transactions announced in 2001 through the date of announcement of the merger, (b) all mortgage company and/or specialty lending transactions announced since 2001, and (c) all asset manager transactions announced since 2001 with the targets reporting total assets of between $100 million and $1 billion. Outliers, which included transactions that traded above a price to book multiple of 2.0x, were not considered comparable to the merger and therefore were not included in the precedent transaction analysis.

The following table indicates the average values for the peer group and the implied equity price of Apex that result from multiplying the relevant Apex data by the peer group average values:

				Price/
Buyer/ Target	Announce Date	Deal Value ($000)	Target Assets ($000)	Book (%)	Revenue (x)	LTM Earnings (x)	Current Est. EPS (x)
Charles Schwab Corp./Private asset management business	06/25/2003	365.0	NA	NA	4.56	NA	NA
MuniMae/Housing and Community Investing	05/15/2003	102.0	NA	108.51	NA	NA	NA
Friedman Billings Ramsey/Friedman Billings Ramsey Asset	03/28/2003	870.0	NA	123.00	3.40	NA	6.96
E*TRADE Group Inc./ Ganis Credit Corp.	11/23/2002	101.0	NA	182.64	NA	NA	NA
Lone Star Funds/Hanvit Leasing and Finance Co.	11/01/2002	327.9	666,240	NM	NA	NM	NA
St. Paul Companies Inc./NWQ Investment Management Co. Inc.	05/28/2002	140.0	26,030	NM	4.70	NM	NA
Affiliated Computer Svcs Inc./AFSA Data Corp.	05/16/2002	410.0	NA	NA	1.55	NA	NA
Berkshire Hathaway Inc./XTRA Corp.	07/30/2001	590.1	1,494,000	175.78	1.45	11.75	16.18
General Electric Co./SAFECO Credit Co. Inc.	07/23/2001	247.8	1,941,300	169.73	1.64	21.18	NA
MA Mutual Life Insurance Co./Tremont Advisers Inc.	07/10/2001	145.1	20,882	NM	5.85	33.93	NA
NCS I LLC/ AMRESCO Inc.	06/29/2001	176.0	726,852	113.80	2.75	NM	NA
St. Paul Companies Inc./Symphony Asset Management	06/15/2001	388.2	30,940	NM	6.19	10.26	NA
FleetBoston Financial Corp./Asset management operations	06/04/2001	900.0	914,400	139.56	2.20	8.15	NA
Swiss Reinsurance Co./Conning Corp.	04/25/2001	108.0	NA	135.00	NA	NA	NA
Washington Mutual Inc./Fleet Mortgage Corp.	04/02/2001	660.0	6,000,000	110.00	2.06	11.38	NA
AMVESCAP Plc/ National Asset Management Corp.	02/28/2001	285.1	14,590	NM	7.57	NM	NA
General Electric Co./Rollins Truck Leasing Corp.	01/15/2001	767.9	1,999,246	190.62	1.06	9.22	13.00
Chase Manhattan Corp./Advanta Mortgage	01/08/2001	290.0	1,055,495	125.91	1.95	NM	NA

Source: SNL Datasource	Average(18):	381.9	1,240,831	143.14	3.35	15.12	12.05

All M&A Activity since January 1, 2001 for Specialty Finance, MBS REITs and Investment Adviser

(Note: Total Consideration greater than $100 Million and less than $1 Billion)

(Note: Removed all transactions with Price/Book less than 100% and greater than 300%)

Using the precedent transactions’ average multiples, Friedman Billings noted that the implied equity value of Apex common stock ranged from $210.3 million to $257.1 million. Friedman Billings noted that the implied equity value of $201 million offered in the merger, calculated as if the merger closed as of March 31, 2003, was below the relative implied equity values of the peer group.

Discounted Cash Flow Analysis

Friedman Billings performed a discounted cash flow analysis with regard to Apex in a merger scenario. This analysis utilized a discount rate of 11% and a terminal earnings multiple of 8.0x. The discount rate was derived utilizing the weighted average cost of capital methodology. The terminal earnings multiple of 8.0x was derived by taking a minor discount to the average forward looking P/E estimate of 8.6x for comparable mortgage REIT companies (see “Comparable Company Analysis” above). The analysis resulted in a range of indicated aggregate equity values for Apex from $244.5 million to $298.8 million. As indicated above, this analysis was based on publicly available reports prepared by independent research analysts regarding the future financial performance of Apex and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Friedman Billings noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, discount rates, and terminal values.

Accretion/Dilution Analysis

On the basis of financial projections and estimates of future revenue synergies and cost savings of the combined company which were provided to Friedman Billings by American Home management, as well as estimated one-time costs related to the transaction, Friedman Billings compared per share equivalent earnings, cash dividends, book value and tangible book value of the resulting combined company to the stand-alone projections for American Home. Friedman Billings’ analyses indicated that, based on the consideration to be paid by American Home in the merger, calculated as if the exchange ratio were determined as of March 31, 2003, the merger would be accretive to American Home’s 2003 and 2004 earnings, and would be accretive to American Home’s net book value and tangible book value.

The accretion/dilution analysis demonstrated, among other things, that the merger would result in:

•	a 17% accretion to earnings per share for American Home stockholders in fiscal 2004, the assumed first full year of combined operations, and increasing over the period of the analysis;

•	a 137% increase in cash dividends for American Home stockholders in 2004; and

•	36% and 60% accretion to book value and tangible book value per share for American Home initially, and increasing over the period of the analysis.

Other Analyses

Friedman Billings in its due diligence also reviewed certain other information, including interim financial statements subsequent to March 31, 2003 of each of American Home and Apex and projected balance sheet composition and projected financial performance of the combined company following the closing of the merger.

No company used as a comparison in the above analyses is identical to American Home and no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which American Home is being compared.

Pursuant to its engagement letter with American Home, as compensation for Friedman Billings’ services as financial advisor in connection with the merger, in the event the merger is completed, American Home agreed to pay Friedman Billings a fee of 0.75% of the fair market value of the aggregate consideration paid to Apex stockholders as of the closing of the merger. Of this amount, 25% has been paid to date and 75% will be paid to Friedman Billings upon closing of the merger. Based on an Apex net book value per share of approximately $5.00 as of July 31, 2003 (without giving effect to certain transaction expenses which will be deducted from Apex’s actual net book value, including the TCW Management termination fee), an American Home average price of $[16.00531] and closing price of $16.95 as of September 5, 2003, the aggregate value of the merger consideration to be paid to Apex stockholders is approximately $160 million, resulting in a fee of $1.2 million for Friedman Billings’ services. Additionally, American Home has agreed to reimburse Friedman Billings for its out-of-pocket expenses incurred on American Home’s behalf without regard to whether the merger is completed, which expenses are estimated to be approximately $35,000. American Home has also agreed to indemnify Friedman Billings against certain liabilities, including liabilities under the federal securities laws, relating to or resulting from the performance by Friedman Billings of its services for American Home or the engagement of Friedman Billings as financial advisor to American Home in connection with the merger, unless it is finally judicially determined that such liabilities arose out of Friedman Billings’ willful misconduct or gross negligence. The terms of the fee arrangement with Friedman Billings were negotiated at arm’s length between American Home and Friedman Billings, and the American Home board of directors was aware of such arrangement, including the fact that the fee payable to Friedman Billings is contingent upon completion of the merger.

In the ordinary course of Friedman Billings’ business, Friedman Billings may effect transactions in the securities of American Home or Apex for its own account and/or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. From time to time, officers, directors and employees of Friedman Billings may also have positions in such securities. Further, Friedman Billings also provides research coverage for American Home, but does not receive any compensation from American Home for providing this research coverage. Friedman Billings may in the future provide additional investment banking or other financial advisory services to American Home.

One of the directors of American Home, Kenneth P. Slosser, is a managing director of Friedman Billings and was actively involved in providing financial advisory services to American Home in connection with Friedman Billings’ engagement in the merger. Due to his involvement as a financial advisor, Mr. Slosser recused himself from involvement, as a director, in the evaluation or consideration of the merger by the board of directors of American Home or the vote of the board to proceed with the merger, as well as the decision to engage Friedman Billings as financial advisor and the terms of such engagement.

Valuation Letter Regarding TCW Management Agreement

Pursuant to an engagement letter dated March 6, 2003, TCW Management retained Standard & Poor’s Corporate Value Consulting, a division of The McGraw-Hill Companies, Inc., or “S&P CVC,” to perform limited procedures relating to the fair market value of the management agreement. On March 11, 2003, S&P CVC delivered a valuation letter to TCW Management which concluded that, as of January 1, 2003, the fair market value of the management agreement was at least $10 million.

S&P CVC is a globally recognized provider of independent valuation, analysis and opinions. TCW Management selected S&P CVC to perform the limited procedures relating to the fair market value of the management agreement based upon S&P CVC’s qualifications. S&P CVC has had no other material relationship with Apex, TCW Management or any of their respective affiliates during the past two years and has received no compensation other than the payment of the fee related to the preparation of the S&P CVC valuation report.

No limitations were imposed on S&P CVC with respect to the investigations made or the procedures followed in preparing of the S&P CVC valuation letter, except that S&P CVC was directed by TCW Management to make the following conservative assumptions in estimating the annual net cash flows to TCW Management under the management agreement: (a) the base management compensation payments to TCW Management in future years would remain constant at the amount paid to TCW Management in 2002; and (b) TCW Management would not be entitled to any incentive management compensation payments in future years. The S&P CVC valuation letter does not address the fairness of the consideration to be received by Apex or its stockholders in the proposed merger.

The findings in the S&P CVC valuation letter and the analyses attached thereto are based on data obtained directly from TCW Management, Apex and from the sources of publicly available information. S&P CVC did not assume any responsibility for independently verifying, and did not independently verify, any of the financial or other information furnished to it by TCW Management, Apex or obtained from the sources of publicly available information. S&P CVC’s procedures did not include investigation of, and S&P CVC assumes no responsibility for, the titles to, or any liens against, Apex’s underlying assets. Also, except as otherwise indicated, S&P CVC did not physically inspect Apex’s underlying assets. Further, S&P CVC assumed that there are no hidden, in apparent or unexpected conditions that could affect the value of the management agreement and accepts no responsibility for discovering such conditions.

The full text of S&P CVC’s valuation letter to TCW Management, dated as of March 11, 2003, which is referred to in this joint proxy statement/prospectus as the “S&P CVC valuation letter,” sets forth the assumptions made, matters considered and extent of review by S&P CVC. The following summary of the S&P CVC valuation letter is qualified in its entirety by reference to the full text of the S&P CVC valuation letter. The S&P CVC valuation letter is addressed only to TCW Management and does not constitute an opinion to any Apex stockholder as to the fairness of the termination fee payable to Apex upon completion of the merger or a recommendation as to how any stockholder should vote at the Apex stockholder meeting. A copy of the S&P CVC valuation report will be made available for inspection and copying at Apex’s principal executive offices during its regular business hours by and interested Apex stockholder or representative who has been so designated in writing.

S&P CVC performed a valuation that is considered limited-scope in nature. The following details S&P CVC’s limited scope of services to estimate the fair market value of the management agreement, as of January 1, 2003:

(i)  a valuation review of the pertinent terms of the management agreement;

(ii)  a limited analysis of the conditions in, and the economic outlook for, the asset and investment management and advisory industry;

(iii)  an analysis of general market data, including economic, governmental and environmental factors, that may affect the value of the management agreement;

(iv)  discussions with TCW Management concerning the history and future operations of Apex and how the management agreement will be affected;

(v)  an analysis of Apex’s operating and financial results;

(vi)  an analysis of TCW Management’s historical and projected “base management compensation” as defined in paragraph 6.1 of the management agreement;

(vii)  an analysis of TCW Management’s historical and projected net income and cash flows to be derived from the base management compensation;

(viii)  limited scope analysis of capitalization; utilizing an appropriate discount rate, of future net cash flows to be derived from the management agreement, based upon actual and projected results relating to the terms of the management agreement, the “average net invested capital” (as defined in the management agreement), the normalized level of base management compensation and the costs associated with providing the underlying services to Apex; and

(ix)  consideration of other facts and data relating to the management agreement including, but not limited to, S&P CVC’s observation of a history and expectation of future “incentive management compensation” (as defined in the management agreement) indicating a positive “option” value to TCW Management which was excluded from S&P CVC’s cash flow analysis.

In connection with its preparation of the S&P CVC valuation letter, S&P CVC considered the following valuation approaches in estimating the fair market value of the merger agreement:

•	The Income Approach. This approach is a valuation technique by which fair market value is estimated based on the present value of the future cash flows an asset can be expected to generate over its remaining useful life. For purposes of this analysis, S&P CVC assumed that term of the management agreement is effectively perpetual—i.e., that the management agreement is unlimited in term and not subject to termination with cause or non-renewal by Apex. In addition, S&P CVC was directed by TCW Management to assume that base management compensation payments to TCW Management in future years would equal the amount paid to TCW Management in 2002, and to disregard any potential incentive management compensation payments to which TCW Management may become entitled under the management agreement.

Based on those assumptions, S&P CVC estimated the present value of the annual net cash flow payable to TCW Management under the management agreement and deducted an assumed amount of annual expenses attributable to TCW Management under the management agreement. After taking into account assumptions of TCW Management’s effective tax rates, S&P CVC estimated the post-tax normal annual base earnings of TCW Management under the management agreement as of January 1, 2003 to be approximately $1.13 million. S&P CVC capitalized this amount using a 10.0% capitalization rate, which is based on a 13.0% observed average weighted average cost of capital for Apex’s industry and a 3.0% assumed long-term sustainable growth rate. This yielded a capitalized value of the management agreement of approximately $11.3 million.

•	The Market Approach. This approach provides an estimate of fair market value based on market prices in actual transactions and on asking prices for assets currently available for sale. The valuation process is a comparison and correlation between the subject asset and other similar assets. S&P CVC did not attempt to apply the market approach because S&P CVC considered it highly unlikely that it could find sufficient information in the public domain about any transactions involving the transfers of similar agreements.

•	The Cost Approach. This valuation technique uses the concept of replacement cost as an indicator of value. S&P CVC concluded that the replacement cost of the management agreement would not be a good indicator of its value and did not apply this valuation technique.

Opinion of Apex’s Financial Advisor

On April 28, 2003, Apex retained UBS Securities LLC (formerly UBS Warburg LLC) to provide financial advisory services and a financial fairness opinion to the special committee of the board of directors of Apex in connection with a possible business combination transaction involving Apex. At the joint meeting of the special committee and the board of directors of Apex held on July 12, 2003, UBS delivered its oral opinion to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, matters considered and limits on the review undertaken by UBS, the exchange ratio is fair, from a financial point of view, to the holders of Apex common stock. The opinion was confirmed by delivery of a written opinion dated July 12, 2003.

The following is a summary of the UBS fairness opinion and the methodology that UBS used to render its opinion. The full text of the opinion sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken, by UBS and is attached as Annex I to this joint proxy statement/prospectus and incorporated herein by reference. We encourage you to read carefully the UBS opinion in its entirety.

UBS’ opinion:

•	is directed to the both the special committee and the board of directors of Apex;

•	relates only to the fairness, from a financial point of view, to the holders of Apex common stock of the exchange ratio;

•	does not address Apex’s underlying business decision to effect the merger;

•	does not constitute a recommendation to any Apex stockholder about how to vote with respect to the merger; and-

•	is necessarily based upon economic, monetary, market and other conditions as in effect on, and the information made available to UBS as of, the date of the opinion.

In arriving at its opinion, UBS, among other things:

•	reviewed selected publicly available business and historical financial information relating to Apex and American Home;

•	reviewed the reported prices and trading activity for Apex common stock and American Home common stock;

•	reviewed selected internal financial information and other data relating to the business and financial prospects of Apex, including estimates and financial forecasts for fiscal 2003 and 2004 prepared by the management of Apex, which were provided to UBS by Apex and not publicly available;

•	reviewed selected internal financial information and other data relating to the business and financial prospects of American Home, including estimates and financial forecasts for fiscal 2003 and 2004 prepared by the management of American Home, which were provided to UBS by American Home and not publicly available;

•	conducted discussions with members of the senior management of Apex, TCW Management and American Home concerning the business and financial prospects of Apex and American Home;

•	reviewed publicly available financial and stock market data with respect to selected other companies in lines of business UBS believed to be generally comparable to those of Apex and American Home;

•	considered certain pro forma effects of the merger on American Home’s financial statements;

•	reviewed drafts of the merger agreement; and

•	conducted such other financial studies, analyses and investigations and considered such other information as UBS deemed necessary or appropriate.

In connection with its review, with the consent of the Apex special committee and the Apex board of directors, UBS:

•	assumed that the final executed form of the merger agreement did not differ in any material respect from the draft that UBS examined, and that Apex, American Home and AHM Investment Corp. will comply with all material terms of the merger agreement;

•	assumed that the financial forecasts and estimates for fiscal 2003 and 2004 and the pro forma effects referred to above had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Apex and American Home as to the future performance of their respective companies;

•	assumed that all material governmental, regulatory or other consents and approvals necessary for the completion of the merger will be obtained without any material adverse effect on Apex, American Home or the merger;

•	assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes;

•	did not assume any responsibility for independent verification of any of the information referred to above and relied on it as being complete and accurate in all material respects; and

•	did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Apex or American Home, nor was UBS furnished with any such evaluation or appraisal.

UBS was not asked to, and did not, recommend the specific exchange ratio or consideration payable in the merger, which was determined through negotiations between American Home and Apex. In addition, UBS was not asked to, and did not offer any opinion as to the material terms of the merger agreement or the form of the transactions contemplated thereby, and expressed no opinion as to what the actual value of the AHM Investment Corp. common stock will be when issued pursuant to the merger or the prices at which the AHM Investment Corp. common stock will trade in the future. UBS also noted that the merger agreement provides that American Home, AHM Investment Corp. and their affiliates will use commercially reasonable efforts to qualify, on or prior to the closing of the merger, AHM Investment Corp. as a REIT, and each subsidiary of AHM Investment Corp. (including American Home) as a “qualified REIT Subsidiary” or a “taxable REIT subsidiary”, in each case as such terms are defined under the Internal Revenue Code. At the request of the Apex special committee, UBS contacted third parties to solicit indications of interest in a possible business combination with Apex and held discussions with a number of these parties prior to the date of UBS’s written opinion.

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not susceptible to partial analysis or summary descriptions. In arriving at its opinion, UBS made qualitative judgments as to the significance and relevance of each analysis and factor considered by it, and based on the results of all the analyses undertaken by it and assessed as a whole. UBS did not draw conclusions, in isolation, from or with regard to any one factor or method of analysis. Accordingly, UBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion.

In performing its analyses, UBS made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Apex and American Home. No company, transaction or business used in those analyses as a comparison is identical to Apex, American Home or their respective businesses or the merger, nor is an evaluation of the results entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the operating results, public trading or other values of the companies or transactions being analyzed.

The estimates contained in the analyses performed by UBS and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by these analyses. In addition, analyses relating to the value of securities do not purport to be appraisals or to reflect the prices at which a business might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

The following is a summary of the material financial analyses used by UBS in connection with the rendering of its opinion. The financial analyses summarized below include information presented in tabular format. In order to understand the financial analyses fully, the tables must be read together with the text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

Analysis of Selected Public Companies

Apex.    In order to assess how the public market values shares of publicly-traded companies similar to Apex, UBS compared selected financial information for Apex with corresponding financial information for the following six publicly-traded companies in the residential mortgage REIT industry:

•	Annaly Mortgage Management, Inc.;

•	Anworth Mortgage Asset Corporation;

•	Impac Mortgage Holdings, Inc.;

•	MFA Mortgage Investments, Inc.;

•	Redwood Trust, Inc.; and

•	Thornburg Mortgage, Inc.

UBS chose these companies because they are publicly-traded companies that, for purposes of the analysis, UBS considered reasonably similar to Apex in that these companies operate in the residential mortgage REIT industry. The selected public companies may significantly differ from Apex based on, among other things, the size of the companies, the geographic coverage of the companies’ operations and the particular business segments of the residential REIT industry in which the companies focus.

UBS calculated and compared various financial multiples and ratios based on the following:

•	historical financial data for the selected mortgage REITs and Apex based on public filings;

•	median I/B/E/S earnings estimates[1] for the selected mortgage REITs and Apex;

•	net asset value, or book value, estimates for Apex prepared by the management of Apex; and

•	per share closing prices for the selected mortgage REITs and Apex on July 10, 2003.

NOTE:

[1]	I/B/E/S International Inc. provides a database of research analysts’ estimates for future earnings. For each company, UBS chose the median estimate from this database.

UBS calculated the selected residential mortgage REIT’s growth in net asset value, or book value, per share from December 31, 2001 to March 31, 2003, return on average common equity for the quarter ended March 31, 2003 and the fiscal years ended December 31, 2000, 2001 and 2002, average return on average assets for the quarter ended March 31, 2003 and the years ended 2000, 2001 and 2002, and total stock return figures, which assumes the reinvestment of dividend income, over a one, two and three year period. The following table presents the results of this analysis:

	Net Asset Value per Share	Return on Average Common Equity	Return on Average Assets	Total Return[2]
	Compound Annual Growth Rate 12/31/01-3/31/03 (%)	Average 2000Y-2003Q1[1] (%)	Average 2000Y-2003Q1[1] (%)	1 Year (%)	2 Year (%)	3 Year (%)
Mortgage REITs—Median	10.4	13.2	1.26	47.8	114.6	319.0
Apex	(17.8)	3.3	0.36	(50.0)	(30.3)	5.2

NOTES:

[1]	Average of returns for 2000Y, 2001Y, 2002Y, and 2003Q1
[2]	As of July 10, 2003

UBS also reviewed the common equity market value, based on closing stock prices on July 10, 2003, of the selected companies as a multiple of book value per share (or net asset value per share) and estimated calendar years 2003 and 2004 earnings per share, referred to as EPS, as well as in terms of dividend yield. UBS then compared the multiples and dividend yields derived from the selected companies with corresponding multiples and dividend yields for Apex based on both the closing price of Apex common stock on July 10, 2003 and, with respect to the multiples, the per share merger consideration. This analysis indicated the following implied median market value multiples and dividend yields for the selected companies, as compared to the multiples and dividend yields implied for Apex:

	Price to			Dividend Yield[1] (%)
	Book Value[1] (x)	2003E EPS[2] (x)	2004E EPS[2] (x)
Mortgage REITs—Median	1.50	8.6	8.4	11.1
Apex (Trading)	0.85	8.1	nm4	12.3
Apex (Offer)	1.08[3]	9.4	nm4	—

NOTES:

[1]	Data as of 2003Q1
[2]	Earnings estimates from I/B/E/S
[3]	Book value per share as of May 31, 2003
[4]	Apex management has advised UBS that the single earnings estimate for Apex published for 2004 is not credible and should be disregarded

American Home.    In order to assess how the public market values shares of publicly-traded companies similar to American Home, UBS compared selected financial information for American Home with corresponding financial information for the following four publicly-traded companies in the residential mortgage banking industry:

•	Countrywide Financial Corporation;

•	Doral Financial Corporation;

•	IndyMac Bancorp, Inc.; and

•	R&G Financial Corporation.

UBS chose these companies because they are publicly-traded companies that, for purposes of the analysis, UBS considered reasonably similar to American Home in that these companies operate in the residential mortgage banking industry. The selected public companies may significantly differ from American Home based on, among other things, the size of the companies, the geographic coverage of the companies’ operations and the particular business segments of the residential mortgage banking industry in which the companies focus.

UBS reviewed the common equity market value, based on closing stock prices on July 10, 2003, of the selected companies as a multiple of book value per share (or net asset value per share) and estimated calendar years 2003 and 2004 EPS as well as in terms of dividend yield. UBS then compared the multiples and dividend yields derived from the selected companies with corresponding multiples and dividend yields for American Home based on the closing price of American Home common stock on July 10, 2003. This analysis indicated the following implied median market value multiples and dividend yields for the selected companies, as compared to the multiples and dividend yields implied for American Home:

	Price to			Dividend Yield[1] (%)
	Book Value[1] (x)	2003E EPS[2] (x)	2004E EPS[2] (x)
Mortgage Companies—Median	1.98	10.1	9.2	1.3
American Home	1.98	6.6	8.3	2.4

NOTES:

[1]	Data as of 2003Q1
[2]	Earnings estimates from I/B/E/S

Pro Forma Merger Analysis

In order to assess the future impact of the merger on American Home’s projected financial results, UBS analyzed the potential pro forma financial effects of the merger on American Home’s estimated EPS, dividend per share and book value per share (or net asset value per share) for calendar year 2004. Based on the exchange ratio, this analysis indicated that the merger could be accretive to American Home’s estimated EPS, dividend per share and book value per share in calendar year 2004 assuming no pre-tax cost savings or other synergies are realized. The analysis also indicated that the merger could increase 2004E EPS and 2004E Dividend received by Apex stockholders by 79.3% and 11.0%, respectively, and decrease 2004E Book Value by 5.7%. The actual results achieved by the combined company may vary from projected results and the variations may be material. The results of this analysis were as follows:

		American Home			Apex Share of American Home Pro Forma[4]	Increase/ (Decrease) to Apex
(per share)	Apex Stand-Alone[1]	Stand-Alone[2]	Pro Forma Adjustments[3]	Pro Forma
2004E EPS	$0.64	$2.62	$0.53	$3.15	$1.15	79.3%
2004E Dividend	0.64	0.80	nm	1.95	0.71	11.0
2004E Book Value	6.20	11.47	4.59	16.06	5.85	(5.7)

NOTES:

[1]	Estimates provided by Apex management and assume the following: (i) principal paydowns reinvested at current yield of 4.44%; (ii) swap loss amortization completed in May 2004; (iii) composition assumed to remain consistent with current portfolio structure; (iv) short and long term interest rates are unchanged; (v) no provision for management incentive fee; and (vi) seasoning of mortgages over time

[2]	Estimates provided by American Home management; based on average diluted American Home shares outstanding of 17.7 million
[3]	Pro forma American Home adjustments provided by American Home management and assume the following: (i) 9.8 million shares issued to Apex; (ii) conversion to REIT at transaction close; and (iii) return on equity acquired in transaction of 17.5%
[4]	Apex share of American Home pro forma is illustrative and assumes Apex receives 36% of pro forma American Home shares, which is equivalent to 107.5% of Apex’s NAV as of May 31, 2003, net of certain estimated expenses, as provided by Apex management, divided by American Home’s 20 trading day average stock price as of July 10, 2003. The actual number of shares received by Apex stockholders will be calculated at the time of the completion of the merger

Premium to Net Asset Value Analysis

In order to assess the future impact of the exchange ratio “collar” on the implied premium to Apex’s net asset value being paid in the merger, UBS reviewed the implied premium to Apex’s net asset value based on the exchange ratio for the merger using the closing prices of Apex common stock and American Home common stock on July 10, 2003, and as adjusted for the exchange ratio “collar” set forth in the merger agreement. The results of this analysis were as follows:

(in millions, except per share amounts)	Stock Price Down 25.0%	Stock Price Down 12.5%	Collar Midpoint Stock Price[1]	Stock Price Up 12.5%	Stock Price Up 25.0%
Illustrative American Home Stock Price	$14.56	$16.99	$19.42	$21.85	$24.27
American Home Shares Outstanding	17.1	17.1	17.1	17.1	17.1

American Home Equity Value	249.3	290.9	332.4	374.0	415.5

Transaction Offer—107.5% of Apex NAV[2]	190.5	190.5	190.5	190.5	190.5
Shares Issued to Apex[3]	11.2	11.2	9.8	8.7	8.7

Apex Ownership of Pro Forma American Home (%)	39.6	39.6	36.4	33.7	33.7

Market Value of Shares Issued to Apex[4]	$163.2	$190.5	$190.5	$190.5	$211.6
Apex Adjusted NAV[2]	177.2	177.2	177.2	177.2	177.2

Implied Premium[4]	(13.9)	13.3	13.3	13.3	34.4

Implied Premium to Apex NAV (%)	(7.9)	7.5	7.5	7.5	19.4

NOTES:

[1]	Illustrative 20 trading day trailing average price of American Home common stock as of July 10, 2003. Actual collar midpoint stock prices will be calculated based on 20 trading days prior to signing of merger agreement
[2]	Based on transaction value pro forma for close as of May 31, 2003 and on net asset value as of that date, net of certain estimated expenses, as provided by Apex management. Actual transaction offer will be 107.5% of Apex’s net book value as of the closing of the merger, and net of transaction fees, expenses for the directors’ and officers’ insurance policy and the termination fee to be paid to TCW Management
[3]	Reflects the number of shares issued to Apex stockholders under the terms of the collar: (i) if the American Home average price is less than 12.5% above or 12.5% below the 20 day trailing average price, the dollar value of the offer is fixed and the number of shares to be issued is variable; (ii) if the American Home average price is 12.5% or more above or below the 20 day trailing average price, the number of shares to be issued to Apex stockholders is fixed; (iii) if the American Home average price is 25% or more above or below the 20 day trailing average, each party has a symmetrical right to terminate the merger agreement, subject to the other party’s right to adjust the exchange ratio
[4]	This analysis assumes that the market value of American Home shares is unaffected by (i) the merger or (ii) the election of REIT status

Other Factors

In rendering its opinion, UBS also reviewed and considered other factors, including:

•	the material terms and form of other merger proposals that were received from other bidders for Apex;

•	the historical price performance and trading volumes for Apex common stock and American Home common stock; and

•	the business of American Home, including the historical operating and financial performance of American Home in terms of loan originations, revenues, pre-tax earnings, and earnings per share.

Miscellaneous

UBS has earned a fee of $500,000 payable by Apex for rendering its financial fairness opinion, which was independent of the result of the opinion, and will receive a fee payable upon the completion of the merger of $500,000 plus 20% of the excess of the transaction value, including, without duplication, the management termination fee, over 106% of Apex’s net book value, less the opinion fee to the extent previously paid. The aggregate fee earned by UBS in connection with the merger, including the opinion fee, would be approximately $1.0 million based on the transaction value implied in the merger as of July 10, 2003. Apex also agreed to reimburse UBS for its reasonable expenses actually incurred in performing its services. UBS will not be entitled to any additional fees or compensation with respect to the merger. In addition, Apex has agreed to indemnify UBS and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling UBS or any of its affiliates against liabilities and expenses related to or arising out of UBS’s engagement and any related transactions.

The special committee of Apex selected UBS based on its experience, expertise and reputation in the financial services sector, including the mortgage REIT sector. UBS is an internationally recognized investment banking firm that regularly engages in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Prior to this engagement, UBS and its predecessors and affiliates have provided investment banking and other financial services to Apex and American Home and received customary compensation for the rendering of such services, including acting as sole bookrunning manager for a secondary offering of American Home common stock in June 2002 and acting as lender under American Home’s warehouse credit facilities. In the ordinary course of business, UBS, its successors and affiliates may trade or have traded securities of Apex and American Home for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Persons in the Transactions

Some members of American Home’s and Apex’s management, and the members of the American Home and Apex boards of directors, may have interests in the transactions that are different from, or in addition to, the interests they share with you as American Home or Apex stockholders. As of September 5, 2003, directors and officers of American Home beneficially owned in the aggregate 5,149,977 shares of American Home common stock, representing 29.8% of the economic interest and voting power of American Home. Upon completion of the transactions, and based on an assumed exchange ratio of 0.31611, directors and officers of American Home will beneficially own in the aggregate approximately 5,149,977 shares of AHM Investment Corp. common stock representing 19.3% of the economic interest and voting power of AHM Investment Corp. Moreover, the directors and officers of AHM Investment Corp. will be the directors and officers of American Home immediately prior to the merger. The following table sets forth information, as of September 5, 2003, regarding beneficial ownership of American Home common stock, as well as the estimated beneficial ownership of AHM Investment Corp. following completion of the merger, by each current American Home director and officer.

Name	Number of Shares of American Home Common Stock Beneficially Owned(1)		Percentage of American Home Stock Beneficially Owned(2)	Number of Shares of AHM Investment Corp. Common Stock to be Beneficially Owned After the Transactions(1)		Percentage of Shares of AHM Investment Corp. Common Stock to be Beneficially Owned After the Transactions(3)
John A. Johnston	473,778		2.74%	473,778		1.77%
Nicholas R. Marfino	21,957	(4)	*	21,957	(4)	*
Michael A. McManus, Jr.	13,793	(5)	*	13,793	(5)	*
C. Cathleen Raffaeli	26,667	(6)	*	26,667	(6)	*
Kenneth P. Slosser	76,667	(7)	*	76,667	(7)	*
Michael Strauss	4,160,000		24.07%	4,160,000		15.57%
Kenneth Alverson	0		—	0		—
Ronald L. Bergum	254,231		1.47%	254,231		*
Robert Bernstein	0		—	0		—
Chris Cavaco	7,500	(8)	*	7,500	(8)	*
Doug Douglas	0		—	0		—
Thomas J. Fiddler	36,821	(9)	*	36,821	(9)	*
Mark Filler	0		—	0		—
Donald Henig	0		—	0		—
Alan B. Horn	1,000		*	1,000		*
Stephen A. Hozie	1,000		*	1,000		*
Dena L. Kwaschyn	10,000	(10)	*	10,000	(10)	*
John A. Manglardi	87,829	(11)	*	87,829	(11)	*
Thomas M. McDonagh	0		—	0		—
James P. O’Reilly	0		—	0		—

*	Represents less than 1%.

(1)	Under the rules of the Securities and Exchange Commission, shares of common stock that a person has a right to acquire within 60 days from September 5, 2003, pursuant to the exercise of options, warrants or other convertible securities are deemed to be “beneficially owned” by such person and outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

(2)	Based on 17,281,819 shares of common stock of American Home outstanding as of September 5, 2003.

(3)	Based on an estimate of 26,719,956 shares of common stock of AHM Investment Corp. common stock outstanding upon completion of the transactions.

(4)	This number includes 13,957 shares of restricted common stock that vested on July 20, 2003.

(5)	This number represents 13,793 shares of restricted common stock that vest on December 7, 2003.

(6)	This number includes 10,000 shares of restricted common stock that vest on July 12, 2005.

(7)	This number includes 10,000 shares of restricted common stock that vest on July 12, 2005 and 50,000 currently exercisable warrants to purchase shares of American Home’s common stock.

(8)	This number represents 7,500 options to purchase common stock that are exercisable within 60 days of September 5, 2003.

(9)	This number includes 1,883 options to purchase common stock that are currently exercisable.

(10)	This number represents 10,000 options to purchase common stock that are currently exercisable.

(11)	This number includes 1,883 options to purchase common stock that are currently exercisable.

In general, AHM Investment Corp.’s charter provides that no person or entity may beneficially own in excess of 6.5% of the outstanding shares of common stock, or common stock and preferred stock collectively, and that any transfer that results in ownership in excess of such limitation will be void as to that number of shares transferred that exceeds the limitation. However, AHM Investment Corp.’s charter provides that Michael Strauss is excepted from this general limitation on the ownership of AHM Investment Corp.’s securities and that Mr. Strauss is permitted to beneficially own up to 20% of the value of the total number of outstanding shares of common and preferred stock of AHM Investment Corp.

As of September 5, 2003, the following directors and officers of Apex beneficially owned in the aggregate 154,630 shares of Apex common stock, representing approximately 0.5% of the economic interest and voting power of Apex. Upon completion of the transactions and based on an assumed exchange ratio of 0.31611, directors and officers of Apex will beneficially own in the aggregate approximately 48,878 shares of AHM Investment Corp. common stock, representing approximately 0.2% of the economic interest and voting power of AHM Investment Corp. The following table sets forth information, as of September 5, 2003, regarding beneficial ownership of Apex common stock, as well as the estimated beneficial ownership of AHM Investment Corp. following completion of the merger, by each current Apex director and officer that owns shares of Apex common stock:

Name	Number of Shares of Apex Common Stock	Percentage of Apex Stock Beneficially Owned(1)	Number of Shares of AHM Investment Corp. Common Stock After the Merger(2)	Percentage of Shares of AHM Investment Corp. Common Stock Beneficially Owned After the Transactions(3)
Peter G. Allen	10,000	*	3,161	*
Philip A. Barach	70,800	*	22,380	*
Joseph J. Galligan	5,000	*	1,580	*
Carl C. Gregory, III	14,664	*	4,635	*
Jeffrey E. Gundlach	30,000	*	9,483	*
Marc I. Stern	24,166	*	7,639	*

*	Represents less than 1%.
(1)	Based on 29,857,000 shares of Apex common stock outstanding as of September 5, 2003.

(2)	Based on an assumed exchange ratio of 0.31611.

(3)	Based on an estimate of 26,719,956 shares of common stock of Apex Investment Corp. common stock outstanding upon completion of the transactions.

None of the other officers and directors of Apex own shares of Apex common stock.

One of the directors of American Home, Kenneth P. Slosser, is a managing director of Friedman Billings and was actively involved in providing financial advisory services to American Home in connection with Friedman Billings’ engagement in the merger. Due to his involvement as a financial advisor, Mr. Slosser recused himself from involvement, as a director, in the evaluation or consideration of the merger by the board of directors of American Home or the vote of the board to proceed with the merger, as well as the decision to engage Friedman Billings as financial advisor and the terms of such engagement.

In connection with the merger agreement, Apex and TCW Management amended the management agreement between Apex and TCW Management to provide that, immediately prior to the closing of the merger, the management agreement will terminate automatically upon receipt by TCW Management from Apex of a termination fee. The amount of the termination fee shall equal 40% of the assumed premium over Apex’s net book value (excluding the termination fee), up to a maximum amount of $10,000,000. For purposes of this calculation, the “assumed premium” over Apex’s net book value refers to the initial premium over Apex’s net book value prior to deduction of the termination fee payable to TCW Management. Once the amount of the termination fee is determined, such amount will be deducted from Apex’s net book value and the actual premium to Apex’s stockholders will be calculated on such revised amount. Based on an Apex net book value per share of approximately $5.00 as of July 31, 2003 (without giving effect to certain transaction expenses which will be deducted from Apex’s actual net book value, including the TCW Management termination fee) and an American Home average price of $16.00531 as of September 5, 2003, the termination fee will equal approximately $710,000, which is less than the amount otherwise payable under the management agreement in the event of a termination by Apex without cause. The actual Apex net book value, American Home average price and termination fee can, and probably will, differ from these figures. Each of Apex’s executive officers—Philip A. Barach, Jeffrey E. Gundlach, Joel A. Damiani, David S. DeVito, Joseph J. Galligan, Michael E. Cahill and Philip K. Holl—and Apex’s chairman, Marc I. Stern, are also employees or officers of TCW Management or its affiliate, The TCW Group, Inc., and as a result, such individuals may indirectly benefit from TCW Management’s improved results of operations resulting from the receipt of the termination fee upon completion of the merger;

Pursuant to the terms of the merger agreement, prior to the closing of the merger, Apex will purchase directors’ and officers’ liability insurance with at least $25 million of coverage for a period of six years from the effective time of the merger, which will provide Apex’s current directors and officers and TCW Management and its directors and officers with coverage on substantially similar terms as currently provided by Apex to such persons. In addition, AHM Investment Corp.’s directors and officers will be provided co-defendant coverage under the directors’ and officers’ liability insurance policy.

Pursuant to the terms of the merger agreement, Apex will cause each option to purchase common stock of Apex issued under Apex’s stock option plan to become fully vested and exercisable as of the date the merger is approved by Apex’s stockholders. As of September 11, 2003, the officers of Apex listed below held unvested options to purchase the number of shares of Apex common stock set forth opposite their name. All unvested options will vest upon the date the merger is approved by Apex’s stockholders.

Name	Number of Unvested Options
Joel A. Damiani	14,000
David S. DeVito	14,000

Listing of AHM Investment Corp. Capital Stock

It is a condition to the completion of the merger that AHM Investment Corp. common stock issuable to Apex stockholders pursuant to the merger agreement be approved for listing on the NYSE or eligible for quotation on the Nasdaq National Market.

Transfer Agent and Registrar

As of the date of this joint proxy statement/prospectus, American Stock Transfer & Trust Company is the transfer agent and registrar for American Home common stock, and The Bank of New York is the transfer agent and registrar for Apex’s common stock. American Stock Transfer & Trust Company is expected to be the transfer agent and registrar for AHM Investment Corp. common stock.

Dividends

The most recent quarterly dividend declared by American Home was $0.13 per share of American Home common stock payable on July 17, 2003 to American Home stockholders of record as of July 3, 2003. American Home’s current dividend is $0.52 per share of American Home common stock on an annual basis, or a $0.13 per share dividend each quarter. On July 19, 2003, Apex declared a dividend of $0.17 per share of Apex common stock payable on July 31, 2003 to Apex stockholders of record as of June 30, 2003.

In order to qualify as a REIT for U.S. federal income tax purposes, AHM Investment Corp. must distribute to its stockholders annually at least 90% of its REIT taxable income, excluding the retained earnings of its taxable REIT subsidiaries. See “Certain U.S. Federal Income Tax Consequences of AHM Investment Corp.’s Status as a REIT—Requirements for Qualification as a REIT—Annual Distribution Requirements” on page [    ]. The payment of dividends by AHM Investment Corp., however, will be subject to approval and declaration by the AHM Investment Corp. board of directors, and will depend on a variety of factors, including business, financial and regulatory considerations.

Existing Repurchase Authorization

On January 13, 1998, the Apex’s board of directors authorized a program to repurchase up to 750,000 shares of Apex common stock. Having completed the original repurchase program of 750,000 shares of Apex common stock, on September 16, 1998, the Apex’s board of directors authorized a program to repurchase up to an additional 750,000 shares.

During the year ended December 31, 1998, Apex repurchased 947,100 shares. No shares were repurchased during the years ended December 31, 2002, 2001 and 2000. An additional 552,900 shares are currently authorized for potential repurchase. Under the SEC’s Regulation M, Apex may not repurchase shares of its common stock between the date of mailing of the joint proxy statement/prospectus and the date of the stockholders meetings.

Material U.S. Federal Income Tax Consequences of the Transactions

The following general discussion summarizes the anticipated material U.S. federal income tax consequences of the transactions to holders of shares of American Home common stock and holders of shares of Apex common stock that exchange their shares for shares of AHM Investment Corp. common stock in the transactions. This discussion addresses only those American Home stockholders and Apex stockholders that hold their shares as a capital asset, and does not address all of the U.S. federal income tax consequences that may be relevant to particular American Home stockholders and Apex stockholders in light of their individual circumstances or to American Home stockholders and Apex stockholders that are subject to special rules, such as:

•	financial institutions or insurance companies;

•	mutual funds;

•	tax-exempt organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	foreign holders;

•	persons that hold their shares as part of a hedge against currency risk, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	holders that acquired their shares upon the exercise of stock options or otherwise as compensation.

The following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws, and U.S. federal laws other than U.S. federal income tax laws, are not addressed.

Holders of American Home and Apex common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the transactions, including the applicability and effect of U.S. federal, state and local and foreign income and other tax laws in their particular circumstances.

The parties have structured the transactions so that it is anticipated that the reorganization and the merger each will qualify as a tax-free reorganization for U.S. federal income tax purposes. It is a condition to the completion of the transactions that American Home receive an opinion from Cadwalader, Wickersham & Taft LLP, and Apex receive an opinion from O’Melveny & Myers LLP, in each case dated on the closing of the transactions, to the effect that the merger of Apex with and into AHM Investment Corp. will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The opinions will be based on customary assumptions and customary factual representations and covenants made by, among others, American Home, Apex and AHM Investment Corp. An opinion of counsel represents counsel’s best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the transactions. If any of the factual assumptions or representations relied upon in the opinions of counsel are inaccurate, the opinions may not accurately describe the tax treatment of the transactions, and this discussion may not accurately describe the tax consequences of the transactions. In addition, in connection with the filing of the registration statement, Cadwalader, Wickersham & Taft LLP has delivered to American Home its legal opinion, dated the date of this joint proxy statement/prospectus, that the reorganization merging American Home with and into AHM Merger Sub will qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code, and Cadwalader, Wickersham & Taft LLP and O’Melveny & Myers LLP have delivered to American Home and Apex, respectively, their opinions, dated on the date of this joint proxy statement/prospectus, that the merger of Apex with and into AHM Investment Corp. will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Holders of shares of American Home common stock and holders of Apex common stock that exchange their shares for shares of AHM Investment Corp. common stock in the transactions generally will not recognize gain or loss for U.S. federal income tax purposes (except with respect to any cash received by holders of shares of Apex common stock instead of a fractional share of AHM Investment Corp. common stock) as a result of the transactions being structured as tax-free reorganizations for U.S. federal income tax purposes. Each holder’s aggregate tax basis in AHM Investment Corp. common stock received in the transactions will be the same as that holder’s aggregate tax basis in American Home or Apex common stock surrendered in the transactions in exchange therefor, decreased, in the case of a holder of Apex common stock by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the AHM Investment Corp. common stock received in the transactions by a holder of American Home or Apex common stock will include the holding period of American Home or Apex common stock that the holder surrendered in the transactions in exchange therefor.

A holder of Apex common stock that receives cash in lieu of a fractional share of AHM Investment Corp. common stock will recognize gain or loss equal to the difference between the amount of cash received and that holder’s tax basis in AHM Investment Corp. common stock that is allocable to the fractional share of AHM Investment Corp. common stock. That gain or loss generally will constitute capital gain or loss. In the case of an individual stockholder, any capital gain generally will be long-term capital gain, subject to tax at a maximum rate of 15%, if the individual has held his or her Apex common stock for more than one year on the closing of the transaction. The deductibility of capital losses is subject to limitations for both individuals and corporations.

Payments to holders of Apex common stock in connection with the transactions may be subject to “backup withholding” at a rate of 28%, unless a holder (1) provides a correct taxpayer identification number (which, for an individual stockholder, is the stockholder’s social security number) and any other required information to the exchange agent, or (2) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact and otherwise complies with applicable requirements of the backup withholding rules. An

Apex stockholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the stockholder’s U.S. federal income tax liability.

This discussion of material U.S. federal income tax consequences is intended to provide only a general summary, and is not a complete analysis or description of all potential U.S. federal income tax consequences of the transactions. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local consequences of the transactions. Accordingly, we strongly urge you to consult your own tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences to you of these transactions.

For a discussion of the material U.S. federal income tax consequences of an investment in AHM Investment Corp.’s common stock, see “Certain U.S. Federal Income Tax Consequences of AHM Investment Corp.’s Status as a REIT” on page [  ].

Accounting Treatment

The merger will be accounted for as a purchase of Apex by American Home using the purchase method of accounting. American Home was determined to be the accounting acquiror based on a number of factors, including, among other things, (i) that, based on the net book value per share of Apex as of June 30, 2003 and the American Home average price as of July 11, 2003, the former stockholders of American Home would have approximately 64% of the voting rights in AHM Investment Corp., (ii) that the board of directors of AHM Investment Corp. will be comprised of American Home’s board of directors, and (iii) that, based on the terms of the exchange of equity securities and market prices at the date of the announcement of the transactions, American Home is effectively paying a 7.5% premium over the then market price of Apex common stock. The purchase price based on the price per share of American Home common stock two days before and after July 12, 2003 will be allocated to Apex’s identifiable assets and liabilities based on their estimated fair market values at the date of the completion of the transactions, and any excess of the purchase price over those fair market values will be accounted for as goodwill. The results of final valuations of intangible and other assets and the finalization of any potential plans of restructuring have not yet been completed. We may revise the allocation of the purchase price when additional information becomes available.

Regulatory Matters

American Home and Apex have reviewed whether filings or approvals are required or advisable in those jurisdictions that may be material to AHM Investment Corp. and have made or will make regulatory filings in those jurisdictions. Other than those described below, American Home and Apex are not aware of any material governmental consents or approvals that are required or notifications that must be given prior to the completion of the transactions. American Home and Apex have agreed that, if any governmental consents and approvals are required, each will use all reasonable efforts to complete the transactions and to obtain these required consents and approvals.

Prior to completion of the transactions, Fannie Mae, Freddie Mac, Ginnie Mae and the U.S. Department of Veterans Affairs must be notified of American Home’s proposed reorganization. As of September 11, 2003, American Home has provided notice of the reorganization to each of these federal agencies.

American Home and Apex believe that the only required regulatory approvals are the consent to American Home’s reorganization from certain state mortgage lending regulators. Although some state mortgage regulators require only notice of the reorganization, others require American Home to obtain their consent to the transaction. As of September 11, 2003, American Home has provided notice of the reorganization to all state mortgage regulators that so require. With respect to state mortgage regulators that must consent to the reorganization, as of September 11, 2003, American Home has sent the applicable requests to all of these states, and has received consents from all but four of such states (specifically, Florida, Georgia, Rhode Island and Virginia). American Home expects that it will receive the remaining consents.

American Home conducts operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the reorganization. Under the merger agreement, American Home is required to obtain these approvals prior to completing the merger, unless the failure to obtain the approvals would not have a material adverse effect on American Home or Apex or, following the merger, on AHM Investment Corp. It is possible that any of the regulatory authorities with which filings are made may seek regulatory concessions as conditions for granting approval of the transactions.

Although American Home and Apex do not expect regulatory authorities to raise any significant objections in connection with their review of the transactions, there can be no assurance that American Home and Apex will obtain all required regulatory approvals or that these regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to AHM Investment Corp. after completion of the transactions.

Appraisal Rights

Appraisal rights are statutory rights that enable stockholders who object to extraordinary transactions, such as mergers, to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances and exceptions to those rights are set forth in the laws of Delaware and Maryland.

American Home stockholders are not entitled to appraisal rights under Delaware law in connection with the reorganization or the issuance of shares of AHM Investment Corp. common stock to Apex stockholders in the merger because shares of American Home are listed on the Nasdaq National Market. The Delaware General Corporation Law generally states that in connection with the consummation of a plan of merger, stockholders of a company whose stock is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., are not entitled to appraisal rights.

Apex stockholders are not entitled to appraisal rights under Maryland law in connection with the merger because shares of Apex are listed on the American Stock Exchange. The Maryland General Corporation Law generally states that in connection with the consummation of a plan of merger, stockholders of a company whose stock is listed on a national securities exchange are not entitled to appraisal rights.

Resale of AHM Investment Corp. Common Stock

AHM Investment Corp. common stock issued in the transactions will not be subject to any restrictions on transfer arising under the Securities Act, except for shares of AHM Investment Corp. common stock issued to any American Home stockholder or Apex stockholder that is, or is expected to be, an “affiliate” of American Home or Apex, as applicable, for purposes of Rule 145 under the Securities Act. Persons that may be deemed to be affiliates of American Home or Apex for those purposes generally include individuals or entities that control, are controlled by, or are under common control with, American Home or Apex, respectively, and include the directors of American Home and Apex, respectively.

This joint proxy statement/prospectus does not cover resales of AHM Investment Corp. common stock received by any person upon completion of the transactions, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

The following summaries of the transaction agreements are qualified by reference to the complete text of the agreements and other documents, which are attached as Annexes A through G to this joint proxy statement/prospectus and are incorporated by reference in this joint proxy statement/prospectus.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference. All stockholders of American Home and Apex are urged to read the merger agreement carefully and in its entirety.

Structure of the Merger

Pursuant to the terms of the merger agreement, Apex will merge with and into AHM Investment Corp., with AHM Investment Corp. being the surviving corporation. The Articles of Amendment and Restatement of AHM Investment Corp., attached as Annex F to this joint proxy statement/prospectus, will be the charter of the surviving corporation and the Amended and Restated Bylaws of AHM Investment Corp., attached as Annex G to this joint proxy statement/prospectus, will be the bylaws of the surviving corporation. These documents are referred to in this joint proxy statement/prospectus as AHM Investment Corp.’s “charter” and “bylaws,” respectively. Immediately prior to the completion of the merger, American Home and its affiliates will engage in a reorganization, pursuant to which American Home will merge with and into AHM Merger Sub, as a result of which AHM Investment Corp. will become the new parent company and will, effective as of the closing of the merger, own 100% of the issued and outstanding capital stock of American Home. For a description of the reorganization, see “Description of the Transaction Agreements—The Reorganization Agreement” on page [    ]. Following the completion of the merger, American Home and Apex anticipate that AHM Investment Corp. will qualify as a REIT. Unlike Apex, which is externally managed by TCW Management under a management agreement that will terminate upon completion of the merger, AHM Investment Corp. will be self-managed.

Merger Consideration

The merger agreement provides that if the American Home average price is less than or equal to $21.86164 and greater than or equal to $17.00350, then each share of Apex common stock outstanding immediately prior to the effective time of the merger will be converted into a number of shares of AHM Investment Corp. common stock equal to 107.5% of the net book value per share of Apex divided by the American Home average price, as determined by the method described below. The net book value per share of Apex will be determined on the day prior to the closing of the merger in accordance with the valuation methodology set forth in the merger agreement and described below.

If the American Home average price, as determined by the method described below, is less than $17.00350 or greater than $21.86164, then the number of shares of AHM Investment Corp. common stock to be issued for each share of Apex common stock will be adjusted as follows:

•	if the average price is less than $17.00350, then the number of shares of AHM Investment Corp. common stock to be issued for each share of Apex common stock will equal a quotient, the numerator of which is 107.5% of the net book value per share of Apex, and the denominator of which is $17.00350; or

•	if the average price is greater than $21.86164, then the number of shares of AHM Investment Corp. common stock to be issued for each share of Apex common stock will equal a quotient, the numerator of which is 107.5% of the net book value per share of Apex, and the denominator of which is $21.86164.

If the American Home average price is less than $14.57443, then Apex may elect to terminate the merger agreement within one business day after the American Home average price is determined by the parties, which we refer to as the “termination option”, subject to American Home’s right to avoid such termination, within one business day after American Home’s receipt of a termination notice from Apex, by adjusting the number of shares of AHM Investment Corp. common stock to be issued for each share of Apex common stock to equal a quotient, the numerator of which is 92.143% of the net book value per share of Apex, and the denominator of which is the American Home average price.

Similarly, if the American Home average price is greater than $24.29071, then American Home may elect to terminate the merger agreement within one business day after the American Home average price is determined by the parties, which is also referred to as the “termination option”, subject to Apex’s right to avoid such termination, within one business day after Apex’s receipt of a termination notice from American Home, by adjusting the number of shares of AHM Investment Corp. common stock to be issued for each share of Apex common stock to equal a quotient, the numerator of which is 119.444% of the net book value per share of Apex, and the denominator of which is the American Home average price.

The American Home average price is the average of the daily volume weighted averages of the trading prices of American Home common stock on the Nasdaq National Market, as reported by Bloomberg Financial Markets, for the ten consecutive trading days prior to the day before the closing of the merger.

The following table illustrates the number of shares of AHM Investment Corp. common stock which Apex stockholders will receive per share of Apex common stock at different American Home average prices randomly selected by us, and the implied value of these shares based upon such American Home average price. For the purposes of this illustration, we have used Apex’s approximate net book value per share of $5.00 as of July 31, 2003 (without giving effect to certain transaction expenses which will be deducted from Apex’s actual net book value, including the TCW Management termination fee); Apex’s actual net book value per share will be calculated as described below.

							If termination option is not exercised
	American Home Average Price	Exchange Ratio		Implied Value of Merger Consideration per Apex Share		Number of Shares of AHM Investment Corp. Common Stock Issued	Exchange Ratio		Implied Value of Merger Consideration per Apex Share		Number of Shares of AHM Investment Corp. Common Stock Issued
	$26.00	0.22970	(1)	$5.97	(1)	6,858,153	0.24586	(2)	$6.39	(2)	7,340,775
	$25.00	0.23889	(1)	$5.97	(1)	7,132,479	0.24586	(2)	$6.15	(2)	7,340,775
Top of Second Collar	$24.29071	0.24586		$5.97		7,340,775
	$24.00	0.24586		$5.90		7,340,775
	$23.00	0.24586		$5.65		7,340,775
	$22.00	0.24586		$5.41		7,340,775
Top of First Collar	$21.86164	0.24586		$5.38		7,340,775
	$21.00	0.25595		$5.38		7,641,970
	$20.00	0.26875		$5.38		8,024,069
	$19.00	0.28289		$5.38		8,446,388
	$18.00	0.29861		$5.38		8,915,632
Bottom of First Collar	$17.00350	0.31611		$5.38		9,438,138
	$17.00	0.31611		$5.37		9,438,138
	$16.00	0.31611		$5.06		9,438,138
	$15.00	0.31611		$4.74		9,438,138
Bottom of Second Collar	$14.57443	0.31611		$4.61		9,438,138
	$14.00	0.32908	(3)	$4.61	(3)	9,825,406	0.31611	(4)	$4.43	(4)	9,438,138
	$13.00	0.35440	(3)	$4.61	(3)	10,581,206	0.31611	(4)	$4.11	(4)	9,438,138

(1)	Assumes American Home elects to exercise its termination option and Apex elects to adjust the exchange ratio.
(2)	Assumes American Home does not elect to exercise its termination option.

(3)	Assumes Apex elects to exercise its termination option and American Home elects to adjust the exchange ratio.
(4)	Assumes Apex does not elect to exercise its termination option.

Note that the number of shares of AHM Investment Corp. common stock that Apex’s stockholders will actually receive in the merger will be based upon the American Home average price and Apex’s net book value. The American Home average price can, and probably will, differ from the trading price of American Home common stock on the closing of the merger. Apex’s actual net book value per share can, and probably will, differ from Apex’s net book value of approximately $5.00 as of July 31, 2003.

Apex’s actual net book value per share will be determined as of 12:00 p.m. New York time on the trading day immediately preceding the closing of the merger by valuing the marked-to-market assets and the marked-to-market liabilities of Apex in accordance with the following procedures:

•	Apex’s securities will be placed into two separate categories: those that American Home elects to retain subsequent to the closing of the merger and those that American Home elects to liquidate at the closing of the merger. The valuation for those securities that American Home elects to retain will be determined by soliciting bid-side indicative market values from a group of specified dealers, and taking the second highest bid-side valuation. The valuation for those securities that American Home elects to liquidate will be determined by soliciting bid-side indicative market values from a group of specified dealers, and taking the highest of all the bid-side valuations.

•	The market value of all other liabilities of Apex (including all expenses of Apex incurred in connection with the merger, one-half of the premium payable in connection with the directors and officer’s liability insurance policy purchased by Apex and the termination fee to be paid to TCW Management under the management agreement) will be determined by American Home and Apex in accordance with GAAP.

Pursuant to the third amendment to the management agreement executed in connection with the signing of the merger agreement, the amount of the termination fee payable to TCW Management is less than the amount initially provided for under the management agreement. For purposes of calculating the termination fee, American Home and Apex will take the following actions in sequence:

•	calculate the net book value of Apex pursuant to the procedures described above, with the exception that the amount of the termination fee will not be included in the market value of Apex’s other liabilities, which net amount is referred to as the “notional net book value;”

•	based on the exchange ratio formula described above and using the American Home average price and the Apex notional net book value, calculate an exchange ratio, which is referred to as the “notional exchange ratio;”

•	calculate the “notional aggregate consideration” by multiplying the notional exchange ratio, the American Home average price and the number of Apex shares outstanding; and

•	finally, calculate the termination fee which is equal to 40% of the difference between the notional aggregate consideration and the notional net book value, but in no event shall exceed $10 million.

Once the amount of the termination fee is determined, American Home and Apex will include the amount of the termination fee in the market value of Apex’s liabilities in accordance with the formula described above for purposes of determining the actual net book value. Thereafter, American Home and Apex will determine the exchange ratio using the formula described above and, then, the amount of merger consideration payable to Apex stockholders in the merger.

Treatment of Options

Apex will cause unvested options to acquire Apex common stock to become vested as of the date that Apex’s stockholders approve the merger, and each option to acquire Apex common stock that is not exercised as of the effective time of the merger will be terminated and not assumed by AHM Investment Corp. Pursuant to the merger agreement, Apex’s stock option plan will be assumed by AHM Investment Corp. at the effective time of the merger, if Apex’s stock option plan is adopted at American Home’s special stockholder meeting.

Timing of Closing

The closing of the merger will take place no later than five days after the satisfaction or waiver of the conditions set forth in the merger agreement or at another date as may be agreed to in writing by the parties.

Exchange of Stock Certificates

Upon or before the completion of the merger, AHM Investment Corp. will deposit with a bank or trust company to be selected by the parties, referred to as the “exchange agent,” shares of AHM Investment Corp. common stock. American Home will deposit with the exchange agent an amount of cash that American Home estimates will be sufficient to pay for all fractional shares, as described below, and any dividends or distributions.

No later than ten business days after the completion of the merger, the exchange agent will mail to each holder of record of outstanding Apex common stock a letter of notification describing the procedures for surrendering stock certificates in exchange for new certificates representing AHM Investment Corp. common stock.

No fractional shares of AHM Investment Corp. common stock will be issued in the merger. Instead, the exchange agent will pay each of those stockholders who would have otherwise been entitled to a fractional share of AHM Investment Corp. common stock an amount in cash determined by multiplying the fractional share interest by the American Home average price.

Upon proper surrender of a stock certificate for exchange to the exchange agent, together with a completed letter of notification, each Apex stockholder will be entitled to receive a share certificate representing the number of AHM Investment Corp. shares that they are entitled to. The stockholder may also be entitled to receive a check for the amount that the stockholder is entitled to for fractional shares, dividends or other distributions.

AHM Investment Corp. Board of Directors

Each of American Home’s directors immediately prior to the merger will continue as directors of AHM Investment Corp. and AHM Investment Corp. may, in its sole discretion, designate a member of the Apex board of directors to sit on the AHM Investment Corp. board of directors.

Representations and Warranties of American Home, AHM Investment Corp. and Apex

The merger agreement contains substantially reciprocal representations and warranties of American Home and AHM Investment Corp., on the one hand, and Apex, on the other hand, relating to:

•	due organization, good standing, and power;

•	capital structure and ownership of subsidiaries;

•	corporate authority to enter into and perform the contemplated transactions;

•	required consents and filings with governmental entities;

•	absence of conflicts with organizational documents and material agreements;

•	reports filed with the SEC and financial statements;

•	absence of material undisclosed liabilities or obligations;

•	compliance with laws;

•	absence of certain changes or events;

•	tax matters;

•	inapplicability of the Investment Company Act;

•	current insurance against risk and loss;

•	opinion of financial advisors;

•	broker’s or finder’s fees;

•	litigation;

•	required stockholder approval;

•	material contracts;

•	no increase or acceleration of benefits of any agreement or plan as a result of the merger;

•	ownership of mortgage backed securities and mortgage loans;

•	employee benefits matters; and

•	no material adverse effect.

Representations and warranties made solely by Apex relate to ownership of shares of Apex by TCW Management and its affiliates and inapplicability of Apex’s stockholder rights plan to the merger.

American Home and AHM Investment Corp. also represent and warrant as to the formation and interim operations of AHM Investment Corp. and AHM Merger Sub and as to the future qualification of AHM Investment Corp. as a REIT.

Conduct of Business of American Home, AHM Investment Corp. and Apex Pending the Merger

American Home, Apex and AHM Investment Corp. have each undertaken certain covenants in the merger agreement concerning the conduct of their respective businesses prior to completion of the merger. In general, each of Apex and American Home are required to conduct their business in the usual, regular and ordinary course in all material respects, in substantially the same manner as previously conducted and to use their reasonable efforts to preserve intact their present lines of business, maintain their rights, franchises and permits and preserve their relationship with customers, suppliers and others having business dealings with them.

Under the merger agreement, Apex has also agreed that, during the period prior to completion of the merger, except as expressly contemplated by the merger agreement, it will:

•	not authorize, declare or pay any dividends, except for regular quarterly cash dividends reasonably estimated to be no more than the minimum required for Apex to maintain its REIT status or to comply with the rights issued under Apex’s stockholder rights plan;

•	not split, combine or reclassify any of its equity interests or shares of capital stock or issue or authorize any other securities in substitution for the equity interests or capital stock, except pursuant to the exercise of options and rights;

•	not repurchase, redeem or otherwise acquire any equity interests or capital stock except for redemptions and transfers of shares of Apex common stock required under Apex’s charter or in accordance with the Apex rights plan;

•	not grant any options relating to the shares of Apex common stock;

•	not, without consulting with American Home, and so long as it would not be reasonably expected to materially and adversely affect Apex, make or rescind any material tax election, settle or compromise any material claim relating to taxes, change in any material respect its methods of reporting income or deductions for federal income tax purposes, enter into any tax protection agreement, amend its tax returns or change the organizational structure in a way that may impact its status as a REIT, or file any material tax returns;

•	not amend its charter or bylaws unless necessary to comply with obligations under the law;

•	not (i) dispose of any of its material assets or (ii) acquire any mortgage-backed securities or other material assets, except in each case in a manner consistent with past practices or if necessary to comply with applicable REIT rules and regulations, the Investment Company Act or Apex’s investment policies;

•	not incur or assume any indebtedness, guarantees, loans or advances, except for short-term indebtedness incurred in the ordinary course of business consistent with past practice, or amend, extend, modify, refund, renew, refinance or replace existing indebtedness as long as the aggregate principle amount or term of such indebtedness is not increased or extended;

•	not discharge or satisfy any claims, other than discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or reflected in Apex’s most recent consolidated financial statements;

•	use commercially reasonable efforts to maintain the books, records and accounts of Apex’s business in the usual, regular, and ordinary course of business on a basis consistent with the Apex’s past practice and in accordance with GAAP;

•	not enter into or terminate any arrangement between Apex and any Apex director or officer;

•	not cancel or terminate any insurance policy without notice to American Home, except policies which are replaced without diminution of or gaps in coverage;

•	not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	except in the ordinary course of business consistent with past practice, not (i) modify, amend, terminate or fail to use commercially reasonable efforts to renew any material contract of Apex or waive, release or assign any material rights or claims under a material contract to which Apex is a party in a manner adverse to Apex, (ii) modify, amend or terminate the management agreement with TCW Management, or (iii) enter into any new material contracts, to the extent such actions would have a material adverse effect on Apex; or

•	not take any action that would result in any of the representations and warranties of Apex that are qualified by materiality becoming untrue or, in the case of other representations and warranties of Apex that are not so qualified, becoming untrue in any material respect, or any of the conditions to closing of the merger not being satisfied.

Apex is also required by the merger agreement to pay a final dividend to holders of shares of its common stock in an amount equal to the minimum dividend necessary to avoid (i) jeopardizing its status as a REIT, and (ii) the imposition of income tax under Section 857(b) of the Internal Revenue Code and the imposition of excise tax under Section 4981 of the Internal Revenue Code.

Under the merger agreement, each of American Home and AHM Investment Corp. have also agreed that, during the period prior to completion of the merger, except as expressly contemplated by the merger agreement, they will:

•	not authorize, declare or pay any dividends, except for (i) dividends by wholly owned subsidiaries of American Home or AHM Investment Corp., and (ii) regular quarterly cash dividends on shares of American Home common stock in amounts consistent with past practice;

•	not split, combine or reclassify any of their equity interests or shares of capital stock or issue or authorize or propose the issuance of any other securities in substitution for the equity interests or capital stock, except pursuant to the exercise of options and rights;

•	not repurchase, redeem or otherwise acquire, or permit any of their subsidiaries to purchase, redeem or otherwise acquire, any equity interests or capital stock;

•	not grant any options relating to the shares of American Home common stock, other than in the ordinary course of business;

•	use commercially reasonable efforts to qualify, prior to or at the effective time of the merger, AHM Investment Corp. as a REIT and each subsidiary of AHM Investment Corp. as a qualified or taxable REIT subsidiary;

•	not amend their respective charters or bylaws;

•	promptly notify Apex of any material emergency or other material change in the condition (financial or otherwise), of American Home’s or AHM Investment Corp.’s business or assets;

•	not (i) dispose of any of their material assets or (ii) merge or consolidate with, or acquire all or substantially all of the assets of, or the beneficial ownership of a majority of the outstanding capital stock or other equity interests in, any person in a transaction (A) for consideration greater than $20,000,000 or (B) requiring the approval of the stockholders of American Home or AHM Investment Corp.;

•	not issue, or change the ownership of, their securities;

•	except in the ordinary course of business consistent with past practice or in connection with any permitted acquisition, not (i) modify, amend, terminate or fail to use commercially reasonable efforts to renew any American Home material contract, or waive release or assign any material rights or claims under a material contract to which it is a party in a manner adverse to American Home or AHM Investment Corp. or (ii) enter into any new material contracts, to the extent such action would materially hinder, prevent or otherwise have an adverse effect on the merger;

•	not acquire ownership, beneficially or of record, of any Apex capital stock; or

•	not take any action that would result in any of the representations and warranties of American Home or AHM Investment Corp. that are qualified by materiality becoming untrue or, in the case of other representations and warranties of American Home or AHM Investment Corp. that are not so qualified, becoming untrue in any material respect, or any of the conditions to closing of the merger not being satisfied.

Additional Agreements

No Solicitation.    The respective boards of directors of Apex and American Home are restricted from soliciting, initiating, encouraging or otherwise participating in any negotiations, inquiries or discussion with any person concerning any acquisition proposal (as defined below). However, prior to stockholder approval, in response to a bona fide, unsolicited acquisition proposal, Apex or American Home may (i) furnish information with respect to it and its subsidiaries, (ii) agree to or recommend such acquisition proposal, (iii) withdraw or modify its recommendation of the merger, and (iv) participate in discussions and negotiations regarding such acquisition proposal, if the board of directors of Apex or American Home, as the case may be, concludes in good faith, after receiving the advice of its legal counsel and financial advisors, that such unsolicited acquisition proposal is likely to result in a “superior proposal” (as defined below).

An “acquisition proposal” includes any proposal or offer from any person relating to any acquisition of all or a significant part of the business, assets or capital stock, whether by merger, consolidation or other business combination, purchase of assets, tender or exchange offer or otherwise.

A “superior proposal” is an acquisition proposal that the board of directors of the relevant company determines in good faith (after consultation with its financial advisor and legal counsel) to be more favorable, or will result in an acquisition proposal that is more favorable, than the merger agreement, and is made by a person who the board of directors believes to be reasonably capable of completing such acquisition proposal.

Lock-Up.    Prior to closing, Apex will cause each of the directors and officers of Apex and TCW Capital Investment Corporation to enter into a lock-up agreement with AHM Investment Corp. and American Home. The lock-up agreements will provide that:

•	for a period of 60 days following the closing, the parties to the lock-up agreements will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any of the shares of AHM Investment Corp. common stock received by them in the merger; and

•	for a period of 30 days following the expiration of the initial 60-day period, the parties to the lock-up agreements will not sell greater than 5% of the shares of AHM Investment Corp. common stock received by them in the merger.

Indemnification; Directors’ and Officers’ Insurance.    The merger agreement provides that AHM Investment Corp. will indemnify all present and former officers, employees and directors of Apex and TCW Management, referred to as the “indemnified parties,” to the same extent provided under Apex’s charter and bylaws and existing indemnification arrangements. In addition, from and after the effective time of the merger, American Home and AHM Investment Corp. will indemnify and hold harmless, and provide advancement of expenses to, each of the indemnified parties with respect to acts or omissions by them in their capacities as officers, employees or directors, including for acts and omissions occurring in connection with the merger agreement and the transactions contemplated by the merger agreement.

The merger agreement also provides that at least 14 days prior to the effective time of the merger, Apex will obtain a commitment to purchase directors’ and officers’ liability insurance policy coverage for the directors and officers of Apex and TCW Management, naming the directors and officers of AHM Investment Corp. as co-defendants, with at least $25 million of coverage for a period of six years following the effective time of the merger. The policy will provide the directors and officers with coverage on substantially similar terms as currently provided by Apex to its directors and officers and others. Apex and American Home will share equally the costs of the policies, other than additional costs related to naming AHM Investment Corp. directors and officers as co-defendants, which costs will be borne by American Home for the first $150,000, with any additional costs to be shared equally.

Listing of AHM Investment Corp. Common Stock.    American Home and AHM Investment Corp. will use reasonable best efforts to cause the shares of AHM Investment Corp. to be listed on the NYSE or quoted on the Nasdaq National Market.

Amendment to TCW Management Agreement.    In connection with the merger agreement, Apex and TCW Management amended the management agreement to provide that immediately prior to the closing of the merger, Apex shall pay to TCW Management a termination fee equal to 40% of the assumed premium over Apex’s net book value (excluding the termination fee), up to a maximum amount of $10 million. Based on an Apex net book value per share of approximately $5.00 as of July 31, 2003 (without giving effect to certain transaction expenses which will be deducted from Apex’s actual net book value, including the TCW Management termination fee) and an American Home average price of $16.00531 as of September 5, 2003, the termination fee will equal approximately $710,000. This amount is less than the amount initially provided for under the management agreement. The actual Apex net book value, American Home average price and closing price and termination fee can, and probably will, differ from these figures. Immediately upon receipt of the termination fee by TCW Management, the management agreement will terminate. In order to provide for the payment of the termination fee described above, Apex and TCW Management will enter into an escrow agreement which will provide for the deposit by Apex of $10 million to be held and released in accordance with the terms and subject to the conditions contained in the escrow agreement.

AHM Investment Corp.’s Investment Holdings Following the Merger.    Pursuant to the merger agreement, AHM Investment Corp. has agreed to retain 34% of Apex’s assets that it acquires in connection with the merger for a 24-month period following the closing of the merger. In turn, Apex has agreed that its asset portfolio at the time of closing will meet the investment guidelines set forth in the merger agreement. In particular, at least 34% of Apex’s portfolio must consist of short-term ARMs, consistent with American Home’s, and subsequently AHM Investment Corp.’s investment strategy.

Conditions to Closing

Mutual Closing Conditions.    Each party’s obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

•	approval by Apex’s stockholders and American Home’s stockholders of the transactions;

•	receipt of all material government consents, approvals, permits and authorizations required to be obtained;

•	absence of a law or order of any court or other governmental entity making the merger illegal or prohibiting completion of the merger;

•	expiration or termination of the Hart-Scott-Rodino Act waiting period;

•	AHM Investment Corp.’s registration statement on Form S-4, which includes this joint proxy statement/prospectus, being effective and no SEC stop order having been issued or proceedings by the SEC having been initiated or threatened; and

•	completion of the reorganization.

Additional Closing Conditions for American Home’s Benefit.    The obligation of American Home and AHM Investment Corp. to effect the merger is subject to the satisfaction or waiver by American Home of the following additional conditions:

•	the assets of Apex in its portfolio as of the trading day prior to closing are consistent with the investment guidelines prescribed in the merger agreement;

•	accuracy as of the closing of the representations and warranties made by Apex, subject to certain levels of materiality;

•	performance and compliance in all material respects by Apex of the agreements and covenants required to be performed by it at or prior to the closing;

•	receipt by Apex of all required consents, the failure of which to obtain would have a material adverse effect on Apex or the surviving corporation;

•	no changes in facts or conditions have occurred which would have a material adverse effect on Apex since the date of the merger agreement;

•	receipt by American Home of an opinion of Cadwalader, Wickersham & Taft LLP to the effect that the merger of Apex with and into AHM Investment Corp. will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	receipt by Apex of an opinion of O’Melveny & Myers LLP to the effect that, Apex has qualified for treatment as a REIT for its taxable years ended December 31, 1997 through December 31, 2002, and Apex’s organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a REIT for its taxable year ending 2003; and

•	the opinion of Apex’s financial advisors conforms in all material respects with the opinion made available to American Home prior to execution of the merger agreement.

Additional Closing Conditions for Apex’s Benefit.    The obligation of Apex to effect the merger is subject to the satisfaction or waiver by Apex of the following additional conditions:

•	accuracy as of the closing of the representations and warranties made by American Home and AHM Investment Corp., subject to certain levels of materiality;

•	performance and compliance in all material respects by American Home and AHM Investment Corp. with their respective agreements and covenants required to be performed by them prior to closing;

•	receipt by American Home of all required consents, the failure of which to obtain would have a material adverse effect on American Home or the surviving corporation;

•	no changes in facts or conditions have occurred which would have a material adverse effect on American Home or AHM Investment Corp. since the date of the merger agreement;

•	approval for listing of the AHM Investment Corp. common stock to be issued to stockholders of Apex in connection with the merger on the NYSE or quotation on the Nasdaq National Market;

•	execution of the third amendment to the management agreement by Apex and TCW Management;

•	effectiveness of the escrow agreement, and there being no conditions or impediments on the release of the escrow amount and the payment of the termination fee to TCW Management;

•	receipt by Apex of an opinion of O’Melveny & Myers LLP to the effect that the merger of Apex with and into AHM Investment Corp. will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986;

•	receipt by American Home of an opinion of Cadwalader, Wickersham & Taft LLP, to the effect that, commencing with its initial taxable year ending December 31, 2003, AHM Investment Corp.’s organization and actual method of operations and proposed method of operations will enable it to meet the requirements for qualification and taxation as a REIT; and

•	the opinion of American Home’s financial advisors conforms in all material respects with the opinion made available to Apex prior to execution of the merger agreement.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, and, except as provided below, whether before or after approval by the Apex or American Home stockholders, in any of the following ways, including by mutual written consent of Apex and American Home:

Apex or American Home Termination Provisions.    Either Apex or American Home can terminate the merger agreement if any of the following occurs:

•	the merger has not been completed by January 12, 2004. However, that date becomes April 12, 2004 if the only closing condition that has not been waived or satisfied relates to governmental approval or antitrust matters; or

•	any governmental entity permanently restrains, enjoins or prohibits the merger or fails to approve the merger, in each case, in a final and nonappealable manner.

American Home Termination Provisions.    American Home can terminate the merger agreement in the following instances:

•	Apex stockholders fail to give the necessary approval at a duly-held stockholder meeting;

•	Apex breaches any of its representations, warranties or covenants under the merger agreement and the breach would give rise to the failure of specified closing conditions and is incapable of being cured or is not cured within 30 days;

•	the board of directors of American Home, prior to the American Home stockholder meeting, determines to withdraw their recommendation to approve the transactions contemplated by the merger agreement due to receipt of a superior proposal, and American Home has provided three business days written notice of the same to Apex (during which time American Home has negotiated in good faith with Apex concerning any new proposal by Apex);

•	the board of directors of Apex withdraws or modifies its recommendation of the merger to its stockholders in a manner materially adverse to American Home; or

•	any of Apex’s directors, officers or TCW Capital Investment Corporation have breached the terms of their voting agreements and the breach is incapable of being cured or is not cured prior to the Apex stockholder meeting.

In addition, American Home may terminate the merger agreement if:

•	American Home’s average price is greater than $24.29071; and

•	American Home elects to terminate the merger agreement during the one business day period following the determination of the American Home average price. However, Apex can avoid such termination by electing, within one business day of a termination notice from American Home, to adjust the exchange ratio to a number equal to (1) 119.444% of the net book value per share of Apex, divided by (2) the average price.

Apex Termination Provisions. Apex can terminate the merger agreement in the following instances:

•	American Home’s stockholders fail to give the necessary approval at a duly-held stockholder meeting;

•	American Home or AHM Investment Corp. breaches any of their representations, warranties or covenants under the merger agreement and the breach would give rise to the failure of specified closing conditions and is incapable of being cured or is not cured within 30 days;

•	the board of directors of Apex, prior to the Apex stockholder meeting, determines to withdraw their recommendation to approve the transactions contemplated by the merger agreement due to receipt of a superior proposal, and Apex has provided three business days written notice of the same to American Home (during which time Apex has negotiated in good faith with American Home concerning any new proposal by American Home);

•	the board of directors of American Home withdraws or modifies its recommendation of the merger to its stockholders in a manner materially adverse to Apex; or

•	any of American Home’s directors have breached the terms of their voting agreements and the breach is incapable of being cured or is not cured prior to the American Home stockholder meeting.

In addition, Apex may terminate the merger agreement if:

•	American Home’s average price is less than $14.57443; and

•	Apex elects to terminate the merger agreement during the one business day period following the determination of the American Home average price. However, American Home can avoid such termination by electing, within one business day of a termination notice from Apex, to adjust the exchange ratio to a number equal to (1) 92.143% of the net book value per share of Apex, divided by (2) the average price.

If the merger agreement is terminated by Apex or American Home, the merger agreement will become void and there are no further obligations on the part of American Home, AHM Investment Corp. Apex or their respective officers or directors except with respect to confidentiality obligations, public announcement restrictions, obligations under the termination section discussed below, and the general provision section of the merger agreement.

Break-Up Fees

Break-Up Fees Payable by Apex.    Apex has agreed to pay American Home a cash amount equal to $12 million plus expenses in any of the following circumstances:

•	the merger agreement is terminated by Apex upon receipt of a “superior proposal;”

•	the merger agreement is terminated by American Home on the basis of a breach by Apex of any of its representations, warranties or covenants under the merger agreement which would give rise to the failure of specified closing conditions and is incapable of being cured or is not cured within 30 days;

•	the merger agreement is terminated by American Home because the directors of Apex withdraw or modify their recommendation of the merger to its stockholders in a manner materially adverse to American Home; or

•	the merger agreement is terminated by American Home on the basis of a breach by any of Apex’s directors or officers of the terms of their respective voting agreement which is incapable of being cured or is not cured prior to the Apex stockholder meeting.

Break-Up Fees Payable by American Home.    American Home has agreed to pay Apex a cash amount equal to $12 million plus expenses in any of the following circumstances:

•	the merger agreement is terminated by American Home upon receipt of a “superior proposal;”

•	the merger agreement is terminated by Apex on the basis of a breach by American Home or AHM Investment Corp. of any of their representations, warranties or covenants under the merger agreement which would give rise to the failure of specified closing conditions and is incapable of being cured or is not cured within 30 days;

•	the merger agreement is terminated by Apex because the directors of American Home withdraw or modify their recommendation of the merger to its stockholders in a manner materially adverse to Apex; or

•	the merger agreement is terminated by Apex on the basis of a breach by any of American Home’s directors of the terms of their respective voting agreement which is incapable of being cured or is not cured prior to the American Home stockholder meeting.

Amendments; Waivers

The merger agreement may be amended by American Home, AHM Investment Corp. and Apex, by action taken or authorized by their respective boards of directors, at any time before or after Apex’s stockholders approve the merger and the other transactions contemplated by the merger agreement but, after any such approval, no amendment may be made which by federal, state or local law or in accordance with the rules or regulations of the Nasdaq National Market, the American Stock Exchange or any other relevant stock exchange requires further approval by stockholders without such approval. In the event that the boards of directors of American Home, AHM Investment Corp. and Apex authorize a material amendment to the merger agreement that does not require further approval by stockholders, American Home and Apex will inform their stockholders of such amendment by press release and other public communication. In the event that the boards of directors of American Home, AHM Investment Corp. and Apex authorize an amendment to the merger agreement that requires further approval by stockholders, another proxy statement would be delivered to each stockholder and proxies would be resolicited for approval of such amendment.

At any time prior to the effective time of the merger, American Home, AHM Investment Corp. or Apex, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties; and

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

THE VOTING AGREEMENTS

In connection with the merger agreement, Apex has entered into substantially identical voting agreements with each of the directors of American Home, and American Home has entered into substantially identical voting agreements with each of the directors and officers of Apex. The following summary of the voting agreements does not purport to describe all the terms of the voting agreements and is qualified by reference to the complete form of voting agreements, which are attached as Annexes C and D to this joint proxy statement/prospectus and incorporated by reference. All stockholders of American Home and Apex are urged to read the form of voting agreements carefully and in their entirety.

Agreement to Vote

Pursuant to the terms of the voting agreements, the stockholders agree to vote all of their respective shares in favor of the adoption of the merger agreement, the transactions contemplated by the merger agreement and against an “alternative proposal” (as described below).

An “alternative proposal” is (i) any reorganization, recapitalization, dissolution or liquidation of the company; (ii) any change in the capital structure of the company; and (iii) any other action that may reasonably be expected to interfere with or delay the completion of merger or the transactions contemplated thereby.

Restrictions on Transfer

The voting agreements prohibit any stockholder from selling, transferring, pledging, encumbering, assigning or otherwise disposing of any of their shares of Apex or American Home, as the case may be, until termination of the voting agreements upon the earlier to occur of (i) the termination of the merger agreement in accordance with its terms and (ii) the completion of the merger. However, John A. Johnston, a director of American Home, is permitted to sell or otherwise transfer up to 10% of his shares of American Home common stock (i.e., up to 47,377 shares) free of the restrictions of his voting agreement.

THE REORGANIZATION AGREEMENT

The following is a summary of the material terms of the reorganization. This summary does not purport to describe all the terms of the Agreement and Plan of Reorganization dated September 11, 2003 by and among American Home, AHM Investment Corp. and AHM Merger Sub, which is referred to in this joint proxy statement/prospectus as the “reorganization agreement” and is qualified by reference to the complete reorganization agreement which is attached as Annex B to this joint proxy statement/prospectus and incorporated by reference. All stockholders of American Home are urged to read the reorganization agreement carefully and in its entirety.

Structure of the Reorganization

AHM Investment Corp. is presently a wholly owned subsidiary of American Home. AHM Investment Corp. recently formed AHM Merger Sub, a wholly-owned subsidiary of AHM Investment Corp., for the purpose of effecting the reorganization. The reorganization agreement provides that American Home will merge with and into the AHM Merger Sub, with American Home as the surviving corporation of the merger. The certificate of incorporation and bylaws of American Home immediately prior to the reorganization will be the certificate of incorporation and bylaws of the surviving corporation. The directors and officers of American Home immediately prior to the reorganization will be the directors and officers of the surviving corporation.

Exchange of Shares

Upon the effectiveness of the reorganization, each outstanding share of common stock of American Home will be converted into the right to receive one share of common stock of AHM Investment Corp.

Treatment of Options

AHM Investment Corp. will assume all American Home stock incentive plans and all rights of participants to acquire shares of common stock of American Home under any American Home stock incentive plan will be converted into rights to acquire shares of common stock of AHM Investment Corp. in accordance with the terms of the plans. None of the rights to acquire shares of common stock under any American Home stock incentive plan will accelerate upon completion of the reorganization or the merger.

Completion of the Reorganization

The merger of American Home with and into AHM Merger Sub will become effective at the time the certificate of merger is accepted for filing by the Secretary of State of Delaware in accordance with Delaware General Corporation Law, or later if so specified in the certificate of merger. It is anticipated that the reorganization will be implemented immediately prior to the merger of Apex with and into AHM Investment Corp.

Exchange of Stock Certificates

As soon as reasonably practicable after the completion of the reorganization, the exchange agent designated by AHM Investment Corp. will mail to each registered holder of a certificate of American Home common stock a letter of transmittal containing instructions for surrendering their certificates. Holders who properly surrender their certificates will receive certificates representing their shares of AHM Investment Corp. common stock. The surrendered certificates will be cancelled. Upon the effectiveness of the reorganization, each certificate representing shares of common stock of American Home will be deemed for all purposes to evidence the same number of shares of common stock of AHM Investment Corp. until such certificate is exchanged for a certificate representing shares of common stock of AHM Investment Corp.

Conditions to Completion of the Reorganization

Each party’s obligation to effect the reorganization is subject to the satisfaction or waiver of the following conditions:

•	Approval of the reorganization by the requisite vote of the stockholders of American Home;

•	The effectiveness of the registration statement, of which this proxy statement/prospectus is a part, without the issuance of a stop order or initiation of any proceeding seeking a stop order by the SEC; and

•	All conditions to the closing of the merger (other than the reorganization and such conditions which by their nature are to be satisfied as of the closing date of the merger) have been satisfied or waived.

Termination of the Reorganization Agreement

The reorganization agreement provides that it may be terminated and the reorganization abandoned at any time prior to its completion, before or after approval of the reorganization agreement by the stockholders of American Home, by mutual agreement of the parties. The reorganization agreement will terminate automatically upon termination of the merger.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Shares of American Home common stock are listed on the Nasdaq National Market under the symbol “AHMH,” and shares of Apex common stock are listed on the American Stock Exchange under the symbol “AXM.” The table below sets forth, for the calendar quarters indicated, the dividends declared and the unadjusted high and low bid prices of shares of American Home common stock as quoted on the Nasdaq National Market and the dividends declared and the high and low closing sales prices of shares of Apex common stock as reported on the American Stock Exchange based on published financial sources.

	American Home Common Stock			Apex Common Stock
	High	Low	Dividends Declared	High	Low	Dividends Declared
2001
First Quarter	$8.25	$4.50	—	$9.73	$6.90	$0.35
Second Quarter	$14.00	$6.25	$0.03	$11.69	$9.10	$0.40
Third Quarter	$18.90	$10.66	$0.03	$12.46	$9.90	$0.40
Fourth Quarter	$22.20	$11.71	$0.03	$11.78	$10.05	$0.80

2002
First Quarter	$16.24	$11.77	$0.03	$12.03	$10.50	$0.50
Second Quarter	$17.94	$10.90	$0.03	$16.00	$11.55	$0.50
Third Quarter	$12.90	$9.46	$0.03	$13.94	$10.12	$0.50
Fourth Quarter	$11.86	$8.39	$0.04	$10.91	$5.44	$0.45

2003
First Quarter	$10.90	$9.56	$0.05	$6.61	$5.73	$0.25
Second Quarter	$21.20	$9.94	$0.10	$6.82	$5.03	$0.17
Third Quarter (through September 11)	$23.90	$14.88	$0.13	$6.18	$4.55	$—

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

How We Prepared the Unaudited Pro Forma Consolidated Condensed Financial Statements

The following unaudited pro forma financial statements are prepared in accordance with SEC Regulation S-X, Article 11, “Pro Forma Financial Information.”

If the transactions had been completed on the dates assumed in the pro forma financial statements, the combined operations of American Home and Apex might have performed differently. You should not rely on the pro forma financial information as an indication of the financial position or results of operations that American Home and Apex would have achieved together had the transactions occurred at an earlier date or of the future results that the combined operations of American Home and Apex will achieve after completion of the transactions.

The following unaudited consolidated condensed financial information is based upon the historical consolidated financial statements of each of American Home and Apex, and should be read in conjunction with those consolidated financial statements and related notes. The pro forma adjustments were applied to the respective historical financial statements to reflect the reorganization of American Home (with no resulting change in the recorded amount of American Home’s assets and liabilities) and to account for the merger of Apex as a purchase. Under purchase accounting, the purchase cost will be allocated to acquired assets and liabilities in accordance with the relative fair values at the effective time of the transactions.

As further discussed in the notes to the unaudited pro forma consolidated condensed financial statements, the unaudited pro forma consolidated condensed statements of income for the year ended December 31, 2002, and for the six months ended June 30, 2003 give effect to the transactions as if they were completed on December 31, 2001.

As further discussed in the notes to the unaudited pro forma consolidated, condensed financial statements, the unaudited pro forma consolidated condensed balance sheet presents the combined financial position of American Home and Apex as of June 30, 2003. The unaudited pro forma consolidated condensed balance sheet presents the acquisition of Apex as if it were completed on June 30, 2003.

The unaudited pro forma consolidated condensed financial statements are not necessarily indicative of the results of operations or the financial position of American Home, Apex or AHM Investment Corp. had the Apex merger been completed on the dates discussed above, nor do these statements purport to represent the expected results for future periods.

AHM Investment Corp. was formed by American Home on July 11, 2003. AHM Investment Corp. to date has not conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of this joint proxy statement/prospectus.

Transaction-Related Expenses

American Home estimates that it will incur costs totaling approximately $[    ] million in connection with the transactions. Apex estimates that it will incur expenses totaling approximately $[    ] million in connection with the transactions. Of the $[    ] million in total estimated costs, under purchase accounting the $[    ] million estimated to be incurred by the acquiror, AHM Investment Corp., will be capitalized and the $[    ] million estimated to be incurred by the acquiree, Apex, will be expensed as incurred. The actual costs may materially exceed the estimated costs of the transactions. After completion of the transactions, AHM Investment Corp. may incur certain additional charges and expenses relating to the integration of the businesses of American Home and Apex. The pro forma financial information has not been adjusted for additional charges and expenses or for estimated general and administrative or other cost savings that may be realized as a result of the transactions.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2003

	American Home Mortgage Holdings, Inc.	Apex Mortgage Capital, Inc.	(a) Pro Forma Adjustments		Combined Pro Forma
	(In thousands)
Assets
Cash and cash equivalents	$38,834	$2,081	$(866	)(b)	$40,049
Fixed income trading securities, at fair value	—	39,207	—		39,207
Fixed income securities available-for-sale, at fair value	—	2,493,028	—		2,493,028
Equity securities available-for-sale, at fair value	—	4,364	—		4,364
Mortgage loans, net	1,700,880	—	—		1,700,880
Mortgage servicing rights, net	82,388	—	—		82,388
Goodwill	54,552	—	12,106		66,658
Other assets	134,918	11,983	—		146,901

Total Assets	$2,011,572	$2,550,663	$11,240		$4,573,475

Liabilities
Reverse repurchase agreements	$—	$2,220,593	$—		$2,220,593
Warehouse lines of credit	1,534,777	—	—		1,534,777
Notes payable	55,436	—	—		55,436
Drafts payable	67,768	—	—		67,768
Derivative liabilities, at fair value	—	137,233	—		137,233
Other liabilities	143,813	10,713	—		154,526

Total Liabilities	1,801,794	2,368,539	—		4,170,333

Commitments and Contingencies	—	—	—		—

Minority Interest	618	—	—		618

Stockholders’ Equity
Common stock	172	299	(184	)(b)	287
Additional paid-in-capital	100,169	331,514	(137,399	)(b)	294,284
Accumulated other comprehensive loss	—	(118,581)	118,581	(b)	—
Retained earnings/Accumulated deficit	108,819	(31,108)	30,242	(b)	107,953

Total Stockholders’ Equity	209,160	182,124	11,240		402,524

Total Liabilities and Stockholders’ Equity	$2,011,572	$2,550,663	$11,240		$4,573,475

See notes to pro forma consolidated condensed financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2003

	American Home Mortgage Holdings, Inc.	Apex Mortgage Capital	Pro Forma Adjustments	Combined Pro Forma
	(In thousands, except per share data)
Revenue
Gain on sale of mortgage loans	$217,493	$—	$—	$217,493
Interest income, net	21,404	11,943	—	33,347
Loan servicing fees	23,188	—	—	23,188
Amortization and impairment	(42,240)	—	—	(42,240)

Net loan servicing fees (loss)	(19,052)	—	—	(19,052)

Other	4,169	14,280	—	18,449

Total revenues	224,014	26,223	—	250,237

Expenses
Salaries, commissions and benefits, net	98,853	—	—	98,853
Occupancy and equipment	12,302	—	—	12,302
Data processing and communications	5,828	—	—	5,828
Office supplies and expenses	6,870	—	—	6,870
Marketing and promotion	5,604	—	—	5,604
Travel and entertainment	4,878	—	—	4,878
Professional fees	3,513	96	—	3,609
Other	12,088	3,367	—	15,455

Total expenses	149,936	3,463	—	153,399

Income before income taxes	74,078	22,760	—	96,838
Income taxes	30,889	—	—	30,889

Net income	$43,189	$22,760	$—	$65,949

Per share data
Basic	$2.56	$0.76	$—	$2.33
Diluted	$2.51	$0.76	$—	$2.30

Weighted average number of shares
Basic	16,866	29,857	11,459	28,325
Diluted	17,182	29,857	11,459	28,641

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2002

	American Home Mortgage Holdings, Inc.	Apex Mortgage Capital, Inc.	Pro Forma Adjustments (a)	Combined Pro Forma
	(In thousands, except per share data)
Revenue
Gain on sale of mortgage loans	$216,595	$—	$—	$216,595
Interest income, net	23,671	74,294	—	97,965
Loan servicing fees	25,139	—	—	25,139
Amortization and impairment	(36,731)	—	—	(36,731)

Net loan servicing fees (loss)	(11,592)	—	—	(11,592)

Other	4,147	(15,946)	—	(11,799)

Total revenues	232,821	58,348	—	291,169

Expenses
Salaries, commissions and benefits, net	106,895	—	—	106,895
Occupancy and equipment	15,506	—	—	15,506
Data processing and communications	7,853	—	—	7,853
Office supplies and expenses	6,511	—	—	6,511
Marketing and promotion	7,996	—	—	7,996
Travel and entertainment	4,587	—	—	4,587
Professional fees	5,443	204	—	5,647
Other	10,470	5,306	—	15,776

Total expenses	165,261	5,510	—	170,771

Income before income taxes	67,560	52,838	—	120,398
Income taxes	28,075	—	—	28,075

Net income	$39,485	$52,838	$—	$92,323

Per share data
Basic	$2.72	$2.02	$—	$3.56
Diluted	$2.65	$2.01	$—	$3.50

Weighted average number of shares
Basic	14,509	26,206	11,459	25,968
Diluted	14,891	26,300	11,459	26,350

See notes to pro forma consolidated condensed financial statements.

NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

(a)  The transaction will be accounted for as a purchase by American Home. Apex will exchange 100% of its capital stock solely for shares of American Home. For purposes of preparing the unaudited pro forma consolidated financial information, we have made the following estimated adjustments to the historical balance sheets of American Home and Apex as if the transaction occurred on June 30, 2003. The exchange ratio and the purchase price were computed using the most current data available with regard to the daily volume-weighted averages of the trading prices of American Home’s common stock. Income statement presentation was prepared as if the transaction occurred prior to January 1, 2002. The estimated purchase accounting adjustments relating to the transaction are detailed below.

(b)  Adjustments represent the issuance of 11,459 shares of American Home common stock, based on a closing price of $16.95 on September 5, 2003 and the daily volume-weighted averages of the trading prices of American Home’s common stock of $16.00531 for the ten trading days prior to September 5, 2003. The calculated exchange ratio reflected in the pro forma adjustments is 0.38381 shares of American Home common stock for each share of Apex common stock.

The exchange ratio calculation is subject to collars based on the American Home average price and the net book value per share of Apex. The American Home average price is calculated by taking the average of the daily volume weighted averages of the trading prices of American Home common stock for the 10 consecutive days ending on and including the trading day immediately preceding the closing date. The net book value per share of Apex used in the calculation of the exchange ratio is adjusted for the termination fee payable to TCW upon consummation of the merger and termination of the management contract.

The average price of American Home common stock from August 22, 2003, through September 5, 2003 used in the exchange ratio calculation was $16.00531. The book value per share used in the exchange ratio calculation was $6.07086, which includes an $866,000 adjustment to the actual Apex book value per share of $6.10 to reflect the estimated termination fee payable to TCW upon consummation of the merger and termination of the management contract. Pursuant to the merger agreement, the exchange ratio calculation reflected in the pro forma adjustments is as follows:

Adjusted net book value per share (A)	$6.07086
Multiplier (B)	1.07500

Numerator (C) = (A)X(B)	$6.52617

Denominator (D)	17.00350

Exchange Ratio (C)/(D)	0.38381

The actual termination fee and exchange ratio may, and probably will, differ from the pro forma amounts due to changes in the underlying variables used in the calculations. In no event will the termination fee exceed $10 million. Accordingly, the number of shares of AHM Investment Corp. common stock that will be issued to Apex stockholders, the allocation of the value of the issued shares between common stock and additional paid in capital, and goodwill may also vary significantly from the pro forma amounts. The allocation of the value of the issued shares between common stock and additional paid-in-capital is as follows:

Shares	11,459
Price	$16.95

Value of shares	$194,230

Allocation to common stock
Shares	11,459
Par Value	$0.01

Common Stock	$115

Allocation to additional paid in capital shares	11,459
Price less par value	$16.94

Additional paid in capital	$194,115

In addition, the adjustments include the effect of the elimination of Apex’s stockholders’ equity in conjunction with the transaction.

(c) One of the requirements for a reorganization for U.S. federal income tax purposes is to continue the target’s historic business or use a significant portion of the target’s assets in a business. Accordingly, pursuant to the merger agreement, AHM Investment Corp. has agreed to retain at least 34% of Apex’s assets that it acquires in connection with the merger for no less than 24 months following the closing of the merger. Except as described in note (b), no adjustments to Apex’s historical assets are reflected in the pro forma financial statements. Actual results may vary significantly from the pro forma presentation. See the discussion of the business and planned operations of AHM Investment Corp. in “Business of AHM Investment Corp.” beginning on page [    ].

(d) No charges resulting from restructuring activities are included in the pro forma condensed income statement. American Home does not contemplate incurring any restructuring charges in connection with the merger.

(e) As discussed in note (b), the number of shares of AHM Investment Corp. stock that will be issued to Apex stockholders will vary based on the American Home average price and the net book value per share of Apex. The following table presents a range of possible results for the exchange ratio, the total number and value of shares of AHM Investment Corp. stock issued to Apex stockholders, the estimated termination fee payable to TCW Management, and the interim and year end pro forma results of operations. The following table uses the actual Apex net book value per share of $6.10 as of June 30, 2003, and American Home average prices equal to $14.57443 and $24.29071 representing the bottom and top of the second collar, respectively. There is no minimum or maximum exchange ratio. Therefore, the information presented in the table below does not represent a finite range of possible results. The Apex net book value per share used in the exchange ratio calculations below includes an adjustment to the actual Apex net book value per share of $6.10 as of June 30, 2003, to reflect the estimated termination fee payable to TCW Management upon consummation of the merger and termination of the management agreement. The tables on pages 3 and 91 differ from this presentation because they use Apex’s approximate net book value per share of $5.00 as of July 31, 2003, and do not give effect to certain transaction expenses which will be deducted from Apex’s actual net book value, including the termination fee payable to TCW Management.

	Bottom of the Second Collar	Top of the Second Collar
Exchange Ratio:
Adjusted net book value per share (A)	$6.09988	$5.76495
Multiplier (B)	1.07500	1.07500

Numerator (C) = (A)X(B)	$6.55737	$6.19732
Denominator (D)	17.00350	21.86164

Exchange Ratio (C)/(D)	$0.38565	$0.28348

Value of Shares Issued to Apex Stockholders:
Shares (in thousands)	11,514	8,464
Price	$14.57443	$24.29071

Value of shares (in thousands)	$167,810	$205,597

Termination Fee (in thousands)	$—	$10,000

Pro Forma Results of Operations:
Net income—Six Months Ended June 30, 2003 (in thousands)	$65,949	$65,949
Per share data—Six Months Ended June 30, 2003
Basic	$2.32	$2.60
Diluted	$2.30	$2.57
Net income—Year Ended December 31, 2002 (in thousands)	$92,323	$92,323
Per share data—Year Ended December 31, 2002
Basic	$3.55	$4.02
Diluted	$3.50	$3.95

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of American Home Mortgage Investment Corp.:

We have audited the accompanying balance sheet of American Home Mortgage Investment Corp. (the “Company”) as of July 11, 2003. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of American Home Mortgage Investment Corp. as of July 11, 2003, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Princeton, New Jersey

July 29, 2003

AMERICAN HOME MORTGAGE INVESTMENT CORP. BALANCE SHEET

As of July 11, 2003
Assets:
Cash	$10.00

Total Assets	10.00

Liabilities:	$—

Stockholders’ Equity:
Common stock, $0.01 par value, 100 shares authorized, 10 shares issued and outstanding	0.10
Additional paid-in-capital	9.90

Total Stockholders’ Equity	10.00

Total Liabilities and Stockholders’ Equity	$10.00

See note to balance sheet.

AMERICAN HOME MORTGAGE INVESTMENT CORP. NOTE TO THE BALANCE SHEET

1.    Organization

On July 11, 2003, American Home Mortgage Investment Corp. (“AHM Investment Corp.”) was incorporated under the laws of the State of Maryland and was authorized to issue 100 shares of $0.01 par value common stock. AHM Investment Corp. is a wholly-owned subsidiary of American Home Mortgage Holdings, Inc. (“American Home”). In the reorganization, American Home will be merged into AHM Merger Sub, Inc., a wholly-owned subsidiary of AHM Investment Corp., making American Home a wholly-owned subsidiary of AHM Investment Corp. Immediately following the reorganization, Apex Mortgage Capital, Inc. (“Apex”) will be merged with and into AHM Investment Corp. with AHM Investment Corp. surviving the merger. The business of AHM Investment Corp. will be the businesses currently conducted by American Home and Apex. American Home and Apex anticipate that, upon completing the transactions, AHM Investment Corp. will qualify as a REIT for U.S. federal income tax purposes. It will conduct substantially all operating businesses, including substantially all of those currently conducted by American Home and its subsidiaries, through taxable REIT subsidiaries.

From the date of inception on July 11, 2003 through July 29, 2003, AHM Investment Corp. has not conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of its joint proxy statement/prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF

AHM INVESTMENT CORP.’S STATUS AS A REIT

The following general discussion summarizes the material U.S. federal income tax considerations regarding AHM Investment Corp.’s qualification and taxation as a REIT and material U.S. federal income tax consequences of an investment in AHM Investment Corp.’s common stock. This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only investors that beneficially own shares of AHM Investment Corp.’s common stock as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under the federal income tax laws, such as:

•	financial institutions or insurance companies;

•	mutual funds;

•	tax-exempt organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	foreign holders;

•	persons that hold their shares as part of a hedge against currency risk, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	holders that acquired their shares upon the exercise of stock options or otherwise as compensation.

Cadwalader, Wickersham & Taft LLP has reviewed the discussion set forth below and is of the opinion that the statements made in this discussion, to the extent such statements summarize material U.S. federal tax consequences of the beneficial ownership of AHM Investment Corp.’s common stock, are correct in all material respects. The opinion of Cadwalader, Wickersham & Taft LLP has been filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. Cadwalader, Wickersham & Taft LLP’s opinion is based on various assumptions, including that the parties to the merger agreement will take the actions contemplated by, and otherwise will satisfy their obligations under, the merger agreement, and that certain factual representations and covenants made by an officer of AHM Investment Corp. are and remain accurate; moreover, the opinion is subject to limitations, and is not binding on the Internal Revenue Service or any court. The Internal Revenue Service may challenge the opinion of Cadwalader, Wickersham & Taft LLP, and such a challenge could be successful.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of shares of AHM Investment Corp.’s common stock and of its election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of your stock ownership and AHM Investment Corp.’s REIT election, and regarding potential changes in applicable tax laws.

Taxation as a REIT

Apex elected to be taxed as a REIT under the U.S. federal income tax laws beginning with its first taxable year that ended December 31, 1997. Apex believes that it has operated in a manner intended to qualify it as a REIT since the beginning of its first taxable year and, following the merger, AHM Investment Corp., as successor in interest to Apex, intends to continue to so operate.

The obligation of American Home to complete the merger is subject to the condition that O’Melveny & Myers LLP deliver to American Home and AHM Investment Corp. an opinion, dated as of the closing of the merger, to the effect that, Apex has qualified for treatment as a REIT under the Code and the Treasury Regulations for its taxable years ended December 31, 1997 through December 31, 2002, and that Apex’s organization and method of operations, as described in Apex’s officer’s certificate and this registration statement will enable it to satisfy the requirements for such qualification for its taxable year ending in 2003. In addition, the obligations of each of American Home and Apex to complete the merger are subject to the condition that Cadwalader, Wickersham & Taft LLP deliver to Apex, American Home and AHM Investment Corp. an opinion, dated as of the closing of the merger, to the effect that, commencing with AHM Investment Corp.’s initial taxable year ending December 31, 2003, AHM Investment Corp. is organized in conformity with the requirements for qualification as a REIT under the Code, and that its actual method of operations and its proposed method of operations will enable AHM Investment Corp. to meet the requirements for qualification and taxation as a REIT under the Code. Furthermore, Cadwalader, Wickersham & Taft LLP has delivered to American Home and AHM Investment Corp. an opinion, dated as of the date of this joint proxy/statement prospectus, to the effect that, commencing with AHM Investment Corp.’s initial taxable year ending December 31, 2003, AHM Investment Corp. is organized in conformity with the requirements for qualification as a REIT under the Code, and that its actual method of operations and its proposed method of operations will enable AHM Investment Corp. to meet the requirements for qualification and taxation as a REIT under the Code.

The opinions of Cadwalader, Wickersham & Taft LLP and O’Melveny & Myers LLP are based on various assumptions, including that the parties to the merger agreement will take the actions contemplated by, and otherwise will satisfy their obligations under, the merger agreement, and that certain factual representations and covenants made by an officer of AHM Investment Corp. and Apex, respectively, are and remain accurate; moreover, the opinions are subject to limitations and are not binding on the Internal Revenue Service or any court.

Moreover, AHM Investment Corp.’s qualification and taxation as a REIT will depend on its ability to meet, on a continuing basis, through actual annual operating results, the REIT qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that AHM Investment Corp. earns from specified sources, the percentage of its assets that falls within specified categories, the diversity of its stock ownership and the percentage of its earnings that it distributes. The REIT qualification tests are described in more detail below. While Cadwalader, Wickersham & Taft LLP has and will review those matters in connection with the foregoing opinions, the opinions will not require that Cadwalader, Wickersham & Taft LLP review AHM Investment Corp.’s compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of AHM Investment Corp.’s operations for any particular taxable year will satisfy those requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see “—Failure to Qualify as a REIT,” below.

If AHM Investment Corp. qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to its stockholders. The REIT provisions generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, AHM Investment Corp. will be subject to federal income tax as follows:

•	AHM Investment Corp. will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. However, AHM Investment Corp.’s may elect to treat as having distributed to its stockholders certain of its capital gains upon which AHM Investment Corp. has paid taxes, in which event so much of the taxes as have been paid by AHM Investment Corp. with respect to such income would also be treated as having been distributed to stockholders. See “— Annual Distribution Requirements,” below.

•	Under certain circumstances, AHM Investment Corp. may be subject to the “alternative minimum tax” on its items of tax preference.

•	If AHM Investment Corp. has:

•	net income from the sale or other disposition of property acquired through foreclosure, referred to as “foreclosure property,” that it holds primarily for sale to customers in the ordinary course of AHM Investment Corp.’s trade or business, or

•	other nonqualifying income from foreclosure property,

it will be subject to tax at the highest corporate rate on such income.

•	If AHM Investment Corp. has net income from certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. AHM Investment Corp. will also incur a 100% excise tax on any transaction with a taxable REIT subsidiary that is not conducted on an arm’s-length basis. Further, AHM Investment Corp. will pay tax at the highest corporate rate on the portion of any excess inclusion income that it derives from residual interests in a real estate mortgage investment conduit (or “REMIC,”) equal to the percentage of its stock that is held by “disqualified organizations.” Excess inclusion income also may include a portion of any dividends that it receives from other REITs to the extent that those dividends are attributable to exclusion income derived from REMIC residual interests held by those other REITs. A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

•	If AHM Investment Corp. should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below under “—Requirements for Qualification as a REIT—Income Tests”), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to:

•	the gross income attributable to the greater of the amount by which AHM Investment Corp. fails the 75% gross income test or the amount by which 90% of its gross income exceeds the amount of its income qualifying for the 95% gross income test, multiplied by

•	a fraction intended to reflect AHM Investment Corp.’s profitability.

•	If AHM Investment Corp. should fail to distribute during each calendar year at least the sum of:

•	85% of its REIT ordinary income for such year,

•	95% of its REIT capital gain net income for such year (other than capital gain income which AHM Investment Corp. elects to retain and pay tax on), and

•	any undistributed taxable income from prior periods (other than capital gains from such years which AHM Investment Corp. elected to retain and pay tax on),

it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed during such year.

•	If AHM Investment Corp. acquires any asset from a “C corporation” (i.e., generally a corporation subject to full corporate level tax, which includes a taxable REIT subsidiary) in a transaction in which the basis of the asset in AHM Investment Corp.’s hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and AHM Investment Corp. recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by AHM Investment Corp., then AHM Investment Corp. will be subject to tax at the highest regular corporate rate on the lesser of:

•	the amount of gain that it recognizes at the time of the sale or disposition, and

•	the amount of gain that it would have recognized if it had sold the asset at the time it acquired the asset.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)  that is managed by one or more trustees or directors;

(2)  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)  that would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs;

(4)  that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)  the beneficial ownership of which is held by 100 or more persons;

(6)  of which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities);

(7)  that meets certain other tests described below (including with respect to the nature of its income and assets); and

(8)  has made an election to be treated as a REIT which has not been terminated or revoked.

The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

AHM Investment Corp. intends to make an election to be treated as a REIT effective for the taxable year in which the merger occurs.

By virtue of the transactions, AHM Investment Corp. expects to issue sufficient shares of common stock with sufficient diversity of ownership to satisfy requirements (5) and (6) above. In addition, AHM Investment Corp.’s charter will restrict the ownership and transfer of its stock so that it should continue to satisfy these requirements. The provisions of its charter restricting the ownership and transfer of common stock are described under “Description of AHM Investment Corp. Capital Stock.”

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT.

A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the REIT and that is not a taxable REIT subsidiary. Thus, in applying the requirements described herein, any qualified REIT subsidiary that AHM Investment Corp. owns will be ignored, and all assets, liabilities, and items of income, deduction and credit of the qualified REIT subsidiary will be treated as AHM Investment Corp.’s assets, liabilities and items of income, deduction and credit.

AHM Investment Corp. will also be deemed to own its proportionate share of the assets of a partnership or other entity that is treated as a partnership for tax purposes (collectively, a “flow-through entity”) and to earn its proportionate share of the flow-through entity’s income for purposes of the REIT income and asset tests. Thus, AHM Investment Corp.’s proportionate share of the assets, liabilities and items of income of any flow-through entity in which it acquires an interest, directly or indirectly, will be invested as AHM Investment Corp.’s asset and gross income for purposes of applying the various REIT qualification tests. There can be no assurance, however, that any such flow-through entity will be organized or operated in a manner that will enable AHM Investment Corp. to continue to satisfy the REIT requirements of the Code.

Asset Tests.    In order to maintain its qualification as a REIT, AHM Investment Corp. annually must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of AHM Investment Corp.’s total assets (owned directly, or indirectly through a qualified REIT subsidiary or flow-through entity) must be represented by interests in:

•	real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) public debt offering;

•	cash;

•	cash items, including receivables;

•	U.S. government securities; and

•	equity interests in certain REITs and interests in REMICs. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if AHM Investment Corp. held such assets, AHM Investment Corp. will be treated as holding directly its proportionate share of the assets of such REMIC.

Second, not more than 25% of AHM Investment Corp.’s total assets (owned directly, or indirectly through a qualified REIT subsidiary or flow-through entity) may consist of stock or securities other than stock and securities that are qualifying assets for purposes of the 75% asset class.

Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned directly or indirectly by AHM Investment Corp. may not exceed 5% of the value of AHM Investment Corp.’s total assets, and AHM Investment Corp. may not own directly or indirectly more than 10% of the total voting power of the outstanding securities or more than 10% of the value of the outstanding securities of any one issuer. For purposes of the 5% value restriction and the restriction against ownership of more than 10% of the voting securities of any issuer, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary (as described below), or equity interests in any partnership. The term “securities,” however, generally includes debt securities issued by another REIT or a partnership, except that certain “straight debt” securities of a partnership are not treated as securities for purposes of the 10% value test if AHM Investment Corp. owns at least a 20% profits interest in the partnership. In addition, for purposes of the 10% value test, securities do not include straight debt securities issued by an individual, or straight debt if the only security of the issuer held by the REIT or taxable REIT subsidiary are such straight debt.

These three tests will not, however, apply to an investment by AHM Investment Corp. in a “taxable REIT subsidiary.” A taxable REIT subsidiary is any corporation (except for another REIT, or a corporation that directly or indirectly operates, manages or provides a brand name for a lodging facility or health care facility) in which a REIT owns stock and with which the REIT makes a joint election to be so treated. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the outstanding securities of the corporation. The securities of taxable REIT subsidiaries cannot, in the aggregate, exceed 20% of the value of the REIT’s gross assets.

AHM Investment Corp., American Home, and each first-tier subsidiary of American Home in existence immediately prior to the effective time of the transactions will jointly make an election to treat American Home and each such subsidiary as a taxable REIT subsidiary of AHM Investment Corp. as of the closing of the transactions. American Home believes that, as of the closing of the transactions, the aggregate value of the taxable REIT subsidiary stock and securities owned by AHM Investment Corp. will be less than 20% of the value of AHM Investment Corp.’s total assets (including the taxable REIT subsidiary stock and securities). Furthermore, AHM Investment Corp. will monitor at all times the value of its investments in its taxable REIT subsidiaries for the purpose of ensuring compliance with the 20% asset test. There can be no complete assurance, however, that AHM Investment Corp. will be able to comply with the 20% limitation on taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status.

American Home also believes that the mortgage loans and mortgage-backed securities that AHM Investment Corp. will own will be qualifying assets for purposes of the 75% asset test. However, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the U.S. federal income tax laws. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. Accordingly, mezzanine loans owned by AHM Investment Corp. will not be qualifying assets for purposes of the 75% asset test to the extent that they are not secured by mortgages on real property.

American Home also believes that stock in other REITs owned by AHM Investment Corp. will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which AHM Investment Corp. owns stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, AHM Investment Corp. would be subject to the second and third asset tests described above with respect to its investment in such disqualified REIT. Finally, American Home believes that AHM Investment Corp. will satisfy the second and third asset tests with respect to its stock in non-REIT C corporations. To the extent that AHM Investment Corp. owns debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, AHM Investment Corp. would be subject to the second and third asset tests with respect to those debt securities. AHM Investment Corp. intends to monitor closely the purchase, holding and disposition of its assets in order to comply with the REIT asset tests. In particular, AHM Investment Corp. intends to limit and diversify its ownership of its assets so that (i) not more than 25% of the value of AHM Investment Corp.’s assets in the aggregate fail to satisfy the 75% asset test, (ii) not more than 5% of AHM Investment Corp.’s assets, by value, are issued by any single issuer (other than a taxable REIT subsidiary or a qualified REIT subsidiary), and (iii) AHM Investment Corp. does not own more than 10% of the outstanding securities of any one issuer (other than a taxable REIT subsidiary or a qualified REIT subsidiary), measured by voting power or by value of such securities. If these limits would be exceeded, AHM Investment Corp. intends to take appropriate measures, including the disposition of non-qualifying assets, to avoid exceeding such limits.

AHM Investment Corp. may securitize mortgage loans and/or mortgage-backed securities. If AHM Investment Corp. intends to sell the securities received by it in any such securitization, and such sale would create any substantial risk that the securities to be sold could be treated as “dealer property,” which would subject AHM Investment Corp. to a 100% tax on any gain, AHM Investment Corp. will engage in the securitization transactions through one or more taxable REIT subsidiaries. In this case, the taxable REIT subsidiaries may be subject to a 35% corporate tax, but AHM Investment Corp. would not be subject to any tax. AHM Investment Corp. also may securitize such mortgage assets through non-REMIC collateralized mortgage transactions, under which it retains an equity interest in the mortgage-backed assets used as collateral in the securitization transaction. AHM Investment Corp. intends to structure the securitizations in a manner that would not result in the creation of a taxable mortgage pool.

If AHM Investment Corp. should fail to satisfy any asset test at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if:

•	it satisfied the asset tests at the close of the preceding calendar quarter; and

•	the discrepancy between the value of AHM Investment Corp.’s assets and the asset test requirements arose from changes in the market value of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If AHM Investment Corp. did not satisfy an asset test at the end of a calendar quarter by reason of an acquisition of securities or other property during the calendar quarter, it still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Income Tests.    AHM Investment Corp. must also satisfy two gross income requirements each year. First, at least 75% of its gross income for each taxable year must consist of defined types of income that it derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgage loans; and

•	interest or dividend income from the investment of the net proceeds of stock offerings or certain long-term debt issuances derived during the one-year period following the applicable offering or issuance.

Second, in general, at least 95% of AHM Investment Corp.’s gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, taxable REIT subsidiary dividends, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of the foregoing. Gross income from fees generally is not qualifying income for purposes of either gross income test. In addition, gross income from the sale of property that AHM Investment Corp. holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. AHM Investment Corp. will monitor the amount of non-qualifying income that its assets produce and will manage its portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to AHM Investment Corp.

Interest Income.    The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•

an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% and 95% gross income tests. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date AHM Investment Corp. (or Apex or American Home, as applicable) agreed to originate or acquire the loan, a portion of the interest income from the loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.

Any amount includible in gross income by AHM Investment Corp. with respect to a regular or residual interest in a REMIC is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a REMIC consist of qualifying real estate-related assets, AHM Investment Corp. will be treated as receiving directly its proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if AHM Investment Corp. receives interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date AHM Investment Corp. purchases the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause AHM Investment Corp. to recognize income that is not qualifying income for purposes of the 75% gross income test. Interest income received with respect to non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations or CMOs, however, will not be qualifying income for this purpose.

American Home believes that the interest, original issue discount, and market discount income that AHM Investment Corp. will receive from its mortgage-related assets generally will be qualifying income for purposes of both gross income tests. However, in the event that AHM Investment Corp. will own loans that are not and will not be secured by real property. AHM Investment Corp.’s interest income from those loans is and will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the principal amount of a mortgage loan that AHM Investment Corp. owns may exceed the value of the real property securing the loan. In that case, as mentioned above, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. It also is possible that, in some instances, the interest income from a mortgage loan may be based in part on the borrower’s profits or net income. In that case, generally all of the income from the loan will be non-qualifying income for purposes of both gross income tests.

Dividend Income.    In the event that AHM Investment Corp. owns stock in other REITs, the dividends that it receives from those REITs and its gain on the sale of the stock in those other REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which AHM Investment Corp. owns stock fails to qualify as a REIT in any year, its income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. AHM Investment Corp. may also own stock in non-REIT C corporations for which it will not make a taxable REIT subsidiary election. AHM Investment Corp.’s dividend income from stock in those corporations and the taxable REIT subsidiaries will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Rents from Real Property.    To the extent that AHM Investment Corp. acquires real property or an interest therein, any rent that it receives from the tenants of that real property will qualify as “rents from real property,” which is qualifying income for purposes of both gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither AHM Investment Corp. nor a direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of a tenant from whom it receives rent, other than a taxable REIT subsidiary in limited circumstances.

•	Third, if the tenant is a taxable REIT subsidiary, at least 90% of the leased space must be rented to persons other than AHM Investment Corp.’s taxable REIT subsidiaries and tenants in which AHM Investment Corp. owns, actually or constructively, 10% or more of the ownership interests and the rent paid by the taxable REIT subsidiary must be substantially comparable to the rent paid by the unrelated tenants for comparable space. These rules will not apply if such rents are received in respect of certain “qualified lodging facilities.”

•	Fourth, all of the rent received under a lease of real property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the lease is no more than 15% of the total rent received under the lease. AHM Investment Corp. intends to monitor the properties held by it or by any flow-through entity in which it holds an interest to determine that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. However, there can be no assurance that the Internal Revenue Service will not assert that the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the Internal Revenue Service were successful, the rental income would be non-qualifying income.

•	Fifth, AHM Investment Corp. generally must not operate or manage its real property or furnish or render services to its tenants, other than through an “independent contractor” from whom AHM Investment Corp. does not derive revenue and who meets certain other requirements provided in the applicable Treasury Regulations. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by an independent contractor, the cost of the services must be borne by the independent contractor. However, AHM Investment Corp. may provide services directly to its tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, AHM Investment Corp. may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as its actual or deemed income from the services does not exceed 1% of its income from the related property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.

Because properties may be controlled by third parties, the ability to treat amounts from such property as “rents from real property” will be dependent on the actions of others and will not be within the control of AHM Investment Corp. In addition, AHM Investment Corp. generally may not and will not receive rent directly or indirectly through a flow-through entity that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of the tenant’s gross receipts or sales). While AHM Investment Corp. will regularly attempt to monitor such requirements, no assurance can be given that AHM Investment Corp. will not realize income directly or indirectly through a flow-through entity that would not qualify as “rents from real property.” In this case, the income would be non-qualifying income.

Prohibited Transactions.    A REIT is subject to a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. American Home believes that none of AHM Investment Corp.’s assets will be held for sale to customers and that a sale of any of its assets would not be in the ordinary course of its business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, AHM Investment Corp. will attempt to comply with the terms of safe-harbor provisions in the U.S. federal income tax laws prescribing when the sale of a real estate asset will not be characterized as a prohibited transaction. There can be no assurance, however, that AHM Investment Corp. can comply with the safe-harbor provisions or that it will avoid owning property that may be characterized as property that it holds primarily for sale to customers in the ordinary course of a trade or business.

Foreclosure Property.    AHM Investment Corp. will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will generally qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of the property or on indebtedness that the property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after that day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

American Home does not anticipate that AHM Investment Corp. will receive any income from property acquired through foreclosure that is not qualifying income for purposes of the 75% gross income test, but, if AHM Investment Corp. does receive this income, it intends to make an election to treat the related property as foreclosure property.

Hedging Transactions.    From time to time, AHM Investment Corp. may enter into hedging transactions with respect to one or more of its assets or liabilities. Its hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. To the extent that AHM Investment Corp. enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to reduce risks with respect to interest rates on its indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that AHM Investment Corp. hedges with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests.

Other.    Loan guarantee fees and income from mortgage servicing and other service contracts will not qualify for either the 95% or 75% gross income tests if such income constitutes fees for services rendered by AHM Investment Corp. or is not treated as interest on obligations secured by mortgages on real property or on interests in real property for purposes of the 75% gross income test.

AHM Investment Corp. intends to maintain its REIT status by carefully monitoring its income, including income from dividends, hedging transactions, services and sales of mezzanine loans and other assets to comply with the 75% gross income test and the 95% gross income test.

Failure to Satisfy Gross Income Tests.    If AHM Investment Corp. fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if AHM Investment Corp.’s failure to meet such tests was due to reasonable cause and not due to willful neglect, AHM Investment Corp. attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances AHM Investment Corp. would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving AHM Investment Corp., AHM Investment Corp. will not qualify as a REIT. As discussed above in “—Taxation as a REIT,” even where these relief provisions apply, a tax is imposed with respect to the excess net income.

Annual Distribution Requirements

In order to qualify as a REIT, AHM Investment Corp. is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to:

•	the sum of 90% of AHM Investment Corp.’s “REIT taxable income” (computed without regard to the dividends paid deduction and AHM Investment Corp.’s net capital gain) and 90% of the net income (after tax), if any, from foreclosure property; minus

•	the sum of certain items of noncash income.

AHM Investment Corp. must pay these distributions in the taxable year to which they relate, or in the following taxable year if declared before AHM Investment Corp. timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that AHM Investment Corp. does not distribute all of its net capital gain or distributes (or is treated as having distributed) at least 95%, but less than 100%, of its “REIT taxable income” as adjusted, it will be subject to tax thereon at the capital gains or ordinary corporate tax rates, as the case may be.

Furthermore, if AHM Investment Corp. should fail to distribute during each calendar year at least the sum of:

•	85% of its REIT ordinary income for such year;

•	95% of its REIT capital gain income for such year (other than capital gain income which AHM Investment Corp. elects to retain and pay tax on as provided for below); and

•	any undistributed taxable income from prior periods (other than capital gains from such years which AHM Investment Corp. elected to retain and pay tax on).

AHM Investment Corp. would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. AHM Investment Corp. intends to make timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, AHM Investment Corp. may experience timing differences between:

•	the actual receipt of income and actual payment of deductible expenses; and

•	the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income.

Possible examples of such timing differences include the following:

•	AHM Investment Corp. may have taxable income that exceeds its economic income because it may deduct capital losses only to the extent of its capital gains.

•	AHM Investment Corp. will recognize taxable income in advance of the related cash flow if any of its subordinated mortgage-backed securities or mortgage loans are deemed to have original issue discount. AHM Investment Corp. generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	AHM Investment Corp. may be required to recognize the amount of any payment projected to be made pursuant to a provision in a mortgage loan that entitles it to share in the gain from the sale of, or the appreciation in, the mortgaged property over the term of the related loan using the constant yield method, even though it may not receive the related cash until the maturity of the loan.

•	AHM Investment Corp. may recognize taxable market discount income when it receives the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than its tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	AHM Investment Corp. may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds its basis in the original loan.

•	Although several types of noncash income are excluded in determining the annual distribution requirement, it will incur corporate income tax and the 4% excise tax with respect to those noncash income items if it does not distribute those items on a current basis.

•	AHM Investment Corp. may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt that it owns.

As a result of the foregoing, AHM Investment Corp. may have less cash flow than is necessary to satisfy the distribution requirement and to avoid corporate income tax and the excise tax imposed on undistributed income. In such a situation, AHM Investment Corp. may need to use cash reserves, borrow funds, sell assets or issue preferred stock or additional common stock.

Under certain circumstances, AHM Investment Corp. may be able to rectify a failure to meet the annual distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in AHM Investment Corp.’s deduction for dividends paid for the earlier year. Thus, AHM Investment Corp. may be able to avoid being taxed on amounts distributed as deficiency dividends; however, AHM Investment Corp. will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Alternatively, AHM Investment Corp. may attempt to declare a consent dividend (a hypothetical distribution to stockholders out of AHM Investment Corp.’s earnings and profits). The effect of such a consent dividend, to those stockholders who agree to such treatment, would be that those stockholders would be treated for federal income tax purposes as if that amount had been paid to them in cash and they had then immediately contributed that amount back to AHM Investment Corp. as additional paid-in capital. This would result in taxable income distribution but would also increase the stockholders’ tax bases in their shares by the amount of the taxable income recognized.

AHM Investment Corp. may elect to retain rather than distribute its net long-term capital gains. The effect of such an election is that:

•	AHM Investment Corp. is required to pay the tax on such retained gains at regular corporate tax rates;

•	its stockholders will be required to include in income their proportionate share of the portion of such retained long-term capital gain designated by AHM Investment Corp. in a notice mailed to stockholders and will receive a credit or refund for their share of the tax paid by AHM Investment Corp. in respect of such designated amount included in income; and

•	the basis of a stockholder’s stock would be increased by the amount of the retained long-term capital gains (minus the amount of capital gains tax paid by AHM Investment Corp.) included in income by such stockholder.

Failure to Qualify as a REIT

If AHM Investment Corp. fails to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, AHM Investment Corp. will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which AHM Investment Corp. fails to qualify will not be deductible by AHM Investment Corp. nor will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, AHM Investment Corp. will also be disqualified from taxation as a REIT for the four taxable years following the year during which disqualification occurred. It is not possible to state whether in all circumstances AHM Investment Corp. would be entitled to such statutory relief.

Furthermore, in the event that Apex fails, or has failed, to qualify for taxation as a REIT and certain relief provisions do not apply, AHM Investment Corp. will also be disqualified from taxation as a REIT for the four taxable years following the year during which disqualification occurred.

Taxable Mortgage Pool Rules

A REIT may be classified as a “taxable mortgage pool,” referred to as “TMP,” under the Code if (1) substantially all of the REIT’s assets consist of debt obligations (or interests therein), (2) more than 50% of the REIT’s investments in debt obligations are real estate mortgages (or interests therein), (3) the REIT is obligated for debts with two or more maturities, and (4) the payments required to be made by the REIT on its debt obligations bear a relationship to the payments received by the REIT from its assets. Under regulations issued by the U.S. Treasury Department, an entity whose investments in debt obligations are less than 80% of its total assets will qualify for a safe harbor and not be considered a TMP. If AHM Investment Corp. were to be subject to the TMP rules, AHM Investment Corp.’s status as a REIT would not be impaired but a portion of the taxable income generated by AHM Investment Corp.’s mezzanine debt and other assets constituting a taxable mortgage pool may, under regulations to be issued by the U.S. Treasury Department, be characterized as “excess inclusion” income and allocated to AHM Investment Corp.’s stockholders. Any such excess inclusion income (i) would not be allowed to be offset by the net operating losses of a stockholder, (ii) would be subject to tax as unrelated business taxable income, referred to as “UBTI” to a tax-exempt stockholder, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to Non-U.S. Holders. (See “—Taxation of Tax-Exempt U.S. Holders” and “—Taxation of Non-U.S. Holders” below.)

Taxation of U.S. Holders

As used in this summary, a “U.S. Holder” is a beneficial owner of shares that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

If a partnership (or other entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of shares, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of shares that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the shares.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

General.    As long as AHM Investment Corp. qualifies as a REIT, distributions made to U.S. Holders out of current earnings and profits that are not designated as capital gain dividends will be taken into account by U.S. Holders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions from the REIT will be eligible for a reduced 15% rate of tax to the extent of (i) the aggregate “qualified dividend income” received by the REIT from its taxable REIT subsidiaries, (ii) the excess of the REIT’s taxable income for the preceding year over the tax payable for that preceding year, and (iii) any amount recognized as built-in gain on property transferred by a C corporation to the REIT, minus the tax paid by the REIT for this gain.

U.S. Holders will not incur tax on a distribution in excess of AHM Investment Corp.’s current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. Holder’s shares of common stock. Instead, the distribution will reduce the adjusted basis of the U.S. Holder’s shares of common stock. A U.S. Holder will recognize a distribution in excess of both AHM Investment Corp.’s current and accumulated earnings and profits and the U.S. Holder’s adjusted basis in the U.S. Holder’s shares of common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less. The calculation of the amount of distributions that are applied against or exceed adjusted tax basis is on a share-by-share basis.

AHM Investment Corp. may recognize taxable income in excess of its economic income. As a result, U.S. Holders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income in excess of taxable income that would be treated as returns of capital for U.S. federal income tax purposes. If AHM Investment Corp. is a TMP, any excess inclusion income would not be allowed to be offset by the net operating losses of a U.S. Holder. (See “—Taxable Mortgage Pool Rules,” above.)

Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed AHM Investment Corp.’s actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held its stock. Individuals are generally subject to a reduced rate on long-term capital gains. U.S. Holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income pursuant to Section 291(d) of the Code.

AHM Investment Corp. may designate a portion of a dividend as a capital gain dividend. AHM Investment Corp. may elect to retain and pay income tax on any net long-term capital gain, in which case U.S. Holders would include in their income as long-term capital gain their proportionate shares of such retained long-term capital gain to the extent designated in a notice mailed to stockholders. In such a case, and to such an extent, a U.S. Holder will receive a credit or refund and a basis adjustment reflecting the deemed distribution and deemed payment of taxes by the U.S. Holder. To the extent that AHM Investment Corp. makes distributions in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Holder, reducing the adjusted basis which such U.S. Holder has in its shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Holder’s adjusted basis in its shares taxable as capital gains. Dividends declared by AHM Investment Corp. in October, November or December of any year and payable to a U.S. Holder of record on a specified date in any such month shall be treated as both paid by AHM Investment Corp. and received by the U.S. Holder on December 31 of such year, so long as the dividend is actually paid by AHM Investment Corp. on or before January 31 of the following calendar year. AHM Investment Corp. will notify stockholders after the close of its taxable year as to their portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

U.S. Holders may not include in their own income tax returns any net operating losses or capital losses of AHM Investment Corp. Instead, these losses are generally carried over by AHM Investment Corp. for potential offset against its future income. Taxable distributions from AHM Investment Corp. and gain from the disposition of shares of AHM Investment Corp.’s common stock will not be treated as passive activity income and, therefore, U.S. Holders generally will not be able to apply any passive activity losses (including losses from certain types of limited partnerships in which the U.S. Holder is a limited partner) against such income. In addition, taxable distributions from AHM Investment Corp. and gain from the disposition of shares of AHM Investment Corp. common stock generally will be treated as investment income for purposes of the investment interest limitations.

Sale or Exchange of Shares of Common Stock.    Upon a sale or other disposition of shares, a U.S. Holder will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted basis in such shares, which gain or loss will be long-term if such shares have been held for more than one year. To the extent of any long-term capital gain dividends received by a U.S. Holder, any loss on the sale or other disposition of shares held by such U.S. Holder for six months or less will generally be treated as a long-term capital loss.

Taxation of Tax-Exempt U.S. Holders

Distributions by AHM Investment Corp. to a U.S. Holder that is a tax-exempt entity generally will not constitute UBTI, so long as the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from AHM Investment Corp. as UBTI.

However, a portion of the dividends paid by AHM Investment Corp. may be treated as UBTI to certain domestic private pension trusts that hold more than 10% of AHM Investment Corp.’s stock (a “10% qualified trust”) if (i) at least one 10% qualified trust owns more than 25% of the value of AHM Investment Corp. or (ii) one or more 10% qualified trusts own in the aggregate more than 50% of the value of AHM Investment Corp., and AHM Investment Corp. is therefore treated as a “pension-held REIT.” AHM Investment Corp. believes that it is not, and does not expect to become, a pension-held REIT.

In the event AHM Investment Corp. were to hold a REMIC residual interest or be subject to the TMP rules, any excess inclusion income would be subject to tax as UBTI to a tax-exempt stockholder. (See “—Taxable Mortgage Pool Rules” above.)

Taxation of Non-U.S. Holders

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of AHM Investment Corp. common stock that is not a U.S. Holder.

Ordinary Dividends.    The portion of dividends received by Non-U.S. Holders payable out of AHM Investment Corp.’s earnings and profits which are not attributable to capital gains of AHM Investment Corp. and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty). In cases where the dividend income from a Non-U.S. Holder’s investment in stock of AHM Investment Corp. is (or is treated as) effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to a 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).

In the event AHM Investment Corp. holds a REMIC residual interest or is subject to the TMP rules, any excess inclusion income would result in the application of U.S. federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to Non-U.S. Holders. (See “—Taxable Mortgage Pool Rules” above.)

Non-Dividend Distributions.    Unless AHM Investment Corp.’s common stock constitutes a “United States real property interest” (as defined below) or AHM Investment Corp.’s common stock is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, distributions by AHM Investment Corp. that are not dividends will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be a dividend, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, not a dividend and if the proper forms are filed with the Internal Revenue Service by the Non-U.S. Holder on a timely basis. If AHM Investment Corp.’s common stock constitutes a United States real property interest, such distribution will be subject to 10% withholding tax and may be subject to taxation, as described below.

Capital Gain Dividends.    To the extent a distribution made by AHM Investment Corp. to a Non-U.S. Holder is attributable to gains from dispositions of United States real property interests that are owned by AHM Investment Corp. directly or indirectly through a flow-through entity, the distribution will be considered effectively connected with a trade or business in the United States of the Non-U.S. Holder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. The term “United States real property interests” includes interests in real property and in corporations at least 50% of whose assets consists of United States real property interests (other than solely as a creditor). A “United States real property interest” does not include mortgage-backed securities and does not include mortgage loans unless the holder of the loan has a right to share in the appreciation in value of or the income generated by the underlying property. In addition, AHM Investment Corp. will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends are attributable to gains from dispositions of United States real property interests. Distributions attributable to gains from dispositions of United States real property interests may also be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder that is not entitled to treaty exemption.

Disposition of Common Stock of AHM Investment Corp.    If AHM Investment Corp. is treated as a “United States real property holding corporation” a Non-U.S. Holder potentially could be subject to tax upon a sale of shares of AHM Investment Corp. common stock. AHM Investment Corp. will be a United States real property holding corporation if at least 50% of the fair market value of its assets has consisted of United States real property interests at any time during the five-year period ending on the date of the Non-U.S. Holder’s disposition of shares of AHM Investment Corp. common stock. Because United States real property interests do not include mortgage-backed securities or mortgage loans without appreciation rights, AHM Investment Corp. does not expect to be a United States real property holding corporation. Moreover, even if AHM Investment Corp. were a United States real property holding corporation, a Non-U.S. Holder generally will not be subject to tax upon a sale of shares of AHM Investment Corp. common stock as long as at all times foreign persons hold, directly or indirectly, less than 50% in value of AHM Investment Corp.’s shares. There can be no assurance that this test will be met. Finally, a Non-U.S. Holder that owns, actually or constructively, 5% or less of the shares of AHM Investment Corp.’s common stock at all times during a specified testing period also will not incur tax so long as the shares of AHM Investment Corp. common stock are “regularly traded” on an established securities market. Because AHM Investment Corp.’s common stock is expected to be regularly traded on the NYSE or the Nasdaq National Market, AHM Investment Corp. does not expect that a Non-U.S. Holder will be subject to tax on gain on the sale of AHM Investment Corp. common stock unless it owns more than 5% of AHM Investment Corp. common stock. If gain on the sale of shares of AHM Investment Corp. common stock is taxable, a Non-U.S. Holder would be taxed on that gain in the same manner as U.S. Holders, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of Non-U.S. Holders that are corporations.

Furthermore, a Non-U.S. Holder will be subject to tax on gain from the sale of AHM Investment Corp. common stock if:

•	the gain is effectively connected with the Non-U.S. Holder’s trade or business in the United States, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain and Non-U.S. Holders that are corporations may be subject to an additional 30% branch profits tax; or

•	the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his or her capital gains.

Estate Tax.    Shares of AHM Investment Corp. common stock owned or treated as owned by an individual who is a Non-U.S. Holder at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding

U.S. Holders.    AHM Investment Corp. will report to the U.S. Holders and the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide AHM Investment Corp. with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability. In addition, AHM Investment Corp. may be required to withhold a portion of capital gain distributions to any U.S. Holders who fail to certify their non-foreign status to AHM Investment Corp. See “—Taxation of Non-U.S. Holders” above.

Non-U.S. Holders.    AHM Investment Corp. must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends (including any capital gain dividends) paid to, and the tax withheld with respect to, such Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides.

U.S. backup withholding (which generally is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements) and information reporting generally will not apply to dividends (including any capital gain dividends) paid on stock of AHM Investment Corp. to a Non-U.S. Holder at an address outside the United States.

The payment of the proceeds from the disposition of stock of AHM Investment Corp. to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of stock to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

Foreign, State and Local Tax Consequences

AHM Investment Corp. and its stockholders may be subject to foreign state or local taxation in various foreign, state or local jurisdictions, including those in which it or they transact business or reside. The foreign, state and local tax treatment of AHM Investment Corp. and its stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of foreign, state and local tax laws on an investment in AHM Investment Corp.

DESCRIPTION OF AHM INVESTMENT CORP. CAPITAL STOCK

The following is a summary of the material terms of AHM Investment Corp.’s capital stock. This summary does not purport to be a complete description of AHM Investment Corp. capital stock and you should not rely on it as if it were. You also should review AHM Investment Corp.’s charter and bylaws, copies of which are attached to this joint proxy statement/prospectus as Annexes E and F, respectively. AHM Investment Corp. is a Maryland corporation governed by the Maryland General Corporation Law, which is referred to as the “MGCL.” Under Maryland law, stockholders generally are not responsible for the corporation’s debts or obligations.

Authorized and Issued Capital Stock

Under AHM Investment Corp.’s charter, which will be amended by filing Articles of Amendment and Restatement, a copy of which is attached to this joint proxy statement/prospectus as Annex E, with the State Department of Assessments and Taxation of Maryland immediately prior to completion of the merger, AHM Investment Corp. has the authority to issue up to 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share of which 10 shares have been issued to American Home.

Common Stock

Subject to any special rights that may be conferred upon any class or series of AHM Investment Corp. preferred stock if, as and when such class or series are established by the board of directors, holders of AHM Investment Corp. common stock will be entitled to one vote per share on all matters to be voted upon by AHM Investment Corp. stockholders. Shares of AHM Investment Corp.’s common stock will have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All shares of common stock will, when issued, be fully paid and non-assessable.

Shares of AHM Investment Corp. common stock will be subject to restrictions upon their ownership and transfer that were adopted for the purpose of enabling AHM Investment Corp. to preserve its status as a REIT. For a discussion of those restrictions, see “—Restrictions on Ownership and Transfer” below and “Certain U.S. Federal Income Tax Consequences of AHM Investment Corp’s Status as a REIT” on page [    ].

Preferred Stock

The AHM Investment Corp. board of directors may, without further action by the stockholders of AHM Investment Corp., establish and issue shares of AHM Investment Corp. preferred stock in one or more classes or series, and fix the rights, preferences and restrictions of any class or series of AHM Investment Corp. preferred stock consistent with the charter and bylaws of AHM Investment Corp. and the laws of the State of Maryland. The rights of AHM Investment Corp. common stockholders are subject to, and may be harmed by, the rights of AHM Investment Corp. preferred stockholders. The issuance of additional shares of AHM Investment Corp. preferred stock could adversely affect the voting power of AHM Investment Corp. common stockholders and could have the effect of delaying or preventing a change in control of AHM Investment Corp. or other corporate action.

Dividend Rights

AHM Investment Corp. intends to make regular quarterly distributions to its stockholders. In order to qualify as a REIT for U.S. federal income tax purposes, AHM Investment Corp. must distribute to its stockholders annually at least 90% of its taxable income, excluding the retained earnings of its taxable REIT subsidiaries. Any profits attributable to the businesses of such taxable REIT subsidiaries will be fully subject to corporate income tax, and after-tax net income of these subsidiaries may be retained by the subsidiary or distributed up to AHM Investment Corp. Although AHM Investment Corp. generally intends to distribute to its stockholders each year an amount equal to 90% of its REIT taxable income for that year, distributions paid by AHM Investment Corp. will be at the discretion of its board of directors and will depend on its actual cash flow, financial condition, capital requirements, its desire to retain earnings of its taxable subsidiaries to sustain future growth the annual distribution requirement under the REIT provisions of the Internal Revenue Code and other factors that the board of directors deem relevant.

Subject to the MGCL and the rights of holders of any outstanding AHM Investment Corp. preferred stock, holders of AHM Investment Corp. common stock will be entitled to share dividends equally, share for share.

Classification of the AHM Investment Corp. Board of Directors

The AHM Investment Corp. charter provides for a classified board of directors, consisting of three substantially equal classes of directors, each generally serving for a three-year term, with the term of each class of directors ending in successive years. However, with respect to the initial directors of AHM Investment Corp., the three Class II directors will serve for a term expiring on the date of the first AHM Investment Corp. annual stockholders meeting after completion of the merger, the three Class III directors will serve for a term expiring on the date of the second AHM Investment Corp. annual stockholders meeting after completion of the merger, and the three Class I directors will serve for a term expiring on the date of the third AHM Investment Corp. annual stockholders meeting after completion of the merger.

Rights Upon Liquidation

Subject to the rights of holders of any outstanding AHM Investment Corp. preferred stock, holders of AHM Investment Corp. common stock shall be entitled to participate ratably, on a per share basis, in all distributions to holders of AHM Investment Corp. common stock in any liquidation, dissolution or winding up of AHM Investment Corp.

Restrictions on Ownership and Transfer

For AHM Investment Corp. to qualify as a REIT under the federal tax laws, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, no more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a calendar year. For this purpose, individuals include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In addition, AHM Investment Corp. must have at least 100 beneficial owners of its shares of stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See “Certain U.S. Federal Income Tax Consequences of AHM Investment Corp’s Status as a REIT—Requirements for Qualification as a REIT” on page [    ].

To ensure that AHM Investment Corp. meets the stock ownership requirements, subject to the exemptions and exceptions described below, AHM Investment Corp.’s charter provides for restrictions on the ownership and transfer of its outstanding stock. Specifically, the charter provides that no person shall own more than 6.5% of the number (or the value of the total number) of outstanding shares of common stock or common stock together with preferred stock of any class or series. AHM Investment Corp.’s charter permits the board to waive with respect to any person the 6.5% ownership limit or to establish a new, less restrictive, ownership limit, called an “excepted holder limit” in the charter, for any person. In addition, a separate ownership limit may be imposed on any class or series of preferred stock, if, as and when the terms of such class or series are established by the board of directors.

In addition, AHM Investment Corp.’s charter provides that Michael Strauss is excepted from the general limitations on the ownership of AHM Investment Corp.’s securities, described above. Specifically, Mr. Strauss is permitted to beneficially own up to 20% of the value of the total number of outstanding shares of common and preferred stock of AHM Investment Corp.

The AHM Investment Corp. charter provides that any purported transfer of shares of common stock or preferred stock which would:

•	result in any person owning, directly or indirectly, common stock or preferred stock in excess of the applicable ownership limits as described above;

•	result in AHM Investment Corp. capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution; or

•	result in AHM Investment Corp. being “closely held” within the meaning of the U.S. federal tax laws (or otherwise failing to qualify as a REIT);

will be void, or that, if notwithstanding the other provisions of the charter, there occurs a transfer or other event which would have any of the results described in the bullet points above, then that number of shares of common stock or preferred stock necessary to avoid such occurrence will be automatically transferred to one or more trusts, effective on the day before the purported transfer, and the person who would have otherwise been the holder or transferee of such shares will cease to own or will not acquire any right to such shares.

The record holder of the shares of common stock or preferred stock that are transferred to a trust will be required to submit the stock to AHM Investment Corp. for registration in the name of the trust. AHM Investment

Corp. will designate a trustee of the trust that is not affiliated with it. The beneficiary of the trust will be one or more charitable organizations that AHM Investment Corp. selects.

Shares in the trust will remain issued and outstanding and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares and will hold those dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares in the trust. The trustee will designate a permitted transferee of the shares, provided that the permitted transferee purchases the shares for valuable consideration and acquires the shares without the acquisition resulting in a transfer to another trust.

The charter of AHM Investment Corp. provides that the owner of shares in the trust will be required to repay to the trustee the amount of any dividends or distributions received by the owner (i) that are attributable to shares in the trust and (ii) the record date of which was on or after the date that the shares were transferred to the trust. The owner generally will receive from the trustee the lesser of (a) the price per share the owner paid for the shares in the trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the price per share received by the trustee from the sale of the shares in the trust. Any amounts received by the trustee in excess of the amounts to be paid to the owner will be distributed to the beneficiary of the trust.

Shares in the trust will be deemed to have been offered for sale to AHM Investment Corp., or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created the trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the market price per share on the date that AHM Investment Corp., or its designee, accepts the offer. AHM Investment Corp. will have the right to accept the offer for a period of 90 days after the later of (i) the date of the purported transfer that resulted in the trust, or (ii) the date it determines in good faith that a prohibited transfer has occurred.

The charter provides that any person who acquires or attempts to acquire common stock or preferred stock in violation of the restrictions set forth in AHM Investment Corp.’s charter, or any person who owned common stock or preferred stock that was transferred to a trust, is required immediately to give written notice to AHM Investment Corp. of that event and to provide to it any other information that it may request in order to determine the effect, if any, of the transfer on its status as a REIT.

The ownership limits generally will not apply to the acquisition of common stock or preferred stock by an underwriter that participates in a public offering of that stock for a period of 30 days. In addition, AHM Investment Corp.’s board of directors may waive application to any person of the ownership limitations or the restrictions on transfer set forth in the charter, or may establish an excepted holder limit for any person.

The foregoing restrictions will not otherwise be removed until:

•	the restrictions are no longer required in order to qualify as a REIT, and the board of directors determines that it is no longer in AHM Investment Corp.’s best interests to retain the restrictions; or

•	the board of directors determines that it is no longer in AHM Investment Corp.’s best interests to attempt to qualify, or to continue to qualify as a REIT.

All certificates representing AHM Investment Corp. common or preferred stock will bear a legend referring to the restrictions described above.

All persons who own, directly or indirectly, more than 5%, or any lower percentage as set forth in the federal tax laws, of AHM Investment Corp.’s outstanding common stock and preferred stock must, within 30 days after January 1 of each year, provide to it a written statement or affidavit stating the name and address of the direct or indirect owner, the number of shares owned directly or indirectly, and a description of how the shares are held. In addition, each direct or indirect stockholder must provide to AHM Investment Corp. any additional information that it requests in order to determine the effect, if any, of such ownership on its status as a REIT and to ensure compliance with the restrictions on ownership and transfer set forth in its charter.

Certain Provisions Affecting Change in Control

AHM Investment Corp.’s charter contains certain provisions that may have the effect of delaying, deferring or preventing a change in control of the company. For example, in order to maintain qualification as a REIT, AHM Investment Corp.’s charter will contain restrictions on transfer of AHM Investment Corp. shares of common stock and a stock ownership limitation. See “—Restrictions on Ownership and Transfer” above. The transfer restrictions and ownership limitation may discourage a purchase or sale of AHM Investment Corp. shares of common stock that might result in a change in control.

In addition, AHM Investment Corp.’s charter allows the board of directors to authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of AHM Investment Corp. common stock or otherwise be in their best interest.

For a description of other provisions of Maryland law and AHM Investment Corp.’s charter and bylaws that could have the effect of delaying, deferring or preventing a change in control, see “Risk Factors—Risks Related to AHM Investment Corp.—Certain Provisions of Maryland law and AHM Investment Corp.’s charter and bylaws could hinder, delay or prevent a change in control of AHM Investment Corp.”

AMERICAN HOME’S PROPOSAL TO ADOPT APEX’S STOCK OPTION PLAN

Description of the Proposal

Pursuant to the merger agreement, AHM Investment Corp. has agreed to assume Apex’s stock option plan. The objectives of the stock option plan are to (i) attract and retain the services of directors, officers and key employees and (ii) encourage the sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of AHM Investment Corp. by making awards designed to provide participants in the stock option plan with a proprietary interest in the growth and performance of AHM Investment Corp.

The affirmative vote of a majority of shares of American Home common stock present or represented in person or by proxy at the American Home special meeting is required to approve AHM Investment Corp.’s adoption of Apex’s stock option plan. American Home’s board of directors believes Apex’s stock option plan will achieve AHM Investment Corp.’s objectives described above. Approval of the adoption of Apex’s stock option plan is not a condition to the reorganization and the merger. If the proposal is approved it will be effective only if the reorganization and merger are completed.

Summary of Apex’s Stock Option Plan

The following summary of Apex’s stock option plan is qualified by reference to the full text of the current plan, as amended and restated effective as of December 16, 1998, which is attached as Annex J to this joint proxy statement/prospectus.

Principal Provisions of the Stock Option Plan

In 1997, Apex adopted a stock option plan that provides for the grant of both qualified incentive stock options, or “ISOs,” that meet the requirements of Section 422 of the Internal Revenue Code, and non-qualified stock options, stock appreciation rights, restricted stock awards and other equity-based awards. ISOs may be granted to officers and key employees and pursuant to the December 1998 amendments to the stock option plan, the compensation committee may make discretionary ISO grants to the unaffiliated directors. Non-qualified stock options may be granted to directors, officers and any key employees. The exercise price for any option granted under the stock option plan may not be less than 100% of the fair market value of the shares of common stock at the time the option is granted.

Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the stock option plan authorizes the grant of options to purchase an aggregate of up to 10% of the outstanding shares of Apex’s (or, following the merger, AHM Investment Corp.’s) common stock, but not more than 1,000,000 shares. If an option granted under Apex’s stock option plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the stock option plan. The number of shares available under the stock option plan is reduced by the number of options previously exercised under the stock option plan. Unless previously terminated by the board of directors, the stock option plan will terminate ten years from the date it became effective, and no options may be granted under the stock option plan thereafter.

The stock option plan has been, and will continue to be, administered by a committee of the board of directors comprised entirely of unaffiliated directors, or the “compensation committee.” The compensation committee has had, and will have, discretionary authority to determine at the time an option is granted whether it is intended to be an ISO or a non-qualified option, and when and in what increments shares of common stock covered by the option may be purchased.

No options may be granted under the stock option plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Apex’s common stock, or following completion of the merger, more than 9.8% of the outstanding shares of AHM Investment Corp.’s common stock (which is further limited to 6.5% of the outstanding shares of AHM Investment Corp.’s common stock, or common stock and preferred stock, pursuant to the ownership limitations contained in AHM Investment Corp.’s charter). If, after an award is granted, circumstances of ownership change so that the exercise of such award would cause the participant to beneficially own more than 9.8% (which is further limited to 6.5% pursuant to the ownership limitations contained in AHM Investment Corp.’s charter) of the outstanding shares, then Apex (or, following the completion of the merger, AHM Investment Corp.) has the right to deliver, in lieu of shares, a check or cash in the amount equal to the fair market value of the shares.

Each option must terminate no more than ten years from the date it is granted. Options may be granted on terms providing that they will be exercisable in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

The exercise price of any option granted under the stock option plan is payable in full (i) by cash, (ii) by surrender of shares of common stock having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by any combination of the foregoing, or (iv) by a full recourse promissory note executed by the option holder. The terms of the promissory note may be changed from time to time by the board of directors to comply with applicable regulations or other relevant pronouncements of the Internal Revenue Service or the SEC.

The board of directors may, without affecting any outstanding options, revise or amend the stock option plan, and may suspend or discontinue it at any time. However, no such revision or amendment may increase the number of shares of common stock subject to the stock option plan (with the exception of adjustments resulting from changes in capitalization), change the class of participants eligible to receive options granted under the stock option plan or modify the period within which or the terms upon which the options may be exercised without stockholder approval.

Apex’s stock option plan will become effective as to AHM Investment Corp. upon approval of adoption of the stock option plan by the AHM stockholders and the closing of the reorganization and the merger.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain U.S. federal income tax consequences with respect to awards that may be granted pursuant to the Stock Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the stock option plan.

Incentive Stock Options.    In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO and the participant does not dispose of the shares within the two-year period after the date of grant or within one year after the receipt of such shares by the participant, then, generally (i) the participant will not realize ordinary income with respect to the option and (ii) upon sale of such shares, any amount realized in excess of the exercise price paid for the shares will be taxed to such participant as capital gain. In that case, the employer is not entitled to a deduction either at exercise or upon disposition of the shares. The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the purchase price generally will, however, constitute an item which increases the participant’s “alternative minimum taxable income.”

If shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price paid for the shares. Upon a disqualifying disposition, the employer is entitled to a deduction equal to the amount of ordinary income included in the income of the participant by virtue of the disqualifying disposition.

Subject to certain exceptions, an ISO generally will not be treated as an incentive stock option if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option, such option will be treated as an nonqualified stock options as discussed below.

Nonqualified Stock Options.    In general, no taxable income is realized by a participant upon the grant of an nonqualified stock option. Upon exercise of an nonqualified stock option, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. The employer is entitled to a deduction equal to the amount of ordinary income included in the income of the participant by virtue of the exercise of the option.

In the event of a subsequent sale of shares received upon the exercise of an nonqualified stock option, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in such shares. The participant’s basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the nonqualified stock option.

Other Awards.    In general, with respect to awards granted under the stock option plan that are not stock options, no taxable income will be realized by the participant upon the grant of the award. Upon payment of an award, a participant will include in ordinary income an amount equal to the amount of cash and the fair market value of the property, including stock, paid to the participant in respect of the award. In the case of restricted stock, the payment is deemed to be made on the vesting date of the stock. In general, a participant would include the fair market value of shares of restricted stock that become vested in ordinary income at the time of vesting. The employer is entitled to a deduction equal to the amount of ordinary income included in the income of the participant as a result of the vesting of restricted stock or the payment of an award.

Compensation of Directors and Executive Officers of AHM Investment Corp.

The directors and executive officers of AHM Investment Corp. will receive no compensation from AHM Investment Corp. prior to the completion of the merger. The individuals who are expected to be directors and executive officers of AHM Investment Corp. are presently directors and/or executive officers of American Home and are entitled to compensation and/or other employment benefits, including equity-based compensation, from American Home prior to the completion of the merger.

After completion of the transactions, directors, officers and employees of AHM Investment Corp. will be eligible to receive awards under Apex’s stock option plan (as adopted by AHM Investment Corp.), as well as American Home’s stock incentive plan (which will be assumed by AHM Investment Corp. in the reorganization). Both stock option plans will be administered by AHM Investment Corp.’s compensation committee.

Information concerning the compensation (including equity compensation) paid in 2002 to the Chief Executive Officer and the other four most highly compensated executive officers of American Home and to American Home directors who are neither American Home’s employees nor those of its subsidiaries is described in American Home’s proxy statement used in connection with its 2003 annual meeting of stockholders and is incorporated herein by reference. See “Where You Can Find More Information” on page [    ].

Securities Authorized for Issuance Under Equity Compensation Plans

AHM Investment Corp. currently has no equity compensation plans. In connection with the transactions, AHM Investment Corp. will assume American Home’s stock incentive plan and Apex’s stock option plan.

The following table provides certain information as of December 31, 2002 with respect to Apex’s and American Home’s equity compensation plans under which, upon completion of the transactions, equity securities of AHM Investment Corp. will be authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
—Apex’s stock option plan (1)	791,000	$11.58	140,000
—American Home’s stock incentive plan (2)	1,000,258	$8.17	690,673

Equity compensation plans not approved by security holders: (3)	—	—	—

NOTES:

[1]	Represents Apex’s Amended and Restated 1997 Stock Option Plan, which has been approved by Apex’s stockholders.
[2]	Represents American Home’s 1999 Omnibus Stock Incentive Plan, which has been approved by American Home’s stockholders.
[3]	Neither American Home nor Apex have any equity compensation plans that have not been authorized by each company’s stockholders.

APEX’S ADJOURNMENT PROPOSAL

Description of the Proposal

Under Maryland law, a meeting of stockholders may be adjourned to a date not more than 120 days after the record date. In addition, under Maryland law, a lesser vote is generally required to approve adjournment of a stockholder meeting than is required to approve merger of the company.

If there are not enough affirmative votes present (or represented by proxy) at the Apex special meeting to approve the merger proposal, the chairman of the meeting may move to adjourn the meeting from time to time to permit further solicitation of proxies in hope of obtaining a sufficient number of proxies to approve the merger. Approval of the adjournment proposal will allow the meeting to be adjourned for that purpose.

Effect of the Proposal

If such a solicitation effort were to be successful, the effect of the adjournment would be to cause the merger proposal, which would otherwise have been defeated, to be approved. In light of this significant effect, the Apex board concluded that authority to vote for the adjournment proposal is not a power merely incidental to the conduct of the special meeting and the Apex board has separately included this proposal on the proxy card, for which stockholders may either grant or withhold authority to vote.

Vote Required

The vote required to approve the adjournment proposal and the effects of abstentions and broker non-votes are described above, under the caption “The Apex Special Meeting—Vote Required.”

Recommendation of Apex Board of Directors

The Apex board of directors unanimously recommends a vote “FOR” the adjournment proposal.

COMPARISON OF STOCKHOLDER RIGHTS

AHM Investment Corp. and Apex are incorporated in Maryland and governed by the Maryland General Corporation Law, or the “MGCL,” and American Home is incorporated in Delaware and governed by the Delaware General Corporation Law, or the “DGCL.” The following discussion compares the rights of holders of American Home common stock, Apex common stock and AHM Investment Corp. common stock, and summarizes the material differences between the current rights of American Home stockholders and Apex stockholders, respectively, and the rights those stockholders will have as stockholders of AHM Investment Corp. following the completion of the transactions.

The following summary does not purport to be a complete statement of the provisions affecting, and the differences between, the rights of holders of American Home common stock and Apex common stock, respectively, and those of holders of AHM Investment Corp. common stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL and the MGCL and by the governing corporate documents of American Home, Apex and AHM Investment Corp., to which stockholders are referred.

Comparison of Certain Charter and Bylaw Provisions and Provisions of Delaware and Maryland Law

Authorized Capital Stock

American Home	Apex	AHM Investment Corp.
American Home’s certificate of incorporation authorizes issuance of up to 19,000,000 shares of American Home common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. As of September 5, 2003, 17,281,819 shares of the American Home’s common stock, $0.01 par value, were outstanding. As of September 5, 2003, no shares of American Home’s preferred stock were issued or outstanding.	Apex’s charter authorizes issuance of up to 100,000,000 shares of Apex common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share, which may be issued in one or more separate classes. As of September 5, 2003, 29,857,000 shares of Apex’s common stock, $0.01 par value, were outstanding. As of September 5, 2003 no shares of Apex’s preferred stock were issued or outstanding.	AHM Investment Corp.’s charter authorizes issuance of up to 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share, which may be issued in one or more separate classes. As of September 5, 2003, ten shares of AHM Investment Corp.’s common stock, $0.01 par value, were outstanding and no shares of AHM Investment Corp.’s preferred stock were issued or outstanding. As permitted by Maryland law, the board of directors of AHM Investment Corp. has the power, under its charter, to amend the charter, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class.

Voting Rights

American Home	Apex	AHM Investment Corp.
The certificate of incorporation provides that each stockholder represented at a meeting of stockholders can cast one vote for each share of capital stock. Shares of preferred stock will have such voting rights as may be determined by the board of directors at the time such shares of preferred stock are classified and authorized for issuance. In addition, under Delaware law, holders of a class of stock are entitled to vote as a class on any amendment to the certificate of incorporation if the amendment would change the aggregate number of shares or par value or adversely affect the powers or special rights of the class, whether or not the certificate of incorporation so provides.	The charter provides that each outstanding share of common stock is entitled to one vote on all actions to be taken by the holders of common stock. Shares of preferred stock will have such voting rights, if any, as may be determined by the board of directors at the time such shares of preferred stock are classified and authorized for issuance as a separate class. Under Maryland law, if so provided for in the terms of any class or series of stock, stockholders may be denied all voting rights.	The provisions of the AHM Investment Corp. charter relating to the voting rights of holders of common stock and the voting rights, if any, of the holders of any class of preferred stock are substantially the same as the provisions of the Apex charter relating to the voting rights of stockholders of Apex as described in the Apex column of this comparison.

Dividends

American Home	Apex	AHM Investment Corp.
Subject to applicable law, the board may declare dividends. Section 170(a) of the DGCL provides that dividends may be declared from the corporation’s surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Subject to applicable law, the board may declare and pay dividends. However, under Section 2-311 of the MGCL, dividends may not be paid if, after giving effect to such dividends: (i) the corporation would not be able to pay its indebtedness in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise (including in articles supplementary classifying the terms of any class or series of stock), the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Subject to applicable law, the board may declare and pay dividends subject, however, to the provisions of Section 2-311 of the MGCL, which are described in the Apex column of this comparison.

Liquidation

American Home	Apex	AHM Investment Corp.

The certificate of incorporation provides that in the event of the liquidation, dissolution or winding up of the affairs of American Home, subject to any preferential rights of holders of preferred stock, holders of outstanding shares of common stock are entitled to share ratably in all remaining assets after payment of all debts and other liabilities of American Home.

	The charter provides that, in the event of liquidation, dissolution or winding up of Apex, holders of common stock are entitled, subject to payment of debts and other liabilities of Apex and subject to any classified or reclassified stock having a preference on distributions, to share ratably in the remaining net assets of Apex.	The provisions of the AHM Investment Corp. charter relating to the rights of holders of common stock in the event of liquidation, dissolution or winding up of AHM Investment Corp. are substantially the same as the corresponding provisions of the Apex charter, which are described in the Apex column of this comparison.

Classification of Stock

American Home	Apex	AHM Investment Corp.
The charter does not authorize classification of stock.	The charter provides that the board of directors has the power to classify and reclassify any of the unissued shares of capital stock into a class or classes of preferred stock or other type of stock.	The charter provides that the board of directors has the power to classify and reclassify any of the unissued shares of capital stock into a class or series, or classes or series, of preferred stock or other type of stock.

Number of Directors

American Home	Apex	AHM Investment Corp.
The certificate of incorporation provides that there shall be not less than three or more than twelve directors. The number of directors is determined by a resolution passed by a majority of the whole board.	The charter and bylaws provide that the number of directors will be set by the board of directors, but will be at least seven directors.	The charter and bylaws provide that there will be between three and twelve directors, the exact number of which will be fixed based on a resolution passed by a majority of the entire board of directors.

Removal of Directors

American Home	Apex	AHM Investment Corp.
The certificate of incorporation provides that any or all of the directors may be removed at any time only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of American Home’s then outstanding capital stock entitled to vote generally in the election of directors.	The charter provides that any director may be removed with or without cause by the affirmative vote of stockholders holding not less than two-thirds (66 2/3%) of all votes entitled to be cast generally for the election of directors.	The charter provides that any director may be removed only for cause and only by the affirmative vote of stockholders holding not less than two-thirds (66 2/3%) of all votes entitled to be cast generally for the election of directors.

Vacancies on the Board of Directors

American Home	Apex	AHM Investment Corp.
The certificate of incorporation provides that a vacancy on the board may be filled by the affirmative vote of a majority of the remaining directors, even if a quorum of the board is not present, or by the sole director. The appointed director will serve for the remainder of the term of the class of directors in which the vacancy occurred.

The charter and bylaws provide that, except in the case of a vacancy on the board among the directors elected by a class of equity shares other than the common stock, any vacancy on the board of directors may be filled by the affirmative vote of the remaining directors (except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire board), and, in the case of a vacancy resulting from the removal of a director, by the stockholders by the vote of a majority of the votes entitled to be cast in the election of directors.

A vacancy for any reason of any independent director must be filled by a majority vote of the remaining members of the board of directors, including a majority vote of the remaining independent directors.

The charter and bylaws provide that (except as otherwise provided for or fixed pursuant to the rights of holders of preferred stock to elect directors) a vacancy on the board that occurs or is created may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. A director elected by the board of directors to fill a vacancy will serve until the next annual meeting of stockholders and until such director’s successor is elected. A director elected by the stockholders to fill a vacancy which results from the removal of a director will serve for the remainder of the term of the director so removed. When a vacancy is created as a result of the resignation of a director from the board of directors, and the resignation is not effective until a future date, the resigning director will not have the power to vote to fill the vacancy.

Vacancies on the Board of Directors (continued)

American Home	Apex	AHM Investment Corp.
A director elected by the board of directors to fill a vacancy will be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified.

Notice of Stockholder Nominations of Directors and Stockholder Proposals

American Home	Apex	AHM Investment Corp.
The bylaws allow stockholders to submit stockholder proposals and also provide for the nomination of directors by stockholders entitled to vote at an annual meeting. A stockholder must give timely notice of any nomination or stockholder proposal. To be timely, generally a stockholder must give notice to the secretary of American Home not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.	The bylaws allow stockholders to submit director nominations and stockholders proposals. For nominations or business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of Apex. To be timely, generally a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of Apex, not less than 60 days nor more than 90 days prior to the meeting.	The bylaws allow stockholders to submit director nominations and stockholders proposals. For nominations or business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to the secretary of AHM Investment Corp. To be timely, generally a stockholder’s notice must be delivered to the secretary at the principal executive offices of AHM Investment Corp. not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting.

Special Meetings

American Home	Apex	AHM Investment Corp.
The certificate of incorporation and bylaws provide that special meetings of stockholders may be called by the chairman of the board or the president, and must be called at the written request of a majority of the entire board of directors. American Home stockholders do not have the right to call a special meeting or to require that American Home’s board of directors call such a meeting.

The bylaws provide that the President, the Chairman of the Board of Directors, a majority of the Directors or a majority of the Independent Directors may call special meetings of the stockholders. Special meetings of stockholders also shall be called by the secretary upon the written request of the holders of shares of stock entitled to cast not less than fifty percent (50%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. At a special meeting of the stockholders, only the business described in the notice of the meeting shall be conducted.

The bylaws provide that the President or the Chairman of the Board of Directors, or a majority of the board, or a duly authorized committee of the board of directors, may call a special meeting of the stockholders. Special meetings of stockholders shall only be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such requests shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. At a special meeting of the stockholders, only the business described in the notice of the meeting shall be conducted.

Election of Directors

American Home	Apex	AHM Investment Corp.
The bylaws provide that the directors are elected by a plurality of the votes cast at the annual meetings of stockholders, and each director so elected holds office until the next annual meeting and until his successor is elected and qualified, or until his earlier resignation or removal. There is no cumulative voting.	The bylaws provide that a plurality of all votes cast at a meeting of stockholders and at which a quorum is present is sufficient to elect a director. There is no cumulative voting.	The bylaws provide that a plurality of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director. There is no cumulative voting.

Limitations on Director Liability

American Home	Apex	AHM Investment Corp.
The certificate of incorporation provides for the elimination of personal liability for directors to the fullest extent possible under Section 102(b)(7) of the DGCL. Under that section, a director of American Home will have no personal liability to American Home or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of certain unlawful dividends and the making of certain unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

The charter provides for the elimination of personal liability for directors and officers to the fullest extent possible under applicable law. Under applicable law, by virtue of such charter provision, a director or officer of Apex will have no personal liability to Apex or its stockholders for monetary damages except: (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (ii) to the extent that a judgment or other adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The charter provides for the elimination of personal liability for directors and officers to the fullest extent possible under applicable law. The applicable law referred to in the AHM Investment Corp. charter is the same as the applicable law referred to in the corresponding provision of the Apex charter and described in the Apex column of this comparison.

Indemnification

American Home	Apex	AHM Investment Corp.
The certificate of incorporation provides that American Home will indemnify its officers, directors, employees, and agents to the fullest extent permitted by Section 145 of the DGCL. American Home’s bylaws state, generally, that American Home shall indemnify such persons if they acted in good faith, reasonably believed their actions to be in or not opposed to the best interests of American Home, and in a criminal proceeding had no reasonable cause to believe their conduct was unlawful. Under Section 145 of the DGCL as currently in effect, other than in actions brought by or in the right of American Home, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of American Home and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful.

The charter provides that Apex will indemnify its officers, directors, employees, and agents to the fullest extent permitted by applicable law.

The applicable provisions of the MGCL allow corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, unless it is established that (i) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

The charter provides that AHM Investment Corp. will indemnify its officers and directors to the fullest extent permitted by applicable law and will indemnify its employees and agents to such extent as shall be authorized by the board of directors of AHM Investment Corp. or its bylaws and permitted by law.

The applicable law referred to in the indemnification provisions of the AHM Investment Corp. charter is the same as the applicable law referred to in the corresponding provisions of the Apex charter and described in the Apex column of this comparison.

Separate Class Voting

American Home	Apex	AHM Investment Corp.
The certificate of incorporation provides that the holders of any outstanding shares of common stock vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, the certificate of incorporation or the bylaws of American Home, or upon which a vote of stockholders is called for by American Home.	The charter and bylaws permit the board of directors to set voting rights for each class or series of preferred stock. In setting such voting rights, the directors could provide that any such series or class of preferred stock may have a separate class vote on certain matters.	The charter and bylaws permit the board of directors of AHM Investment Corp. to set voting rights of each class or series of preferred stock to the same extent which the Apex charter and bylaws permit the board of directors of Apex to set such voting rights as described in the Apex column of this comparison.

Mergers, Share Exchanges and Sales of Assets

American Home	Apex	AHM Investment Corp.

Under Section 251(c) of the DGCL, the merger, consolidation, or transfer of assets proposed by the board of directors must be approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Under the MGCL, with limited exceptions, a merger, consolidation, share exchange or transfer of all or substantially all of the assets of a corporation must generally be declared advisable by the board of directors and approved by the stockholders by the affirmative vote of two-thirds of all votes entitled to be cast by the stockholders unless the charter contains a provision reducing the two-thirds supermajority stockholder vote to a lesser proportion which cannot be less than a majority. The Apex charter contains no such provision.

Under the MGCL, with limited exceptions, a merger, consolidation, share exchange or transfer or all or substantially all of the assets of a corporation must generally be declared advisable by the board of directors and approved by the stockholders by the affirmative vote of two-thirds of all votes entitled to be cast by the stockholders unless the charter contains a provision reducing the two-thirds supermajority stockholder vote to a lesser proportion which cannot be less than a majority. The AHM Investment Corp. charter contains such a provision and therefore any merger, consolidation, share exchange or transfer of all or substantially all of the assets of AHM Investment Corp. requiring the vote of the stockholders will require approval by the stockholders of AHM Investment Corp. by only a majority of all votes entitled to be cast on the matter.

Amendments to Certificate of Incorporation/Charter

American Home	Apex	AHM Investment Corp.
The DGCL generally provides that the approval of a corporation’s board of directors and the	The charter provides that it can be amended with the affirmative vote of a majority of all votes entitled to	The charter provides that with the approval of only a majority of the entire board of directors, the

Amendments to Certificate of Incorporation/Charter (continued)

American Home	Apex	AHM Investment Corp.

affirmative vote of a majority of all shares entitled to vote and the shares of each class of stock entitled to vote as a class is required to amend a corporation’s certificate of incorporation, unless the certificate specifies a greater voting requirement. American Home’s certificate of incorporation does not specify a greater voting requirement.

be cast by the stockholders of the corporation on the matter after authorization, approval or advice by the board of directors, except that amendments to certain enumerated provisions of the charter require approval by the stockholders by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

charter may be amended to increase or decrease the aggregate number of shares of stock of AHM Investment Corp. or the number of shares of stock of any class that AHM Investment Corp. has authority to issue. In all other situations with respect to amending the charter and subject to any special voting rights of any class or series of preferred stock, the affirmative vote of a majority of all votes entitled to be cast by the stockholders of AHM Investment Corp. on the matter is required following approval by the board of directors.

Amendments to Bylaws

American Home	Apex	AHM Investment Corp.
The certificate of incorporation provides that the board of directors has the power to adopt, alter, amend or repeal the bylaws by the affirmative vote of at least a majority of the entire board. Stockholders may not adopt, alter, amend or repeal the bylaws except upon the affirmative vote of not less than 50% of the outstanding stock entitled to vote.	The bylaws provide that the board of directors has the exclusive power to alter, modify or repeal any bylaws of Apex and to make new bylaws not inconsistent with Apex’s charter and applicable law, except for situations enumerated in the bylaws in which case the approval of a majority of the stockholders is required.	The bylaws provide that the board of directors, by the affirmative vote of at least a majority of the entire board, shall have the exclusive power to adopt, alter, amend, modify or repeal any provisions of the bylaws.

Voting on Related Party Transactions

American Home	Apex	AHM Investment Corp.

Neither the certificate of incorporation nor the bylaws contain any special provisions with regard to voting on transactions with certain interested parties.

Under the DGCL, no contract or transaction between a corporation and any of its directors or with any entity in which any of its directors is a director or has a material

	Certain provisions of the charter and Section 2-419 of the MGCL provide that no contract or other transaction between Apex and any of its directors or with any entity in which any of its directors is a director or has a material financial interest will be void or voidable solely because of the common directorship or interest (i) if the fact of the common directorship or interest is disclosed	The AHM Investment Corp. charter contains a provision similar to the corresponding provision of the Apex charter regarding related party transactions which is described in the Apex column of this comparison, and Section 2-419 of the MGCL, which is also described in the Apex column of this comparison, is equally applicable to AHM Investment Corp. and Apex.

Voting on Certain Interested Transactions (continued)

American Home	Apex	AHM Investment Corp.
financial interest will be void or voidable solely because of the common directorship or interest if the fact of the common directorship or interest is disclosed or known to the board of directors and the board of directors in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum, or if the fact of the common directorship or interest is disclosed or is known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or if the contract or transaction is fair to the corporation.	or known to the board of directors and the board of directors approves the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, or (ii) if the fact of the common directorship or interest is disclosed to the stockholders entitled to vote and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or the corporation or other entity in which the interested director is a director or has a material financial interest, or (iii) if the subject transaction is fair and reasonable to Apex.

Stockholder Inspection Rights; Stockholder Lists

American Home	Apex	AHM Investment Corp.
Under the DGCL, any stockholder, in person or by attorney or other agent, may, upon written demand given under oath and stating the purpose thereof, inspect for any proper purpose American Home’s stock ledger, a list of its stockholders and its other books and records. A proper purpose is a purpose reasonably related to such person’s interest as a stockholder. A complete list of stockholders entitled to vote at any meeting of stockholders must be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting. The list must also be kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.	Pursuant to the MGCL, one or more persons who have been stockholders of a Maryland corporation for at least six months and in total hold at least 5% percent of the outstanding stock of any class may request a statement of the corporation’s current assets and liabilities and may inspect and copy the corporation’s books of account and stock ledger.	The provisions of the MGCL regarding the inspection rights of stockholders of a Maryland corporation, which are described in the Apex column of this comparison, are equally applicable to Apex and to AHM Investment Corp.

Stockholder Rights Plan (continued)

American Home	Apex	AHM Investment Corp.
American Home does not have a stockholder rights plan in place.

The Apex board of directors adopted the Apex stockholder rights plan which may discourage a potential aquiror from acquiring Apex without approval of the Apex board. Under this plan, one preferred stock purchase right has been issued for each outstanding share of Apex common stock. Following a public announcement that a person or group has acquired, or obtained the right to acquire, or following the commencement of a tender or exchange offer that would result in a person or group acquiring, beneficial ownership of 15% or more of the outstanding shares of Apex common stock, these purchase rights generally provide the holder with the right to purchase shares from Apex having a market value of two times the exercise price of the Apex purchase right.

On July 15, 2003, Apex’s board of directors resolved that the stockholder rights plan would be inapplicable to American Home, AHM Investment Corp. and their respective affiliates until such time as the merger agreement is terminated in accordance with its terms.

AHM Investment Corp. currently does not have a stockholder rights plan in place.

REIT Election

American Home	Apex	AHM Investment Corp.
American Home has not elected to be treated as a REIT.	The charter provides that the board of directors will use its reasonable best efforts to cause Apex to qualify for United States federal income tax treatment as a REIT in accordance with the provisions of the Internal Revenue Code applicable to a REIT and will not take any action which could adversely affect the ability of Apex to qualify as a REIT. However, if it is determined that it is no longer in the best interests of Apex to continue to have Apex	The charter provides that the board of directors will use commercially reasonable efforts to cause AHM Investment Corp. to qualify for United States federal income tax treatment as a REIT in accordance with the provisions of the Internal Revenue Code applicable to a REIT and will not take any action which could adversely affect the ability of AHM Investment Corp. to qualify as a REIT. However, if it is determined by the board of directors

REIT Election (continued)

American Home	Apex	AHM Investment Corp.
	qualify as a REIT, actions may be taken to terminate Apex’s REIT election, provided, however, that any action to terminate Apex’s REIT election must be approved by the stockholders by the affirmative vote of two-thirds of all votes entitled to be cast.	that it is no longer in the best interests of AHM Investment Corp. to continue to have AHM Investment Corp. qualify as a REIT, actions may be taken by the AHM Investment Corp.’s board of directors, without stockholder approval, to terminate AHM Investment Corp.’s REIT election.

Restrictions on Transfer

American Home	Apex	AHM Investment Corp.
American Home has not elected to be treated as a REIT, and therefore restrictions on ownership limitation and certain transfers do not apply.	The charter provides that, subject to the rights of the board of directors to exempt or establish less restrictive limits for certain persons, as described below, no person shall beneficially or constructively own in excess of 9.8% of the outstanding shares of common stock or the outstanding shares of preferred stock. Any transfer that results in ownership in excess of 9.8% will be void as to that number of shares transferred which exceeds the limits described above.	The charter provides that, subject to the rights of the board of directors to waive the ownership limitation or to establish less restrictive limits for certain persons, as described below, no person shall beneficially own in excess of 6.5% of the outstanding shares of common stock, or common stock and preferred stock. Any transfer that results in ownership in excess of 6.5%, or the value of the total number (or any other applicable less restrictive ownership limit) will be void as to that number of shares transferred which exceeds the limits described above.

Transfer to Trust

American Home	Apex	AHM Investment Corp.
American Home has not elected to be treated as a REIT, and therefore provisions regarding transfers to trusts do not apply.

The charter provides that in the event that a transfer occurs, such that any person would have beneficial or constructive ownership of shares of common or preferred stock in excess of any applicable restriction, such transfer will be void.

The charter further provides that in the event that a transfer or other event occurs, such that any person would have beneficial or constructive ownership of shares of common or preferred stock in

The charter provides that in the event that a transfer occurs, such that any person would have beneficial ownership of shares of common or preferred stock in excess of any applicable restriction, such transfer will be void.

The charter further provides that in the event that a transfer or other event occurs, such that any person would have beneficial or constructive ownership of shares of common or preferred stock in excess of any applicable restriction,

Transfer to Trust (continued)

American Home	Apex	AHM Investment Corp.
	excess of any applicable restriction, such number of shares in excess of the applicable restrictions will be designated shares-in-trust. The charter also provides that in the event that a transfer or other event occurs, and causes (i) the outstanding common and preferred stock to be held by fewer than 100 persons, (ii) the corporation to become “closely held,” or (iii) the corporation to otherwise fail to qualify as a REIT, such number of shares which cause either (i), (ii), or (iii) to occur will be designated as shares-in-trust. In both cases, the purported transferee of such shares will acquire no interest in, and in the case of an event other than a transfer, the owner will cease to own any interest in, the shares deposited in the trust.	such number of shares in excess of the applicable restrictions will be designated shares-in-trust. The charter also provides that in the event that a transfer or other event occurs, and causes (i) the outstanding common and preferred stock to be held by fewer than 100 persons, (ii) the corporation to become “closely held,” or (iii) the corporation to otherwise fail to qualify as a REIT, such number of shares which cause either (i), (ii), or (iii) to occur will be designated as shares-in-trust. In both cases, the purported transferee of such shares will acquire no interest in, and in the case of an event other than a transfer, the owner will cease to own any interest in, the shares deposited in the trust.

Exceptions to Ownership Limit

American Home	Apex	AHM Investment Corp.
American Home has not elected to be treated as a REIT, and therefore restrictions on ownership limitation and certain transfers do not apply.

The charter provides that the board may exempt a person from the ownership limit upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel that such ownership of shares by such person will not (i) result in share ownership by fewer than 100 persons, or (ii) result in Apex being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or would otherwise fail to qualify as a REIT.

The charter provides that the board of directors of AHM Investment Corp. may waive in whole or in part the ownership limit as applicable to such person and/or establish a new, less restrictive ownership limit for such person if the board of directors concludes that such ownership will not (i) result in AHM Investment Corp. being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (ii) result in shares of equity stock being beneficially owned by fewer than 100 persons, or (iii) cause AHM Investment Corp. to fail to qualify as a REIT under the Internal Revenue Code.

Michael Strauss is permitted to beneficially own up to 20% of the value of the total number of outstanding shares of common and preferred stock of AHM Investment Corp.

Stockholder Action Without a Meeting

American Home	Apex	AHM Investment Corp.
Under the American Home certificate of incorporation, all actions required or permitted to be taken by the stockholders must be taken at a duly called annual or special meeting. Stockholders are expressly denied the ability to consent to the taking of any stockholder action in lieu of an annual or special meeting.	Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, if written consent or consents setting forth the action taken is signed by the holders of all of the outstanding stock entitled to vote on the matter.	The provisions of the MGCL regarding stockholder action without a meeting, which are described in the Apex column of this comparison, are equally applicable to Apex and AHM Investment Corp.

Business Combinations

American Home	Apex	AHM Investment Corp.

Under Section 203 of the DGCL, a Delaware corporation is generally prohibited from engaging in a “business combination” (defined as a variety of transactions, including a merger, asset sale, issuance of stock and other transactions resulting in a financial benefit to an interested stockholder) with an interested stockholder (defined generally as the person who is the beneficial owner or 15% or more of the corporation’s outstanding voting stock) for a period three years following the date that such person became an interested stockholder unless:

—Prior to the date such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

—Upon consummation of the transaction that resulted from the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the

The Maryland Business Combination Act, which is contained in the MGCL, provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares of stock or other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless certain criteria specified in the Maryland Business Combination Act are met. These criteria include approval by an 80% supermajority vote of the stockholders unless the stockholders receive, in any such business combination, a minimum price for the shares, determined in accordance with the provisions of the statute. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation.

Apex’s board of directors has adopted a resolution exempting

AHM Investment Corp.’s board of directors has adopted a resolution exempting AHM Investment Corp. from the Maryland Business Combination Act. However, AHM Investment Corp.’s board of directors could repeal or modify this resolution in the future, in which case the provisions of the Maryland Business Combination Act will be applicable business combinations between AHM Investment Corp. and other persons. The Maryland Business Combination Act is described in the Apex column of this comparison.

Business Combinations (continued)

American Home	Apex	AHM Investment Corp.

time the transaction commenced, excluding stock held by directors who are also officers of the corporation and employee stock ownership plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender exchange offer; or

—On or subsequent to the date such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, not by written consent, by the affirmative vote of the holders of at least 66- 2/3 of the outstanding voting stock of the corporation not owned by the interested stockholder.

A corporation may adopt an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 of the DGCL if, in addition to any other vote required by law, such amendment is approved by the affirmative vote of a majority of the shares entitled to vote. However, such amendment generally may not be effective until twelve months after adoption of such amendment and will not apply to a business combination with an Interested Stockholder who was such on or prior to the adoption of the amendment.

Apex from this statute. However, Apex’s board of directors may repeal or modify this resolution in the future, in which case provisions of the Maryland Business Combination Act could be applicable to business combinations between Apex and other persons.

Control Share Statute

American Home	Apex	AHM Investment Corp.
The DGCL has no provision comparable to the Maryland Control Share Acquisition Statute.	The Maryland Control Share Acquisition Act generally provides that “control shares” of a corporation acquired in a “control	American Home Investment Corp.’s bylaws contain a provision exempting acquisitions of AHM Investment Corp. shares from the

Control Share Statute (continued)

American Home	Apex	AHM Investment Corp.

share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter. “Control shares” means shares of stock, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. “Control share acquisition” means the acquisition of control shares subject to certain exceptions. If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights.

The Apex bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any acquisition of Apex shares by any person. However, the Apex board of directors may amend the bylaws in the future to repeal or modify this exemption, in which case any control shares of Apex acquired in the control share acquisition will be subject to the Maryland Control Share Acquisition Act.

Maryland Control Share Acquisition Act. However, AHM Investment Corp.’s board of directors may amend its bylaws in the future to repeal or modify this exemption, in which case any control shares of AHM Investment Corp. acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act. The Maryland Control Share Acquisition Act is described in the Apex column of this comparison.

LEGAL MATTERS

The validity of AHM Investment Corp. common stock offered by this joint proxy statement/prospectus will be passed upon for AHM Investment Corp. by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Cadwalader, Wickersham & Taft LLP and O’Melveny & Myers LLP have each rendered opinions as to certain U.S. federal income tax matters. Certain matters of Maryland law have been passed on for American Home, AHM Investment Corp. and Apex by Ballard Spahr Andrews & Ingersoll, LLP. Cadwalader, Wickersham & Taft LLP and O’Melveny & Myers LLP may rely on Ballard Spahr Andrews & Ingersoll, LLP as to such matters of Maryland law.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the American Home Mortgage Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this prospectus by reference from the Apex Mortgage Capital, Inc. Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheet of American Home Mortgage Investment Corp. included in this prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

STOCKHOLDER PROPOSALS

American Home

Any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by American Home in connection with American Home’s 2004 annual meeting of stockholders must submit such proposal to American Home no later than December 23, 2003. In addition, American Home’s bylaws have an advance notice procedure for stockholders to bring business before an annual stockholder meeting. The advance notice procedure generally requires that a stockholder interested in presenting a proposal for action at American Home’s 2004 annual meeting of stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder’s stock ownership and identity, to American Home’s Corporate Secretary not earlier than February 20 nor later than March 22, 2004.

Apex

Any stockholder who wishes to submit a proposal in the proxy material to be distributed by Apex in connection with Apex’s 2004 annual meeting of stockholders must submit such proposal to Apex no later than December 31, 2003. In addition, Apex’s bylaws have an advance notice procedure for stockholders to bring business before an annual stockholder meeting. The advance notice procedure generally requires that a stockholder wishing to make a proposal or a nomination for director to be included in the proxy statement for Apex’s 2004 annual meeting of stockholders must provide specific information to Apex not earlier than 90 days before nor later than 60 days before the 2004 annual meeting. Assuming that Apex’s 2004 annual meeting is held on June 18, 2004, which is the business day closest to the first anniversary of its 2003 annual meeting, a stockholder proposal received by Apex after April 19, 2004 would be untimely. In the event that Apex holds a 2004 annual meeting, but less than 70 days’ notice or prior public disclosure of the date of the 2004 annual meeting is given or made to stockholders, a stockholder proposal will be untimely if it is received by Apex after the close of business on the 10th day following the day on which notice of the date of the annual meeting is first mailed or public disclosure of the date of the meeting is first made. If the merger is approved, Apex will not have a 2004 annual meeting of stockholders.

OTHER MATTERS

As of the date of this joint proxy statement/prospectus, the boards of directors of American Home and Apex do not intend to bring any other business before the American Home special meeting or the Apex special meeting, and as far as is known by the boards of directors of American Home and Apex, no matters are to be brought before either special meeting except as disclosed in this joint proxy statement/prospectus. However, as to any other business that may properly come before the American Home or Apex special meeting, it is intended that proxies, in the form enclosed, will be voted in respect of such proposals in accordance with the judgment of the persons voting such proxies.

WHERE YOU CAN FIND MORE INFORMATION

AHM Investment Corp. filed a registration statement on Form S-4 to register with the SEC the AHM Investment Corp. common stock to be issued to American Home stockholders and Apex stockholders in the transactions. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of AHM Investment Corp. in addition to being a joint proxy statement of American Home and Apex. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information you can find in the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part or the exhibits to the registration statement.

American Home and Apex file annual, quarterly and current reports, proxy statements and other information required by the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or “Exchange Act,” with the SEC. You may read and copy any reports, statements or other information that American Home and Apex file with the SEC at the SEC’s public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. American Home and Apex SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows American Home and Apex to “incorporate by reference” information in this joint proxy statement/prospectus, which means that American Home, Apex and AHM Investment Corp. can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference in this joint proxy statement/prospectus is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents set forth below that American Home and Apex have previously filed with the SEC. These documents contain important business and financial information about American Home and Apex that is not included in or delivered with this joint proxy statement/prospectus.

American Home Filings (File No. 0-27081)	Period/Filling Date

Annual Report on Form 10-K, including the portions of the definitive proxy statement on Schedule 14A for American Home’s 2003 annual meeting of stockholders, which are incorporated by reference in the Form 10-K

Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarters ended March 31, 2003 and June 30, 2003
Current Report on Form 8-K	Date of event reported July 12, 2003

Apex Filings (File No. 1-13637)	Period

Annual Report on Form 10-K, including the portions of the definitive proxy statement on Schedule 14A for Apex’s 2003 annual meeting of stockholders, which are incorporated by reference in the Form 10-K

Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarters ended March 31, 2003 and June 30, 2003
Current Report on Form 8-K	Date of event reported July 12, 2003
Description of Apex’s common stock contained in Apex’s registration statement on Form 8-A, including any amendment or report updating this description	Filed on November 21, 1997

Description of Apex’s preferred stock purchase rights contained in Apex’s registration statement on Form 8-A, as amended on July 15, 2003, including any subsequent amendment or report updating this description

Filed on July 27, 1999; amended on July 15, 2003

This joint proxy statement/prospectus also incorporates by reference all additional documents that may be filed by American Home and/or Apex with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of completion of the transactions. These include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

American Home has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to American Home, and Apex has supplied all information contained in or incorporated by reference in this joint proxy statement/prospectus relating to Apex. American Home and Apex have jointly supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to AHM Investment Corp.

If you are an American Home stockholder or an Apex stockholder, we may have sent you some of the documents incorporated by reference, but you can also obtain any of them through American Home or Apex, as applicable, the SEC or the SEC’s Internet web site as described above. Documents incorporated by reference are available from American Home or Apex without charge, excluding all exhibits, except that, if American Home or Apex have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit also will be provided without charge. You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

American Home Mortgage Holdings, Inc. 520 Broadhollow Road Melville, New York 11747 (877) 281-5500 Attention: Corporate Secretary	Apex Mortgage Capital, Inc. 865 South Figueroa Street, Suite 1800 Los Angeles, California 90017 (213) 244-0000 Attention: Investor Relations

If you would like to request documents, please do so by October 7, 2003, in order to receive them before your special meeting.

You can also get more information by visiting American Home’s web site at www.americanhm.com and Apex’s web site at www.apex-reit.com. Web site materials from this website and other web sites mentioned in this joint proxy statement/prospectus are not incorporated by reference in this joint proxy statement/prospectus.

You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. This joint proxy statement/prospectus is dated [            ], 2003. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to American Home stockholders and Apex stockholders nor the issuance of AHM Investment Corp. common stock in the merger creates any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Dated as of July 12, 2003

by and among

AMERICAN HOME MORTGAGE HOLDINGS, INC.,

a Delaware corporation

AHM NEW HOLDCO, INC.,

a Maryland corporation

and

APEX MORTGAGE CAPITAL, INC.,

a Maryland corporation

4.4	AHM SEC Reports; Financial Statements.	A-23
4.5	Absence of Liabilities	A-23
4.6	Compliance	A-23
4.7	Absence of Certain Changes or Events	A-24
4.8	Taxes.	A-24
4.9	Investment Company Act	A-25
4.10	Mortgage Backed Securities.	A-25
4.11	Mortgage Loans.	A-26
4.12	Insurance	A-26
4.13	Opinion of AHM Financial Advisor	A-26
4.14	Brokers or Finders	A-26
4.15	Litigation	A-27
4.16	Employee Benefit Plans; ERISA.	A-27
4.17	Vote Required	A-28
4.18	Material Contracts.	A-29
4.19	Interim Operations of New Holdco	A-29
4.20	Interim Operations of Merger Sub	A-29
4.21	Certain Agreements	A-29
4.22	No Material Adverse Effect	A-29

ARTICLE V	COVENANTS RELATING TO CONDUCT OF BUSINESS	A-30

5.1	Covenants of the Company	A-30
5.2	Covenants of AHM and New Holdco	A-32
5.3	Final Company Dividend	A-34

ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF AHM AND NEW HOLDCO	A-34

6.1	Preparation of Joint Proxy Statement/Prospectus and Registration Statement.	A-34
6.2	Access to Information	A-35
6.3	Stockholders Meetings.	A-35
6.4	Approvals	A-35
6.5	Reorganization	A-36
6.6	Notice of Defaults	A-36
6.7	Acquisition Proposals.	A-36
6.8	Fees and Expenses	A-37
6.9	Directors’ and Officers’ Indemnification and Insurance.	A-37
6.10	Public Announcements	A-39
6.11	Listing on NASDAQ; NYSE	A-39
6.12	Assumption of Company Stock Option Plan	A-39
6.13	Payment of Termination Fee	A-39
6.14	Lock-Up	A-39
6.15	Section 368(a) Reorganization; Officer’s Certificates in Support of Tax Opinions.	A-39
6.16	Reorganization Documents	A-40

ARTICLE VII	CONDITIONS PRECEDENT	A-40

7.1	Conditions to Each Party’s Obligation to Effect the Merger	A-40
7.2	Additional Conditions to Obligations of AHM and New Holdco	A-40
7.3	Additional Conditions to Obligations of the Company	A-41

ARTICLE VIII	TERMINATION AND AMENDMENT	A-42

8.1	Termination	A-42
8.2	Effect of Termination.	A-44
8.3	Amendment	A-45
8.4	Extension; Waiver	A-45

ARTICLE IX	GENERAL PROVISIONS	A-45

9.1	Non-Survival of Representations; Warranties and Agreements	A-45
9.2	Notices	A-45
9.3	Interpretation	A-47
9.4	Counterparts	A-47
9.5	Damages; Equitable Relief	A-47
9.6	Entire Agreement; Third Party Beneficiaries.	A-47
9.7	Governing Law	A-47
9.8	Severability	A-47
9.9	Waiver of Jury Trial	A-48
9.10	Submission to Jurisdiction	A-48
9.11	Definitions	A-48

EXHIBITS

EXHIBIT A	Form of Company Voting Agreement
EXHIBIT B	Form of AHM Voting Agreement
EXHIBIT C	Third Amendment to Management Agreement
EXHIBIT D	Escrow Agreement
EXHIBIT E	New Holdco Charter
EXHIBIT F	New Holdco Bylaws
EXHIBIT G	Form of Lock-Up Agreement
EXHIBIT H	Form of Opinion of AHM’s Tax Counsel to AHM
EXHIBIT I-1	Form of Officer’s Certificate of the Company in Support of Tax Opinions
EXHIBIT I-2	Form of Officer’s Certificate of AHM in Support of Tax Opinions
EXHIBIT J	Form of REIT Opinion of Company’s Tax Counsel to the Company
EXHIBIT K	Form of Opinion of the Company’s Tax Counsel to the Company
EXHIBIT L	Form of REIT Opinion of AHM’s Tax Counsel to AHM

SCHEDULES

SCHEDULE A	Company Significant Stockholders
SCHEDULE B	AHM Significant Stockholders
SCHEDULE C	Board of Directors of New Holdco
SCHEDULE D	List of Lock-Up Parties
SCHEDULE 1.7	Valuation Methodology
SCHEDULE 7.2(h)	Investment Guidelines

COMPANY DISCLOSURE SCHEDULE

AHM DISCLOSURE SCHEDULE

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 12, 2003, by and among American Home Mortgage Holdings, Inc., a Delaware corporation (“AHM”), AHM New Holdco, Inc., a Maryland corporation and a wholly-owned subsidiary of AHM (“New Holdco”), and Apex Mortgage Capital, Inc., a Maryland corporation (the “Company”).

THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

A.    The Board of Directors of the Company, upon the recommendation of a duly authorized special committee of independent directors (such committee, including any later reconstitution of such committee, being the “Special Committee”), and the respective Boards of Directors of AHM and New Holdco have each approved and deem it advisable and in the best interests of their respective stockholders to consummate the acquisition of the Company by New Holdco upon the terms and subject to the conditions set forth in this Agreement.

B.    In furtherance of the acquisition of the Company by New Holdco, the respective Boards of Directors of AHM, New Holdco and the Company have approved this Agreement and the merger of the Company with and into New Holdco, with New Holdco being the surviving corporation in such merger (the “Merger”), and AHM, as the sole stockholder of New Holdco, has approved the Merger (this Agreement and all other documents to be executed by the Company, AHM and New Holdco or any of such parties in connection with the transactions contemplated hereby and thereby shall be hereinafter referred to as the “Transaction Documents,” and the transactions contemplated hereby, including, without limitation, the Reorganization (as defined below), and thereby shall be hereinafter referred to as the “Transactions”).

C.    Prior to the Effective Time (as defined below), New Holdco shall form a Delaware corporation as a wholly-owned subsidiary of New Holdco (“Merger Sub”). Immediately prior to the Merger, AHM shall merge with and into Merger Sub, with AHM as the surviving corporation (the “Reorganization”), and by virtue of the Reorganization and without any action on the part of AHM or Merger Sub, or the holders of capital stock of either of them, each share of common stock, par value $0.01 per share, of AHM (“AHM Common Stock”) issued and outstanding as of such time (other than shares of AHM Common Stock that are held by New Holdco or Merger Sub or any Subsidiary of them, which shall be cancelled) shall be converted into and become one fully-paid and non-assessable share of common stock, par value $0.01 per share, of New Holdco (“New Holdco Common Stock”), such that immediately prior to the Effective Time the authorized capital stock of New Holdco shall be as set forth in Section 4.2(b) hereof. At the Effective Time, each share of New Holdco Common Stock shall remain outstanding and shall thereafter be one fully-paid and non-assessable share of common stock of the Surviving Corporation (as defined below). Upon consummation of the Merger, the Surviving Corporation shall be authorized to use the name “Apex Mortgage Capital, Inc.” to the extent of the Company’s rights to use the name “Apex Mortgage Capital, Inc.” for a period not to exceed six (6) months following the Effective Time, subject to the terms of the Settlement Agreement and Consent to Use Agreement contemplated to be entered into by the Company and others prior to Closing; thereafter, the Surviving Corporation shall not be authorized to use the names “Apex Mortgage Capital, Inc.”, “Apex Mortgage”, “Apex” or any derivative thereof. The respective Boards of Directors of AHM and New Holdco have approved the Reorganization.

D.    Concurrently with both the execution and the delivery of this Agreement and as a condition and inducement to each party’s willingness to enter into this Agreement, (i) the stockholders of the Company listed on Schedule A attached hereto (“Company Significant Stockholders”), which collectively own approximately 2.4% of the outstanding shares of Company Common Stock (as defined in Section 1.7 below), shall execute and deliver to AHM a voting agreement in substantially the form attached hereto as Exhibit A (the “Company Voting Agreement”); and (ii) each of the stockholders of AHM listed on Schedule B attached hereto (“AHM Significant Stockholders”), which collectively own approximately 27.2% of the outstanding shares of AHM Common Stock, shall execute and deliver to the Company a voting agreement in substantially the form attached hereto as Exhibit B (the “AHM Voting Agreement”).

E.    As a condition to the Closing (as defined in Section 1.2 below), the Company and TCW Investment Management Company (the “Manager”) shall enter into a third amendment to that certain Management Agreement dated as of December 9, 1997 (as amended by the First Amendment to Management Agreement dated as of December 16, 1998 and as further amended by the Second Amendment to Management Agreement dated as of December 16, 1999), by and between the Company and the Manager, substantially in the form attached hereto as Exhibit C (the “Third Amendment to Management Agreement”), which shall provide, in part, that (x) immediately prior to the Closing, the Manager is entitled to receive from the Company the Termination Fee (as defined in Section 1.7(c) hereof), and (y) immediately upon receipt of the Termination Fee by the Manager (and without any further action or notice by the Company), the Management Agreement shall terminate. In order to provide for the payment of the Termination Fee immediately prior to the Closing, the Company and the Manager shall enter into an escrow agreement by and among the Company, the Manager and such escrow agent as the Company and the Manager shall mutually agree (the “Escrow Agent”), substantially in the form of Exhibit D hereto (the “Escrow Agreement”), which shall provide for, among other things, the deposit by the Company of $10,000,000 (the “Escrow Amount”) in an account established with and maintained by the Escrow Agent (the “Escrow Account”) no later than three (3) Business Days prior to the Initial Closing Date (as defined in Section 1.2 hereof), to be held and released in accordance with the terms and subject to the conditions contained in the Escrow Agreement.

F.    For United States federal income tax purposes, the parties hereto intend that the Merger will qualify as a reorganization and that this Agreement will constitute a “plan of reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”).

G.    AHM, New Holdco and the Company desire to make certain representations, warranties, covenants and agreements and the other transactions contemplated by this Agreement and also to prescribe various conditions to the Merger as specifically set forth herein.

H.    Certain terms used in this Agreement are defined in Section 9.11 hereof.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

THE MERGER

1.1    The Merger.    Upon the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of the Maryland General Corporation Law, as amended (“MGCL”), the Company shall be merged with and into New Holdco at the Effective Time. At the Effective Time, the separate corporate existence of the Company shall cease and New Holdco shall continue as the surviving corporation (the “Surviving Corporation”) in accordance with the MGCL.

1.2    Closing; Closing Date.     Subject to the provisions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. (New York City time) on the Closing Date (as defined below). The Closing shall be held at the offices of O’Melveny & Myers LLP, 275 Battery Street, 26th Floor, San Francisco, California 94111, unless another place is agreed to in writing by the parties hereto. At the Closing, the documents, certificates, opinions and instruments referred to in Article VII hereof shall be executed and delivered to the applicable party.

(a)    For purposes of this Agreement:

(i)    The “Initial Closing Date” shall mean a date as soon as practicable after, but in no event later than the fifth (5th) Business Day after, the satisfaction or waiver of the conditions set forth in Article VII hereof (excluding conditions that, by their terms, cannot be satisfied until the Closing), unless another time or date is agreed to in writing by the parties to this Agreement.

(ii)    The “Closing Date” shall mean the Initial Closing Date; provided, however, that if (A) AHM makes the AHM Election (as defined in Section 1.7(b)(iv) below) or (B) the Company makes the Company Election (as defined in Section 1.7(b)(v) below), then the Closing Date shall mean the second Business Day following the Initial Closing Date.

1.3    Effective Time.    Subject to the provisions of this Agreement, as soon as reasonably practicable on or after the Closing Date, the parties shall execute and file articles of merger or other appropriate documents (the “Articles of Merger”), in such form as required by and executed in accordance with the relevant provisions of the MGCL, and shall make all other filings, recordings and publications required under the MGCL in connection with the Merger. The Merger shall become effective on the date and at the time (the “Effective Time”) that the Articles of Merger are accepted for record by the Department of Assessments and Taxation of Maryland (the “Maryland Department”) under the MGCL, or at such later time as New Holdco and the Company shall agree should be specified in the Articles of Merger (not to exceed ten (10) days after the Articles of Merger are filed with the Maryland Department).

1.4    Effects of the Merger.    At and after the Effective Time, the Merger shall have the effects set forth in Section 3-114 of the MGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and New Holdco will vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and New Holdco will become the debts, liabilities and duties of the Surviving Corporation; provided, however, upon consummation of the Merger, the Surviving Corporation shall be authorized to use the name “Apex Mortgage Capital, Inc.” to the extent of the Company’s rights to use the name “Apex Mortgage Capital, Inc.”, for a period not to exceed six (6) months following the Effective Time, subject to the terms of the Settlement Agreement and Consent to Use Agreement contemplated to be entered into by the Company and others prior to Closing; thereafter, the Surviving Corporation shall not be authorized to use the names “Apex Mortgage Capital, Inc.”, “Apex Mortgage”, “Apex” or any derivative thereof.

1.5    Organizational Documents.    From and after the Effective Time, (a) the charter of New Holdco, substantially in the form of Exhibit E attached hereto, shall constitute the charter of the Surviving Corporation, until amended after the Effective Time in accordance with the relevant provisions of the MGCL; and (b) the bylaws of New Holdco, substantially in the form of Exhibit F attached hereto, shall constitute the bylaws of the Surviving Corporation, until amended after the Effective Time in accordance with the relevant provisions of the MGCL and the charter and bylaws of the Surviving Corporation.

1.6    Board of Directors of Surviving Corporation.    At the Effective Time, each of the persons listed on Schedule C attached hereto shall be elected to the Board of Directors of the Surviving Corporation; provided that, New Holdco may, in its sole discretion, designate a member of the Company’s Board of Directors (a “Company Nominee”) to join the Board of Directors of the Surviving Corporation at the Effective Time. In the event that New Holdco designates a Company Nominee, and the Company Nominee agrees to serve on the Board of Directors of the Surviving Corporation, the Surviving Corporation shall take all actions necessary and appropriate to appoint the Company Nominee to the Board of Directors of the Surviving Corporation as of the Effective Time, including, without limitation, expanding the size of its Board of Directors by one (1) seat or causing one of its directors to resign as of the Effective Time.

1.7    Effect on Capital Stock.

(a)    Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of AHM, New Holdco, the Company, or the holders of capital stock of any of them, each share of the common stock, $0.01 par value, of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are owned or held by AHM, New Holdco, or any wholly-owned Subsidiary of AHM or New Holdco, which shall be cancelled as provided in Section 1.7(f) below) shall be converted into and become the following: (i) the number of shares of fully-paid and non-assessable shares of common stock, par value $0.01 per share, of New Holdco (the “New Holdco Common Stock”) equal to the Exchange Ratio as defined below, plus (b) any cash in lieu of fractional shares of New Holdco Common Stock as set forth in Section 2.2(e) hereof (collectively, the “Merger Consideration”).

(b)    The “Exchange Ratio” shall be determined as follows:

(i)    subject to clause (iv) below, if the Average Price (as defined below) is greater than $21.86164, the Exchange Ratio shall equal a quotient (computed to the fifth decimal place), the numerator of which is the product of (A) the Book Value Per Share (as defined below) and (B) 1.075, and the denominator of which is $21.86164;

(ii)    if the Average Price is less than or equal to $21.86164 and greater than or equal to $17.00350, the Exchange Ratio shall equal a quotient (computed to the fifth decimal place), the numerator of which is the product of (A) the Book Value Per Share and (B) 1.075, and the denominator of which is the Average Price;

(iii)    subject to clause (v) below, if the Average Price is less than $17.00350, the Exchange Ratio shall equal a quotient (computed to the fifth decimal place), the numerator of which is the product of (A) the Book Value Per Share and (B) 1.075, and the denominator of which is $17.00350;

(iv)    if the Average Price is greater than $24.29071, (A) AHM may notify the Company in writing of its election to terminate this Agreement pursuant to Section 8.1(d)(v) hereof (the “AHM Election”), and the Company shall have the option in its sole and absolute discretion, but not the obligation, to adjust the Exchange Ratio to be equal to the quotient (computed to the fifth decimal place), the numerator of which is the product of (x) the Book Value Per Share and (y) 1.19444, and the denominator of which is the Average Price, or (B) in the event that AHM does not elect to make the AHM Election, the Exchange Ratio shall equal a quotient (computed to the fifth decimal place), the numerator of which is the product of (I) the Book Value Per Share and (II) 1.075, and the denominator of which is $21.86164; and

(v)    if the Average Price is less than $14.57443, (A) the Company may notify AHM in writing of its election to terminate this Agreement pursuant to Section 8.1(e)(v) hereof (the “Company Election”), and AHM shall have the option in its sole and absolute discretion, but not the obligation, to adjust the Exchange Ratio to be equal to the quotient (computed to the fifth decimal place), the numerator of which is the product of (x) the Book Value Per Share and (y) .92143, and the denominator of which is the Average Price, or (B) in the event that the Company does not make the Company Election, the Exchange Ratio shall equal a quotient (computed to the fifth decimal place), the numerator of which is the product of (I) the Book Value Per Share and (II) 1.075, and the denominator of which is $17.00350.

(c)    For purposes of this Agreement:

(i)    The “Average Price“ means an amount calculated prior to the Closing Date by taking the average (computed to the fifth decimal place) of the daily volume weighted averages of the trading prices of AHM Common Stock on The Nasdaq National Market (“NASDAQ”), as reported by Bloomberg Financial Markets, for the 10 consecutive trading days ending on and including the Determination Date (as defined below).

(ii)    The “Notional Book Value” means the net book value of the Company on the Determination Date, which shall be equal to the marked-to-market assets of the Company minus the marked-to-market liabilities of the Company, such determination to be made in the manner provided in Schedule 1.7 attached hereto (the “Valuation Methodology”) and in accordance with generally accepted accounting principles in the United States (“GAAP”).

(iii)    The “Notional Book Value Per Share” means the net book value per share of Company Common Stock on the Determination Date, which shall be equal to a quotient, the numerator of which is the Notional Book Value and the denominator of which is the number of issued and outstanding shares of Company Common Stock on the Determination Date.

(iv)    The “Termination Fee” means forty percent (40%) of the difference between (A) the Notional Aggregate Consideration (as defined below) and (B) the Notional Book Value; provided, however, that in no event shall the Termination Fee exceed $10,000,000.

(v)    The “Notional Aggregate Consideration” means the product of (A) the Average Price, (B) the Notional Exchange Ratio (as defined below) and (C) the number of shares of Company Common Stock outstanding as of the Determination Date.

(vi)    The “Notional Exchange Ratio” shall be calculated as follows:

(A)    if the Average Price is greater than $21.86164, the Notional Exchange Ratio shall equal a quotient (computed to the fifth decimal place), the numerator of which is the product of (1) the Notional Book Value Per Share (as defined below) and (2) 1.075, and the denominator of which is $21.86164;

(B)    if the Average Price is less than or equal to $21.86164 and greater than or equal to $17.00350, the Notional Exchange Ratio shall equal a quotient (computed to the fifth decimal place), the numerator of which is the product of (1) the Notional Book Value Per Share and (2) 1.075, and the denominator of which is the Average Price;

(C)    if the Average Price is less than $17.00350, the Notional Exchange Ratio shall equal a quotient (computed to the fifth decimal place), the numerator of which is the product of (1) the Notional Book Value Per Share and (2) 1.075, and the denominator of which is $17.00350;

(D)    if the Average Price is greater than $24.29071, the Notional Exchange Ratio to be equal to the quotient (computed to the fifth decimal place), the numerator of which is the product of (1) the Notional Book Value Per Share and (2) 1.19444, and the denominator of which is the Average Price; and

(E)    if the Average Price is less than $14.57443, the Notional Exchange Ratio to be equal to the quotient (computed to the fifth decimal place), the numerator of which is the product of (1) the Notional Book Value Per Share and (2) .92143, and the denominator of which is the Average Price.

(vii)    The “Determination Date” means the trading day immediately preceding the Initial Closing Date.

(viii)    The “Book Value” means (A) the Notional Book Value plus (B) the Escrow Amount (plus accrued interest thereon through the Closing Date and net of any applicable fees and expenses, as allocated in the Escrow Agreement), minus (C) the Termination Fee.

(ix)    The “Book Value Per Share” means the net book value per share of Company Common Stock on the Determination Date, which shall be equal to a quotient, the numerator of which is the Book Value and the denominator of which is the number of issued and outstanding shares of Company Common Stock on the Determination Date.

(x)    References to shares of Company Common Stock include, unless the context requires otherwise, the associated rights (individually, a “Company Right” and collectively, the “Company Rights”) to purchase shares of Series A Junior Participating Preferred Stock (the “Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”) issued pursuant to the Stockholder Rights Agreement dated as of July 19, 1999, as amended (the “Company Rights Plan”), by and between the Company and The Bank of New York, as rights agent.

(d)    Treatment of Company Options.    The Company shall cause each unvested Company Option (as defined in Section 3.2 hereof) to become vested as of the Effective Time, and each Company Option that shall not have been exercised as of the Effective Time shall be terminated at the Effective Time and shall not be assumed by the Surviving Corporation.

(e)    Adjustment of Exchange Ratio.    The Exchange Ratio shall be proportionately and equitably adjusted to reflect fully (i) the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into AHM Common Stock, Company Common Stock or New Holdco Common Stock, as applicable), reorganization, recapitalization, subdivision, reclassification, combination, exchange of shares of similar transaction with respect to AHM Common Stock, Company Common Stock or New Holdco Common Stock occurring after the Determination Date and at or prior to the Effective Time, and (ii) any Company Options exercised after the Determination Date and at or prior to the Effective Time (“Exercised Company Options”), it being expressly agreed and acknowledged by the parties that (x) any shares of Company Common Stock issued pursuant to Exercised Company Options shall be reflected in the denominator for purposes of calculating the “Book Value Per Share” for all purposes under this Agreement and (y) any amounts paid to the Company in respect of the respective exercise prices of the Exercised Company Options shall be reflected in the marked-to-market assets of the Company for purposes of calculating the “Book Value” for all purposes under this Agreement.

(f)    Cancellation of shares of Company Common Stock held by AHM, New Holdco or their Subsidiaries.    Each outstanding share of Company Common Stock that is owned or held directly or indirectly by AHM, New Holdco or any of their respective Subsidiaries at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and no payment or other consideration shall be delivered in exchange therefor.

1.8    Further Assurances.    At and after the Effective Time, the directors and officers of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or New Holdco, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or New Holdco, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

1.9    Tax Consequences.    It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for purposes of the Code.

ARTICLE II

EXCHANGE OF CERTIFICATES

2.1    Exchange Fund.    At or prior to the Effective Time, New Holdco shall deposit, or shall cause to be deposited, with a bank or trust company reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of New Holdco Common Stock and AHM shall deposit an amount of cash reasonably estimated to be paid in lieu of all fractional shares (the cash payable in lieu of fractional shares and certificates for shares of New Holdco Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”) to be issued pursuant to Section 1.7 hereof and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall agree to hold the Exchange Fund for delivery as contemplated by this Article II.

2.2    Exchange of Shares.

(a)    Exchange.    As soon as practicable after the Effective Time, and in no event later than ten (10) Business Days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of New Holdco Common Stock and the cash in lieu of fractional shares, if any, into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore, as applicable, (i) a certificate representing that number of shares of New Holdco Common Stock, if any, to which such holder shall have become entitled pursuant to the provisions of Article I hereof, and (ii) a check representing the amount of cash in lieu of fractional shares and dividends or other distributions on such number of shares of New Holdco Common Stock, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

(b)    Dividends.    No dividends or other distributions with a record date after the Effective Time with respect to shares of New Holdco Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of New Holdco Common Stock represented by such Certificate.

(c)    Other Names.    If any certificate representing shares of New Holdco Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of New Holdco Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)    No Further Transfers.    At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for as provided in this Article II.

(e)    Cash in Lieu of Fractional Shares.    Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of New Holdco Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to shares of New Holdco Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of New Holdco. In lieu of the issuance of any such fractional share, New Holdco shall pay to each former stockholder of the Company who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the Average Price by (ii) the fraction of a share of New Holdco Common Stock to which such holder would otherwise be entitled pursuant to Section 1.7 hereof.

(f)    Unclaimed Funds.    Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for nine (9) months after the Effective Time shall be paid to New Holdco. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to New Holdco for payment of shares of New Holdco Common Stock, cash in lieu of any fractional shares and unpaid dividends and other distributions on the shares of New Holdco Common Stock deliverable in respect of each share of Company Common Stock that such stockholder holds, as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding anything to the contrary contained herein, none of New Holdco, the Company, the Exchange Agent or any other person shall be liable to any former holder of a share of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)    Lost Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by New Holdco, the posting by such person of a bond in such amount as New Holdco may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate of shares of New Holdco Common Stock and cash in lieu of fractional shares and dividends and other distributions on shares of New Holdco Common Stock deliverable in respect thereof pursuant to this Agreement.

2.3    Investment of the Exchange Fund.    The Exchange Agent shall invest any cash included in the Exchange Fund only in one or more of the following investments as directed by the Surviving Corporation from time to time: (i) obligations of the United States government maturing not more than thirty (30) days after the date of purchase; (ii) certificates of deposit maturing not more than thirty (30) days after the date of purchase issued by a bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least One Billion Dollars ($1,000,000,000); (iii) a money market fund having assets of at least One Hundred Million Dollars ($100,000,000); or (iv) tax-exempt or corporate debt obligations maturing not more than thirty (30) days after the date of purchase given the highest investment grade rating by Standard & Poor’s and Moody’s Investor Service. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

2.4    Withholding Rights.    Each of the Surviving Corporation and New Holdco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law or Order. To the extent that amounts are so withheld by the Surviving Corporation or New Holdco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of a Certificate in respect of which such deduction and withholding was made by the Surviving Corporation or New Holdco, as the case may be.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule (provided that an item on such Disclosure Schedule shall be deemed to qualify only the particular Section or sections of this Article III specified for such item, unless it is reasonably apparent that the disclosure or statement in one Section of the Disclosure Schedule should apply to one or more sections thereof) delivered by the Company to AHM prior to the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to AHM and New Holdco as follows:

3.1    Organization, Standing and Power of the Company.    The Company is a corporation duly organized and validly existing under the Laws of Maryland, with the corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except for such failures to be so qualified or licensed, individually or in the aggregate, that would not have a Material Adverse Effect on the Company. The Company has previously made available to AHM complete and correct copies of (a) the charter of the Company, as amended to the date of this Agreement (the “Company Charter”) and (b) bylaws of the Company, as amended to the date of this Agreement.

3.2    Capital Structure; Subsidiaries.

(a)    As of the date of this Agreement, the authorized capital stock of the Company (the “Company Capital Stock”) consists of 100,000,000 shares of Company Common Stock of which 29,857,000 shares of Company Common Stock are outstanding, and 50,000,000 shares of Company Preferred Stock, none of which are outstanding. All issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of Company Capital Stock is entitled to preemptive rights. As of the date of this Agreement, there are outstanding no options, warrants or other rights to acquire Company Capital Stock other than options to acquire 791,000 shares of Company Common Stock (each, a “Company Option”) issued pursuant to the Company’s Amended and Restated 1997 Stock Option Plan (the “the Company Stock Option Plan”). As of the date of this Agreement, 1,000,000 shares of Company Common Stock are reserved for issuance pursuant to the Company Stock Option Plan. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(b)    As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company are issued or outstanding.

(c)    Except as set forth in this Section 3.2, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Capital Stock or other voting securities of the Company or, securities convertible into or exchangeable for shares of Company Capital Stock or other voting securities of the Company, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of the Company (i) to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any other voting securities of the Company, or (ii) to make any equity investment in any other Person.

(d)    All dividends on shares of Company Common Stock that have been declared prior to the date of this Agreement have been paid in full.

(e)    The Company has no Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other securities (whether voting or otherwise) or other ownership interest in any corporation, joint stock company, partnership, limited partnership, limited liability company, joint venture or other entity.

3.3    Authority; No Violations.

(a)    The Company has the requisite corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions, subject to obtaining the Company Stockholder Approval (as defined in Section 3.17 hereof). Both the execution and the delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, except for and subject to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(b)    Both the execution and the delivery of the Transaction Documents by the Company do not, and the consummation of the Transactions and compliance with the provisions hereof and thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of the Company, require the consent or approval of any third party or otherwise result in a material detriment to the Company (any such conflict, violation, default, termination, cancellation, acceleration, right or detriment being a “Violation”) under, any provision of (i) the charter or bylaws or other comparable organizational documents of the Company, or (ii) assuming the Company Stockholder Approval, and other consents, approvals, authorizations, registrations, or permits and filings or notifications referred to in Section 3.3(c) below (the “Required Company Consents”) are duly and timely obtained or made, any Material Contracts, any Laws or Orders applicable to the Company, or any of its properties or assets, any permit, concession, franchise, license or other governmental authorization applicable to the Company, or any agreement, instrument, permit, concession, franchise or license applicable to the Company, other than, in the case of clause (ii) any such Violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(c)    No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company in connection with either the execution or the delivery of the Transaction Documents by the Company or the consummation by the Company of the Transactions, except for: (i) the filing with the Securities and Exchange Commission (the “SEC”) of a joint proxy statement/prospectus in preliminary and definitive form (the “Joint Proxy Statement/Prospectus”) relating to the Company Stockholders Meeting (as defined in Section 6.3 below) to be held in connection with the Merger, and such other compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), as may be required in connection with the Transaction Documents and the Transactions; (ii) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Maryland Department; (iii) filings with AMEX; (iv) such filings and approvals as may be required by any applicable state securities, “blue sky” or takeover laws, or environmental laws; (v) the filing, if applicable, of a pre-merger notification and report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration or termination of the applicable waiting period thereunder; and (vi) such consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or AHM following consummation of the Merger.

3.4    Company SEC Reports; Financial Statements.

(a)    The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) since January 1, 2000 (collectively, including all exhibits thereto, the “Company SEC Reports”). As of their respective dates, with respect to Company SEC Reports filed pursuant to the Exchange Act, and as of their respective effective dates, as to Company SEC Reports filed pursuant to the Securities Act (and, if amended or superseded by a filing or effectiveness prior to the date of this Agreement or the Closing Date, then on the date of such filing or effectiveness, as appropriate), the Company SEC Reports (a) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (b) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)    Each of the audited financial statements and unaudited interim financial statements included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the financial position and results of operations and cash flows, as the case may be, of the Company as of their respective dates or for the respective periods set forth therein, all prepared in accordance with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount.

3.5    Absence of Liabilities.    Except for liabilities or obligations which are accrued or reserved against in the Company’s most recent financial statements (or in the related notes thereto) included in the Company SEC Reports or which were incurred in the ordinary course of business and consistent with past practices since the date of the Company’s most recent financial statements included in the Company SEC Reports, or constitute obligations owed to officers, directors or employees that will become due as a result of the consummation of the Transactions and which are listed on Schedule 3.5 of the Company Disclosure Schedule, the Company does not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP consistently applied.

3.6    Compliance.    Except as set forth in the Company SEC Reports, the Company is not in violation of, is not, to the knowledge of the Company, under investigation with respect to any violation of, or has not been given notice or threatened with any violation of, any Laws or Orders, except for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its businesses as presently conducted, except for such permits, licenses, franchises and other governmental authorizations, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is not in breach or violation of, or in default in the performance or observance of (a) any provision of its charter or bylaws or similar governing document, or (b) except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, any Company Material Contract, permit, license, franchise or other governmental authorization, consent or approval applicable to the Company or its respective properties or assets.

3.7    Absence of Certain Changes or Events.    Except as disclosed in the Company SEC Reports and except as contemplated in the Transaction Documents and the Transactions, since the date of the most recent audited financial statements included in the Company SEC Reports (the “Company Financial Statement Date”) through the date of this Agreement, (a) the Company has conducted its business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities), consistent with past practices, and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or would, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.8    Taxes.

(a)    (i)    All material Tax Returns required to be filed by, or with respect to, the Company have been, or in the case of material Tax Returns the due date for filing of which is after the date of this Agreement and before the Closing Date (taking into account any available extensions), will be, timely filed with appropriate Governmental Entities and all such Tax Returns are, or in the case of such Tax Returns not yet filled, will be, true, correct and complete in all material respects, and (ii) all material Taxes that were shown to be due on such Tax Returns have been, or in the case of material Taxes due after the date of this Agreement and before the Closing Date (taking into account any available extensions), will be, timely paid.

(b)    There are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of the Company and, to the knowledge of the Company, no audits or examinations have been proposed by any taxing authority.

(c)    The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company for all Taxable periods and portions thereof through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company that are not adequately reserved for, and there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company, and no power of attorney granted by the Company with respect to any Taxes is currently in force.

(d)    The Company is not a party to any agreement providing for the allocation or sharing of Taxes.

(e)    There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company.

(f)    Since the Company Financial Statement Date, the Company has incurred no material liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code. The Company does not hold any material asset the disposition of which would be subject to rules similar to Section 1374 of the Code under the provisions of Treas. Reg. § 1.337(d)–7T, other than as set forth on Schedule 3.8(f) of the Company Disclosure Schedule.

(g)    The Company (i) for all taxable years commencing with its initial taxable year through December 31, 2002 has been properly subject to taxation as a real estate investment trust (a “REIT”) within the meaning of Sections 856-860 of the Code and has qualified as a REIT for such years, (ii) has operated since December 31, 2002, and will continue to operate to the Closing, in such a manner as to qualify as a REIT (determined without regard to the dividends paid deduction requirements for the current year) for the taxable year beginning January 1, 2003 and ending as of the Closing Date, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or to the Company’s knowledge threatened.

(h)    The Company has not taken or agreed to take any action that (without regard to any action taken or agreed to be taken by AHM or any of its Affiliates) would prevent the Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Company has no knowledge of any agreement, plan or other circumstance that would prevent the Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(i)    The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and Subtitle C of the Code or similar provisions under any state or foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper Governmental Entities all material amounts required to be so withheld and paid over under applicable laws and regulations.

(j)    No event has occurred, and no circumstance exists with respect to the Company, which presents a material risk that any material Tax will be imposed on the Company pursuant to Sections 857 or 4981 of the Code or as a result of a failure to qualify as a REIT.

(k)    The Company has not entered into nor is subject, directly or indirectly, to any Company Tax Protection Agreements. As used herein, a “Company Tax Protection Agreement” is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to a partnership of which the Company is a partner or to any other Subsidiary of the Company that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of the Company, (ii) requires that the Company maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Company’s assets, or (iii) requires that the Company offer to any person or entity at any time the opportunity to guarantee, indemnify against or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of the Company, (B) that specifies or relates to a method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more assets of the Company, or (C) that requires a particular method for allocating one or more liabilities of the Company under Section 752 of the Code. The Company is not in violation of or in default under any Company Tax Protection Agreement.

(l)    For purposes of this Agreement:

(i)    “Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any local, municipal, state, foreign, Federal or other Governmental Entity, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

(ii)    “Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Taxes.

3.9    Investment Company Act.    The Company is not (a) an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

3.10    Mortgage Backed Securities.

(a)    The Company is on the date hereof the sole owner of each of the mortgage backed securities (“MBS”) identified on Schedule 3.10 of the Company Disclosure Schedule (“Company MBS”) and the related certificates and other instruments evidencing ownership of the Company MBS (the “Company MBS Certificates”), free and clear of any adverse claims or Liens (including, without limitation, Liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“ERISA”)), other than any Company Permitted Liens. The term “Company Permitted Liens” shall mean (i) Liens set forth in the Company Disclosure Schedule, (ii) statutory Liens arising out of operation of Law with respect to a Liability incurred in the ordinary course of business and which is not delinquent; (iii) such Liens and other imperfections of title as do not detract from the value or impair the use of the property subject thereto or make such property unmarketable; (iv) mechanics’ carriers’, workmens’, repairmens’ or materialmens’ Liens that are not delinquent, and (v) other Liens and other limitations of any kind, if any, which, individually or in the aggregate, are not in excess of $5 million.

(b)    To the knowledge of the Company, the Company is not in default in the performance of any of its obligations under any pooling and servicing agreements, trust and servicing agreements, trust agreements, servicing agreements or other similar documents providing for the creation of the MBS or the servicing of the mortgage loans underlying the MBS (the “Company Principal MBS Agreements”) and has not received any notice of any default by any master or special servicer of any Company MBS the effect of which, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect on the Company.

(c)    As of the date hereof, there are no material agreements (other than Company Principal MBS Agreements) between the Company and the master servicer or any special servicer with respect to any series of Company MBS.

3.11    Mortgage Loans.    Other than through MBS, the Company does not own any mortgage loans.

3.12    Insurance.    The Company is insured with financially responsible insurers in such amounts and against such risks and losses as are (a) customary in all material respects for companies in the United States conducting the business conducted by the Company, (b) required to be maintained by the Company under the terms of any Contract with respect to the borrowing of money to which the Company is a party or by which any of its respective properties are bound, and (c) required to be maintained pursuant to all applicable Laws and Orders, except for (in the case of clause (c)) such insurance the absence of which would not have a Material Adverse Effect on the Company. The Company has not received any notice of cancellation or termination with respect to any material insurance policy of the Company. The Company has fulfilled all of its obligations under each material insurance policy, including the timely payment of premiums, other than such failures to fulfill its obligations that would not, individually or in the aggregate reduce or nullify the benefits under such policy.

3.13    Opinion of Company Financial Advisor.    The Company has received the opinion of UBS Warburg LLC (the “Company Financial Advisor”), dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company, a draft copy of which opinion has been made available to AHM (the “Draft Opinion of Company Financial Advisor”).

3.14    Brokers or Finders.    No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except the Company Financial Advisor, whose fees and expenses will be paid by the Company in accordance with the Company’s agreement with such firm, based upon arrangements made by or on behalf of the Company.

3.15    Litigation.    As of the date hereof, there are no claims, actions, suits, proceedings or investigations (collectively, “Claims”) pending or, to the Company’s knowledge, threatened against the Company, or any properties or rights of the Company, by or before any Governmental Entity, other than Claims that would not have a Material Adverse Effect on the Company. To the Company’s knowledge, there are no such Claims pending or threatened against the Company as of the date hereof. There is no judgment, decree, injunction or order of any Governmental Entity applicable to the Company that, when taken together with the Claims, would have a Material Adverse Effect on the Company. Schedule 3.15 of the Company Disclosure Schedule sets forth all Claims which are pending or, to the knowledge of the Company, threatened against the Company as of the date hereof.

3.16    Employee Benefit Plans; ERISA.

(a)    The Company has no employees and, except for the Company Stock Option Plan, there is no Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of the current or former employees or directors of the Company and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement. Each Company Option will either be exercised or will terminate or be terminated upon or prior to the Effective Time.

(b)    For purposes of this Agreement, “Plan” means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen’s compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

3.17    Vote Required.    The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s equity interests necessary to approve the Merger. The Board of Directors of the Company, based on the approval and recommendation of the Special Committee (which approval and recommendation was a condition to the approval of the Company’s Board of Directors set forth in clause (a) of this sentence), at a meeting duly called and held, subject to its right to withdraw its support of the Merger and recommend a Superior Proposal (as defined in Section 6.6 hereof), (a) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the stockholders of the Company, (b) approved this Agreement and the Merger, (c) has declared that this Agreement and the Merger are advisable, and (d) resolved to recommend that the holders of Company Common Stock approve the Merger.

3.18    Material Contracts.

(a)    Except as set forth on Schedule 3.18(a) of the Company Disclosure Schedule, all material contracts required to be described in Item 601(b)(1) of Regulation S-K to which the Company is a party or may be bound have been filed as exhibits to, or incorporated by reference in, the Company SEC Reports (collectively, the “Company Material Contracts”).

(b)    As of the date of this Agreement, (i) there is no breach or violation of or default by the Company under any of the Company Material Contracts, except such breaches, violations and defaults as have been waived, and (ii) no event has occurred with respect to the Company which, with notice or lapse of time or both, could reasonably be expected to constitute a breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Company Material Contracts, which breach, violation or default referred to in clauses (i) or (ii), individually or in the aggregate with other such breaches, violations or defaults referred to in clauses (i) or (ii), would cause a Material Adverse Effect on the Company. True copies of the Company Material Contracts in effect as of the date hereof have been delivered or made available to AHM.

3.19    Company Rights Plan Inapplicable.    The Company has taken all actions necessary or appropriate under the Company Rights Plan so that (i) neither AHM nor New Holdco shall be deemed an “Acquiring Person” as a result of the transactions contemplated hereby, and (ii) the entering into this Agreement and the consummation of the Transactions, including the Merger, will not result in the grant of any rights to any person under the Company Rights Plan or enable or require the Company Rights to be exercised, distributed or triggered.

3.20    Certain Agreements.    The Company is not a party to any oral or written agreement or plan any of the benefits of which will be increased, or the vesting or exercisability of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement either alone or upon the occurrence of any additional or further acts or events.

3.21    No Material Adverse Effect.    Since January 1, 2000, except as disclosed in the Company SEC Reports, to the knowledge of the Company, no fact, circumstance or condition has arisen or existed that could reasonably be expected to result in a Material Adverse Effect on the Company.

3.22    Ownership of Company Common Stock by Manager.    As of the date of this Agreement, neither the Manager nor any Affiliate of the Manager that is an entity (and not an individual or fund) owns shares of Company Common Stock, except for TCW Capital Investment Corporation, which owns 300,000 shares of Company Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF AHM AND NEW HOLDCO

Except as set forth in the Disclosure Schedule (provided that an item on such Disclosure Schedule shall be deemed to qualify only the particular Section or sections of this Article IV specified for such item, unless it is reasonably apparent that the disclosure or statement in one Section of the Disclosure Schedule should apply to one or more sections thereof) delivered by AHM and New Holdco to the Company prior to the execution of this Agreement (the “AHM Disclosure Schedule”), AHM and New Holdco represent and warrant to the Company as follows:

4.1    Organization, Standing and Power.    New Holdco, AHM and each Subsidiary of AHM and New Holdco is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, with corporate, partnership or limited liability company power and authority to carry on its business as now being conducted. New Holdco, AHM and each Subsidiary of AHM and New Holdco is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except for such failures of New Holdco, AHM and each Subsidiary of AHM and New Holdco to be so qualified or licensed, individually or in the aggregate, that would not have a Material Adverse Effect on AHM. AHM has previously made available to the Company complete and correct copies of New Holdco’s, AHM’s and each Subsidiary of AHM’s and New Holdco’s organizational documents as amended to and in effect on the date of this Agreement.

4.2    Capital Structure; Subsidiaries.

(a)    As of the date of this Agreement, the authorized capital stock of AHM consists of 19,000,000 shares of AHM Common Stock, of which 17,210,545 shares of AHM Common Stock are outstanding, and 1,000,000 shares of preferred stock, par value $1.00, of AHM (the “AHM Preferred Stock” and, together with the AHM Common Stock, the “AHM Capital Stock”), none of which are outstanding. All issued and outstanding shares of AHM Capital Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of AHM Capital Stock is entitled to preemptive rights. As of the date of this Agreement, there are outstanding no options, warrants or other rights to acquire AHM Capital Stock other than options to acquire 993,720 shares of AHM Common stock and warrants to acquire 50,000 shares of AHM Common Stock.

(b)    As of the date of this Agreement, the authorized capital stock of New Holdco consists of 100 shares of New Holdco Common Stock, of which 10 shares of New Holdco Common Stock are outstanding. Immediately prior to the Effective Time, the authorized capital stock of New Holdco shall consist of 100,000,000 shares of New Holdco Common Stock, and 10,000,000 shares of preferred stock, par value $0.01, of New Holdco (the “New Holdco Preferred Stock” and, together with the New Holdco Common Stock, the “New Holdco Capital Stock”). As of the date of this Agreement, all issued and outstanding shares of New Holdco Capital Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of New Holdco Common Stock is entitled to preemptive rights. As of the date of this Agreement, there are outstanding no options, warrants or other rights to acquire New Holdco Common Stock.

(c)    As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of New Holdco, AHM or any Subsidiary of AHM or New Holdco having the right to vote on any matters on which stockholders may vote are issued or outstanding.

(d)    Except as set forth on Schedule 4.2(d) of the AHM Disclosure Schedule, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which (i) AHM is a party, or by which it is bound, obligating AHM to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of AHM Capital Stock or other voting securities of AHM or, securities convertible into or exchangeable for shares of AHM Capital Stock or other voting securities of AHM, or obligating AHM to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking; or (ii) New Holdco is a party, or by which it is bound, obligating New Holdco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of New Holdco Common Stock or other voting securities of New Holdco or, securities convertible into or exchangeable for shares of New Holdco Common Stock or other voting securities of New Holdco, or obligating New Holdco to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of (A) AHM (I) to repurchase, redeem or otherwise acquire any shares of AHM Capital Stock or any other voting securities of AHM, or (II) to make any equity investment in any other Person; or (B) New Holdco (x) to repurchase, redeem or otherwise acquire any shares of New Holdco Common Stock or any other voting securities of New Holdco, or (y) to make any equity investment in any other Person (other than pursuant to the Reorganization).

(e)    Except as set forth on Schedule 4.2(e) of the AHM Disclosure Schedule, all dividends on shares of AHM Common Stock and New Holdco Common Stock that have been declared prior to the date of this Agreement have been paid in full.

(f)    Schedule 4.2(f) of the AHM Disclosure Schedule contains a list of each Subsidiary of AHM and New Holdco, its jurisdiction of incorporation or organization and their respective holdings of each such Subsidiary by AHM and/or New Holdco, as applicable. All the issued and outstanding shares of capital stock or other securities (whether voting or otherwise) of each Subsidiary of AHM and New Holdco have been validly issued and are fully paid and nonassessable and are owned as set forth on Schedule 4.2(f) of the AHM Disclosure Schedule, free and clear of any Liens. Except as set forth on Schedule 4.2(f), each Subsidiary of AHM is wholly-owned by AHM, each Subsidiary of New Holdco is wholly-owned by New Holdco, and no other person owns any rights to purchase capital stock or other securities (whether voting or otherwise) in any of AHM’s Subsidiaries or New Holdco’s Subsidiaries. Except for the capital stock of its Subsidiaries, AHM does not own, directly or indirectly, any capital stock or other securities (whether voting or otherwise) or other ownership interest in any corporation, joint stock company, partnership, limited partnership, limited liability company, joint venture or other entity.

4.3    Authority; No Violations.

(a)    AHM and New Holdco have the requisite corporate power and corporate authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby, subject, in the case of AHM, to obtaining the AHM Stockholder Approval. Both the execution and the delivery of this Agreement by AHM and New Holdco and the consummation by AHM and New Holdco of the Transactions have been duly authorized by all necessary corporate action on the part of AHM and New Holdco, except for and subject to the AHM Stockholder Approval. This Agreement has been duly executed and delivered by AHM and New Holdco and constitutes a valid and binding obligation of AHM and New Holdco, enforceable against AHM and New Holdco in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(b)    Both the execution and the delivery of the Transaction Documents by AHM or each applicable Subsidiary of AHM do not, and the consummation of the Transactions (including, without limitation, the Reorganization) and compliance with the provisions hereof or thereof, will not result in a Violation under, any provision of (i) the charter or bylaws or other comparable organizational documents of New Holdco, AHM or any Subsidiary of AHM or New Holdco, (ii) assuming the consents, approvals, authorizations, registrations, or permits and filings or notifications referred to in Section 4.3(c) below (the “Required AHM Consents”) are duly and timely obtained or made, any AHM Material Contracts, any Laws or Orders applicable to AHM or any of its or New Holdco’s Subsidiaries, or any of their properties or assets, any permit, concession, franchise, license or other governmental authorization applicable to New Holdco, AHM or any Subsidiary of AHM or New Holdco, or any reciprocal easement agreement, lease, joint venture agreement, development agreement, benefit plan or other agreement, instrument, permit, concession, franchise or license applicable to New Holdco, AHM or any Subsidiary of AHM or New Holdco, other than, in the case of clause (ii) any such Violations that, individually or in the aggregate, would not have a Material Adverse Effect on New Holdco or AHM.

(c)    No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity, is required by or with respect to New Holdco, AHM or any Subsidiary of AHM or New Holdco in connection with either the execution or the delivery of the Transaction Documents by New Holdco, AHM or any Subsidiary of AHM or New Holdco or the consummation by New Holdco, AHM or any Subsidiary of AHM or New Holdco of the Transactions, except for: (i) the filing with the SEC of (A) the registration statement on Form S-4 pursuant to which the issuance of shares of New Holdco Common Stock to be issued in the Merger will be registered under the Securities Act (the “Registration Statement”), of which the Joint Proxy Statement/Prospectus will form a part, and (B) such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with the Transaction Documents and the transactions contemplated hereby or thereby; (ii) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Maryland Department; (iii) the

filing of articles of merger with the Maryland Department in connection with the Merger; (iv) the filing of the Certificate of Merger with the Delaware Secretary of State in connection with the Reorganization; (v) filings with the NASDAQ or the making of an application for listing on the New York Stock Exchange (the “NYSE”), as determined by AHM; (vi) such filings and approvals as may be required by any applicable state securities, “blue sky” or takeover laws, or environmental laws; (vii) the filing, if applicable, of a pre-merger notification and report under the HSR Act, and the expiration or termination of the applicable waiting period thereunder; (viii) consents from various state mortgage lending regulators approving the change of control resulting from the Reorganization, (ix) consents set forth on Schedule 4.3(c) of the AHM Disclosure Schedule, and (x) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on AHM, New Holdco, or, following consummation of the Merger, the Surviving Corporation.

4.4    AHM SEC Reports; Financial Statements.

(a)    AHM has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act and the Securities Act since January 1, 2000 (collectively, including all exhibits thereto, the “AHM SEC Reports”). None of AHM’s or New Holdco’s Subsidiaries is required to file any form, report or other document with the SEC pursuant to the Exchange Act or the Securities Act. As of their respective dates, with respect to AHM SEC Reports filed pursuant to the Exchange Act, and as of their respective effective dates, as to AHM SEC Reports filed pursuant to the Securities Act (and, if amended or superseded by a filing or effectiveness prior to the date of this Agreement or the Closing Date, then on the date of such filing or effectiveness, as appropriate), the AHM SEC Reports (a) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (b) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)    Each of the audited consolidated financial statements and unaudited interim consolidated financial statements included in or incorporated by reference into the AHM SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows, as the case may be, of AHM, New Holdco and their Subsidiaries as of their respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount.

4.5    Absence of Liabilities.    Except for liabilities or obligations which are accrued or reserved against in AHM’s most recent financial statements (or in the related notes thereto) included in the AHM SEC Reports or which were incurred in the ordinary course of business and consistent with past practices since the date of AHM’s most recent financial statements included in the AHM SEC Reports, or constitute obligations owed to officers, directors or employees that will become due as a result of the consummation of the Transactions, neither AHM, or any of its Subsidiaries nor New Holdco or any of its Subsidiaries have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of AHM.

4.6    Compliance.    Except as set forth in the AHM SEC Reports filed prior to the date hereof, neither AHM, or any of its Subsidiaries nor New Holdco or any of its Subsidiaries is in violation of, is, to the knowledge of AHM, under investigation with respect to any violation of, or has been given notice or threatened with any violation of, any Laws or Orders, except for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on AHM. AHM and its Subsidiaries and New Holdco and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except for such permits, licenses, franchises and other governmental authorizations, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on AHM. Neither AHM, or any of its Subsidiaries nor New Holdco or any of its Subsidiaries is in breach or violation of, or in default in the performance or observance of (a) any provision of its certificate of incorporation or bylaws or similar governing document, or (b) except as would not, individually or in the aggregate, have a Material Adverse Effect on AHM, any AHM Material Contract, permit, license, franchise or other governmental authorization, consent or approval applicable to New Holdco, AHM or any Subsidiary of AHM or New Holdco or their respective properties or assets.

4.7    Absence of Certain Changes or Events.    Except as disclosed in the AHM SEC Reports, since the date of the most recent audited financial statements included in the AHM SEC Reports (the “AHM Financial Statement Date”) through the date of this Agreement, (a) AHM and its Subsidiaries and New Holdco and its Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities), consistent with past practices, and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or would, individually or in the aggregate, have a Material Adverse Effect on AHM.

4.8    Taxes.

(a)    (i)    All material Tax Returns required to be filed by, or with respect to, AHM and each Subsidiary of AHM (including any Tax Returns with respect to New Holdco and each Subsidiary of New Holdco) have been, or in the case of material Tax Returns the due date for filing of which is after the date of this Agreement and before the Closing Date (taking into account any available extensions), will be, timely filed with appropriate Governmental Entities and all such Tax Returns are, or in the case of such Tax Returns not yet filled, will be, true, correct and complete in all material respects, and (ii) all material Taxes that were shown to be due on such Tax Returns have been, or in the case of material Taxes due after the date of this Agreement and before the Closing Date (taking into account any available extensions), will be, timely paid.

(b)    There are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of AHM or any of its Subsidiaries and, to the knowledge of AHM, no audits or examinations have been proposed by any taxing authority.

(c)    The most recent financial statements contained in the AHM SEC Reports reflect an adequate reserve for all Taxes payable by AHM and each Subsidiary of AHM for all Taxable periods and portions thereof through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against AHM that are not adequately reserved for, and there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against AHM, and no power of attorney granted by AHM with respect to any Taxes is currently in force.

(d)    AHM is not a party to any agreement providing for the allocation or sharing of Taxes.

(e)    There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of AHM or any Subsidiary of AHM.

(f)    Neither AHM nor any Subsidiary of AHM has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by the Company or any of its Affiliates) would prevent the Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code. AHM has no knowledge of any agreement, plan or other circumstance that would prevent the Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(g)    AHM has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and Subtitle C of the Code or similar provisions under any state or foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper Governmental Entities all material amounts required to be so withheld and paid over under applicable laws and regulations.

(h)    Neither AHM nor any Subsidiary of AHM has taken or agreed to take any action that would prevent New Holdco from qualifying as a REIT for federal income tax purposes. AHM has no knowledge of any facts that would prevent New Holdco from qualifying as a REIT for federal income tax purposes.

4.9    Investment Company Act.    Neither AHM or any of its Subsidiaries nor New Holdco or any of its Subsidiaries is, or at the Closing Date will be, (a) an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

4.10    Mortgage Backed Securities.

(a)    AHM is on the date of this Agreement the sole owner of each of the MBS identified on Schedule 4.10 of the AHM Disclosure Schedule (“AHM MBS”) and the related certificates and other instruments evidencing ownership of the AHM MBS (the “AHM MBS Certificates”), free and clear of any Liens (including, without limitation, Liens arising under the federal tax laws or ERISA), other than any AHM Permitted Liens. The term “AHM Permitted Liens” shall mean (i) Liens set forth in the AHM Disclosure Schedule, (ii) statutory Liens arising out of operation of Law with respect to a Liability incurred in the ordinary course of business and which is not delinquent; (iii) such Liens and other imperfections of title as do not detract from the value or impair the use of the property subject thereto or make such property unmarketable; (iv) mechanics’ carriers’, workmens’, repairmens’ or materialmens’ Liens that are not delinquent, and (v) other Liens and other limitations of any kind, if any, which, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect on AHM.

(b)    To the knowledge of AHM, AHM is not in default in the performance of any of its obligations under any pooling and servicing agreements, trust and servicing agreements, trust agreements, servicing agreements or other similar documents providing for the creation of the MBS or the servicing of the mortgage loans underlying the MBS (the “AHM Principal MBS Agreements”) and has not received any notice of any default by any master or special servicer of any AHM MBS the effect of which, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect on AHM.

(c)    As of the date of this Agreement, there are no material agreements (other than AHM Principal MBS Agreements) between AHM and the master servicer or any special servicer with respect to any series of AHM MBS.

4.11    Mortgage Loans.

(a)    As of June 30, 2003, AHM is the sole owner of more than $1.5 billion of mortgage loans (the “AHM Mortgage Loans”), substantially all of which are pledged pursuant to various borrowing agreements in the ordinary course of business, of which no such borrowing agreements are in default in any material respect and is the sole owner or beneficiary of or under any related notes (the “AHM Mortgage Notes”), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, tax returns, appraisals, escrow documents, participation agreements (if applicable), loan files, servicing files and all other documents evidencing or securing the AHM Mortgage Loans (the “AHM Mortgage Files”), except (i) any AHM Mortgage Loans disposed of in the ordinary course since the date of this Agreement, and (ii) to the extent any AHM Mortgage Loan is prepaid in full or subject to a completed foreclosure action (or non-judicial proceeding or deed in lieu of foreclosure) in which case AHM shall be the sole owner of the real property securing such foreclosed loan or shall have received the proceeds of such action to which AHM was entitled, in each case free and clear of any adverse claims or Liens except AHM Permitted Liens.

(b)    To the knowledge of AHM, (i) the lien of each AHM Mortgage is subject only to “Permitted Exceptions” which consist of the following: (A) covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments, and other matters affecting title acceptable to prudent mortgage lending institutions generally; (B) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in AHM Mortgage Files; and (C) other matters which, in the aggregate, would not be reasonably likely to result in a Material Adverse Effect on AHM; (ii) each of the AHM Mortgage Loans has generally been serviced in accordance with the terms of the related mortgage note and pooling and servicing agreements and otherwise in accordance with industry accepted servicing practices except for events that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect on AHM; and (iii) there is no delinquency in the payments of principal and interest required to be made under the terms of any AHM Mortgage Loan in excess of thirty (30) days beyond the applicable due date that has occurred since origination or in any other payments required to be made under the terms of any AHM Mortgage Loan (inclusive of any applicable grace or cure period) that would be reasonably likely to result in a Material Adverse Effect on AHM.

(c)    Except as set forth on Schedule 4.11(c) of the AHM Disclosure Schedule or in the applicable AHM Mortgage File, AHM has no knowledge of (i) any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim, or right to rescission with respect to any AHM Mortgage Loan, AHM Mortgage Note or other related agreements, (ii) any uncured monetary default in excess of thirty (30) days or event of acceleration existing under any AHM Mortgage or the related AHM Mortgage Note, or (iii) any uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any AHM Mortgage or the related AHM Mortgage Note, except for notices, violations, breaches, defaults or events of acceleration that would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on AHM.

4.12    Insurance.    AHM and each of its Subsidiaries is and, as of the Effective Time, New Holdco and each of its Subsidiaries will be, insured with financially responsible insurers in such amounts and against such risks and losses as are (a) customary in all material respects for companies in the United States conducting the business conducted by AHM and each of its Subsidiaries and New Holdco and each of its Subsidiaries, (b) required to be maintained by AHM or each of its Subsidiaries or New Holdco or each of its Subsidiaries under the terms of any Contract with respect to the borrowing of money to which either AHM or any of its Subsidiaries or New Holdco or any of its Subsidiaries is a party or by which any of their respective properties are bound, and (c) required to be maintained pursuant to all applicable Laws and Orders, except for (in the case of clause (c)) such insurance the absence of which would not have a Material Adverse Effect on AHM or New Holdco. Neither AHM or any of its Subsidiaries or New Holdco or any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of AHM or any of its Subsidiaries or New Holdco or any of its Subsidiaries. Each of AHM and its Subsidiaries and New Holdco and each of its Subsidiaries has fulfilled all of its obligations under each material insurance policy, including the timely payment of premiums, other than such failures to fulfill its obligations that would not, individually or in the aggregate reduce or nullify the benefits under such policy.

4.13    Opinion of AHM Financial Advisor.    AHM has received the opinion of Friedman, Billings, Ramsey & Co., Inc. (the “AHM Financial Advisor”), dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to AHM and New Holdco, a draft copy of which opinion has been made available to the Company (the “Draft Opinion of AHM Financial Advisor”).

4.14    Brokers or Finders.    No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AHM, New Holdco or Merger Sub, except the AHM Financial Advisor, whose fees and expenses will be paid by AHM in accordance with AHM’s agreement with such firm based upon arrangements made by or on behalf of AHM and previously disclosed to the Company.

4.15    Litigation.    As of the date of this Agreement, there are no Claims pending or, to AHM’s knowledge, threatened against AHM or any of its Subsidiaries or New Holdco or any of its Subsidiaries, or any properties or rights of AHM or any of its Subsidiaries or New Holdco or any of its Subsidiaries, by or before any Governmental Entity, other than Claims that would not have a Material Adverse Effect on AHM or any of its Subsidiaries or New Holdco or any of its Subsidiaries. Schedule 4.15 of the AHM Disclosure Schedule sets forth all Claims which, to the knowledge of AHM, are pending or threatened against any of New Holdco, AHM or any Subsidiary of AHM or New Holdco as of the date hereof. There is no judgment, decree, injunction or order of any Governmental Entity applicable to AHM or any of its Subsidiaries or New Holdco or any of its Subsidiaries that, when taken together with the Claims, would have a Material Adverse Effect on AHM or New Holdco, as applicable.

4.16    Employee Benefit Plans; ERISA.

(a)    AHM has delivered to, or made available for review by, the Company true, correct and complete copies of all Plans (collectively, “AHM Benefit Plans”) currently maintained, or contributed to, or required to be maintained or contributed to, by AHM or New Holdco or any other person or entity that, together with AHM or New Holdco, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a “Commonly Controlled Entity”), or with respect to which AHM or New Holdco or any Commonly Controlled Entity has any liability, including, without limitation, all employment, termination, change in control, severance or other contracts for the benefit of any current or former employees, officers or directors of AHM or New Holdco that require any material future performance by AHM or New Holdco. AHM has delivered to, or made available for review by, the Company true, correct and complete copies of (i) the three (3) most recent annual report on Form 5500 filed with the IRS with respect to each of its AHM Benefit Plans (if any such report was required), including all schedules thereto, (ii) the most recently prepared actuarial report for each such AHM Benefit Plan for which such a report is required, (iii) the most recent summary plan description for each such AHM Benefit Plan for which such summary plan description is required, and all summaries of material modifications distributed since the most recent summary plan description, (iv) the most recently received IRS determination letter for each such AHM Benefit Plan for which a determination letter has been received, and (v) the most recent trust agreement (if any) and group annuity contract (if any) relating to any such AHM Benefit Plan. Neither AHM, New Holdco nor any Commonly Controlled Entity presently sponsors, maintains, contributes to, is required to contribute to, nor has AHM, New Holdco or any Commonly Controlled Entity, in the past three (3) years, ever sponsored, maintained, contributed to, or been required to contribute to, any employee pension benefit plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code, including, without limitation, any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 412 of the Code.

(b)    The AHM Benefit Plans have been administered in accordance with their respective terms in all material respects. AHM and all such AHM Benefit Plans are in material compliance with all applicable provisions of ERISA and the Code.

(c)    All of the AHM Benefit Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the IRS to the effect that such AHM Benefit Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of AHM, has revocation been threatened. No AHM Benefit Plan has been operated in any respect that reasonably could result in its disqualification or been amended since the date of its most recent determination letter or application therefor in any respect that reasonably could result in its disqualification or materially increase its costs.

(d)    None of AHM, New Holdco or any officer of either of them or any of the AHM Benefit Plans which are subject to ERISA, any trusts created thereunder or, to the knowledge of AHM, any trustee or administrator thereof, has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject AHM or New Holdco or any officer of either of them to tax or penalty under ERISA, the Code or other applicable law that is material to the business of New Holdco and that has not been corrected. Neither any of such AHM Benefit Plans nor any of such trusts has been terminated.

(e)    Except as set forth on Schedule 4.16(e) of the AHM Disclosure Schedule, the transactions contemplated by the Transaction Documents, either alone or upon the occurrence of any additional or further act or event, will not result in any payment or an increase in the amount of compensation or benefits or accelerate the vesting, exercisability or timing of payment of any benefits payable to or in respect of any current or former employee, director, consultant or other independent contractor of AHM or New Holdco or the beneficiary or dependent of any such person or entity.

(f)    With respect to any of the AHM Benefit Plans that is an employee welfare benefit plan, (i) no such AHM Benefit Plan is funded through a “welfare benefit fund,” as such term is defined in Section 419(e) of the Code, (ii) each such AHM Benefit Plan that is a “group health plan,” as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (iii) each such AHM Benefit Plan (including any such AHM Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to AHM or New Holdco.

(g)    Except as disclosed on Schedule 4.16(g) of the AHM Disclosure Schedule, neither AHM nor New Holdco has any material unfunded liabilities pursuant to any AHM Benefit Plan that is not intended to be qualified under Section 401(a) of the Code and is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, including, without limitation, any nonqualified deferred compensation plan or an excess benefit plan.

(h)    No amounts payable (individually or collectively) under any of the AHM Benefit Plans or any other contract, agreement or arrangement with respect to which AHM or New Holdco may have any liability are reasonably expected to fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

(i)    Neither AHM, New Holdco nor any of their Commonly Controlled Entities has used the services of workers provided by third party contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors under circumstances that could reasonably be expected to result in the disqualification of any of the AHM Benefit Plans or the imposition of penalties or excise taxes with respect to the AHM Benefit Plans by the IRS, the Department of Labor, or the Pension Benefit Guaranty Corporation in an amount which could reasonably result in material liability to AHM or New Holdco.

(j)    Neither AHM, New Holdco nor any of their respective Subsidiaries are a party to any oral or written agreement or plan, including any AHM Benefit Plan, any of the benefits of which will be increases, or the vesting or exercisability of the benefits of which will be accelerated, by the occurrence of any of the Transactions or the Reorganization either alone or upon the occurrence of any additional or further acts or events or the value of any benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement either alone or upon the occurrence of any additional or further acts or events, except for such increases or accelerations that would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on AHM.

4.17    Vote Required.    This Agreement has been approved by AHM, as the sole stockholder of New Holdco and the Reorganization will be approved by New Holdco, as the sole stockholder of Merger Sub. The issuance of shares of New Holdco Common Stock in the Merger pursuant to this Agreement and the Transactions (other than the Reorganization) must be approved by the affirmative vote of the majority of shares of AHM Common Stock present or represented by proxy at the AHM Stockholder Meeting (as defined in Section 6.3 hereof) and entitled to vote and the Reorganization must be approved by a majority of the outstanding shares of AHM Common Stock entitled to vote thereon (collectively, the “AHM Stockholder Approval” and, together with the Company Stockholder Approval, the “Stockholder Approvals”). No other vote of holders of any class or series of securities of AHM or New Holdco or Merger Sub is necessary to approve this Agreement and the Transactions. The Board of Directors of AHM, at a meeting duly called and held, subject to its right to withdraw its support of the Merger and recommend an Acquisition Proposal pursuant to Section 6.7 hereof, (a) determined that this Agreement and the Transactions, including the issuance of New Holdco Common Stock in the Merger (the “Share Issuance”) and the Reorganization, are fair to, and in the best interests of, the stockholders of AHM, (b) approved this Agreement, the Reorganization and the Share Issuance, (c) has declared that this Agreement, the Share Issuance and the Reorganization are advisable, and (d) resolved to recommend that the holders of shares of AHM Common Stock approve the Reorganization and the Share Issuance. The Board of Directors of New Holdco, at a meeting duly called and held, subject to its right to withdraw its support of the Merger and recommend an Acquisition Proposal pursuant to Section 6.7 hereof, (a) determined that this Agreement and the Transactions, including the Merger and the Reorganization, are fair to, and in the best interests of, the stockholders of New Holdco, (b) approved this Agreement and the Transactions and the Share Issuance, (c) has declared that this Agreement and the Transactions and the Share Issuance are advisable, and (d) resolved to recommend that AHM, as the sole stockholder of New Holdco, approve this Agreement, the Transactions and the Share Issuance.

4.18    Material Contracts.

(a)    Except as set forth on Schedule 4.18(a) of the AHM Disclosure Schedule, all material contracts required to be described in Item 601(b)(1) of Regulation S-K to which AHM or its Subsidiaries or New Holdco or its Subsidiaries is a party or may be bound have been filed as exhibits to, or incorporated by reference in, the AHM SEC Reports (collectively, the “AHM Material Contracts”).

(b)    As of the date of this Agreement, (i) there is no breach or violation of or default by AHM or any of its Subsidiaries under any of the AHM Material Contracts, except such breaches, violations and defaults as have been waived, and (ii) no event has occurred with respect to AHM or any of its Subsidiaries which, with notice or lapse of time or both, could reasonably be expected to constitute a breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the AHM Material Contracts, which breach, violation or default referred to in clauses (i) or (ii), individually or in the aggregate with other such breaches, violations or defaults referred to in clauses (i) or (ii), would cause a Material Adverse Effect on AHM or New Holdco. True copies of the AHM Material Contracts in effect as of the date hereof have been delivered or made available to the Company.

4.19    Interim Operations of New Holdco.    New Holdco was formed on July 11, 2003 solely for the purpose of engaging in the transactions contemplated by this Agreement, and, except as may be reasonably required to qualify as a REIT, has engaged in no other business activities, has entered into no Contracts (other than pursuant to the transactions contemplated by this Agreement), has no liabilities or obligations and has conducted its operations only as contemplated hereby.

4.20    Interim Operations of Merger Sub.    Merger Sub will be formed immediately before the Effective Time solely for the purpose of engaging in the Reorganization and will not engage in any other business activities, enter into any Contracts, have any liability or obligations or conduct any operations.

4.21    Certain Agreements.    Neither AHM, New Holdco nor Merger Sub is a party to any oral or written agreement or plan any of the benefits of which will be increased, or the vesting or exercisability of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement either alone or upon the occurrence of any additional or further acts or events.

4.22    No Material Adverse Effect.    Since January 1, 2000, except as disclosed in the AHM SEC Reports, to the knowledge of AHM, no fact, circumstance or condition has arisen or existed that could reasonably be expected to result in a Material Adverse Effect on AHM or New Holdco.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1    Covenants of the Company.    During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees that (except (i) as expressly contemplated or permitted by this Agreement, (ii) as otherwise indicated on the Company Disclosure Schedule, or (iii) to the extent that AHM shall otherwise consent in writing, which consent shall not be unreasonably withheld):

(a)    Ordinary Course.    Subject to Section 5.1(f), the Company shall carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted and, except as contemplated by this Agreement and the Transactions, take all action necessary to continue to qualify as a REIT, and the Company shall use its reasonable efforts to preserve intact its present lines of business, business organization and reputation, maintain its rights, franchises and permits, keep available the services of its key officers and employees, maintain its assets and properties, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by the Company with respect to matters specifically addressed by any other provision of this Section 5.1 shall be deemed to be a breach of this Section 5.1(a) unless such action would also constitute a breach of one or more of such other provisions.

(b)    Dividends; Changes in Stock.    Except as contemplated by this Agreement, the Company shall not:

(i)    authorize, declare or pay any dividends on or make other distributions in respect of any of its equity interests, capital stock or partnership interests, except for (A) the authorization, declaration and payment of regular quarterly cash dividends on shares of Company Common Stock in amounts reasonably estimated by the Company (based upon the Company’s then-current estimates) to be no more than the minimum required for such period to maintain its REIT status, (B) distributions in accordance with the Company Rights issued under the Company Rights Plan, and (C) the Final Company Dividend (as defined in Section 5.3 hereof);

(ii)    split, combine or reclassify any of its equity interests or shares of capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for the Company’s equity interests or capital stock, except pursuant to the exercise of Company Options and the Company Rights; or

(iii)    repurchase, redeem or otherwise acquire, any equity interests or capital stock except for redemptions and transfers of shares of Company Common Stock required under Section 2 of Article V of the Company Charter or in accordance with the Company Rights.

(c)    Grant of Options.    The Company shall not grant any options or other rights or commitments relating to its shares of capital stock or any security convertible into its shares of capital stock, or any security the value of which is measured by shares of capital stock, except as contemplated by this Agreement and except as required pursuant to the terms of the Company Options and the Company Stock Option Plan.

(d)    Tax Matters.    Without consulting with AHM, the Company shall not (i) make or rescind any material election relating to Taxes (except as required by law or necessary to preserve the Company’s status as a REIT) until the Closing Date, including elections for any and all joint ventures, partnerships, limited liability companies or other investments with respect to which the Company has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years, (iv) enter into any Company

Tax Protection Agreement, (v) amend any of its Tax returns or change its organizational structure in any manner that could impact its current or future tax posture or affect its status as a REIT, or (vi) file any material Tax Returns or other related documents; provided, however, that the Company shall not take any action set forth in clauses (i) through (vi) above if such action is reasonably expected to materially and adversely affect the Company.

(e)    Governing Documents.    Except to the extent required to comply with their respective obligations hereunder or as may be required by Law or Order (and following written notice to AHM), the Company shall not amend or propose to amend its Company Charter or bylaws.

(f)    Dispositions; Acquisitions.    The Company shall not (i) sell, lease, transfer, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets which are material to the Company, or (ii) purchase or agree to purchase or acquire, any mortgage-backed securities or other assets which are material to the Company, except in each case in a manner consistent with past practices, or unless such purchases or sales are necessary to comply with the applicable REIT rules and regulations, the Investment Company Act, or the Company’s investment policies (and consistent with the Company’s obligations under this Agreement). Notwithstanding any of the foregoing, the Company shall not take any of the actions described in (i) or (ii) above after the Determination Date and prior to the Effective Time without the prior written consent of AHM, which shall not be unreasonably withheld.

(g)    Indebtedness.    Except as described on Schedule 5.1(g) of the Company Disclosure Schedule, the Company shall not: incur or assume any indebtedness, guarantees, loans or advances not in existence as of the date of this Agreement except for (i) short-term indebtedness incurred under the Company’s current short-term facilities (and any replacements thereof) incurred in the ordinary course of business, consistent with past practices, and which is reasonably expected by the Company to be repaid from cash from continuing operations within twelve (12) months of the incurrence thereof or from the proceeds of indebtedness permitted hereunder, or (ii) the amendment, extension, modification, refunding, renewal, refinancing or replacement of existing indebtedness after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby (or, in the case of replacement indebtedness, the term of such indebtedness is not for a longer period of time than the period of time applicable to the indebtedness so replaced).

(h)    Discharge of Claims.    The Company shall not discharge or satisfy any Claims (asserted or unasserted), other than discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or reflected in the most recent consolidated financial statements (or the notes thereto) of the Company included in the most recent Company SEC Reports filed prior to the date of this Agreement.

(i)    Books and Records.    The Company shall use commercially reasonable efforts to maintain the books, records and accounts of the Company’s business in the usual, regular and ordinary course of business on a basis consistent with the Company’s past practice and in accordance with GAAP.

(j)    Compensation.    The Company shall not adopt or make any commitment to enter into, adopt, amend in any material manner or terminate any agreement, arrangement, plan or policy between the Company and one or more of its directors or officers.

(k)    Insurance.    The Company shall not cancel or terminate any insurance policy naming it as a beneficiary or a loss payable payee without notice to AHM, except policies which are replaced without diminution of or gaps in coverage.

(l)    Liquidation, Merger, etc.    The Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization.

(m)    Contracts.    Except in the ordinary course of business consistent with past practice, the Company shall not (i) modify, amend, terminate or fail to use commercially reasonable efforts to renew any

Company Material Contract or waive, release or assign any material rights or claims under a Company Material Contract to which the Company is a party in a manner adverse to the Company, (ii) modify, amend or terminate the Management Agreement, or (iii) enter into any new Company Material Contracts, to the extent such actions would have a Material Adverse Effect.

(n)    Other Actions.    The Company shall not knowingly take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any “knowledge” qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any “knowledge” qualification) that are not so qualified becoming untrue in any material respect, or (iii) except as contemplated by Section 6.6 or 8.1(e)(iii) hereof, any of the conditions to the Merger set forth in Article VII below not being satisfied.

(o)    Prohibited Actions.    The Company shall not agree, commit or arrange to take any action prohibited under this Section 5.1.

5.2    Covenants of AHM and New Holdco.    During the period from the date of this Agreement and continuing until the Closing Date, AHM and New Holdco each agrees as to itself and to each Subsidiary of AHM and New Holdco that (except (i) as expressly contemplated or permitted by this Agreement or the Reorganization, (ii) as otherwise indicated on the AHM Disclosure Schedule, (iii) as may be reasonably required to ensure that New Holdco will qualify as a REIT, or (iv) to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld):

(a)    Preservation of Business.    AHM and each of its Subsidiaries and New Holdco and each of its Subsidiaries shall carry on its respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted except as contemplated by this Agreement and the Transactions, and New Holdco, AHM and each Subsidiary of AHM and New Holdco shall use its reasonable efforts to preserve intact its present lines of business, business organization and reputation, maintain its rights, franchises and permits, keep available the services of its key officers and employees, maintain its assets and properties, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing businesses shall not be impaired in any material respect at the Closing Date; provided, however, that no action by New Holdco, AHM or any Subsidiary of AHM or New Holdco with respect to matters specifically addressed by any other provision of this Section 5.2 shall be deemed to be a breach of this Section 5.2(a) unless such action would constitute a breach of one or more of such other provisions.

(b)    Dividends; Changes in Stock.    Except as contemplated by this Agreement, AHM and New Holdco shall not and shall not permit any of their Subsidiaries to:

(i)    authorize, declare or pay any dividends on or make other distributions in respect of any of its equity interests, capital stock or partnership interests, except for (A) dividends by wholly-owned Subsidiaries of AHM or New Holdco, and (B) the authorization, declaration and payment of regular quarterly cash dividends on shares of AHM Common Stock in amounts consistent with past practice;

(ii)    split, combine or reclassify any of its equity interests or shares of capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for AHM’s, New Holdco’s or an AHM or New Holdco Subsidiary’s equity interests or capital stock, except pursuant to the exercise of options or other rights referred to in Section 4.2 hereof; or

(iii)    repurchase, redeem or otherwise acquire, or permit any of their Subsidiaries to purchase, redeem or otherwise acquire, any equity interests or capital stock.

(c)    Grant of Options.    None of New Holdco, AHM or any Subsidiary of AHM or New Holdco shall, except as set forth on Schedule 5.2(c) of the AHM Disclosure Schedule or with the consent of the Company, grant any options or other rights or commitments relating to its shares of capital stock or any security convertible into its shares of capital stock, or any security the value of which is measured by shares of capital stock except as contemplated by this Agreement, other than the granting of options or other stock-based awards to acquire shares of AHM Common Stock under the AHM Stock Option Plans in the ordinary course of business consistent with past practice.

(d)    Tax Matters.    AHM, New Holdco and their Affiliates shall use commercially reasonable efforts to qualify, on or prior to the Effective Time, (i) New Holdco as a REIT within the meaning of the Code, and (ii) each Subsidiary of New Holdco (including AHM) as a “qualified REIT Subsidiary” or a “taxable REIT subsidiary” as such terms are defined under the Code.

(e)    Governing Documents.    Except to the extent required to comply with their respective obligations hereunder, in connection with any acquisition permitted by Section 5.2(g) hereof or as may be required by Law or Order (and following written notice to the Company), neither AHM nor New Holdco shall, and neither AHM nor New Holdco shall permit any of their Subsidiaries to, amend or propose to amend their respective charters or by-laws; provided, however, that neither AHM nor New Holdco shall, and neither AHM nor New Holdco shall permit any of their Subsidiaries to, take any action which hinders, prevents or otherwise has an adverse effect on the Transactions.

(f)    Notice of Changes.    AHM promptly shall notify the Company of any material emergency or other material change in the condition (financial or otherwise), of AHM’s or New Holdco’s business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated).

(g)    Dispositions; Acquisitions.    Prior to obtaining the AHM Stockholder Approval, neither AHM nor New Holdco shall, directly or indirectly through a Subsidiary or otherwise, (i) sell, lease, transfer, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets which are material to AHM and its Subsidiaries or New Holdco and its Subsidiaries, taken as a whole, or (ii) merge or consolidate with, or acquire all or substantially all of the assets of, or the beneficial ownership of a majority of the outstanding capital stock or other equity interests in, any Person in a transaction (A) for aggregate consideration greater than $20,000,000 (including the present value of any and all prospective earn-out amounts based on the future performance of the business of the acquired entity) or (B) requiring the approval of the stockholders of AHM or New Holdco.

(h)    Issuance of New Holdco Securities.    Neither AHM nor New Holdco shall, and neither AHM nor New Holdco shall permit any of their Subsidiaries, except as contemplated by this Agreement, to issue, or commit to issue, or change the ownership of, their securities, unless such issuance or change in ownership has been approved by the Company.

(i)    Contracts.    Except in the ordinary course of business consistent with past practice or in connection with any acquisition permitted by Section 5.2(g) hereof, neither AHM nor New Holdco shall, and neither AHM nor New Holdco shall cause any of their Subsidiaries to, (i) modify, amend, terminate or fail to use commercially reasonable efforts to renew any AHM Material Contract, or waive release or assign any material rights or claims under an AHM Material Contract to which it is a party in a manner adverse to AHM or New Holdco or (ii) enter into any new AHM Material Contracts, to the extent such action would materially hinder, prevent or otherwise have an adverse effect on the Transactions.

(j)    Acquisitions of Company Capital Stock.    Prior to the Effective Time, neither AHM nor New Holdco shall, and neither AHM or New Holdco shall permit any of their Subsidiaries to, acquire ownership, beneficially or of record, of any Company Capital Stock.

(k)    Other Actions.    Neither AHM nor New Holdco shall knowingly take, and neither AHM nor New Holdco shall permit any of their Subsidiaries to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any “knowledge” qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any “knowledge” qualification) that are not so qualified becoming untrue in any material respect, or (iii) except as contemplated by Sections 6.6 or 8.1(d)(iii) hereof, any of the conditions to the Merger set forth in Article VII below not being satisfied.

(l)    Prohibited Actions.    Neither AHM nor New Holdco shall, and neither AHM nor New Holdco shall permit any of their Subsidiaries to, agree, commit or arrange to take any action prohibited under this Section 5.2.

5.3    Final Company Dividend.    The Company shall authorize, declare and pay a dividend (the “Final Company Dividend”) to holders of shares of Company Common Stock in an amount equal to the minimum dividend necessary in such period to avoid (a) jeopardizing its status as a REIT under the Code, and (b) the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code for the taxable year ending on the Effective Time (provided that the foregoing shall not be deemed to limit the amount of dividends that are otherwise payable by the Company under the terms of this Agreement).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF AHM AND NEW HOLDCO

6.1    Preparation of Joint Proxy Statement/Prospectus and Registration Statement.

(a)    As promptly as practicable after the execution of this Agreement, the Company, New Holdco and AHM shall cooperate with each other regarding, and, prepare and file with the SEC, the Joint Proxy Statement/Prospectus, and AHM and New Holdco shall prepare and file the Registration Statement (in which the Joint Proxy Statement/Prospectus will be included). The Company, New Holdco and AHM will cause the Joint Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of the Company, New Holdco and AHM shall use all reasonable efforts to have or cause the Joint Proxy Statement/Prospectus to be cleared by the SEC and to cause the Registration Statement to become effective as promptly as practicable after such filing and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Without limiting the generality of the foregoing, each of the Company, New Holdco and AHM shall fully cooperate with the other party in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other party with all information concerning it and its Affiliates as the other may deem reasonably necessary or advisable in connection with the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. The Joint Proxy Statement/Prospectus shall include the recommendations of the Boards of Directors of the Company, AHM and New Holdco described in Sections 3.17 and 4.17 hereof, respectively, subject to the right of the Board of Directors of the Company to withdraw, amend or modify such recommendations in accordance with Section 6.6 below. AHM and New Holdco shall use their best efforts to take all actions required under any applicable federal or state securities or Blue Sky Laws in connection with the issuance of shares of New Holdco Common Stock pursuant to the Merger and will pay all filing fees incident thereto. As promptly as practicable after the Registration Statement becomes effective, the Company, AHM and New Holdco shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective stockholders.

(b)    The Company, New Holdco and AHM each agrees that none of the information supplied by it to be included or incorporated by reference in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, will, on the date of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, and at the time of the Stockholders Meetings (as defined in Section 6.3 below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company, New Holdco and AHM each agrees that none of the information supplied by it to be included or incorporated by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to New Holdco, AHM and their Subsidiaries and the AHM Stockholders Meeting will be deemed to have been supplied by AHM and New Holdco and information concerning or related to the Company and the Company Stockholders Meeting shall be deemed to have been supplied by the Company.

(c)    Without limiting the generality of the foregoing, prior to the Closing Date (i) the Company, AHM and New Holdco shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, (ii) the Company, AHM and New Holdco shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Joint Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or its counsel and the SEC with respect to any of the foregoing filings, and (iii) the Company, AHM and New Holdco will provide the other and its counsel with a reasonable opportunity to review and comment on the Joint Proxy Statement/Prospectus or the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC.

6.2    Access to Information.    Subject to the requirements of confidentiality agreements with Third Parties, each of the Company, on one hand, and New Holdco, AHM and each Subsidiary of AHM and New Holdco, on the other hand, shall afford to the other parties or party, as the case may be, and to the officers, employees, accountants, counsel, financial advisors, sources of financing and other representatives of such other parties or party, as the case may be, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company, on the one hand, and New Holdco, AHM and each Subsidiary of AHM and New Holdco, on the other hand, shall furnish promptly to the other parties or party, as the case may be, and its financing sources all other information concerning its business, properties and personnel as such other parties or party, as the case may be, may reasonably request. Each of the Company, New Holdco, AHM and each Subsidiary of AHM and New Holdco agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 6.2 for any purpose unrelated to the consummation of the Transactions. The Confidentiality and Standstill Agreement dated as of April 11, 2003, by and between the Company and AHM (the “Confidentiality Agreement”) shall apply with respect to information furnished hereunder and any other activities contemplated thereby.

6.3    Stockholders Meetings.

(a)    Company Stockholders Meeting.    The Company shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the sole purpose of obtaining the Company Stockholder Approval with respect to the transactions contemplated by this Agreement, shall take all lawful action to solicit the Company Stockholder Approval and, subject to Section 6.6 below, the Board of Directors of the Company shall recommend approval of this Agreement by the stockholders of the Company.

(b)    AHM Stockholders Meeting.    AHM shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “AHM Stockholders Meeting” and, together with the Company Stockholders Meeting, the “Stockholders Meetings”) for the sole purpose of obtaining the AHM Stockholder Approval with respect to the transactions contemplated by this Agreement (including, without limitation, the Reorganization), shall take all lawful action to solicit the AHM Stockholder Approval and, subject to Section 6.6 below, the Board of Directors of AHM shall recommend approval of the Share Issuance and the Reorganization and any and all other matters necessary to consummate the Transactions under applicable state law by the stockholders of AHM.

6.4    Approvals.    Subject to the terms and conditions herein provided, the Company, AHM and New Holdco shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection both the execution and the delivery of this Agreement, and the consummation of the transactions contemplated hereby, including without limitation any required filings and consents under the HSR Act, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (b) use all reasonable efforts to obtain, in writing, the consents listed in and the consents listed on Schedule 6.4 of the Company Disclosure Schedule (the “Other Company Consents”) in form reasonably satisfactory to the Company and AHM; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Transactions, subject in the case of the Company to the exercise by the Board of Directors of the Company or the Special Committee of its duties under applicable law. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, AHM and the Surviving Corporation shall take all such necessary action.

6.5    Reorganization.    AHM and New Holdco shall, and shall cause their respective Subsidiaries to, use their commercially reasonable efforts to cause the consummation of the Reorganization.

6.6    Notice of Defaults.    The Company shall give prompt notice to AHM and New Holdco, and each of AHM and New Holdco shall give prompt notice to the Company, (a) if any representation or warranty made by it contained in this Agreement that is qualified as to Material Adverse Effect, becomes untrue or incorrect in any respect, or any such representation or warranty that is not so qualified becomes untrue or incorrect in any material respect, or (b) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.7    Acquisition Proposals.

(a)    Subject to Section 6.7(b) below, unless and until this Agreement shall have been terminated by either party pursuant to Article VIII hereof, none of AHM, New Holdco or the Company shall take or cause, directly or indirectly (through their respective officers, directors, employees, representatives, agents or affiliates, including any investment bankers, attorneys or accountants (collectively, the “Representatives”)), any of the following actions with any party other than AHM or New Holdco or their designees (in the case of the Company) or the Company (in the case of AHM and New Holdco): (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or a significant part of its business, assets or capital stock whether by merger, consolidation or other business combination, purchase of assets, tender or exchange offer or otherwise, other than with respect to a sale transaction permitted under Section 5.1 or 5.2 hereof (each of the foregoing, an “Acquisition Proposal”); (ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, except as required by law or pursuant to a governmental request for information; (iii) enter into or execute any agreement relating to an Acquisition Proposal; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal other than with respect to the Merger, or as otherwise required by applicable law. This Section 6.7(a) shall not limit the ability of the Company or AHM to sell assets in accordance with Sections 5.1(f) or 5.2(g) hereof, respectively.

(b)    Notwithstanding the foregoing, prior to the Stockholder Approvals, (the “Applicable Period”), in response to a bona fide, unsolicited, written Acquisition Proposal from a Third Party (that does not result from a breach of this Section 6.7), the Board of Directors of the party receiving such Acquisition Proposal may, and may authorize and permit its Representatives to, (i) provide such Third Party with nonpublic information, (ii) otherwise facilitate any effort or attempt by such Third Party to make such Acquisition Proposal, (iii) agree to or recommend or endorse any such Acquisition Proposal with or by any Third Party, (iv) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party hereto, its approval and recommendation of the Merger and this Agreement, and (v) participate in discussions and negotiations with such Third Party relating to such Acquisition Proposal, if and only to the extent that (x) the Board of Directors of the party receiving such Acquisition Proposal, or any committee thereof, determines in good faith (after consultation with its financial advisor and legal counsel) that such Acquisition Proposal is more favorable or is likely to result in an Acquisition Proposal that is more favorable to its stockholders than the Merger and is made by a Person believed by the Board of Directors of the party receiving such Acquisition Proposal, or any committee thereof, to be reasonably capable of completing such Acquisition Proposal (a “Superior Proposal”), and (y) the Third Party has entered into a confidentiality agreement pertaining to nonpublic information regarding the party receiving such Acquisition Proposal containing terms in the aggregate no more favorable to the Third Party than those in the Confidentiality Agreement. Neither party shall enter into any agreement implementing a Superior Proposal prior to the termination of this Agreement in accordance with Section 8.1 below.

(c)    The party receiving such Acquisition Proposal shall promptly advise the other party orally and in writing of any request for information or any Acquisition Proposal it receives and any material change in the terms thereof (but not the terms or identity of the Person making such request or Acquisition Proposal).

(d)    Nothing contained in this Section 6.7 shall prohibit the Company or AHM or their respective Boards of Directors (i) from taking and disclosing to their respective stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to their respective stockholders with regard to an Acquisition Proposal, or (ii) prior to the Company Stockholder Approval or the AHM Stockholder Approval, as appropriate, from taking any action as contemplated by Section 8.1(d)(iii) or 8.1(e)(iii) below. Nothing in this Section 6.7 shall permit the Company or AHM to terminate this Agreement (except as specifically provided in Article VIII hereof).

(e)    For purposes of this Section 6.7, references to the Board of Directors of the Company shall include the Special Committee.

6.8    Fees and Expenses.    Whether or not the Merger is consummated, (i) all Expenses relating to the preparation, printing and mailing of the Joint Proxy Statement/Prospectus and the Registration Statement will be shared equally by AHM and the Company, and (ii) all other Expenses incurred in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such Expenses, except as provided in Section 8.2 below. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals, the filing of applications with the SEC and all other matters related to the transactions contemplated hereby.

6.9    Directors’ and Officers’ Indemnification and Insurance.

(a)    From and after the Effective Time, the Surviving Corporation shall provide exculpation and indemnification for each Person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, employee or director of the Company or the Manager (the “Indemnified Parties”) to the same extent provided under existing arrangements by the Company and the Company Charter and bylaws of the Company, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all Transactions contemplated by this Agreement.

(b)    In addition to the rights provided in Section 6.9(a) above, in the event of any threatened or actual Claim, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all security holders of the Company, AHM or New Holdco, or any Subsidiary of AHM or New Holdco, or by or in the right of the Company, AHM or New Holdco, or any Subsidiary of AHM or New

Holdco, or any Claim in which any Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of the Company or any action or omission or alleged action or omission by such Person in his capacity as an officer, employee or director, or (ii) this Agreement or the Transactions contemplated by this Agreement (including, without limitation, the Reorganization), whether in any case asserted or arising before or after the Effective Time, AHM, New Holdco and the Surviving Corporation (the “Indemnifying Parties”) shall from and after the Effective Time jointly and severally indemnify and hold harmless the Indemnified Parties from and against any losses, claims, liabilities, expenses (including reasonable attorneys’ fees and expenses), judgments, fines or amounts paid in settlement arising out of or relating to any such Claims. AHM, New Holdco, the Surviving Corporation and the Indemnified Parties hereby agree to use their best efforts to cooperate in the defense of such Claims. In connection with any such Claim, the Indemnified Parties shall have the right to select and retain counsel, at the cost of the Indemnifying Parties, subject to the consent of the Indemnifying Parties (which consent shall not be unreasonably withheld or delayed). In addition, after the Effective Time, in the event of any such threatened or actual Claim, the Indemnifying Parties shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the Claim to the fullest extent permitted by law. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld or delayed). Any Indemnified Party wishing to claim indemnification under this Section 6.9, upon learning of any such Claim, shall promptly notify the Indemnifying Parties of such Claim and the relevant facts and circumstances with respect thereto; provided however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties’ ability to defend such Claim; and provided, further, however, that no Indemnified Party shall be obligated to provide any notification pursuant to this Section 6.8(b) prior to the Effective Time.

(c)    At or prior to fourteen (14) days prior to the Effective Time, the Company shall obtain a commitment for directors’ and officers’ liability insurance policy coverage (“D&O Tail Policy”) for acts and omissions prior to the Effective Time for the directors and officers of the Company and the Manager (naming the directors and officers of New Holdco for co-defendant coverage (the “New Holdco Coverage”)) with at least $25 million of coverage for a period of six years following the Effective Time which will provide such directors and officers and the Manager (and its officers and directors) with coverage on substantially similar terms as currently provided by the Company to the directors and officers of the Company and the Manager (and its officers and directors). For the avoidance of doubt, the inability to obtain the commitment for the D&O Tail Policy fourteen (14) days prior to the Effective Time shall be deemed a breach of this Agreement. AHM shall have the right to reasonably review and approve the D&O Tail Policy, which approval shall not be unreasonably withheld or delayed. AHM and the Company shall share equally the costs of the D&O Tail Policy other than the additional fees and premium costs attributable to the New Holdco Coverage, which such additional costs shall be borne by AHM for the first $150,000 of such costs, with the remainder to be shared equally between AHM and the Company.

(d)    This Section 6.9 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of AHM and New Holdco, including, without limitation, the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.9 and AHM and New Holdco acknowledge and agree that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 6.9.

(e)    In the event that the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of such entity shall expressly assume the obligations set forth in this Section 6.8, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

(f)    AHM guarantees, unconditionally and absolutely, the performance of Surviving Corporation’s and New Holdco’s obligations under this Section 6.8.

6.10    Public Announcements.    The Company, New Holdco and AHM and the Subsidiaries of AHM and New Holdco shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of NASDAQ or the NYSE, as applicable, in which notice shall be provided, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

6.11    Listing on NASDAQ; NYSE.    AHM and New Holdco shall use their reasonable best efforts to cause the shares of New Holdco Common Stock issuable to the stockholders of the Company in the Merger to be eligible for quotation on NASDAQ or listing on the NYSE immediately prior to the Effective Time.

6.12    Assumption of Company Stock Option Plan.    At the Effective Time, the Company Stock Option Plan will be assumed by the Surviving Corporation.

6.13    Payment of Termination Fee.    No later than three (3) Business Days prior to the Initial Closing Date, the Company shall deposit the Escrow Amount into the Escrow Account, to be held and released in accordance with the terms and subject to the conditions set forth in the Escrow Agreement. Pursuant to the terms and subject to the conditions of the Escrow Agreement, immediately prior to the Closing, the Escrow Agent shall pay (a) the Termination Fee to the Manager and (b) any amounts remaining in the Escrow Account (net of any applicable fees and expenses) to the Surviving Corporation.

6.14    Lock-Up.    Prior to Closing, the Company shall cause each of the Persons listed on Schedule D attached hereto (the “Lock-Up Parties”) to enter into a lock-up agreement with New Holdco and AHM, substantially in the form of Exhibit G (the “Lock-Up Agreement”) pursuant to which the Lock-Up Parties shall agree that, (a) for a period of 60 days following the Closing Date (the “Initial Lock-Up Period”), the Lock-Up Parties shall not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any of the shares of New Holdco Common Stock (or the economic interest in such shares through hedging arrangements, derivative transactions or otherwise) received by the Lock-Up Parties in the Merger (the “Lock-Up Shares”), and (b) for a period of 30 days following the expiration of the Initial Lock-Up Period, the Lock-Up Parties shall not sell greater than 5% of the Lock-Up Shares.

6.15    Section 368(a) Reorganization; Officer’s Certificates in Support of Tax Opinions.

(a)    None of AHM, New Holdco, the Company, or any of their respective Subsidiaries or Affiliates shall take any action, fail to take any action, cause any action to be taken or not taken, or suffer to exist any condition that would be reasonably expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or fail to satisfy the conditions set forth in Sections 7.2(e) and 7.3(h) hereof. The parties hereto hereby adopt this Agreement as a plan of reorganization.

(b)    New Holdco will hold at least 34% of the Company’s total asset portfolio acquired in the Merger for a 24-month period following the Effective Time, as more particularly set forth in the officer’s representation letter substantially in the form attached hereto as Exhibit I-2, executed by AHM and delivered to counsel for AHM and the Company. Notwithstanding anything else in this Agreement, New Holdco’s obligations contained in this Section 6.15(b) shall survive the Effective Time. The stockholders of the Company shall be deemed third-party beneficiaries of this Section 6.15(b).

(c)    For purposes of the tax opinions to be entered into pursuant to Sections 7.2(e) and 7.3(h) of this Agreement, the Company, AHM and New Holdco shall provide officer’s representation letters, substantially in the forms attached hereto as Exhibits I-1 and I-2, respectively, each dated on or about the date the Registration Statement shall become effective, and subsequently, on or about the Closing Date.

6.16    Reorganization Documents.    AHM and New Holdco will provide the Company and its counsel with a reasonable opportunity to review and comment on all material agreements, certificates and other material documents prepared or executed by either AHM or New Holdco in connection with the Reorganization and the transactions contemplated thereby.

ARTICLE VII

CONDITIONS PRECEDENT

7.1    Conditions to Each Party’s Obligation to Effect the Merger.    The respective obligations of the Company, AHM and New Holdco to effect the Merger are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a)    Stockholder Approvals. The Company shall have obtained the Company Stockholder Approval and AHM shall have obtained the AHM Stockholder Approval.

(b)    Governmental Approvals. All material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity as indicated in Section 3.3(c) or Schedule 3.3(c) to the Company Disclosure Schedule or Section 4.3(c) or Schedule 4.3(c) to the AHM Disclosure Schedule in connection with both the execution and the delivery of the Transaction Documents, and the consummation of the Transactions contemplated hereby shall have been made or obtained (as the case may be).

(c)    No Injunctions or Restraints; Illegality. No federal, state, local or foreign, if any, Law shall have been adopted or promulgated, and no temporary restraining Order, preliminary or permanent injunction or other Order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(d)    HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(e)    Effectiveness of Registration Statement. The Registration Statement containing the Joint Proxy Statement/Prospectus shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(f)    Reorganization. The Reorganization shall have occurred.

7.2    Additional Conditions to Obligations of AHM and New Holdco.    The obligations of AHM and New Holdco to effect the Merger are subject to the satisfaction of, or waiver by AHM, at or prior to the Closing of the following additional conditions:

(a)    Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except in each case, or the aggregate, as does not constitute a Material Adverse Effect on the Company at the Closing Date. AHM shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

(b)    Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and AHM shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

(c)    Required Company Consents. All Required Company Consents, the failure of which to obtain would have a Material Adverse Effect on the Company or, following consummation of the Merger, the Surviving Corporation, shall have been obtained.

(d)    Material Adverse Effect. Since the date of this Agreement, there shall have been no changes in facts or conditions that have had a Material Adverse Effect on the Company, and AHM shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

(e)    Tax Opinion. AHM shall have received a written opinion, dated on or about the date that the Registration Statement shall become effective, and subsequently, on or about the Closing Date, from Cadwalader, Wickersham & Taft LLP, counsel to AHM, substantially in the form attached hereto as Exhibit H, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Cadwalader, Wickersham & Taft LLP shall be entitled to rely upon reasonable and customary representations provided by the Company and AHM substantially in the forms attached hereto as Exhibits I-1 and I-2, respectively.

(f)    REIT Opinion. The Company shall have received the opinion of O’Melveny & Myers LLP, special counsel to the Company, substantially in the form attached hereto as Exhibit J, and shall have provided to AHM copies of such opinion and the corresponding representation letter by the Company.

(g)    Final Opinion of Company Financial Advisor. The opinion of the Company Financial Advisor received by the Company shall conform in all material respects to the Draft Opinion of Company Financial Advisor made available to AHM pursuant to Section 3.13 hereof.

(h)    Compliance with Investment Guidelines. The assets held by the Company in its total asset portfolio on the Determination Date shall be consistent with the investment guidelines set forth on Schedule 7.2(h) attached hereto; provided, however, that not less than thirty-four percent (34%) of the Company’s total asset portfolio on the Determination Date shall consist of the asset types listed on Schedule 7.2(h) attached hereto.

7.3    Additional Conditions to Obligations of the Company.    The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, at or prior to the Closing of the following additional conditions:

(a)    Representations and Warranties. Each of the representations and warranties of AHM and New Holdco contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except in each case, or the aggregate, as does not constitute a Material Adverse Effect on AHM or New Holdco at the Closing Date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of each of AHM and New Holdco to such effect.

(b)    Performance of Obligations of AHM and New Holdco. Each of AHM and New Holdco shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of AHM to such effect.

(c)    Required AHM Consents. All Required AHM Consents, the failure of which to obtain would have a Material Adverse Effect on AHM or New Holdco or, following consummation of the Merger, the Surviving Corporation, shall have been obtained.

(d)    Material Adverse Effect. Since the date of this Agreement, there shall have been no changes in facts or conditions that have had a Material Adverse Effect on AHM or New Holdco, and the Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of AHM and New Holdco to such effect.

(e)    Listing. The shares of New Holdco Common Stock to be issued to stockholders of the Company in the Merger shall have been authorized for quotation on NASDAQ or listing on the NYSE, subject to notice of issuance.

(f)    Third Amendment to Management Agreement. The Third Amendment to Management Agreement shall have been duly executed by the Company and the Manager and shall be in full force and effect.

(g)    Escrow Agreement; Deposit of Escrow Amount. The Escrow Agreement shall be in full force and effect and shall not have been amended or terminated since its original date of execution, and there shall be no conditions to or impediments on the release of the Escrow Amount and the payment of the Termination Fee to the Manager at the Effective Time under the Escrow Agreement other than the consummation of the Merger.

(h)    Tax Opinion. The Company shall have received a written opinion dated on or about the date of the Registration Statement shall become effective, and subsequently, on or about the Closing Date, from O’Melveny & Myers LLP, special counsel to the Company, substantially in the form attached hereto as Exhibit K, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, O’Melveny & Myers LLP shall be entitled to rely upon reasonable and customary representations provided by the Company and AHM substantially in the forms attached hereto as Exhibits I-1 and I-2, respectively.

(i)    REIT Opinion. AHM shall have received the opinion of Cadwalader, Wickersham & Taft LLP, legal counsel to AHM, substantially in the form attached hereto as Exhibit L, and shall have provided to the Company copies of such opinion and the corresponding representation letter by New Holdco.

(j)    Final AHM Financial Advisor Opinion. The opinion of the AHM Financial Advisor received by AHM shall conform in all material respects to the Draft Opinion of AHM Financial Advisor made available to the Company pursuant to Section 4.13 hereof.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time (except as otherwise provided), whether before or after the Stockholder Approvals, by written notice from AHM to the Company or the Company to AHM, as the case may be, as follows:

(a)    by mutual written consent of AHM and the Company;

(b)    by either the Company or AHM, if the Effective Time shall not have occurred on or before January 12, 2004 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure (or in the case of AHM, the failure of New Holdco) to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided further, however, that if on the Termination Date the conditions to the Merger set forth in Sections 7.1(b) or (d) shall not have been fulfilled, but all other conditions to the Merger shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be automatically be extended to April 12, 2004;

(c)    by either the Company or AHM, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4 hereof) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable, or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 6.4 hereof), which in either case is necessary to fulfill the conditions set forth in Sections 7.1(c), (d) or (e), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure (or in the case of AHM, the failure of New Holdco) to comply with Section 6.4 has been the cause of such action or inaction;

(d)    by AHM:

(i)    if the approval by the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Company Stockholder Approval upon the taking of such vote at a duly called and held meeting of stockholders of the Company, or at any adjournment thereof;

(ii)    in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in Section 7.2(a) or (b), as applicable, and (ii) cannot be cured or, if curable, has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach (a “Material Company Breach”); provided that in no event shall such 30-day period extend beyond the Termination Date;

(iii)    if, prior to the AHM Stockholders Meeting, (i) the Board of Directors of AHM or New Holdco, or any committee thereof, shall have determined to withdraw or modify, in any manner which is materially adverse to the Company, its recommendation or approval of the Merger and this Agreement and the transactions contemplated hereby pursuant to Section 6.7(c), and (ii) AHM or New Holdco shall have given three (3) Business Days prior written notice to the Company advising the Company that AHM or New Holdco has received a Superior Proposal from a third party, and intends to terminate this Agreement in accordance with this Section 8.1(d)(iii) (during which period AHM shall negotiate in good faith with the Company concerning any new proposal by the Company);

(iv)    if the Board of Directors of the Company, or any committee thereof, shall withdraw or modify, in any manner which is materially adverse to AHM or New Holdco, the Board of Directors’ or committee’s recommendation to the Company’s stockholders that they approve the Merger or this Agreement;

(v)    if AHM makes the AHM Election at any time during the one (1) Business Day period commencing at the close of business on the Determination Date, unless the Company, within one (1) Business Day following the AHM Election, shall have elected to adjust the Exchange Ratio pursuant to Section 1.7(b)(iv) hereof, in which case the Agreement shall remain in effect and shall not be terminated pursuant to this Section 8.1(d)(v); or

(vi)    in the event of a breach by a Company Significant Stockholder of any representation, warranty, covenant or other agreement contained in the Company Voting Agreement to which such Company Significant Stockholder is a party which cannot be cured or, if curable, has not been cured prior to the Company Stockholders Meeting.

(e)    by the Company:

(i)    if the approval by the stockholders of AHM or New Holdco required for the consummation of the transactions contemplated by this Agreement shall not have been obtained by reason of the failure to obtain such approvals upon the taking of such vote at a duly called and held meeting of stockholders of AHM and New Holdco, or at any adjournment thereof;

(ii)    in the event of a breach by AHM or New Holdco of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in Section 7.3(a) or (b), as applicable, and (ii) cannot be cured or, if curable, has not been cured within thirty (30) days after the giving of written notice to AHM or New Holdco of such breach (a “Material AHM Breach” and, together with a “Material Company Breach,” a “Material Breach”); provided that in no event shall such 30-day period extend beyond the Termination Date;

(iii)    if, prior to the Company Stockholders Meeting, (i) the Board of Directors of the Company, or any committee thereof, shall have determined to withdraw or modify, in any manner which is materially adverse to AHM or New Holdco, its recommendation or approval of the Merger and this Agreement and the transactions contemplated hereby pursuant to Section 6.7(c), and (ii) the Company shall have given three (3) Business Days prior written notice to AHM advising AHM that the Company has received a Superior Proposal from a third party, and advising AHM that the Company intends to terminate this Agreement in accordance with this Section 8.1(e)(iii) (during which period the Company shall negotiate in good faith with AHM concerning any new proposal by AHM);

(iv)    if the Board of Directors of AHM or New Holdco, or any committee thereof, shall withdraw or modify, in any manner which is materially adverse to the Company, the Board of Directors’ or committee’s recommendation to AHM’s or New Holdco’s stockholders that they approve the Merger or this Agreement;

(v)    if the Company makes the Company Election at any time during the one (1) Business Day period commencing at the close of business on the Determination Date, unless AHM, within one (1) Business Day following the Company Election, shall have elected to adjust the Exchange Ratio pursuant to Section 1.7(b)(v) hereof, in which case the Agreement shall remain in effect and shall not be terminated pursuant to this Section 8.1(e)(v); or

(vi)    in the event of a breach by an AHM Significant Stockholder of any representation, warranty, covenant or other agreement contained in the AHM Voting Agreement to which such AHM Significant Stockholder is a party which cannot be cured or, if curable, has not been cured prior to the AHM Stockholders Meeting.

8.2    Effect of Termination.

(a)    In the event of termination of this Agreement by either the Company or AHM as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation (other than in respect of a prior Material Breach) on the part of AHM or the Company or their respective officers or directors except with respect to the second sentence of Section 6.2, Section 6.10, this Section 8.2 and Article IX hereof.

(b)    If this Agreement is terminated (i) by the Company pursuant to Section 8.1(e)(iii), or (ii) by AHM pursuant to Section 8.1(d)(ii), (iv) or (vi) above, then, in such event, and simultaneously with such termination, the Company shall pay to AHM an aggregate amount equal to $12,000,000, plus any documented out-of-pocket Expenses (a “Break-Up Fee”), which Break-Up Fee shall be payable by wire transfer of same day funds to AHM. AHM and New Holdco hereby acknowledge and agree that the payment of a Break-Up Fee to AHM pursuant to the preceding sentence shall fully satisfy the Company’s obligations to both AHM and New Holdco under this Section 8.2(b). The Company acknowledges that the agreement contained in this Section 8.2(b) is an integral party of the transactions contemplated by this Agreement and that, without this agreement, New Holdco and AHM would not enter into this Agreement; accordingly, if the Company fails promptly to pay the Break-Up Fee and, in order to obtain such payment, either AHM, New Holdco or both of them commence a suit which results in a judgment against the Company for the amount of the Break-Up Fee, the Company shall pay to the prevailing party or parties its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest thereon at the Applicable Rate on the date such payment was required to be paid.

(c)    If this Agreement is terminated (i) by AHM pursuant to Section 8.1(d)(iii), or (ii) by the Company pursuant to Section 8.1(e)(ii), (iv) or (vi) above, then, in such event, AHM shall pay to the Company simultaneously with such termination an amount equal to the Break-Up Fee, which amount shall be payable by wire transfer of same day funds. AHM acknowledges that the agreement contained in this Section 8.2(c) is an integral party of the transactions contemplated by this Agreement and that, without this agreement, the Company would not enter into this Agreement; accordingly, if AHM fails promptly to pay the Break-Up Fee and, in order to obtain such payment, the Company commences a suit which results in a judgment against AHM for the amount of the Break-Up Fee, AHM shall pay to the Company its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest thereon at the Applicable Rate on the date such payment was required to be paid.

(d)    The Company’s payment of the Break-Up Fee pursuant to Section 8.2(b) above shall be the sole and exclusive remedy of AHM and New Holdco and any Subsidiary of AHM or New Holdco, against the Company, the Company Significant Stockholders and its Representatives with respect to the occurrences giving rise to such payment, except for liabilities or damages caused by the willful breach of any representations, warranties, covenants or agreements herein by the Company or the willful breach of any representations, warranties, covenants or agreements under any Company Voting Agreement by the respective Company Significant Stockholder.

(e)    AHM’s payment of the Break-Up Fee pursuant to Section 8.2(c) above shall be the sole and exclusive remedy of the Company against New Holdco, AHM and any Subsidiary of AHM, the AHM Significant Stockholders and their respective Representatives with respect to the occurrences giving rise to such payment, except for liabilities or damages caused by the willful breach of any representations, warranties, covenants or agreements herein by AHM or the willful breach of any representations, warranties, covenants or agreements under any AHM Voting Agreement by the respective AHM Significant Stockholder.

8.3    Amendment.    This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Stockholder Approval, but, after any such approval, no amendment shall be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by the Company’s stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

GENERAL PROVISIONS

9.1    Non-Survival of Representations; Warranties and Agreements.    None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX. Nothing in this Section 9.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

9.2    Notices.    All notices and other communications hereunder shall be in writing (including telecopy, mail or other similar writing, but excluding e-mail) and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy, upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service, (c) on the tenth (10th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if given by any other means, when received at the address specified in this Section 9.2, except, in each case, for a notice of a change of address, which shall be effective only upon receipt thereof. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)    if to AHM or New Holdco, to:

American Home Mortgage Holdings, Inc.

520 Broadhollow Road

Melville, New York 11747

Attention: Michael Strauss

Facsimile: (516) 714-2649

Email: mstrauss@americanhm.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

100 Maiden Lane

New York, New York 10038

Attention: Louis J. Bevilacqua, Esq.

Facsimile: (212) 504-6666

Email: louis.bevilacqua@cwt.com

(b)    if to the Company to:

Apex Mortgage Capital, Inc.

865 South Figueroa Street, Suite 1800

Los Angeles, California 90017

Attention: President and Chief Executive Officer

Facsimile: (213) 488-3366

Email: philip.barach@tcw.com

with a copy to:

The TCW Group

865 South Figueroa Street, Suite 1800

Los Angeles, California 90017

Attention: Philip K. Holl, Esq.

Facsimile: (213) 244-0290

Email: philip.holl@tcw.com

and:

The TCW Group

865 South Figueroa Street, Suite 1800

Los Angeles, California 90017

Attention: Mr. William C. Sonneborn

Facsimile: (213) 244-0134

Email: william.sonneborn@tcw.com

and:

O’Melveny & Myers LLP

275 Battery Street, 26th Floor

San Francisco, California 94111-3305

Attention: Peter T. Healy, Esq.

Facsimile: (415) 984-8701

Email: phealy@omm.com

9.3    Interpretation.    When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The inclusion of any matter in the Company Disclosure Schedule or the AHM Disclosure Schedule in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or “Material Adverse Effect” shall not be an admission by the party delivering such disclosure schedule that such matter is material or would have a Material Adverse Effect.

9.4    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when each party shall have received counterparts hereof signed by all other parties hereto, it being understood that the parties need not sign the same counterpart.

9.5    Damages; Equitable Relief.    The parties hereto acknowledge that monetary damages are an adequate remedy for breach of this Agreement, and that neither party hereto shall be entitled to specific performance, injunctive relief, or other equitable remedies for the breach or anticipated breach hereof; provided, however, that any party hereto may obtain equitable relief to compel payments contemplated by Section 8.2 hereof in accordance with the terms thereof.

9.6    Entire Agreement; Third Party Beneficiaries.

(a)    Integration. This Agreement together with the Company Disclosure Schedule, the AHM Disclosure Schedule, the exhibits hereto and the Transaction Documents constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement which shall survive both the execution and the delivery of this Agreement.

(b)    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.8 hereof (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

9.7    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.8    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, Order or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.9    Waiver of Jury Trial.    Each party to this Agreement waives, to the fullest extent permitted by applicable Law, any right it may have to a jury trial in respect of any action, suit or proceeding arising out of or relating to this Agreement.

9.10    Submission to Jurisdiction.    Each of AHM, New Holdco and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors and assigns may be brought and determined in the State courts located in New York County or in the United States District Court for the Southern District of New York, in each case having subject matter jurisdiction, and each of AHM, New Holdco and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. By both the execution and the delivery of this Agreement, the Company appoints O’Melveny & Myers LLP (or at such other place within the State of New York as my be designated for such purpose), as its agent upon which process may be served in any such legal action or proceeding. Service of process upon such agent, together with notice of such service given to the Company in the manner specified in Section 9.2 hereof, shall be deemed in every respect effective service of process upon the Company in any legal action or proceeding. Nothing herein shall in any way be deemed to limit the ability of AHM to serve any writs, process or summons in any other manner permitted by applicable Law or Order or to obtain jurisdiction over the Company in such other jurisdictions and in such manner as may be permitted by applicable Law or Order. Each of AHM, New Holdco and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense or counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.10, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law or Order, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding anything contained herein to the contrary, AHM understands and agrees that this Section 9.10 is not intended to and shall not be deemed to be a consent by the Company to jurisdiction for any purpose other than the limited purpose of enforcing this Agreement in accordance with its terms.

9.11    Definitions.    As used in this Agreement:

(a)    “Affiliate” of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first mentioned Person.

(b)    “Applicable Rate” means a rate per annum equal to the “prime rate” as set forth in The Wall Street Journal “Money Rates” column plus one percent (1%).

(c)    “Board of Directors” means the Board of Directors of any specified Person and any committees thereof.

(d)    “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the States of California or New York are authorized or obligated to close.

(e)    “Certificates” means certificates representing shares of Company Capital Stock.

(f)    “Contracts” means any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation or instrument.

(g)    “knowledge” when used with respect to any party means the knowledge of any senior executive officer of such party after reasonable inquiry.

(h)    “Laws” means any statute, law, ordinance, rule, regulation, whether federal, state, local or foreign, including, without limitation, (i) the Sarbanes-Oxley Act of 2002 and (ii) the rules and regulations of AMEX and NASDAQ.

(i)    “Liens” means all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

(j)    “Material Adverse Effect” means, with respect to any Person, any change affecting, or condition having an effect on, such Person and its Subsidiaries, if any, (i) that is, or would reasonably be expected to be, materially adverse to the business, assets, liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, if any, taken as a whole, (ii) that will, or would reasonably be expected to, prevent or materially impair the ability of such Person to consummate the Merger before the Termination Date, (iii) that would, or would be reasonably be expected to, prevent or materially impair the ability of such Person to operate its or any of its Subsidiaries’ businesses following the Effective Time, or (iv) in the case of the Company, that could reasonably be expected to prevent or materially impair the Company from qualifying as a REIT prior to the Effective Time or, in the case of AHM or New Holdco, that could reasonably be expected to prevent or materially impair New Holdco from qualifying as a REIT on or after the Effective Time; provided, however, that any such change or effect having the results described in the foregoing (i) through (iv) that results from (A) a change in law, rule or regulation, or GAAP or interpretations thereof that applies to both AHM and the Company, (B) general economic or market conditions, including, without limitation, changes in interest rates, or (C) economic or market conditions in the mortgage industry generally shall not be considered when determining whether a Material Adverse Effect on such Person or its Subsidiaries has occurred, except to the extent that such change or effect disproportionately affects such Person or its Subsidiaries in any material respect; provided, further, that a decline in the share price of the Person resulting from the public announcement of this Agreement and the proposed Merger shall not be deemed a Material Adverse Effect on such Person.

(k)    “Orders” means any judgment, order or decree, whether federal, state, local or foreign.

(l)    “Person” means a natural person, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Entity, other entity or group (as defined in the Exchange Act).

(m)    “Subsidiary” when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, (A) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (B) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

(n)    “the other party” means, with respect to the Company, AHM and New Holdco, and means, with respect to AHM or New Holdco, the Company.

(o)    “Third Party” means any person other than the Company, New Holdco, AHM and their respective affiliates.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, AHM, New Holdco and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

AMERICAN HOME MORTGAGE HOLDINGS, INC., a Delaware corporation

By:	/s/ MICHAEL STRAUSS
Name:	Michael Strauss
Its:	Chief Executive Officer & President

AHM NEW HOLDCO, INC., a Maryland corporation

By:	/s/ MICHAEL STRAUSS
Name:	Michael Strauss
Its:	Chief Executive Officer & President

APEX MORTGAGE CAPITAL, INC., a Maryland corporation

By:	/s/ PHILIP BARACH
Name:	Philip Barach
Its:	CEO

ANNEX B

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”), dated as of September 11, 2003, by and among American Home Mortgage Holdings, Inc., a Delaware corporation (“AHM”), American Home Mortgage Investment Corp., a Maryland corporation and a wholly-owned subsidiary of AHM (“AHM Investment Corp.”), and AHM Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of AHM Investment Corp. (“Merger Sub”).

W I T N E S S E T H :

WHEREAS, AHM, AHM Investment Corp. and Apex Mortgage Capital, Inc., a Maryland corporation (“Apex”), have entered into that certain Agreement and Plan of Merger dated as of July 12, 2003 (the “AHM/Apex Merger Agreement”), pursuant to which Apex will merge with and into AHM Investment Corp. (the “AHM/Apex Merger”);

WHEREAS, prior to and as a condition of the closing of the AHM/Apex Merger, the parties to this Agreement have agreed to engage in an internal reorganization, as a result of which AHM Investment Corp. will become the new parent company and own 100% of the outstanding capital stock of AHM;

WHEREAS, in order to effectuate the internal reorganization, the respective boards of directors of AHM, AHM Investment Corp. and Merger Sub deem it advisable and in the best interest of each corporation to merge AHM with and into Merger Sub with AHM as the surviving corporation (the “Merger”), subject to the terms and conditions hereof;

WHEREAS, pursuant to the Merger, each share of common stock, par value $0.01 per share, of AHM (“AHM Common Stock”), will be converted into the right to receive one share of common stock, par value $0.01 per share, of AHM Investment Corp. (“AHM Investment Corp. Common Stock”), as provided in this Agreement;

WHEREAS, the respective boards of directors of AHM, AHM Investment Corp. and Merger Sub have each approved the Merger;

WHEREAS, AHM, in its capacity as sole stockholder of AHM Investment Corp., has approved the AHM/Apex Merger and the Merger and has adopted this Agreement, and AHM Investment Corp., in its capacity as sole shareholder of Merger Sub, has approved the Merger and has adopted this Agreement;

WHEREAS, the consummation of the Merger requires, among other things, the approval of the Merger by the affirmative vote of a majority of the outstanding shares of AHM Common Stock (the “AHM Stockholder Approval”); and

WHEREAS, it is intended that for U.S. federal income tax purposes, the Merger will qualify as a reorganization and this Agreement will constitute a “plan of reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder.

NOW, THEREFORE, in furtherance of the foregoing, the parties agree as follows:

ARTICLE I

MERGER

Section 1.1    Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), AHM shall be merged with and into Merger Sub at the Effective Time (defined below) of the Merger. Following the

Effective Time of the Merger, the separate corporate existence of Merger Sub shall cease, and AHM shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of the Merger Sub in accordance with the DGCL.

Section 1.2    Effective Time.    Subject to the provisions of this Agreement, following the satisfaction or waiver of the conditions set forth in Article III, the parties shall duly prepare, execute and file a certificate of merger (the “Certificate of Merger”) in accordance with Section 251 of the DGCL with the Secretary of State of the State of Delaware, provided, however, it is agreed and understood that the filing of the Certificate of Merger shall occur immediately prior to the consummation of the AHM/Apex Merger. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by AHM and AHM Investment Corp., but shall not be later than immediately prior to the effective time of the AHM/Apex Merger). The date and time when the Merger shall become effective is hereinafter referred to as the “Effective Time.”

Section 1.3    Organizational Documents.    The certificate of incorporation and the bylaws of AHM in effect immediately prior to the Effective Time shall become the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided therein or by the DGCL.

Section 1.4    Directors; Officers.    The directors and officers of AHM immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation from and after the Effective Time and shall hold office until the earlier of their resignations or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in the certificate of incorporation of the Surviving Corporation, or as otherwise provided by the DGCL.

Section 1.5    Conversion of Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of the holders of shares of AHM Common Stock, AHM Investment Corp. Common Stock or Merger Sub common stock:

(a)  Each share of AHM Common Stock issued and outstanding immediately prior to the Effective Time will convert automatically into the right to receive one validly issued, fully paid and non-assessable share of AHM Investment Corp. Common Stock.

(b)  All shares of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will convert automatically into an aggregate of 100 validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 1.6    Treatment of Options.    AHM Investment Corp. will assume all the rights and obligations of AHM under the 1999 Omnibus Stock Plan, the Warrant Agreement dated September 30, 1999 between AHM and Friedman, Billings, Ramsey & Co., Inc. and any other plan or agreement which AHM may enter into in accordance with the terms of the AHM/Apex Merger Agreement providing for the grant or award to employees or directors of options, warrants or other rights to purchase or receive AHM Common Stock or any payment in respect thereof (collectively, the “Incentive Plans”). None of the vesting schedules for the options, warrants and other awards of AHM shall be accelerated or otherwise modified in any respect. The outstanding options, warrants and other awards assumed by AHM Investment Corp. shall be exercisable or issuable upon the same terms and conditions as under the Incentive Plans and the agreements relating thereto immediately prior to the Effective Time of the Merger. The amount of AHM Investment Corp. Common Stock issuable upon the exercise or issuance of such an option, warrant or award immediately after the Effective Time shall equal the amount of AHM Common Stock subject to the option or warrant prior to the Effective Time, and the exercise price of each such option, warrant or award shall be the exercise price applicable to the option or warrant prior to the Effective Time. All options, warrants or awards issued pursuant to the Incentive Plans after the Effective Time shall entitle the holder thereof to purchase AHM Investment Corp. Common Stock in accordance with the terms of the Incentive Plans.

Section 1.7    Dissenters’ Rights.    There shall be no appraisal or dissenting shareholders’ rights in connection with the Merger.

Section 1.8    Registration Statement.    AHM Investment Corp. shall prepare and file with the Securities and Exchange Commission and shall cause to become effective as soon as possible thereafter a registration statement (the “Registration Statement”) on Form S-4 which registers under the Securities Act of 1933, as amended, (the “Securities Act”), among other things, the issuance and sale of the AHM Common Stock to be issued in connection with the Merger.

ARTICLE II

Section 2.1    Exchange Fund.    At or prior to the Effective Time, AHM Investment Corp. shall deposit, or cause to be deposited, with a bank or trust company designated by AHM Investment Corp. (the “Exchange Agent”), for the benefit of the holders of AHM Common Stock certificates (the “Certificates”), for exchange in accordance with this Article II, certificates representing the shares of AHM Investment Corp. Common Stock (together with any dividends or distributions with respect thereto, the “Exchange Fund”) to be issued pursuant to Section 1.5 hereof and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of AHM Common Stock. The Exchange Agent shall agree to hold the Exchange Fund for delivery as contemplated by this Article II.

Section 2.2    Exchange of Shares.

(a)  Exchange.    As soon as practicable after the Effective Time, and in no event later than ten (10) business days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effectuated, and risk of loss and title to Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effectuating the surrender of the Certificates in exchange for certificates representing the shares of AHM Investment Corp. Common Stock. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore a certificate representing the number of shares of AHM Investment Corp. Common Stock, if any, to which such holder shall have become entitled pursuant to the provisions of Article I hereof. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

(b)  Dividends.    No dividends or other distributions with a record date after the Effective Time with respect to shares of AHM Investment Corp. Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of AHM Investment Corp. Common Stock represented by such Certificate.

(c)  Other Names.    If any certificate representing shares of AHM Investment Corp. Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of AHM Investment Corp. Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)  No Further Transfers.    At or after the Effective Time, there shall be no transfers on the stock transfer books of AHM of the shares of AHM Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for as provided in this Article II.

(e)  Unclaimed Funds.    Any portion of the Exchange Fund that remains unclaimed by the stockholders of the AHM for nine (9) months after the Effective Time shall be paid to AHM Investment Corp. Any stockholders of the AHM who have not theretofore complied with this Article II shall thereafter look only to AHM Investment Corp. for payment of shares of AHM Investment Corp. Common Stock and unpaid dividends and other distributions on the shares of AHM Investment Corp. Common Stock deliverable in respect of each share of AHM Common Stock that such stockholder holds, as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding anything to the contrary contained herein, none of AHM Investment Corp., AHM, the Exchange Agent or any other person shall be liable to any former holder of a share of AHM Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(f)  Lost Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by AHM Investment Corp., the posting by such person of a bond in such amount as AHM Investment Corp. may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, shares of AHM Investment Corp. Common Stock and dividends and other distributions on shares of AHM Investment Corp. Common Stock deliverable in respect thereof pursuant to this Agreement.

(g)  Withholding Rights.    Each of the Surviving Corporation and AHM Investment Corp. shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of AHM Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law or order. To the extent that amounts are so withheld by the Surviving Corporation or AHM Investment Corp., as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of a Certificate in respect of which such deduction and withholding was made by the Surviving Corporation or AHM Investment Corp., as the case may be.

ARTICLE III

Section 3.1    Conditions Precedent.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of each of the following conditions:

(a)  The AHM Stockholder Approval shall have been obtained;

(b)  The Registration Statement shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceedings seeking a stop order; and

(c)  All conditions to the closing of the AHM/Apex Merger (other than consummation of the Merger and those conditions relating to delivery of documents dated the closing date of the AHM/Apex Merger or those by their nature that are to be satisfied at the closing date of the AHM/Apex Merger) shall have been satisfied or waived.

ARTICLE IV

TERMINATION AND AMENDMENT

Section 4.1    Termination.    With the prior written approval of Apex, which approval shall not be unreasonably withheld or delayed, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the AHM Stockholder Approval, by the mutual consent of the parties; provided, however, that this Agreement shall automatically terminate upon termination of the AHM/Apex Merger Agreement. In the event of such termination, this Agreement shall become null and void and have no effect, without any liability or obligation on the part of AHM, Merger Sub or AHM Investment Corp. by reason of this Agreement.

Section 4.2    Amendment.    With the prior written approval of Apex, which approval shall not be unreasonably withheld or delayed, this Agreement may be amended, modified or supplemented at any time before or after the AHM Stockholder Approval; provided, however, that after any such approval, there shall be made no amendment that (i) alters or changes the amount or kind of shares to be received by stockholders in the Merger; (ii) alters or changes any term of the certificate of incorporation of the Surviving Corporation, except for alterations or changes that could otherwise be adopted by the directors of the Surviving Corporation; or (iii) alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of shares of AHM Common Stock. This Agreement may not be amended except after approval by a majority of the board of directors of AHM and Apex (which approval shall not be unreasonably withheld or delayed), and evidenced by an instrument in writing signed on behalf of each of the parties and Apex.

ARTICLE V

GENERAL PROVISIONS

Section 5.1    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 5.2    Entire Agreement.    This Agreement and the AHM/Apex Merger Agreement (including the documents and the instruments referred to herein and therein), together with all schedules, appendices, certificates, instruments and agreements delivered pursuant hereto and thereto (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5.3    Headings.    Headings of the articles and sections of this Agreement, the table of contents are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

Section 5.4    Counterparts.    This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

Section 5.5    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties and Apex. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

Section 5.6    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.7    Third-Party Beneficiary.    Apex shall be deemed to be a third-party beneficiary of this Agreement.

Section 5.8    Inconsistent Actions.    Each of the parties to this Agreement agrees that it will not take any actions, or permit any of its affiliates to take any actions, which are inconsistent with the AHM/Apex Merger Agreement.

Section 5.9    Notices.    In the event that any party to this Agreement provides a notice to another party or seeks the consent or approval of another party, such party shall concurrently provide notice of such event to Apex at the address provided for under Section 9.2(b) of the AHM/Apex Merger Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

AMERICAN HOME MORTGAGE HOLDINGS, INC.

By:	/S/ MICHAEL STRAUSS

Name: Michael Strauss
Title: Chief Executive Officer

AMERICAN HOME MORTGAGE INVESTMENT CORP.

By:	/S/ MICHAEL STRAUSS

Name: Michael Strauss
Title: Chief Executive Officer and President

AHM MERGER SUB, INC.

By:	/S/ MICHAEL STRAUSS

Name: Michael Strauss
Title: President

ANNEX C

FORM OF AHM VOTING AGREEMENT

THIS AHM VOTING AGREEMENT (this “Agreement”) is made and entered into as of July [    ], 2003, by and between Apex Mortgage Capital, Inc., a Maryland corporation (“Company”), and the undersigned stockholder (“AHM Stockholder”) of American Home Mortgage Holdings, Inc., a Delaware corporation (“AHM”).

THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

A.    As of the date hereof, AHM Stockholder has full title to and is entitled to dispose of (or to direct the disposition of) and/or vote (or to direct the voting of) the number of shares of common stock, par value $0.01 per share, of AHM (“AHM Common Stock”), set forth opposite such AHM Stockholder’s name on Schedule I attached hereto (such shares of AHM Common Stock are collectively referred to herein as the “Subject Shares”).

B.    The parties hereto acknowledge that as of the date hereof: (i) the Company’s Board of Directors, upon the recommendation of a duly authorized special committee of independent directors, and the respective Boards of Directors of AHM and New Holdco (as defined below) have each approved, and deem it advisable and in the best interest of their respective stockholders, to consummate the acquisition of the Company by New Holdco upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger dated as of July [    ], 2003 (as the same may be amended from time to time, the “Merger Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement), by and among AHM, New Holdco, a Maryland corporation and a wholly-owned subsidiary of AHM (“New Holdco”), and the Company; and (ii) in furtherance of the acquisition by New Holdco of the Company, the respective Boards of Directors of the Company, AHM, and New Holdco have each approved the Merger Agreement and the merger of the Company with and into New Holdco, with New Holdco being the surviving corporation in such merger (the “Merger”), and AHM, as the sole stockholder of New Holdco, has approved the Merger (the transactions contemplated by the Merger Agreement shall be hereinafter referred to as the “Transactions”).

C.    The AHM Stockholder in order to induce Company to enter into the Merger Agreement and consummate the Merger and the Transactions, and in consideration therefor, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

TRANSFER AND VOTING OF SUBJECT SHARES

1.1    Transfer of Subject Shares.    Except as may otherwise be agreed upon by Company in writing and as contemplated by the terms of this Agreement, from the date hereof through and including the date of the AHM Stockholder Approval (as defined in the Merger Agreement), the AHM Stockholder shall not, directly or indirectly, (a) transfer (which term shall include, without limitation, any sale, gift, pledge, encumbrance or other disposition), or consent to any transfer of, any or all of the Subject Shares or any interest therein or any voting power in relation thereto, (b) deposit the Subject Shares or any interest therein into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy, power of attorney or other authorization in or with respect thereto, or (c) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Subject Shares or any interest therein or any voting power in relation thereto.

1.2    Agreement to Vote the Subject Shares.    The AHM Stockholder shall, at each and every meeting of the stockholders of AHM called with respect to any of the following, and at any adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of AHM with respect to any of the following, and in any other circumstances upon which a vote, consent or other approval with respect to any of the following is sought, solely in its capacity as a stockholder of AHM, take each and every action and accomplish each and every formality as is necessary to participate in the meetings (if applicable) and vote (or cause to be voted) all of the Subject Shares and each interest therein:

(a)    in favor of the Merger, the Merger Agreement and the Transactions and, upon the request of Company, any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit AHM to adjourn such meeting (an “Adjournment Proposal”);

(b)    against the following actions (other than the Merger and the Transactions), to the extent that such actions require the AHM Stockholder’s approval or in relation to which such approval is sought: (i) a reorganization, recapitalization, dissolution or liquidation of AHM; and (ii) (A) any change in the present capitalization of AHM or any amendment of AHM’s certificate of incorporation or New Holdco’s charter or similar governing document of AHM or New Holdco, (B) any other change in the corporate structure or business of AHM, or (C) any other action which, in the case of each of the matters referred to in clauses (A) and (B) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger, including, without limitation, an Acquisition Proposal (as defined in the Merger Agreement), the Transactions or the other transactions contemplated by this Agreement (the actions described in clauses (i) and (ii) above shall be referred to herein, individually, as an “Alternative Proposal”); and

(c)    in favor of each other matter relating to, and in favor of, the consummation of the Transactions.

1.3    Prior Proxies.

(a)    AHM Stockholder represents that any proxies heretofore given in respect of the Subject Shares are revocable, and that any such proxies are hereby revoked or will be revoked by appropriate notice (or other instrument) prior to or concurrently with the execution and delivery of this Agreement.

(b)    AHM Stockholder recognizes that the Merger will be of benefit to the AHM Stockholder and acknowledges that Company is incurring costs and expenses in reliance on the representations, warranties and covenants of AHM Stockholder set forth in this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF AHM STOCKHOLDER

AHM Stockholder hereby represents and warrants to Company as follows:

2.1    Ownership of Subject Shares.    On the date hereof, AHM Stockholder owns, directly or indirectly, and has the power to direct the voting of, the Subject Shares set forth next to AHM Stockholder’s name set forth on Schedule I attached hereto. On the date hereof, the Subject Shares constitute all of the shares of voting capital stock of AHM owned of record or otherwise by AHM Stockholder or as to which such AHM Stockholder has the power to direct the voting of such shares. AHM Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article 1 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand, appraisal or rescission rights, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of AHM Stockholder’s Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. On the date of the AHM Stockholders Meeting and on the Closing Date (as defined in the Merger Agreement), AHM Stockholder owns or will own, directly or indirectly, and will have the power to direct the voting of, at least the number of Subject Shares indicated on Schedule I attached hereto.

2.2    Power; Binding Agreement.    AHM Stockholder has all requisite powers and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by AHM Stockholder shall not violate any agreement to which AHM Stockholder is a party, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by AHM Stockholder, and constitutes a legally valid and binding obligation of AHM Stockholder, enforceable against AHM Stockholder in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, or (b) general principles of equity relating to enforceability, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which AHM Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by AHM Stockholder with the terms hereof. If AHM Stockholder is a natural person and is married, and the Subject Shares constitute community property or AHM Stockholder otherwise needs spousal or other similar approval for this Agreement to be legal, valid and binding, this Agreement will be duly authorized, executed and delivered by AHM Stockholder’s spouse (“Spouse”) prior to Closing, and shall constitute a valid and binding agreement of Spouse as of the date first set forth above, enforceable against such Spouse in accordance with its terms.

2.3    No Conflicts.    Neither the execution and delivery of this Agreement by AHM Stockholder nor the compliance by AHM Stockholder with any of the provisions hereof shall (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon AHM Stockholder or any of AHM Stockholder’s properties or assets, nor require any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party a right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which AHM Stockholder is a party or by which AHM Stockholder or any of its properties or assets may be bound or affected, or (c) if AHM Stockholder is other than a natural person, conflict with, or result in any breach of, any organizational documents applicable to AHM Stockholder.

2.4    No Liens.    Except as established hereby, the Subject Shares (with the exception of the Subject Shares which are not owned by AHM Stockholder, but for which AHM Stockholder exercises the relevant voting power) are now and, at all times during the term hereof will be, held by AHM Stockholder, or by a nominee or custodian for the benefit of AHM Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

2.5    No Solicitation.    AHM Stockholder hereby agrees, in AHM Stockholder’s capacity as a stockholder of AHM, that neither AHM Stockholder nor any of AHM Stockholder’s affiliates or subsidiaries, if applicable, shall (and AHM Stockholder shall cause AHM Stockholder’s officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors and representatives, if applicable, not to), directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any person (other than the Company or any of its affiliates or representatives) concerning any Alternative Proposal.

2.6    Accuracy of Representations.    The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement and will be accurate in all respects at all times until termination of this Agreement.

ARTICLE III

COVENANTS

3.1    Further Assurances.    From time to time and without any additional consideration, upon the request of the Company, AHM Stockholder shall execute and deliver to the Company such additional documents with respect to the Subject Shares as the Company may reasonably request in connection with AHM Stockholder’s obligations under this Agreement.

3.2    No Inconsistent Actions.    AHM Stockholder shall not, and, if AHM Stockholder is not a natural person, nor shall it permit any of its directors, officers, partners, employees or agents or any investment banker, attorney or other adviser or representative of AHM Stockholder to, directly or indirectly, take any action that would in any way restrict, limit or interfere with the performance of AHM Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, including, without limitation, the Transactions, or which shall cause any of the representations set forth in Article II of this Agreement to become untrue.

3.3    Reasonable Efforts.    Subject to the terms and conditions of this Agreement, the Company agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE IV

TERMINATION

Other than Article V hereof (which shall survive in any event), this Agreement and the representations, warranties, covenants and agreements contained herein or granted pursuant hereto shall automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VIII thereof, and (ii) the consummation of the Merger. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or, if AHM Stockholder is not a natural person, any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party’s willful breach of this Agreement; and provided further, that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including without limitation, the Merger Agreement.

ARTICLE V

MISCELLANEOUS

5.1    Specific Performance.     Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

5.2    Severability.     Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.3    Entire Agreement; Amendments.    This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties against whom such amendment is sought to be enforced.

5.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.6    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by express courier (providing proof of delivery) or communicated by confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)    if to AHM Stockholder, to the addresses set forth next to AHM Stockholder’s name on Schedule II attached hereto,

with a copy to:

Cadwalader, Wickersham & Taft LLP

100 Maiden Lane

New York, New York 10038

Facsimile: (212) 504-6666

Attention: Louis J. Bevilacqua, Esq.

and

(b)    if to the Company, to:

Apex Mortgage Capital, Inc.

865 South Figueroa Street, Suite 1800

Los Angeles, California 90017

Facsimile:    (213) 488-3366

Attention:    President and Chief Executive Officer

with a copy to:

O’Melveny & Myers LLP

275 Battery Street, Suite 2600

San Francisco, California 94111-3305

Facsimile:    (415) 984-8701

Attention:    Peter T. Healy, Esq.

5.7    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)    This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b)    Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors and assigns may be brought and determined in the state courts located in New York County, New York or in the United States District Court for the Southern District of New York, in each case having subject matter jurisdiction, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. By the execution and delivery of this Agreement, AHM Stockholder appoints Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, Facsimile: (212) 504-6666, Attention: Louis J. Bevilacqua, Esq. (or at such other place within the State of New York as may be designated for such purpose), as its agent upon which process may be served in any such legal action or proceeding. Service of process upon such agent, together with notice of such service given to the Company in the manner specified in Section 5.6 hereof, shall be deemed in every respect effective service of process upon AHM Stockholder in any legal action or proceeding. Nothing herein shall in any way be deemed to limit the ability of the Company to serve any writs, process or summons in any other manner permitted by applicable law or order or to obtain jurisdiction over AHM Stockholder in such other jurisdictions and in such manner as may be permitted by applicable law or order. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense or counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 5.7, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law or order, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding anything contained herein to the contrary, the Company understands and agrees that this Section 5.7 is not intended to and shall not be deemed to be a consent by AHM Stockholder to jurisdiction for any purpose other than the limited purpose of enforcing this Agreement in accordance with its terms.

(c)    EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

5.8    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

5.9    Directors’ Fiduciary Duties.    AHM Stockholder signs solely in his, her or its capacity as the party entitled to dispose of or vote the Subject Shares. Notwithstanding anything herein to the contrary, nothing set forth herein shall in any way restrict any director, officer or employee in the exercise of his or her fiduciary or other duties as a director, officer or employee of AHM, provided the foregoing does not allow AHM Stockholder to breach this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

“COMPANY”

APEX MORTGAGE CAPITAL, INC., a Maryland corporation

By:
Name:
Its:

“AHM STOCKHOLDER”

Name:

“SPOUSE”

I hereby agree to be bound by the terms herein as to any interest, whether as community property or otherwise, that I may have in the Subject Shares.

Name:

ANNEX D

FORM OF COMPANY VOTING AGREEMENT

THIS COMPANY VOTING AGREEMENT (this “Agreement”) is made and entered into as of July [        ], 2003, by and between American Home Mortgage Holdings, Inc., a Delaware corporation (“AHM”), and the undersigned stockholder (the “Company Stockholder”) of Apex Mortgage Capital, Inc., a Maryland corporation (the “Company”).

THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

A.    As of the date hereof, the Company Stockholder has full title to and is entitled to dispose of (or to direct the disposition of) and/or vote (or to direct the voting of) the number of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), set forth opposite such Company Stockholder’s name on Schedule I attached hereto (such shares of Company Common Stock are collectively referred to herein as the “Subject Shares”).

B.    The parties hereto acknowledge that as of the date hereof: (i) the Company’s Board of Directors, upon the recommendation of a duly authorized special committee of independent directors, and the respective Boards of Directors of AHM and New Holdco (as defined below) have each approved, and deem it advisable and in the best interest of their respective stockholders, to consummate the acquisition of the Company by New Holdco upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger dated as of July [    ], 2003 (as the same may be amended from time to time, the “Merger Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement), by and among AHM, New Holdco, a Maryland corporation and a wholly-owned subsidiary of AHM (“New Holdco”), and the Company; and (ii) in furtherance of the acquisition by New Holdco of the Company, the respective Boards of Directors of the Company, AHM, and New Holdco have each approved the Merger Agreement and the merger of the Company with and into New Holdco, with New Holdco being the surviving corporation in such merger (the “Merger”), and AHM, as the sole stockholder of New Holdco, has approved the Merger (the transactions contemplated by the Merger Agreement shall be hereinafter referred to as the “Transactions”).

C.    The Company Stockholder in order to induce AHM to enter into the Merger Agreement and consummate the Merger and the Transactions, and in consideration therefor, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

TRANSFER AND VOTING OF SUBJECT SHARES

1.1    Transfer of Subject Shares.    Except as may otherwise be agreed upon by AHM in writing and as contemplated by the terms of this Agreement, from the date hereof through and including the date of the Company Stockholder Approval (as defined in the Merger Agreement), the Company Stockholder shall not, directly or indirectly, (a) transfer (which term shall include, without limitation, any sale, gift, pledge, encumbrance or other disposition), or consent to any transfer of, any or all of the Subject Shares or any interest therein or any voting power in relation thereto, (b) deposit the Subject Shares or any interest therein into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy, power of attorney or other authorization in or with respect thereto, or (c) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Subject Shares or any interest therein or any voting power in relation thereto.

1.2    Agreement to Vote the Subject Shares.    The Company Stockholder shall, at each and every meeting of the stockholders of the Company called with respect to any of the following, and at any adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, and in any other circumstances upon which a vote, consent or other approval with respect to any of the following is sought, solely in its capacity as a stockholder of the Company, take each and every action and accomplish each and every formality as is necessary to participate in the meetings (if applicable) and vote (or cause to be voted) all of the Subject Shares and each interest therein:

(a)    in favor of the Merger, the Merger Agreement and the Transactions and, upon the request of AHM, any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit the Company to adjourn such meeting (an “Adjournment Proposal”);

(b)    against the following actions (other than the Merger and the Transactions), to the extent that such actions require the Company Stockholder’s approval or in relation to which such approval is sought: (i) a reorganization, recapitalization, dissolution or liquidation of the Company; and (ii) (A) any change in the present capitalization of the Company or any amendment of the Company Charter (as defined in the Merger Agreement) or similar governing document of Company, (B) any other change in the corporate structure or business of the Company, or (C) any other action which, in the case of each of the matters referred to in clauses (A) and (B) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger, including, without limitation, an Acquisition Proposal (as defined in the Merger Agreement), the Transactions or the other transactions contemplated by this Agreement (the actions described in clauses (i) and (ii) above shall be referred to herein, individually, as an “Alternative Proposal”); and

(c)    in favor of each other matter relating to, and in favor of, the consummation of the Transactions.

1.3    Prior Proxies.

(a)    The Company Stockholder represents that any proxies heretofore given in respect of the Subject Shares are revocable, and that any such proxies are hereby revoked or will be revoked by appropriate notice (or other instrument) prior to or concurrently with the execution and delivery of this Agreement.

(b)    The Company Stockholder recognizes that the Merger will be of benefit to the Company Stockholder and acknowledges that AHM is incurring costs and expenses in reliance on the representations, warranties and covenants of the Company Stockholder set forth in this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY STOCKHOLDER

The Company Stockholder hereby represents and warrants to AHM as follows:

2.1    Ownership of Subject Shares.    On the date hereof, the Company Stockholder owns, directly or indirectly, and has the power to direct the voting of, the Subject Shares set forth next to the Company Stockholder’s name set forth on Schedule I attached hereto. On the date hereof, the Subject Shares constitute all of the shares of voting capital stock of the Company owned of record or otherwise by the Company Stockholder or as to which such Company Stockholder has the power to direct the voting of such shares. The Company Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article 1 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand, appraisal or rescission rights, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Company Stockholder’s Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. On the date of the Company

Stockholders Meeting and on the Closing Date (as defined in the Merger Agreement), the Company Stockholder owns or will own, directly or indirectly, and will have the power to direct the voting of, at least the number of Subject Shares indicated on Schedule I attached hereto.

2.2    Power; Binding Agreement.    The Company Stockholder has all requisite powers and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company Stockholder shall not violate any agreement to which the Company Stockholder is a party, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Company Stockholder, and constitutes a legally valid and binding obligation of the Company Stockholder, enforceable against the Company Stockholder in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, or (b) general principles of equity relating to enforceability, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Company Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Company Stockholder with the terms hereof. If the Company Stockholder is a natural person and is married, and the Subject Shares constitute community property or the Company Stockholder otherwise needs spousal or other similar approval for this Agreement to be legal, valid and binding, this Agreement will be duly authorized, executed and delivered by the Company Stockholder’s spouse (“Spouse”) prior to Closing, and shall constitute a valid and binding agreement of Spouse as of the date first set forth above, enforceable against such Spouse in accordance with its terms.

2.3    No Conflicts.    Neither the execution and delivery of this Agreement by the Company Stockholder nor the compliance by the Company Stockholder with any of the provisions hereof shall (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon the Company Stockholder or any of the Company Stockholder’s properties or assets, nor require any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party a right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company Stockholder is a party or by which the Company Stockholder or any of its properties or assets may be bound or affected, or (c) if the Company Stockholder is other than a natural person, conflict with, or result in any breach of, any organizational documents applicable to the Company Stockholder.

2.4    No Liens.    Except as established hereby, the Subject Shares (with the exception of the Subject Shares which are not owned by the Company Stockholder, but for which the Company Stockholder exercises the relevant voting power) are now and, at all times during the term hereof will be, held by the Company Stockholder, or by a nominee or custodian for the benefit of the Company Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

2.5    No Solicitation.    The Company Stockholder hereby agrees, in the Company Stockholder’s capacity as a stockholder of the Company, that neither the Company Stockholder nor any of the Company Stockholder’s affiliates or subsidiaries, if applicable, shall (and the Company Stockholder shall cause the Company Stockholder’s officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors and representatives, if applicable, not to), directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any person (other than AHM or any of its affiliates or representatives) concerning any Alternative Proposal.

2.6    Accuracy of Representations.    The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement and will be accurate in all respects at all times until termination of this Agreement.

ARTICLE III

COVENANTS

3.1    Further Assurances.    From time to time and without any additional consideration, upon the request of AHM, the Company Stockholder shall execute and deliver to AHM such additional documents with respect to the Subject Shares as AHM may reasonably request in connection with the Company Stockholder’s obligations under this Agreement.

3.2    No Inconsistent Actions.    The Company Stockholder shall not, and, if the Company Stockholder is not a natural person, nor shall it permit any of its directors, officers, partners, employees or agents or any investment banker, attorney or other adviser or representative of the Company Stockholder to, directly or indirectly, take any action that would in any way restrict, limit or interfere with the performance of the Company Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, including, without limitation, the Transactions, or which shall cause any of the representations set forth in Article II of this Agreement to become untrue.

3.3    Reasonable Efforts.    Subject to the terms and conditions of this Agreement, AHM agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE IV

TERMINATION

Other than Article V hereof (which shall survive in any event), this Agreement and the representations, warranties, covenants and agreements contained herein or granted pursuant hereto shall automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VIII thereof, and (ii) the consummation of the Merger. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or, if the Company Stockholder is not a natural person, any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party’s willful breach of this Agreement; and provided further, that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including without limitation, the Merger Agreement.

ARTICLE V

MISCELLANEOUS

5.1    Specific Performance.    Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

5.2    Severability.    Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.3    Entire Agreement; Amendments.    This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties against whom such amendment is sought to be enforced.

5.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.6    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by express courier (providing proof of delivery) or communicated by confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)    if to the Company Stockholder, to the addresses set forth next to the Company Stockholder’s name on Schedule II attached hereto,

with a copy to:

O’Melveny & Myers LLP

275 Battery Street, Suite 2600

San Francisco, CA 94111

Facsimile: (415) 984-8701

Attention: Peter T. Healy, Esq.

and

(b)    if to AHM, to:

American Home Mortgage Holdings, Inc.

12 East 49th Street

New York, New York 10017

Facsimile:        (516) 714-2649

Attention:        Michael Strauss

with a copy to:

Cadwalader, Wickersham & Taft LLP

100 Maiden Lane

New York, New York 10038

Facsimile:        (212) 504-6666

Attention:        Louis J. Bevilacqua, Esq.

5.7    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)    This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b)    Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors and assigns may be brought and determined in the state courts located in New York County, New York or in the United States District Court for the Southern District of New York, in each case having subject matter jurisdiction, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. By the execution and delivery of this Agreement, the Company Stockholder appoints [            ] (or at such other place within the State of New York as may be designated for such purpose), as its agent upon which process may be served in any such legal action or proceeding. Service of process upon such agent, together with notice of such service given to the Company Stockholder in the manner specified in Section 5.6 hereof, shall be deemed in every respect effective service of process upon the Company Stockholder in any legal action or proceeding. Nothing herein shall in any way be deemed to limit the ability of AHM to serve any writs, process or summons in any other manner permitted by applicable law or order or to obtain jurisdiction over the Company Stockholder in such other jurisdictions and in such manner as may be permitted by applicable law or order. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense or counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 5.7, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law or order, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding anything contained herein to the contrary, AHM understands and agrees that this Section 5.7 is not intended to and shall not be deemed to be a consent by the Company Stockholder to jurisdiction for any purpose other than the limited purpose of enforcing this Agreement in accordance with its terms.

(c)    EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

5.8    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

5.9    Directors’ Fiduciary Duties.    The Company Stockholder signs solely in his, her or its capacity as the party entitled to dispose of or vote the Subject Shares. Notwithstanding anything herein to the contrary, nothing set forth herein shall in any way restrict any director, officer or employee in the exercise of his or her fiduciary or other duties as a director, officer or employee of the Company, provided the foregoing does not allow the Company Stockholder to breach this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

“AHM”

AMERICAN HOME MORTGAGE HOLDINGS, INC., a Delaware corporation

By:

[Name]
[Title]

“COMPANY STOCKHOLDER”

Name:

“SPOUSE”

I hereby agree to be bound by the terms herein as to any interest, whether as community property or otherwise, that I may have in the Subject Shares.

Name:

ANNEX E

THIRD AMENDMENT TO MANAGEMENT AGREEMENT

THIS THIRD AMENDMENT TO MANAGEMENT AGREEMENT (this “Third Amendment”) is made and entered into as of July 12, 2003, by and between Apex Mortgage Capital, Inc., a Maryland corporation (the “Company”), and TCW Investment Management Company, a California corporation (the “Manager”).

THE PARTIES TO THIS AGREEMENT enter into this Third Amendment on the basis of the following facts, intentions and understandings:

A.    The Company and the Manager are parties to that certain Management Agreement dated as of December 9, 1997, as amended by that certain First Amendment to Management Agreement dated as of December 16, 1998, as further amended by that certain Second Amendment to Management Agreement dated as of December 16, 1999 (the “Management Agreement”).

B.    The Company is a party to that certain Agreement and Plan of Merger dated as of July 12, 2003 (the “Merger Agreement”), by and among American Home Mortgage Holdings, Inc., a Delaware corporation (“AHM”), AHM New Holdco, Inc., a Maryland corporation (“New Holdco”), and the Company, pursuant to which, among other things, the Company shall merge with and into New Holdco (the “Merger”), with New Holdco as the surviving corporation in the Merger.

C.    As a condition to the Closing (as defined in the Merger Agreement), the Company and the Manager desire to enter into this Third Amendment to amend the Management Agreement in order to provide that the Management Agreement shall terminate immediately upon receipt by the Manager from the Company of the Merger Termination Fee (as defined in Section 1(b) below). In order to provide for the payment of the Merger Termination Fee immediately prior to the Closing (as defined in the Merger Agreement), the Company and the Manager shall enter into an escrow agreement by and among the Company, the Manager and such escrow agent as the Company and the Manager shall mutually agree, substantially in the form attached as Exhibit A hereto (the “Escrow Agreement”), which shall provide for, among other things, the deposit by the Company of $10,000,000, in an account established with and maintained by the Escrow Agent, no later than three (3) business days prior to the Initial Closing Date (as defined in the Merger Agreement), to be maintained and distributed by the Escrow Agent in accordance with the terms and subject to the conditions contained in the Escrow Agreement.

D.    Pursuant to Section 26 of the Management Agreement, the Company and the Manager are hereby amending the Management Agreement in accordance with the terms of this Third Amendment, which shall be executed by all of the parties to the Management Agreement. The Company and the Manager hereby acknowledge that Section 26 of the Management Agreement provides that no consent or approval of the Company’s stockholders is required in connection with any amendment, modification or change to the Management Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.    Amendments.

(a)    Section 10.1 of the Management Agreement is deleted in its entirety and replaced by the following:

“10.1    Term.    This Agreement shall commence on the Effective Date and shall continue in force until December 31, 1999 and thereafter it shall be subject to successive one-year renewal periods upon the review and approval of the Unaffiliated Directors. If the Unaffiliated Directors do not resolve to renew or terminate this Agreement within at least 60 days prior to the end of the then-current period of this

Agreement, this Agreement shall be automatically extended for a one-year period. The Company, subject to Section 10.2, and the Manager shall have the right, following the initial term of this Agreement, to terminate this Agreement at any time upon not less than 60 days prior written notice; provided, however, that the Company and the Manager hereby agree that this Agreement shall terminate automatically (and without any notice of non-renewal or further action on the part of the Company or the Manager) upon the Manager’s receipt of the Merger Termination Fee (as defined in Section 10.2(b) below).”

(b)    Section 10.2 of the Management Agreement is deleted in its entirety and replaced by the following:

“10.2    Termination; Merger Termination Fee.    (a) In addition to such further liability or obligation of either party to the other provided in Section 13 of this Agreement, if this Agreement is terminated without cause (as “cause” is defined in Section 12 of this Agreement) by delivery of a notice of non-renewal pursuant to Section 10.1 or because the Company does not consent to an assignment of this Agreement by the Manager in connection with any acquisition, consolidation or merger of TCW (to the extent such consent is required pursuant to the Investment Advisers Act), the Company, in addition to its obligations under Section 13, shall pay the Manager a termination fee in an amount equal to the fair market value of this Agreement determined by an independent appraisal. For the purposes of determining the fair market value of this Agreement, it will be assumed that this Agreement is unlimited in term and not subject to termination or non-renewal. Such appraisal shall be conducted by a nationally recognized appraisal firm selected (but not previously engaged) by the Manager, subject to the approval by a majority of the Unaffiliated Directors, which approval shall not be unreasonably withheld or delayed, and the costs of such appraisal shall be borne equally by the parties. Any appraisal conducted under this Agreement shall be performed no later than 45 days following selection of the appraiser or appraisers. The termination fee payable by the Company shall be paid within 30 days following receipt of the final appraisal to be obtained under this Agreement.

(b)    Notwithstanding anything to the contrary in Section 10.2(a) above, in the event this Agreement is terminated pursuant to Section 10.1 above in connection with transactions contemplated by that certain Agreement and Plan of Merger dated as of July 12, 2003 (the “AHM Merger Agreement”), by and among the Company, American Home Mortgage Holdings, Inc., a Delaware corporation (“AHM”), and AHM New Holdco, Inc., a Maryland corporation (“New Holdco”), the Company and the Manager hereby agree that, in lieu of obtaining an independent appraisal of the fair market value of this Agreement pursuant to Section 10.2(a) above, the termination fee payable to the Manager (the “Merger Termination Fee”) shall equal the Termination Fee (as defined in the AHM Merger Agreement). The Merger Termination Fee shall be payable by the Company to the Manager immediately prior to the Closing (as defined in the AHM Merger Agreement).”

2.    Full Force and Effect.    Except as amended in this Third Amendment, the Management Agreement shall remain in full force and effect and unmodified.

3.    Survival.    Notwithstanding termination of the Management Agreement, the Company and the Manager understand and agree that Sections 8 and 14 of the Management Agreement shall survive termination of the Management Agreement.

4.    Counterparts; Facsimile.    This Third Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. The parties may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts shall serve as originals.

[The Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to the Management Agreement as of the date first written above.

APEX MORTGAGE CAPITAL, INC.

By:	/s/ PHILIP BARACH

Philip Barach
CEO
TCW INVESTMENT MANAGEMENT COMPANY

By:	/s/ DAVID S. DEVITO, Managing Director, CFO
/s/ PHILIP K. HOLL, Senior Vice President

ANNEX F

FORM OF CHARTER OF AHM INVESTMENT CORP.

American Home Mortgage Investment Corp., a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland at c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    The Corporation desires to, and does hereby, amend and restate its charter (the “Charter”) as currently in effect and as hereinafter amended. The following provisions are all of the provisions of the Charter currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

The undersigned, Douglas M. Fox, whose post office address is c/o Ballard Spahr Andrews & Ingersoll, LLP, 300 East Lombard Street, Baltimore, Maryland 21202, being at least eighteen (18) years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II

CORPORATE NAME

The name of the corporation (the “Corporation”) is:

American Home Mortgage Investment Corp.

ARTICLE III

PURPOSES

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland now or hereafter in force. Subject to, and not in limitation of, the authority of the preceding sentence, at and following the Merger Effective Time (as such term is defined in Article V hereof), the Corporation shall engage in business as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), qualifying as such under Sections 856 through 860 of the Code, unless and until the Board of Directors shall have determined that it is no longer in the best interests of the Corporation to engage in such business.

The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter, and each shall be regarded as independent, and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to, and not in limitation of, the general powers of corporations under the general laws of the State of Maryland.

ARTICLE IV

PRINCIPAL OFFICE IN MARYLAND AND RESIDENT AGENT

Section 1.    Principal Office.    The present address of the principal office of the Corporation in the State of Maryland is:

c/o The Corporation Trust Incorporated

300 East Lombard Street

Baltimore, Maryland 21202

Section 2.    Resident Agent.    The name and address of the resident agent of the Corporation in the State of Maryland is:

The Corporation Trust Incorporated

300 East Lombard Street

Baltimore, Maryland 21202

The resident agent is a corporation organized under the laws of, and located in, the State of Maryland.

ARTICLE V

CAPITAL STOCK

Section 1.    Authorized Shares of Capital Stock.

(a)    Authorized Shares.    The total number of shares of capital stock of all classes that the Corporation has authority to issue is one hundred and ten million (110,000,000) shares, consisting of: (i) one hundred million (100,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”); and (ii) ten million (10,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”), which may be issued in one or more series as described in Section 5 of Article V hereof. The Common Stock and each series of the Preferred Stock shall each constitute a separate class of capital stock of the Corporation. The Common Stock and the Preferred Stock are collectively referred to herein as the “Equity Stock.”

The Board of Directors may from time to time classify and reclassify any unissued shares of Equity Stock in accordance with, or as contemplated by, Section 6 (and also, in the case of the Preferred Stock, Section 5) of Article V hereof.

(b)    Aggregate Par Value.    The aggregate par value of all of the Corporation’s authorized Equity Stock having par value is $1,100,000.00.

Section 2.    Restrictions and Limitations on the Equity Stock of the Corporation; REIT Provisions.    Subsequent to the Merger Effective Time and until the Restriction Termination Date (as each such term is defined in Article V hereof), all shares of Equity Stock of the Corporation shall be subject to the following restrictions and limitations:

(a)    Definitions.    For purposes of this Article V and, unless otherwise provided, the other Articles of the Charter, and the interpretation of the stock legend set forth herein, the following terms shall have the following meanings:

“Acquire” shall mean the acquisition of Beneficial Ownership of Equity Stock, whether by a Transfer, Non-Transfer Event or by any other means, including, without limitation, acquisition pursuant to the acquisition or exercise of Acquisition Rights or any other option, warrant, pledge or other security interest or similar right to acquire Equity Stock, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below. “Acquisition” shall have the correlative meaning.

“Acquisition Rights” shall mean rights to Acquire Equity Stock pursuant to: (i) the exercise of any option or warrant issued by the Corporation and outstanding at the opening of business on the first business day following the Merger Effective Time (whether exercisable on that day or not); or (ii) any pledge of Equity Stock made pursuant to an agreement executed on or before the opening of business on the first business day following the Merger Effective Time.

“Beneficial Ownership” shall mean ownership of Equity Stock by a Person who would be treated as an owner of such Equity Stock either directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by

Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code and determined without regard to whether such ownership has the effect of meeting the stock ownership requirement of Section 542(a)(2) of the Code. The terms “Beneficial Owner,” “Beneficially Own” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean, with respect to any Share Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Share Trust, in accordance with the provisions of Section 4(a) of this Article V.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors pursuant to or as contemplated by Section 2(f) of this Article V.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with any requirements established by the Board of Directors pursuant to or as contemplated by Section 2(f) of this Article V, as applicable to such Excepted Holder, the ownership limit with respect to the Common Stock and/or Equity Stock of the Corporation established by the Board with respect to such Excepted Holder, pursuant to or as contemplated by Section 2(f) of this Article V. The Excepted Holder Limit, unless and insofar as may otherwise be provided upon the establishment thereof, shall apply to an Excepted Holder in lieu of the Ownership Limit, and the Excepted Holder Limit may be made applicable to either or both of the Common Stock and the Equity Stock.

“Market Price” on any date shall mean, with respect to any class or series of outstanding shares of the Corporation’s stock, the Closing Price for such shares on such date. The “Closing Price” on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or the Nasdaq National Market or, if such shares are not listed or admitted to trading on the New York Stock Exchange or the Nasdaq National Market, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Corporation’s Board of Directors.

“Merger Effective Time” means the date and time at which the Merger Transaction becomes effective pursuant to Articles of Merger filed and accepted for record by the State Department of Assessments and Taxation of Maryland.

“Merger Transaction” means the merger of Apex Mortgage Capital, Inc., a Maryland corporation (“Apex”), with and into the Corporation.

“Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own Common Stock or Equity Stock in excess of the Ownership Limit (or would cause the Corporation to fail to qualify as a REIT), including, without limitation, a change in the capital structure of the Corporation.

“Ownership Limit” shall initially mean (i) with respect to the Common Stock, 6.5% of whichever is the more restrictive of (a) the total number, and (b) the value of the total number, of outstanding shares of Common Stock, and (ii) with respect to the Equity Stock, 6.5% of whichever is the more restrictive of (a) the total number, and (b) the value of the total number, of outstanding shares of Equity Stock. The Board of Directors may impose additional restrictions in the nature of an Ownership Limit as applicable to any separate class or series of Preferred Stock, as provided for under the terms established for such separate class or series.

“Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 4(e) of this Article V.

“Person” shall mean an individual, corporation, partnership, limited liability company or partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter that participates in a public offering of the Corporation’s Common Stock and/or other Equity Stock for a period of thirty (30) days following purchase by such underwriter of the Common Stock and/or other Equity Stock.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer that results in Shares-in-Trust as defined below in Section 4 of this Article V, the purported beneficial transferee for whom the Purported Record Transferee would have Acquired shares of Equity Stock of the Corporation if such Transfer had been valid under Section 2(b) of this Article V.

“Purported Record Transferee” shall mean, with respect to any purported Transfer that results in Shares-in-Trust, the Person who would have been the record holder of the shares of Equity Stock of the Corporation if such Transfer had been valid under Section 2(b) of this Article V.

“REIT” shall mean a real estate investment trust under Section 856 et seq. of the Code.

“Restriction Termination Date” shall mean the first day after the Merger Effective Time on which the Corporation determines pursuant to Section 2(h) of this Article V that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Share Trust” shall mean any separate trust created pursuant to Section 4(a) of this Article V and administered in accordance with the terms of Section 4 of this Article V for the exclusive benefit of any Charitable Beneficiary.

“Shares-in-Trust” shall mean any shares of Equity Stock designated Shares-in-Trust pursuant to Section 4(a) of this Article V.

“Share Trustee” shall mean the trustee of the Share Trust, which is selected by the Corporation but not affiliated with the Corporation or the Charitable Beneficiary, and any successor trustee appointed by the Corporation.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock or the right to vote or receive dividends on shares of Equity Stock (including, without limitation, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or the right to vote or receive dividends on shares of Equity Stock or (ii) the sale, transfer, assignment or other disposition or grant of any Acquisition Rights or other securities or rights convertible into or exchangeable for shares of Equity Stock, or the right to vote or receive dividends on shares of Equity Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

(b)    Ownership Limitation and Transfer Restrictions.

(i)    Except as provided in or by operation of Section 2(f) of this Article V, from and after the Merger Effective Time and prior to the Restriction Termination Date: (w) no Person shall have Beneficial Ownership of Common Stock or Equity Stock in excess of the Ownership Limit; (x) no Excepted Holder shall have Beneficial Ownership of Common Stock or Equity Stock in excess of the Excepted Holder Limit for such Excepted Holder; (y) no Person shall Acquire shares of Equity Stock if, as a result of such action, the shares of Equity Stock would be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution under the Code); and (z) no Person shall Acquire shares of Equity Stock or any interest therein if, as a result of such acquisition, the Corporation would be “closely held” within the meaning of Section 856(h) of the Code, or would otherwise fail to qualify as a REIT, as the case may be.

(ii)    Any Transfer that would result in a violation of the restrictions in Section (b)(i) above, shall be void ab initio as to the purported Transfer of such number of shares of Common Stock or Equity Stock that would cause the violation of the applicable restriction in Section (b)(i) above, and the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no rights in such shares of Equity Stock.

(c)    Automatic Transfer to Share Trust.

(i)    If, notwithstanding the other provisions contained in this Article V, at any time from and after the Merger Effective Time and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would have Beneficial Ownership of Common Stock or Equity Stock in excess of the Ownership Limit (or, in the case of an Excepted Holder, ownership in excess of the Excepted Holder Limit as applicable to such Excepted Holder), then, except as otherwise provided in or by of operation of Section 2(f) of this Article V as to such Person, (x) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the shares of Common Stock or Equity Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Common Stock or Equity Stock that would cause such Purported Record Transferee (and the Purported Beneficial Transferee, if different) to Beneficially Own shares of Common Stock or Equity Stock in excess of the Ownership Limit or Excepted Holder Limit, as the case may be (rounded up to the nearest whole share), (y) such number of shares of Common Stock or Equity Stock in excess of the Ownership Limit or Excepted Holder Limit, as the case may be (rounded up to the nearest whole share), shall be designated Shares-in-Trust and, in accordance with the provisions of Section 4(a) of this Article V, transferred automatically and by operation of law to the Share Trust to be held in accordance with Section 4 of this Article V, and (z) such Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall submit such number of shares of Common Stock or Equity Stock to the Share Trust for registration in the name of the Share Trustee. Any Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding title to the shares Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares that would cause such person to own shares in excess of the Ownership Limit or Excepted Holder Limit, as the case may be. Such transfer to a Share Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(ii)    If, notwithstanding the other provisions contained in this Article V, at any time from and after the Merger Effective Time and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution under the Code), (ii) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or (iii) cause the Corporation to otherwise fail to qualify as a REIT, as the case may be, then (x) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such Purported Record Transfer (and the Purported Beneficial Transferee, if different) would (A) result in the shares of Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution under the Code), (B) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or (C) otherwise cause the Corporation to fail to qualify as a REIT, as the case may be, then (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 4(a) of this Article V, transferred automatically and by operation of law to the Share Trust to be held in accordance with Section 4 of this Article V, and (z) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall submit such number of shares of Equity Stock to the Share Trust for registration in the name of the Share Trustee.

(iii)    To the extent that, upon a purported Transfer or Non-Transfer Event, a violation of any restriction set forth in Section 2(b)(i) above would nonetheless be continuing (for example, where the ownership of Equity Stock by a single Share Trust would violate the restriction that the Equity Stock must be Beneficially Owned by 100 or more Persons), then shares of Equity Stock shall be transferred to that number of Share Trusts, each having a distinct Share Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Share Trust, such that there is no violation of any restriction set forth in Section 2(b)(i).

(d)    Remedies for Breach.    If the Board of Directors or the Corporation or its designee shall at any time determine in good faith that a purported Transfer of Equity Stock has taken place in violation of Section 2(b) of this Article V, the Board of Directors or the Corporation or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition; provided, however, that any Transfer, attempted Transfer, acquisition or attempted acquisition in violation of Section 2(b)(i) of this Article V shall automatically result in the Transfer described in Section 2(c) of this Article V, irrespective of any action (or non-action) by the Board of Directors, except as provided in Section 2(f) of this Article V.

(e)    Notice of Restricted Transfer.

(i)    Any Person who acquires or attempts to acquire Common Stock or Equity Stock in violation of Section 2(b) of this Article V, and any Person who is a Purported Record Transferee or a Purported Beneficial Transferee of shares of Common Stock or Equity Stock that are transferred to a Share Trust under Section 2(c) of this Article V, shall immediately give written notice to the Corporation of such event, shall submit to the Corporation such number of shares of Common Stock or Equity Stock to be transferred to the Share Trust and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or such Non-Transfer Event on the Corporation’s status as a REIT.

(ii)    From and after the Merger Effective Time and prior to the Restriction Termination Date, every Beneficial Owner of more than 5%, in the case of the Corporation then having 2,000 or more stockholders of record, or 1%, in the case of the Corporation then having more than 200 but fewer than 2,000 stockholders of record, or  1/2%, in the case of the Corporation then having fewer than 200 stockholders of record, or such other percentage as may be provided from time to time in the pertinent income tax regulations promulgated under the Code, of the number or value of the outstanding Common Stock or Equity Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of Common Stock and Equity Stock Beneficially Owned, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information that the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit or Excepted Holder Limit as applicable to such Beneficial Owner.

(iii)    From and after the Merger Effective Time and prior to the Restriction Termination Date, each Person who is a Beneficial Owner of Equity Stock of the Corporation and each Person (including the stockholder of record) who is holding Equity Stock of the Corporation for a Beneficial Owner shall provide to the Corporation such information as the Corporation may reasonably request in order to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance and to ensure compliance with the Ownership Limit or Excepted Holder Limit as applicable to such Beneficial Owner.

(f)    Exceptions.

(i)    The Board of Directors may, but in no case shall the Board of Directors be required to, waive, in whole or in part, application of the Ownership Limit or Excepted Holder Limit to a Person otherwise subject to such limit and/or establish, in lieu of the Ownership Limit or Excepted Holder Limit, or any portion or aspect thereof, then applicable to such Person, an Excepted Holder Limit (or a new Excepted Holder Limit) as applicable to the ownership, beneficial or otherwise, of Common Stock and/or Equity Stock by such Person, if it concludes that the ownership of Common Stock and/or Equity Stock by such Person will not (A) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, (B) result in shares of Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution under the Code), or (C) otherwise cause the Corporation to fail to qualify as a REIT under the Code; provided, however, that (i) the Board of Directors obtains from such Person such representations and undertakings, if any, as the Board of Directors may in its sole discretion require (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person), and (ii) such Person agrees in writing that any violation or attempted violation of any such or any other limitations as the Board of Directors may establish for such Person, or such other restrictions as the Board may in its sole discretion impose with respect to such Person at the time of granting such waiver or exception, will result in transfer to the Share Trust of Common Stock or Equity Stock pursuant to Section 2(c) of this Article V. In making any determination to waive application of the Ownership Limit or Excepted Holder Limit or to establish an Excepted Holder Limit (or a new Excepted Holder Limit) for any Person, the Board of Directors, in its sole and absolute discretion, may, but shall not be required to, receive either a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors that concludes that the ownership of Equity Stock by such Person will not (A) result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, (B) result in shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution under the Code), or (C) otherwise cause the Corporation to fail to qualify as a REIT under the Code. Unless and until the Board of Directors waives the application of the Ownership Limit or Excepted Holder Limit as applicable to any Person (or even thereafter insofar as such waiver did not or does not operate to relieve some restrictive portion or aspect of the Ownership Limit or Excepted Holder Limit as applicable to such Person), the Ownership Limit and/or Excepted Holder Limit, as applicable, shall apply to such Person, notwithstanding the fact that if such Person were otherwise to Acquire Equity Stock in excess of the Ownership Limit or Excepted Holder Limit, as applicable, such Acquisition would not adversely affect the Corporation’s qualification as a REIT under the Code.

(ii)    If the Board of Directors makes a determination to waive the Ownership Limit or Excepted Holder Limit, or to establish an Excepted Holder Limit (or a new Excepted Holder Limit) as applicable to any Person, the Board may revoke the waiver, or reduce the Excepted Holder Limit applicable to an Excepted Holder, only (a) with the written consent of such Person at any time, or (b) pursuant to the terms and conditions of the representations and undertakings, if any, entered into with such Person in connection with the granting of the waiver or the establishment of the Excepted Holder Limit for such Person. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit. Notwithstanding the foregoing, nothing in this Section 2(f)(ii) is intended to limit or modify the restrictions on ownership contained in Section 2(b) hereof and the authority of the Board of Directors under this Section 2(f).

(iii)    The Board of Directors has determined, and it is hereby confirmed, that application of the Ownership Limit to Michael Strauss is waived as respects both the Common Stock of the Corporation, specifically, and the Equity Stock of the Corporation, generally, and that in lieu thereof, an Excepted Holder Limit is hereby established for Michael Strauss in respect of the Equity Stock of the Corporation, generally (and not the Common Stock, specifically), at 20% of the value of the total number of shares of Equity Stock of the Corporation outstanding from time to time (or at such greater percentage as shall be determined by the Board of Directors from time to time in accordance with this Section 2(f)); accordingly, Michael Strauss shall be permitted to Beneficially Own up to 20% of the value of the total number of shares of Equity Stock of the Corporation outstanding from time to time. Such waiver and/or such Excepted Holder Limit, as applicable to Michael Strauss, may be revoked or reduced only by operation of the terms of Section 2(f)(ii) of this Article V.

(g)    Legend.    Each certificate for shares of Equity Stock shall bear substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON OWNERSHIP AND TRANSFER. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN (I) SHARES OF COMMON STOCK OF THE CORPORATION IN EXCESS OF 6.5% OF THE MORE RESTRICTIVE OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION, (II) SHARES OF EQUITY STOCK OF THE CORPORATION IN EXCESS OF 6.5% OF THE MORE RESTRICTIVE OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING SHARES OF EQUITY STOCK OF THE CORPORATION, (III) SHARES OF THE CORPORATION’S EQUITY STOCK IF SUCH ACQUISITION WOULD RESULT IN THE TRUST BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (IV) SHARES OF THE CORPORATION’S EQUITY STOCK IF SUCH ACQUISITION WOULD RESULT IN THE EQUITY STOCK BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION UNDER THE CODE), (V) SHARES OF THE CORPORATION’S EQUITY STOCK IF SUCH ACQUISITION WOULD CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE, OR (VI) SHARES OF THE CORPORATION’S COMMON STOCK OR EQUITY STOCK IN VIOLATION OF ANY OF THE FURTHER RESTRICTIONS SET FORTH IN THE CORPORATION’S CHARTER. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN SHARES OF THE CORPORATION’S COMMON STOCK OR EQUITY STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS, (A) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY THE CORPORATION AND (B) THE SHARES OF THE CORPORATION’S COMMON STOCK OR EQUITY STOCK IN VIOLATION OF THESE RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NON-TRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN THE CORPORATION’S CHARTER HAVE THE MEANINGS PROVIDED IN THE CORPORATION’S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.”

(h)    REIT Qualification.    From and after the Merger Effective Time, but subject to the second sentence immediately following below, the Board of Directors shall use commercially reasonable efforts to cause the Corporation and its stockholders to qualify for United States federal income tax treatment as a REIT in accordance with the provisions of the Code applicable to a REIT and shall not take any action that could adversely affect the ability of the Corporation to qualify as a REIT. In furtherance of the foregoing, but subject to the sentence immediately following below, the Board of Directors shall use commercially reasonable efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Corporation as a REIT. Notwithstanding the foregoing and anything otherwise contained herein to the contrary, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to have the Corporation qualify as a REIT, the Board of Directors may authorize the termination of, and the Corporation may take any and all actions necessary to terminate, the Corporation’s REIT election pursuant to Section 856(g) of the Code.

(i)    Remedies Not Limited.    Subject to Section 9 of this Article V, nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

(j)    Ambiguity.    In the case of an ambiguity in the application of any of the provisions of this Article V, including any definition contained in Section 2(a) hereof, the Board of Directors shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to it.

(k)    Severability.    If any provision of this Article V or any application of any such provision is determined to be invalid by a federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 3.    Common Stock.    Subject to the provisions of Sections 2, 4 and 5 of this Article V, the Common Stock shall have the following preferences, voting powers, restrictions, limitations as to dividends and such other rights as may be afforded by law.

(a)    Voting Rights.    Except as may otherwise be required by law, each holder of shares of Common Stock shall have one vote in respect of each share of Common Stock on all actions to be taken by the holders of Common Stock of the Corporation and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

(b)    Dividend Rights.    Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation’s stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable, and the holders of the Common Stock shall share ratably in any such dividends, in proportion to the number of shares of Common Stock held by them respectively, on a share-for-share basis.

(c)    Liquidation Rights.    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of Equity Stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up on the Corporation are entitled, together with the holders of any other class of Equity Stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

Section 4.    Shares-in-Trust.

(a)    Share Trust.    Any shares of Equity Stock transferred to a Share Trust and designated Shares-in-Trust pursuant to Section 2(c) of this Article V shall be held for the exclusive benefit of the Charitable Beneficiary. The Corporation shall name a Charitable Beneficiary and Share Trustee of each Share Trust within five (5) days after discovery of the existence thereof. Any transfer to a Share Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section 2(c) of this Article V shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Share Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of Section 4(c) hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

(b)    Dividend Rights.    The Share Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Charitable Beneficiary. The Purported Record Transferee (or the Purported Beneficial Transferee, if applicable) with respect to Shares-in-Trust shall repay to the Share Trustee the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated as Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee (or Purported Beneficial Transferee, if applicable), including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned by the Person who, but for the provisions of Section 2(c) of this Article V, would Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Share Trustee for the benefit of the Charitable Beneficiary the dividends so received or withheld, as the case may be.

(c)    Rights Upon Liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of (other than a dividend), the Corporation, each Share Trustee of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation that is available for distribution to the holders of such class and series of Equity Stock. The Share Trustee shall distribute to the Purported Record Transferee the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Purported Record Transferee shall not be entitled to receive amounts pursuant to this Section 4(c) in excess of, in the case of a purported Transfer in which the Purported Record Transferee gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Purported Record Transferee paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Purported Record Transferee did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Share Trust shall be distributed to the Charitable Beneficiary.

(d)    Voting Rights.    The Share Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Purported Record Transferee as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Purported Record Transferee shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Share Trust of shares of Equity Stock under Section 2(c) hereof, an irrevocable proxy to the Share Trustee to vote the Shares-in-Trust in the manner in which the Share Trustee, in its sole and absolute discretion, desires.

(e)    Designation of Permitted Transferee.    The Share Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not materially and adversely to affect the Market Price of the Shares-in-Trust, the Share Trustee shall designate any Person as Permitted Transferee; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price as set forth in Section 4(g) of this Article V, the Shares-in-Trust, and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Share Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section 2(c) of this Article V. Upon the designation by the Share Trustee of a Permitted Transferee in accordance with the provisions of this Section 4(e), the Share Trustee of a Share Trust shall (w) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (x) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, (y) cause the Shares-in-Trust to be cancelled, and (z) distribute to the Charitable Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Purported Record Transferee pursuant to Section 4(f) of this Article V.

(f)    Compensation to Record Holder of Shares of Equity Stock that Become Shares-in-Trust.    Any Purported Record Transferee shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 4(c) of this Article V) to receive from the Share Trustee upon the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (x) a purported Transfer in which the Purported Record Transferee (or the Purported Beneficial Transferee, if applicable) gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Purported Record Transferee (or the Purported Beneficial Transferee, if applicable) paid for the shares of Equity Stock, or (z) a Non-Transfer Event or Transfer in which the Purported Record Transferee (or the Purported Beneficial Transferee, if applicable) did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Share Trustee of the Share Trust from the sale or other disposition of such Shares-in-Trust in accordance with Section 4(e) or (g) of this Article V. Any amounts received by the Share Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Purported Record Transferee pursuant to this Section 4(f) shall be distributed to the Charitable Beneficiary in accordance with the provisions of Section 4(e) of this Article V. Each Charitable Beneficiary and Purported Record Transferee (and Purported Beneficial Transferee, if different) waives any and all claims that each may have against the Share Trustee and the Share Trust arising out of the disposition of the Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 4 by, such Share Trustee or the Corporation.

(g)    Purchase Rights in Shares-in-Trust.    Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event), and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (x) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (y) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 2(e) of this Article V.

Section 5.    Preferred Stock.    The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of, or otherwise relating to or establishing, any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: (i) the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or series of stock of the Corporation; (ii) whether such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; (iii) the voting rights, if any, to be provided for shares of such series; (iv) the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (v) the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for other shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; (vi) the redemption rights (including sinking fund provisions), if any, for shares of such series; and (vii) such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding. In case the number of shares of any class shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Notwithstanding any other provision hereof to the contrary, the holders of each class or series of Preferred Stock will share ratably in any dividends with respect to such class or series in proportion to the number of shares held by such holders respectively, on a share-by-share basis.

Section 6.    Classification and Reclassification of Equity Stock.

(a)    Subject to the foregoing provisions of Article V hereof, the power of the Board of Directors to classify and reclassify any of the unissued shares of Equity Stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into shares of Common Stock or Preferred Stock or any class or series of Preferred Stock, or shares of preference stock, special stock or other stock, by determining, fixing or altering one or more of the following:

(i)    the distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into Common Stock or any other class or series shall become part of the authorized Equity Stock and be subject to classification and reclassification as provided in this Section.

(ii)    whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

(iii)    whether or not shares of such class or series shall have voting rights and, if so, the terms of such voting rights.

(iv)    whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

(v)    whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether or not there shall be any sinking fund or purchase account in respect thereof and, if so, the terms thereof.

(vi)    the rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of, the assets of the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

(vii)    whether or not there shall be any limitations applicable, while shares of such class are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

(viii)    any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

(b)    For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of Equity Stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

(i)    prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

(ii)    on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such other class or series, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

(iii)    junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

Section 7.    Charter and Bylaws.    All persons who shall Acquire shares of Equity Stock of the Corporation shall Acquire such shares subject to the provisions of the Charter and Bylaws.

Section 8.    Settlement of Stock Exchange and National Market Transactions.    Notwithstanding any provisions contained herein to the contrary, nothing in the Charter shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, the American Stock Exchange or other national exchange or the Nasdaq National Market or other national market system.

Section 9.    Vote Required.    Except as specifically required in Section 4 of Article VI of the Charter, notwithstanding any provision of law requiring a greater proportion of the votes entitled to be cast by the stockholders in order to take or approve any action on a matter (including a merger, consolidation, transfer of assets, share exchange or an amendment to the Charter), such action shall be valid and effective if taken or approved by the affirmative vote of at least a majority of all votes entitled to be cast by the stockholders on the matter.

ARTICLE VI

THE BOARD OF DIRECTORS

Section 1.    Number and Qualification of Directors.    The business and affairs of the Corporation shall be managed by a Board of Directors which may exercise all of the powers of the Corporation except those conferred on, or reserved for, the stockholders hereunder, under the Corporation’s Bylaws or by law. The number of directors of the Corporation is currently six (6), which number may be increased or decreased pursuant to the Bylaws of the Corporation, but in no event shall be less than the minimum number required by the general laws of the State of Maryland. A director need not be a stockholder of the Corporation.

Section 2.    Classified Board.

(a)    The Board of Directors of the Corporation shall be classified, with respect to the terms for which the directors severally hold office, into three classes (each, a “Class”), each of which shall be, as nearly as possible, of equal size.

(b)    The directors of the Corporation (the “Current Directors”) shall be the following individuals, who shall be classified into three Classes as follows:

Director	Class

C. Cathleen Raffaeli	Class I

Kenneth P. Slosser	Class I

John A. Johnston	Class II

Michael A. McManus, Jr.	Class II

Nicholas R. Marfino	Class III

Michael Strauss	Class III

Each Current Director in Class II shall serve for a term expiring on the date of the next succeeding annual meeting of stockholders, each Current Director in Class III shall serve for a term expiring on the date of the second succeeding annual meeting of stockholders, and each Current Director in Class I shall serve for a term expiring on the date of the third succeeding annual meeting of stockholders. Subject to the rights of holders of, or the terms applicable to, any class or series of Preferred Stock, at each annual meeting of stockholders, the successors to the class of directors whose term expires at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified.

Section 3.    Quorum.    The presence of a majority of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided herein or by applicable law, the vote of a majority of such quorum shall be required for the Board of Directors to act.

Section 4.    Removal of Directors.    Subject to the rights of holders of any class or series of Preferred Stock to remove directors, any director may be removed only for cause and only upon the affirmative vote of the stockholders holding not less than two-thirds (66- 2/3%) of all the votes entitled to be cast generally for the election of directors.

Section 5.    Filling Vacancies.    Except as may be otherwise provided for or fixed pursuant to the provisions of Article V hereof with respect to the rights of holders of Preferred Stock to elect directors, a vacancy on the Board of Directors that occurs or is created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by its sole director. A director so elected to fill a vacancy shall serve until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified (so long as such director remains qualified). A director elected by the stockholders to fill a vacancy resulting from the removal of a director shall serve for the remainder of the term of the director so removed. When a vacancy is created as a result of the resignation of a director from the Board of Directors, which resignation is not effective until a future date, such director shall not have the power to vote to fill such vacancy.

Section 6.    No Cumulative Voting.    Stockholders shall not be entitled to cumulative voting rights with respect to the election of directors.

Section 7.    Reserved Powers of the Board of Directors.    The enumeration and definition of particular powers of the Board of Directors included in the foregoing provisions of this Article VI or the provisions of Article VII hereof shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Corporation’s Charter, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the general laws of the State of Maryland now or hereafter in force.

ARTICLE VII

PROVISIONS FOR DEFINING, LIMITING AND REGULATING

CERTAIN POWERS OF THE CORPORATION AND OF THE

STOCKHOLDERS AND DIRECTORS

The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

Section 1.    Board Authorization of Share Issuances.    The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of any class or series of Equity Stock, whether now or hereafter authorized, or securities convertible into any class or series of Equity Stock, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

Section 2.    No Preemptive Rights.    Except as provided by the Board of Directors in authorizing the issuance of Preferred Stock pursuant to Section 5 of Article V, no holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe to or purchase (i) any shares of Equity Stock of the Corporation, (ii) any warrants, rights, or options to purchase any such shares, or (iii) any other securities of the Corporation or obligations convertible into any shares of Equity Stock of the Corporation or such other securities or into warrants, rights or options to purchase any such shares or other securities of the Corporation.

Section 3.    Powers of the Board of Directors.    The Board of Directors of the Corporation shall, consistent with applicable law, have the power in its sole discretion: to determine from time to time, in accordance with sound accounting practice or other reasonable valuation methods, what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

Section 4.    Related Party Transactions.    Without limiting any other procedures available by law, set forth in the Bylaws or otherwise established by the Corporation, the Board of Directors may authorize any agreement or transaction with any Person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or an officer, director, stockholder or member of such other party (an “Interested Officer/Director”), and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if: (i) the existence is disclosed or known to the Board of Directors, and the contract or transaction is authorized, approved or ratified by the affirmative vote of a majority of the directors, excluding the Interested Officers/Directors; or (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes entitled to be cast by the stockholders, other than the votes of the shares held of record by the Interested Officers/Directors; or (iii) the contract or transaction is fair and reasonable to the Corporation. Any Interested Officer/Director of the Corporation or the stock owned by them or by a corporation, association, company, trust, partnership (limited or general) or other organization in which an Interested Officer/Director may have an interest, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

ARTICLE VIII

INDEMNIFICATION

AND LIMITATION OF LIABILITY

Section 1.    Indemnification.

(a)    Indemnification of Agents.    The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or such director or officer is or was serving at the request of the Corporation as a director, officer, agent, trustee, partner or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation shall indemnify other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. Any repeal or modification of this Section 1(a) by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

(b)    Insurance.    The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c)    Indemnification Non-Exclusive.    The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 2.    Limitation of Liability.    To the fullest extent permitted by statutory or decisional law of the State of Maryland, as amended or interpreted from time to time, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders, or any of them, for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ARTICLE IX

AMENDMENTS

Section 1.    Right to Amend Charter.    The Corporation reserves the right from time to time to make any amendments to the Charter which may now or hereafter be authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation.

Section 2.    Board Amendment of the Charter.    Pursuant to Section 2-105(a)(12) of the Maryland General Corporation Law, the Board of Directors, with the approval of a majority of the entire Board of Directors, may amend the Charter to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class that the Corporation has authority to issue.

ARTICLE X

DURATION OF CORPORATION

The duration of the Corporation shall be perpetual.

SECOND:    The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 100, consisting of 100 shares of Common Stock, par value $0.01 per share. The aggregate par value of all shares of stock having par value was $1.00. The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the Charter is 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock is $1,100,000.

THIRD:    The amendment to and restatement of the Charter as hereinabove set forth has been duly advised by the Board of Directors of the Corporation and approved by the sole stockholder of the Corporation as required by law.

FOURTH:    The current address of principal office of the Corporation in the State of Maryland is as set forth in Article VI of foregoing amendment and restatement of Charter.

FIFTH:    The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the Charter.

SIXTH:    The undersigned President of the Corporation acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this      day of             , 2003.

By:
	Name:	Michael Strauss
	Title:	President

ATTEST:

By:
	Name:	Alan B. Horn, Esq.
	Title:	Secretary

ANNEX G

FORM OF BYLAWS OF AHM INVESTMENT CORP.

ARTICLE I

OFFICES

Section 1.    PRINCIPAL OFFICE.    The principal executive office of the Corporation shall be located at 520 Broadhollow Road, Melville, New York, 11747 or at such other place or places as the Board of Directors may designate.

Section 2.    ADDITIONAL OFFICES.    The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 3.    ACCOUNTING YEAR.    The Board of Directors shall have the power from time to time to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    PLACE.    All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

Section 2.    ANNUAL MEETING.    The annual meeting of the stockholders of the Corporation, for the election of members of the Board of Directors and the transaction of such other business that may come properly before the meeting, shall be held at such date and time during the month of June of each calendar year as shall be determined by a majority of the Board of Directors.

(a)    To be properly brought before the annual meeting, nominations of persons for election to the Board of Directors and any proposal of business to be considered by the stockholders at the annual meeting of the stockholders must be made or brought before the annual meeting either (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 2(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2(a).

(b)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(c)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if he or she should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3.    SPECIAL MEETINGS.

(a)    GENERAL.    The President or the Chairman of the Board of Directors, or a majority of the Board of Directors, or a duly authorized committee thereof, may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall only be called by the Secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b)    STOCKHOLDER REQUESTED SPECIAL MEETINGS.    (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature, shall bear the date of signature of each such stockholder and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Board of Directors shall set a record date for determining the stockholders entitled to vote at the special meeting. In accordance with Section 2-502 of the Maryland General Corporation Law, the Board of Directors shall have the sole power and authority to set the record date of a special meeting of stockholders and the date, time and place of any such meeting.

(2)    In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request and the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3)    The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4)    Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated in the notice of the meeting. In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting. In fixing a date for any special meeting, the Board of Directors may consider such factors as such person deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(5)    If at any time as a result of written revocations of requests for the special meeting, stockholders of record (or their duly authorized proxies or other agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days before the meeting if the Secretary has first sent to all other requesting stockholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)    The President or the Chairman of the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent the Special Meeting Percentage of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 4.    NOTICE.    Not less than ten (10) or more than ninety (90) days before any meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business, or by any other manner authorized by applicable law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 5.    SCOPE OF NOTICE.    Subject to the provisions of Section 2 of Article II of these Bylaws, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 6.    ORGANIZATION.    At every meeting of stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary.

Section 7.    QUORUM.    At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section 7 shall not affect any requirement under any statute, the charter of the Corporation (the “Charter”) or these Bylaws for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the adjourned meeting until such quorum is present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.    VOTING.    A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Charter of the Corporation or these Bylaws. Unless otherwise provided in the Charter (including any articles supplementary for any series of preferred stock), each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 9.    PROXIES.    A stockholder may cast the votes entitled to be cast by the shares of the stock owned of record by such stockholder either in person or may authorize another person or persons to act for such stockholder as proxy in any manner permitted by applicable law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 10.    VOTING OF STOCK BY CERTAIN HOLDERS.    Stock of the Corporation registered in the name of a partnership, trust, another corporation or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

Shares of stock of the Corporation indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity and are deemed outstanding under applicable law, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 11.    INSPECTORS.    At any meeting of stockholders, the Chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12.    VOTING BY BALLOT.    Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

ARTICLE III

DIRECTORS

Section 1.    GENERAL POWERS.    The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, except those specifically reserved or granted to the stockholders by statute or by the Charter or these Bylaws, shall be exercised by, or under the authority of, the Board of Directors. Except as otherwise agreed between the Corporation and the Director, each individual Director may engage in other business activities of the type conducted by the Corporation and is not required to present to the Corporation any investment opportunities presented to them even though the investment opportunities may be within the scope of the Corporation’s investment policies.

Section 2.    NUMBER; QUALIFICATIONS.

(a)    At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors; provided that the number thereof shall never be less than three (3), or more than twelve (12); and provided, further, that the tenure of office of a director shall not be affected by any decrease in the number of directors.

(b)    A majority of the members of the Board of Directors shall be independent (each, an “Independent Director”), as determined by the Board of Directors from time to time (such determination to be conclusive) with reference to the listing standards of any national securities exchange or trading market on which the Corporation’s Common Stock is traded and with reference to any other laws, rules and regulations applicable to the Corporation; provided, however, that such requirement shall not apply (i) during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to the expiration of the director’s term of office or (ii) prior to the Merger Effective Time (as such term is defined in Article V of the Charter). Notwithstanding the foregoing requirement that a majority of the Board of Directors be Independent Directors, no action otherwise validly taken by the Board during a period in which it is permitted in accordance with the preceding sentence that a majority of its members are not Independent Directors shall be invalidated or otherwise affected by such circumstance.

Section 3.    ANNUAL AND REGULAR MEETINGS.    An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4.    SPECIAL MEETINGS.    Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the Chairman of the Executive Committee of the Board of Directors, the Chief Executive Officer of the Company or by a majority of directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, whether within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

Section 5.    NOTICE.    Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each director at his business or residence address. Notice by personal delivery, by telephone or a facsimile transmission shall be given at least two (2) days prior to the meeting. Notice by mail shall be given at least five (5) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.    QUORUM.    The presence of a majority of the total number of directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice; and provided, further, that if, pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 7.    VOTING.    The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

Section 8.    TELEPHONE MEETINGS.    Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.    ACTION BY DIRECTORS WITHOUT MEETING.    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 10.    VACANCIES.    Except as may be otherwise provided for or fixed pursuant to the rights of holders of any class or series of preferred stock to elect directors, a vacancy on the Board of Directors that occurs or is created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by its sole director. A director so elected to fill a vacancy shall serve until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. A director elected by the stockholders to fill a vacancy shall serve for the remainder of the term of the class of the director in which the vacancy had existed. When a vacancy is created as a result of the resignation of a director from the Board of Directors, which resignation is not effective until a future date, such director shall not have the power to vote to fill such vacancy.

Section 11.    COMPENSATION.    Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation from time to time. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof.

Section 12.    RESIGNATIONS.    Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

Section 13.    REMOVAL OF DIRECTORS.    Subject to the rights of holders of any class or series of preferred stock to remove directors elected by such class or series, any director may be removed only for cause and only upon the affirmative vote of the stockholders holding not less than two-thirds of all the votes entitled to be cast for the election of directors.

Section 14.    POLICIES AND RESOLUTIONS.    The investment policies of the Corporation and the restrictions thereon shall be established from time to time by the Board of Directors. The Board of Directors shall insure that the investment policies of the Corporation and the limitations thereon or amendment thereof are at all times:

(a)    consistent with such policies, limitations and restrictions as are contained in these Bylaws, or in the Corporation’s Charter, subject to revision from time to time at the discretion of the Board of Directors without stockholder approval unless otherwise required by law; and

(b)    following the Merger Effective Date (as defined in the Charter), in compliance with the restrictions applicable to real estate investment trusts (REITs) pursuant to the Internal Revenue Code of 1986, as amended, unless and until the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to have the Corporation qualify as a REIT.

Section 15.    LOSS OF DEPOSITS.    No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 16.    SURETY BONDS.    Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 17.    RELIANCE.    Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

ARTICLE IV

COMMITTEES

Section 1.    NUMBER, TENURE AND QUALIFICATIONS.    The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2.    POWERS.

(a)    The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law. Any such committee, to the extent provided in the resolution of the Board of Directors, and to the maximum extent permitted under Maryland General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Charter, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or any other matter requiring the approval of the stockholders of the Corporation, or amending the Bylaws of the Corporation; and no such committee shall have the power or authority to authorize or declare a dividend, to authorize the issuance of stock (except that, if the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors may, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors: authorize or fix the terms of stock subject to classification or reclassification, including the designations and any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares; within the limits established by the Board of Directors, fix the number of any such class or series of stock or authorize the increase or decrease in the number of shares of any series or class; and otherwise establish the terms on which any stock may be issued, including the price and consideration for such stock), or to approve any merger or share exchange, regardless of whether the merger or share exchange requires stockholder approval.

(b)    In addition to any other committees that may be established from time to time, the Corporation shall, from and after the Merger Effective Time (as defined in Article V of the Charter), have the following committees, the specific authority and members of which shall be as designated herein, in such committee’s charter or otherwise by resolution of the Board of Directors:

(i)    An Audit Committee, which shall consist solely of Independent Directors and which shall, among other things, engage the independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Corporation’s internal accounting controls.

(ii)    A Compensation Committee, which shall consist solely of Independent Directors and which shall determine compensation for the Corporation’s executive officers, and shall, among other things, review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Corporation.

Section 3.    MEETINGS.    Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a Chairman of any committee, and such Chairman or any two (2) members of any committee (if there are at least two (2) members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding.

Section 4.    TELEPHONE MEETINGS.    Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.    ACTION BY COMMITTEES WITHOUT MEETING.    Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 6.    VACANCIES.    Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1.    GENERAL PROVISIONS.    The officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary and a Treasurer and may include a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President, Treasurer and Secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. The Board of Directors may delegate to any committee of the Board of Directors the power to elect subordinate officers and may delegate to any officer or committee of the Board of Directors the power to retain or appoint employees or other agents.

Section 2.    REMOVAL AND RESIGNATION.    Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the president or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.    VACANCIES.    A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4.    GENERAL POWERS.    All officers of the Corporation as between themselves and the Corporation shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

Section 5.    CHIEF EXECUTIVE OFFICER.    The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the

Corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined and overseen by the Board of Directors, and for the management of the business and affairs of the Corporation, and shall have all of the powers and authority of management usually vested in the office of chief executive officer of corporations as well as such other duties as may be prescribed from time to time by the Board of Directors.

Section 6.    CHIEF OPERATING OFFICER.    The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 7.    CHIEF FINANCIAL OFFICER.    The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 8.    CHAIRMAN AND VICE CHAIRMAN OF THE BOARD.    The Chairman of the Board designated by the Board of Directors shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if there be one, shall preside at such meetings at which he shall be present. The Chairman of the Board and the Vice Chairman of the Board shall, respectively, perform such other duties as may be assigned to him or them by the Board of Directors.

Section 9.    PRESIDENT.    The President or Chief Executive Officer, as the case may be, shall in general supervise and control all of the business and affairs of the Corporation, and shall have the general powers and duties of management usually vested in the office of president of corporations as well as such other duties as may be prescribed from time to time by the Board of Directors. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed.

Section 10.    VICE PRESIDENTS.    In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as executive Vice President or as Vice President for particular areas of responsibility.

Section 11.    SECRETARY.    The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

Section 12.    TREASURER.    The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his or her control belonging to the Corporation.

Section 13.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.    The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the president or the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

Section 14.    SALARIES.    The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.    CONTRACTS.    The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

Section 2.    CHECKS AND DRAFTS.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3.    DEPOSITS.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE VII

STOCK

Section 1.    CERTIFICATES.    Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer or the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal, if any, of the Corporation.

The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge.

Section 2.    TRANSFERS.    No transfers of shares of the Corporation shall be made if (i) void ab initio pursuant to any provision of the Corporation’s Charter or (ii) the Board of Directors, pursuant to any provision of the Corporation’s Charter, shall have refused to permit the transfer of such shares. Permitted transfers of shares of the Corporation shall be made on the share records of the Corporation only upon the instruction of the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon.

Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.

Section 3.    REPLACEMENT CERTIFICATE.    Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.    The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.    STOCK LEDGER.    The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.    FRACTIONAL STOCK; ISSUANCE OF UNITS.    The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period, securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

Section 7.    EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE.    Notwithstanding any other provision of the Charter or these Bylaws, Subtitle 7 of Title 3 of the Maryland General Corporation Law, or any successor statute, shall not apply to any acquisition of shares of stock of the Corporation by any person. This Section 7 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE VIII

DISTRIBUTIONS

Section 1.    AUTHORIZATION.    Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to applicable provisions of law and the Charter.

Section 2.    CONTINGENCIES.    Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

INVESTMENT POLICY

The Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE X

SEAL

Section 1.    SEAL.    The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.    AFFIXING SEAL.    Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI

INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 1.    INDEMNIFICATION OF AGENTS.    To the maximum extent permitted by the laws of the State of Maryland in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of these Bylaws or the Charter inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 2.    AUTHORITY TO ADVANCE EXPENSES.    Expenses incurred by an officer or director (acting in his or her capacity as such) in defending an action, suit or proceeding shall be paid by the Corporation in advance of the final disposition thereof; provided, however, that such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized in this Article or otherwise. Expenses incurred by other agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for expense advances shall be unsecured and no interest shall be charged thereon.

Section 3.    RIGHT OF CLAIMANT TO BRING SUIT.    If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses (including attorneys’ fees) of prosecuting such claims.

Section 4.    INSURANCE.    The Corporation may to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

Section 5.    INDEMNIFICATION NON-EXCLUSIVE.    The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 6.    SUBROGATION.    In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

Section 7.    NO DUPLICATION OF PAYMENTS.    The Corporation shall not be liable under this Article to make any payment in connection with any claim against the indemnified person to the extent such person has actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

The Board of Directors, by the affirmative vote of at least a majority of the entire Board, shall have the exclusive power to adopt, alter, amend, modify or repeal any provision of these Bylaws and to adopt new Bylaws.

ANNEX H

OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.

[LETTERHEAD]

July 12, 2003

Board of Directors

American Home Mortgage Holdings, Inc.

520 Broadhollow Road

Melville, NY 11747

Board of Directors;

You have requested that Friedman, Billings, Ramsey & Co., Inc. (“FBR”) provide you with its opinion as to the fairness, from a financial point of view, to the stockholders of American Home Mortgage Holdings, Inc. (“AHMH”) of the Merger Consideration (as hereinafter defined) to be paid to the stockholders of Apex Mortgage Capital, Inc. (“Apex”) pursuant to the Agreement and Plan of Merger, dated July 11, 2003 (the “Merger Agreement”), by and among AHM New Holdco, a wholly owned subsidiary of AHMH (“New Holdco”), and Apex. The Merger Agreement provides, among other things, that (i) Apex will merge with and into New Holdco (the “Merger”) and each issued and outstanding share of Apex common stock, par value $0.01 per share (“Apex Common Stock”) (other than shares owned or held by AHMH, New Holdco or Apex, or any of their wholly-owned subsidiaries) will be converted into the right to receive a number of shares of New Holdco common stock, par value $0.01 per share (“New Holdco Common Stock”) equal to the Exchange Ratio (as defined and calculated pursuant to Section 1.7(b) of the Merger Agreement) and (ii AHMH will undertake a reorganization pursuant to which AHMH will merge with and into a subsidiary of New Holdco and shares of AHMH will be exchanged for shares of New Holdco. The Merger Agreement provides that the Exchange Ratio will determine the amount of the Merger Consideration and will be set upon the closing of the Merger. The aggregate number of shares of New Holdco Common Stock that will be paid to holders of Apex Common Stock pursuant to the Merger Agreement is referred to herein as the “Merger Consideration.”

In delivering this opinion, FBR has completed the following tasks:

(i)	reviewed the Annual Report to Stockholders and Annual Report on Form 10-K of each of AHMH and Apex for the years ended December 31, 2002, 2001 and 2000, including the audited financial statements contained therein, and the Quarterly Report on Form 10-Q of each of AHMH and Apex for the quarters ended March 31, 2003 and September 30, 2002 and interim financial statements subsequent to the March 31, 2003 10-Q;

(ii)	analyzed the potential pro forma effects of the Merger on the future financial performance of the combined company, including any cost savings and tax benefits that the management of each of AHMH and Apex expect to result from a combination of the businesses of AHMH and Apex and the amount of cash dividends that management of AHMH expects the combined company to be able to pay following the completion of the Merger

(iii)	participated in meetings and telephone conferences with members of senior management of AHMH and discussed, among other things, internally prepared summaries of the financial condition, business, assets, financial forecasts and prospects of each of AHMH and Apex, the past and current operations of AHMH, the future prospects of AHMH (independently and combined with Apex), the strategic rationale for the Merger and the liquidity needs of, and capital resources available to, AHMH;

(iv)	reviewed a detailed list of Apex’s assets, dated as of June 30, 2003;

(v)	visited Apex’s headquarters and reviewed certain due diligence information prepared by Apex, including, but not limited to, its management agreement and management fee calculation, hedge positions (including current and terminated swap agreements), master repurchase agreements, certain minutes of the Board of Directors of Apex, tax returns for 2000 and 2001, and the Articles of Incorporation of Apex;

(vi)	familiarized itself, to the extent FBR deemed appropriate and feasible, with the business, operations, properties, financial condition and prospects of AHMH;

(vii)	reviewed publicly available reports prepared by independent research analysts regarding the expected future financial performance of Apex;

(viii)	prepared an analysis of recent mortgage REIT, mortgage lending and specialty finance merger transactions in which the acquired company may be considered comparable to Apex with respect to one or more of the following characteristics: asset size, financial condition, profitability and market area;

(ix)	assessed current market conditions for comparable mergers in light of current economic factors, equity market conditions and the mortgage industry environment, and presented information concerning such market conditions to AHMH;

(x)	reviewed the historical market prices and trading volume for the publicly traded securities of each of AHMH and Apex;

(xi)	reviewed the Merger Agreement and its schedules, exhibits and certain related documents; and

(xii)	performed such other reviews, analyses and tasks as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning AHMH and Apex furnished to it by AHMH or Apex, or the publicly-available financial and other information regarding AHMH, Apex or other financial services companies. FBR has assumed for purposes of this opinion that all such information is accurate and complete, and it has no reason to believe otherwise. FBR has further relied on the assurances of management of AHMH that they are not aware of any facts that would make such information inaccurate or misleading. With respect to financial forecasts for the combined company provided to FBR by management of AHMH, FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of such management at the time of preparation as to the future financial performance of the combined company. FBR has assumed that there has been no material change in the assets, financial condition, results of operations, business or prospects of Apex since the date of the most recent financial statements made available to FBR. FBR did not undertake an independent appraisal of the assets or liabilities of Apex nor was FBR furnished with any such appraisals. FBR’s conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger. FBR is not expressing any opinion as to what the actual value of the Merger Consideration or Exchange Ratio will be upon the closing of the Merger. We have assumed that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by AHMH of any of the conditions to its obligations thereunder.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of specialty finance companies, commercial banks, savings institutions and financial services holding companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial services organizations and real estate related companies. FBR has experience in, and knowledge of, the valuation of mortgage companies in California, New York and the rest of the United States.

FBR has acted as a financial advisor to AHMH in connection with the Merger and will receive a fee for services rendered which is contingent upon the consummation of the Merger. FBR has in the past provided financial advisory and investment banking services to AHMH for customary fees. In the ordinary course of FBR’s business, it may effect transactions in the securities of AHMH or Apex for its own account and/or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. From time to time, officers, directors and employees of FBR may also have positions in such securities. In addition, AHMH has agreed to indemnify FBR against certain liabilities arising out of its engagement by AHMH.

Based upon and subject to the foregoing, as well as any such other matters as we consider relevant, it is FBR’s opinion, as of the date hereof, that the Merger Consideration is fair, from a financial point of view, to the stockholders of AHMH.

Very truly yours,

/S/ FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

ANNEX I

OPINION OF UBS WARBURG

July 12, 2003

Special Committee of the Board of Directors

Board of Directors

Apex Mortgage Capital, Inc.

865 South Figueroa Street

Los Angeles, CA 90017

Gentlemen:

We understand that Apex Mortgage Capital, Inc., a Maryland corporation (“Apex” or the “Company”), is considering a transaction (the “Transaction”) whereby the Company will merge with and into AHM New Holdco, Inc., a Maryland corporation (“New Holdco”) and a wholly owned subsidiary of American Home Mortgage Holdings, Inc., a Delaware corporation (“AHM”), immediately after AHM has merged with and into a wholly owned subsidiary of New Holdco. Pursuant to the terms of the Agreement and Plan of Merger, to be dated as of July 12, 2003 (the “Merger Agreement”), by and among the Company, AHM and New Holdco, among other things, (i) AHM will be merged with and into a newly formed wholly owned subsidiary of New Holdco (the “First Step Merger”), (ii) in connection with the First Step Merger, each issued and outstanding share of common stock, par value $0.01 per share (“AHM Common Stock”), of AHM (other than shares held by New Holdco or any subsidiary of New Holdco) will be converted into one share of common stock, par value $0.01 per share (“New Holdco Common Stock”), of New Holdco, (iii) immediately after the First Step Merger, the Company will be merged with and into New Holdco (the “Second Step Merger”), and (iv) in connection with the Second Step Merger, each issued and outstanding share of common stock, par value $0.01 per share (“Company Common Stock”), of Apex (other than shares held by AHM, New Holdco or any wholly owned subsidiary of AHM or New Holdco) will be converted into the number of shares of New Holdco Common Stock equal to the Exchange Ratio as defined below.

Pursuant to the terms of the Merger Agreement, the Exchange Ratio shall be determined as follows: (i) subject to clause (iv) below, if the Average Price (as defined in the Merger Agreement) is greater than $21.86164, the Exchange Ratio shall equal a quotient, the numerator of which is the product of (A) the Adjusted Book Value Per Share (as defined in the Merger Agreement) and (B) 1.075, and the denominator of which is $21.86164; (ii) if the Average Price is less than or equal to $21.86164 and greater than or equal to $17.00350, the Exchange Ratio shall equal a quotient, the numerator of which is the product of (A) the Adjusted Book Value Per Share and (B) 1.075, and the denominator of which is the Average Price; (iii) subject to clause (v) below, if the Average Price is less than $17.00350, the Exchange Ratio shall equal a quotient, the numerator of which is the product of (A) the Adjusted Book Value Per Share and (B) 1.075, and the denominator of which is $17.00350; (iv) if the Average Price is greater than $24.29071, (A) AHM may elect to terminate the Merger Agreement in a manner more fully set forth in the Merger Agreement unless, prior to such termination, the Company elects to adjust the Exchange Ratio to be equal to a quotient, the numerator of which is the product of (x) the Adjusted Book Value Per Share and (y) 1.19444, and the denominator of which is the Average Price, or (B) if AHM does not elect to so terminate the Merger Agreement, the Exchange Ratio shall equal a quotient, the numerator of which is the product of (I) the Adjusted Book Value Per Share and (II) 1.075, and the denominator of which is $21.86164; and (v) if the Average Price is less than $14.57443, (A) the Company may elect to terminate the Merger Agreement in a manner more fully set forth in the Merger Agreement unless, prior to such termination, AHM elects to adjust the Exchange Ratio to be equal to a quotient, the numerator of which is the product of (x) the Adjusted Book Value Per Share and (y) .92143, and the denominator of which is the Average Price, or (B) if the Company does not elect to so terminate the Merger Agreement, the Exchange Ratio shall equal a quotient, the numerator of which is the product of (I) the Adjusted Book Value Per Share and (II) 1.075, and the denominator of which is $17.00350. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness from a financial point of view to the holders of Company Common Stock of the Exchange Ratio.

UBS Securities LLC (“UBS”) has acted as financial advisor to the Special Committee of the Board of Directors of Apex in connection with the Transaction and will receive a fee for its services. UBS will also receive a fee upon delivery of this opinion. In the past, UBS and its predecessors have provided investment banking services to the Company and received customary compensation for the rendering of such services. In the ordinary course of business, UBS, its successors and affiliates may trade or have traded securities of the Company and AHM for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction. We have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the form of the Transaction. We express no opinion as to what the value of New Holdco Common Stock will be when issued pursuant to the Merger Agreement or the prices at which such shares will trade in the future. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement does not differ in any material respect from the draft that we have examined, and that AHM, New Holdco and the Company will comply with all the material terms of the Merger Agreement. At your request, we have contacted third parties to solicit indications of interest in a possible business combination transaction with the Company and held discussions with certain of these parties prior to the date hereof.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company and AHM, (ii) reviewed the reported prices and trading activity for the Company Common Stock and the AHM Common Stock, (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts for the fiscal years 2003 and 2004 prepared by management of the Company, that were provided to us by the Company and not publicly available, (iv) reviewed certain internal financial information and other data relating to the business and financial prospects of AHM, including estimates and financial forecasts for the fiscal years 2003 and 2004 prepared by the management of AHM and not publicly available, (v) conducted discussions with members of the senior management of the Company and AHM concerning the business and financial prospects of the Company and AHM, (vi) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of AHM and the Company, (vii) considered certain pro forma effects of the Transaction on AHM’s financial statements, (viii) reviewed drafts of the Merger Agreement, and (ix) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

In connection with our review, with your consent, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or AHM, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates and pro forma effects, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and AHM as to the future performance of their respective companies. We have also assumed, with your consent, that the Transaction will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have further assumed, with your consent, that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company, New Holdco, AHM or the Transaction. We also understand that the Merger Agreement provides that AHM, New Holdco and their affiliates will use commercially reasonably efforts to qualify, on or prior to the effective time of the Transaction, New Holdco as a “REIT”, and each subsidiary of

New Holdco (including AHM) as a “qualified REIT Subsidiary” or a “taxable REIT subsidiary”, in each case as such terms are defined under the Internal Revenue Code of 1986, as amended. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,

UBS SECURITIES LLC

By:	/s/ HALLE J. BENETT	By:	/s/ JONATHAN P. DEVER
Name:	Halle J. Benett	Name:	Jonathan P. Dever
Title:	Executive Director	Title:	Executive Director

ANNEX J

APEX MORTGAGE CAPITAL, INC.

AMENDED AND RESTATED

1997 STOCK OPTION PLAN

APEX MORTGAGE CAPITAL, INC.

AMENDED AND RESTATED 1997 STOCK OPTION PLAN

1. THE PLAN

1.1	PURPOSE. The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding directors, officers and employees and other Eligible Persons associated with the management of the Company with awards and incentives for high levels of performance and improving the financial performance of the Company, by aligning the interests of the those persons and the Company’s stockholders, and by attracting, motivating and retaining experienced and knowledgeable independent directors through the benefits provided under Section 8. “Corporation” means Apex Mortgage Capital, Inc. and “Company” means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Section 7.

1.2	ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE

1.2.1	COMMITTEE. This Plan will be administered by and all Awards to Eligible Persons will be authorized by the Committee, other than the Initial Awards which have been authorized by the Corporation’s stockholder(s) in connection with approving this Plan. Action of the Committee with respect to the administration of this Plan will be taken pursuant to a majority vote or by written consent of its members.

1.2.2	PLAN AWARDS; INTERPRETATION; POWERS OF COMMITTEE. Subject to the express provisions of this Plan, the Committee will have the authority to:

(a)	determine the particular Eligible Persons who will receive Awards;

(b)	grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such Eligible Persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards will become exercisable or will vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

(c)	approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Eligible Persons under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6;

(f)	accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum 10 year term of Awards under Section 1.6; and

(g)	make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

Notwithstanding the foregoing, the provisions of Sections 8.2.1 and 8.2.2 relating to Non-Employee Director Awards will be automatic and, to the maximum extent possible, self-effectuating.

1.2.3	BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, will be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

1.2.4	RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

1.2.5	DELEGATION. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3	PARTICIPATION. Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee so determines.

1.4	SHARES AVAILABLE FOR AWARDS; SHARE LIMITS

1.4.1	SHARES AVAILABLE. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares (the “Shares”). The Shares may be delivered for any lawful consideration.

1.4.2	SHARE LIMITS. The maximum number of Shares that may be delivered pursuant to Awards granted to Eligible Persons under this Plan will not exceed 1,000,000 Shares (the “Share Limit”). The number of Shares subject to Awards outstanding at any time will not exceed the number of Shares remaining available for issuance under the Plan. The maximum number of Shares subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any one individual, subject to Section 1.4.3, will be limited to 200,000 Shares. Each of the foregoing numerical limits is subject to adjustment as contemplated by this Section 1.4 and Section 6.2.

1.4.3	LIMITATION ON OWNERSHIP.

(a)	No Awards will be granted under the Plan to any person who, after the grant of such Award, would be deemed to beneficially own more than 9.8% (in value or in number of Shares, whichever is more restrictive) of the outstanding Shares of Common Stock of the Corporation. For purposes of this Section 1.4.3, “ownership” is determined in accordance with the Real Estate Investment Trust provisions of the Code, the constructive ownership provisions of Section 544 of the Code (as modified by Section 856(1)(b) of the Code), and Rule 13d-3 promulgated under the Exchange Act.

(b)	If, after an Award is granted, circumstances of ownership (or the Corporation’s knowledge thereof) change so that the exercise of such Award would cause the Participant to beneficially own more Shares than are permitted pursuant to paragraph (a) above, then upon any exercise of such Award that causes such result, the Corporation shall have the right to deliver to the Participant, in lieu of Shares, a check or cash in the amount equal to the Fair Market Value of the Shares otherwise deliverable on the date of exercise (minus any amounts withheld pursuant to Section 6.5).

1.4.4	SHARE RESERVATION; REPLENISHMENT AND REISSUE OF UNVESTED AWARDS. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of Shares issuable at any time pursuant to such Award, plus (b) the number of Shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired Shares available for reissue consistent with any applicable legal limitations, plus (c) the maximum number of Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired Shares, will again, except to the extent prohibited by law, be available for subsequent Awards under the Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

1.5	GRANT OF AWARDS. Subject to the express provisions of this Plan, the Committee will determine the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2.2, the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award will be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

1.6	AWARD PERIOD. The Award Period of any Option, SAR, warrant or similar right shall expire and any other Award shall either vest or be forfeited not more than 10 years after the date of grant; PROVIDED, HOWEVER, that any payment of cash or delivery of Shares pursuant to an Award may be delayed until a future date if specifically authorized by the Committee in writing.

1.7	LIMITATIONS ON EXERCISE AND VESTING OF AWARDS.

1.7.1	PROVISIONS FOR EXERCISE. Unless the Committee otherwise expressly provides, no Award will be exercisable or will vest until at least six months after the initial Award Date, and once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award.

1.7.2	PROCEDURE. Any exercisable Award will be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2.2 or 8.4, as the case may be, and any other requirements of exercise, including any document required by Section 6.4, are satisfied.

1.7.3	FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests will be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.8	ACCEPTANCE OF NOTES TO FINANCE EXERCISE. The Corporation, in its sole discretion, may accept one or more notes from any Eligible Person in connection with the exercise or receipt of any outstanding Award; but any such note will be subject to the following terms and conditions:

1.8.1	PRINCIPAL. The principal of the note will not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note will be delivered directly to the Corporation in consideration of such exercise or receipt.

1.8.2	TERM. The initial term of the note will be determined by the Committee; but the term of the note, including extensions, will not exceed a period of five years.

1.8.3	RECOURSE; SECURITY; COMPLIANCE. The note will provide for full recourse to the Participant and will bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code. If required by the Committee or by applicable law, the note will be secured by a pledge of any Shares or rights financed thereby in compliance with applicable law. The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note will conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

1.8.4	TERMINATION OF EMPLOYMENT. If the employment of the Participant terminates, the unpaid principal balance of the note will become due and payable on the 10th business day after the Severance Date; but if a sale of such Shares would cause the Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance will become due and payable on the 10th business day after the first day on which a sale of such Shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions) in securities of this Corporation by the Participant after such termination.

1.9	NO TRANSFERABILITY; LIMITED EXCEPTION TO TRANSFER RESTRICTIONS.

1.9.1	LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (a) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge, (b) Awards may be exercised only by the Participant, and (c) amounts payable or Shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

1.9.2	EXCEPTIONS. The Committee may permit Awards to be exercised by and paid only to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made to related persons for estate and/or tax planning purposes and without consideration (other than nominal consideration). Incentive Stock Options and Restricted Stock Awards, however, will be subject to any and all additional transfer restrictions under the Code.

1.9.3	FURTHER EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 1.9.1 will not apply to:

(a)	transfers to the Corporation,

(b)	the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	transfers pursuant to a QDRO if approved or ratified by the Committee,

(d)	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s legal representative, or

(e)	the authorization by the Committee of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

2. OPTIONS

2.1	GRANTS. One or more Options may be granted under this Section to any Eligible Person. Each Option granted will be designated by the Committee in the applicable Award Agreement as either an Incentive Stock Option, subject to Section 2.3, or a Non-Qualified Stock Option.

2.2	OPTION PRICE.

2.2.1	PRICING LIMITS. The purchase price per Share of the Shares covered by each Option will be not be less than 100% (110% in the case of a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant.

2.2.2	PAYMENT PROVISIONS. The purchase price of any Shares purchased on exercise of an Option granted under this Section will be paid in full at the time of each purchase in one or a combination of the following methods: (a) in cash or by electronic funds transfer; (b) by certified or cashier’s check payable to the order of the Corporation; (c) if permitted by the Committee, by a promissory note of the Participant consistent with the requirements of Sections 1.8 and 6.4; (d) by notice and third party payment in such manner as may be authorized by the Committee; or (e) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, but the Committee may in its absolute discretion limit the Participant’s ability to exercise an Award by delivering such shares, and any shares delivered that were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the date of exercise. Without limiting the generality of the foregoing, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Committee or applicable law, any applicable tax withholding under Section 6.5. The Corporation will not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

2.3	LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

2.3.1	$100,000 LIMIT. To the extent that the aggregate “Fair Market Value” of Shares with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Shares subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the “Fair Market Value” of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as Shares acquired pursuant to the exercise of an Incentive Stock Option.

2.3.2	OPTION PERIOD. Except as provided in Section 1.6, each Option and all rights thereunder will expire no later than 10 years after the Award Date.

2.3.3	OTHER CODE LIMITS. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary who satisfy the eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

2.4	LIMITS ON 10% HOLDERS. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.5	OPTION REPRICING/CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS. Subject to Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the vesting schedule, the number of Shares subject to, the restrictions upon or the term of, an Award granted under this Section by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price that is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of Shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

2.6	EFFECTS OF TERMINATION OF EMPLOYMENT; TERMINATION OF SUBSIDIARY STATUS; DISCRETIONARY PROVISIONS.

2.6.1	OPTIONS—RESIGNATION OR DISMISSAL. If the Participant’s employment by (or other service specified in the Award Agreement to) the Company or the Manager, as the case may be, terminates for any reason (the date of such termination being referred to as the “Severance Date”) other than Retirement, Total Disability or death, or “for Cause” (as determined in the discretion of the Committee), the Participant will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, 90 days after the Severance Date to exercise any Option to the extent exercisable on the Severance Date. In the case of a termination “for Cause”, the Option will terminate on the Severance Date. The Option, to the extent not exercisable on the Severance Date, will terminate in all cases, unless the Award Agreement or the Committee otherwise provides.

2.6.2	OPTIONS—DEATH OR DISABILITY. If the Participant’s employment by (or specified service to) the Company or the Manager, as the case may be, terminates as a result of Total Disability or death, the Participant, Participant’s Personal Representative or the Participant’s Beneficiary, as the case may be, will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, until 12 months after the Severance Date to exercise any Option to the extent exercisable on the Severance Date. Any Option to the extent not exercisable on the Severance Date will terminate.

2.6.3	OPTIONS—RETIREMENT. If the Participant’s employment by (or specified service to) the Company or the Manager, as the case may be, terminates as a result of Retirement, the Participant, Participant’s Personal Representative or the Participant’s Beneficiary, as the case may be, will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, until 12 months after the Severance Date to exercise any Nonqualified Stock Option (three months after the Severance Date if an Incentive Stock Option states it is it be retained) to the extent exercisable on the Severance Date. The Option, to the extent not exercisable on the Severance Date, will terminate.

2.6.4	CERTAIN SARS. Any SAR granted concurrently or in tandem with an Option will have the same post-Severance Date provisions and exercisability periods as the Option to which it relates, unless the Committee otherwise provides.

2.6.5	OTHER AWARDS. The Committee will establish in respect of each other Award granted hereunder the Participant’s rights and benefits (if any) if the Participant’s employment is terminated and in so doing may make distinctions based upon the cause of termination and the nature of the Award.

2.6.6

COMMITTEE DISCRETION.    Notwithstanding the foregoing provisions of this Section 2.6, in the event of, or in anticipation of, a termination of employment with the Company or the Manager, as the case may be, for any reason, other than a discharge for Cause, the Committee, by express provisions in or by amendment to the Award Agreement, may increase the portion of the Participant’s Award available to the Participant, or Participant’s Beneficiary or Personal Representative, as the case may be, and/or, subject to the provisions of Section 1.6, extend the exercisability period, upon such terms as the Committee deems appropriate.

2.7	OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options and Stock Appreciation Rights may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

3. STOCK APPRECIATION RIGHTS

(INCLUDING LIMITED STOCK APPRECIATION RIGHTS)

3.1	GRANTS. The Committee may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2	EXERCISE OF STOCK APPRECIATION RIGHTS.

3.2.1	EXERCISABILITY. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

3.2.2	EFFECT ON AVAILABLE SHARES. To the extent that a Stock Appreciation Right is exercised, only the actual number of delivered Shares will be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant will, however, be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise expressly provides.

3.2.3	STAND-ALONE SARS. A Stock Appreciation Right granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

3.2.4	PROPORTIONATE REDUCTION If an SAR extends to less than all the Shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of Shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of Shares covered by the related Award is less than the remaining number of Shares subject to such SAR.

3.3	PAYMENT.

3.3.1	AMOUNT. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive subject to Section 6.5 payment of an amount determined by multiplying

(a)	the difference obtained by subtracting the exercise price per Share under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

(b)	the number of Shares with respect to which the Stock Appreciation Right has been exercised.

3.3.2	FORM OF PAYMENT. The Committee, in its sole discretion, will determine the form in which payment will be made of the amount determined under Section 3.3.1 above, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in Shares and partly in cash, provided that the Committee has determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or Shares (or a combination thereof) upon exercise, the election will be subject to such conditions as the Committee may impose.

3.4	LIMITED STOCK APPRECIATION RIGHTS. The Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event (“Limited SARs”) and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or Shares based on the spread between the base price of the SAR and a price based upon or equal to the Fair Market Value of the Shares during a specified period or at a specified time before, after or including the date of such event.

4. RESTRICTED STOCK AWARDS

4.1	GRANTS. The Committee may grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of Shares to be issued to the Participant, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration under applicable state law) payable by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the Shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such Shares and the conditions of release or lapse of such restrictions. Such restrictions will not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise expressly provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions (“Restricted Shares”) will bear a legend making appropriate reference to the restrictions hereunder and will be held by the Corporation or by a third party designated by the Committee until the restrictions on such Restricted Shares have lapsed and the Restricted Shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

4.2	RESTRICTIONS.

4.2.1	PRE-VESTING RESTRAINTS. Except as provided in Sections 4.1 and 1.9, Restricted Shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such Restricted Shares have lapsed and the Shares have become vested.

4.2.2	DIVIDEND AND VOTING RIGHTS. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award will be entitled to cash dividend and voting rights for all Shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

4.2.3	CASH PAYMENTS. If the Participant has been paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify the extent (if any) to which the cash must be returned (with or without an earnings factor) as to any Restricted Shares that cease to be eligible for vesting.

4.3	RETURN TO THE CORPORATION. Unless the Committee otherwise expressly provides, Restricted Shares that remain subject to restrictions as of a Severance Date with respect to the Participant or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement will not vest and will be returned to the Corporation in such manner and on such terms as set forth in the Award Agreement or as the Committee otherwise expressly provides.

5. PERFORMANCE SHARE AWARDS; STOCK UNITS; STOCK BONUSES

5.1	GRANTS OF PERFORMANCE SHARE AWARDS. The Committee may grant Performance Share Awards to Eligible Employees based upon such factors as the Committee deems relevant in light of the specific type and terms of the award. An Award Agreement will specify the maximum number of Shares (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such Shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any Shares or cash to the Participant will be based. The amount of cash or Shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 10 years (a “performance cycle”) as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant’s death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee (consistent with Section 6.10.3(b), if applicable) may determine.

5.2	SPECIAL PERFORMANCE-BASED SHARE AWARDS. Options or SAR’s granted with an exercise price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Employees which otherwise satisfy the conditions to deductibility under Section 162(m) of the Code are deemed “Qualifying Awards”. Without limiting the generality of the foregoing, and in addition to Qualifying Awards granted under other provisions of this Plan, other performance-based awards within the meaning of Section 162(m) of the Code (“Performance-Based Awards”), whether in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on the performance of the Company on a consolidated, segment, subsidiary, or division basis, with reference to revenue growth, net earnings (before or after taxes or before or after taxes, interest, depreciation, and/or amortization), cash flow, return on equity, return on assets or return on net investment, or cost containment or reduction, or any combination thereof (the “business criteria”) relative to preestablished performance goals, may be granted under this Plan. To the extent so applicable, these terms are used as applied under generally accepted accounting principles and in the Company’s financial reporting. The applicable business criterion or criteria and the specific performance goals must be approved by the Committee in advance of any applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance measurement period may be not less than one (except as provided in Section 1.6) nor more than 10 years. Other types of performance and non-performance awards may also be granted under the other provisions of this Plan. The following provisions relate to all Performance-Based Awards (other than Qualifying Awards) granted under this Plan:

5.2.1	ELIGIBLE CLASS. The eligible class of persons for Awards under this Section is executive officers of the Corporation.

5.2.2	MAXIMUM AWARD. Subject to Section 1.4.2, in no event will grants in any calendar year to any one individual under this Section 5.2 relate to more than 250,000 shares or, (if payable solely in cash) a cash amount of more than $1,000,000.

5.2.3	COMMITTEE CERTIFICATION. To the extent required by Section 162(m), before any Performance-Based Award under this Section 5.2 is paid, the Committee must certify that the material terms of the Performance-Based Award were satisfied.

5.2.4	TERMS AND CONDITIONS OF AWARDS. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5.2 (including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise).

5.2.5	STOCK PAYOUT FEATURES. In lieu of cash payment of an Award, the Committee may require or allow all or a portion of the Award to be paid in the form of Shares, Restricted Shares, an Option, or another Award.

5.2.6	ADJUSTMENTS FOR MATERIAL CHANGES. Performance goals or other features of an Award under this Section 5.2 may provide that they (a) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, or merger) or a complete or partial corporate liquidation, or (b) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, or (c) shall be adjusted for any other circumstance or event, or (d) any combination of (a) through (c), but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation.

5.3	GRANTS OF STOCK BONUSES. The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such Shares) as determined from time to time by the Committee. The number of Shares so awarded will be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

5.4	DEFERRED PAYMENTS; STOCK UNITS. The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or Shares that may otherwise become due or of cash otherwise payable under this Plan or otherwise, in the form of stock units payable in cash or Shares or by other means, and may provide for accretion thereof based upon such deferment, at the election or at the request of the Participant, subject to any other applicable terms of this Plan. Such deferral will be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

5.5	CASH BONUS AWARDS.

5.5.1	PERFORMANCE GOALS. The Committee may establish a program of annual incentive awards that are payable in cash to Eligible Persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary division basis with reference to revenues, net earnings (before or after interest, taxes, depreciation, or amortization), cash flow, return on equity or on assets or net investment, cost containment or reduction, or achievement of strategic goals (or any combination of such factors). In addition, the award may depend upon the Eligible Employee’s individual performance.

5.6	ALTERNATIVE PAYMENTS. In lieu of cash payment of an Award, the Committee may require or allow all or a portion of the Award to be paid or credited in the form of Shares, Restricted Shares, an Option or other Award.

6. OTHER PROVISIONS

6.1	RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.

6.1.1	EMPLOYMENT STATUS. Status as an Eligible Person will not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

6.1.2	NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or the Manager, as the case may be, or constitute any management or other contract or agreement of employment or other service, nor will interfere in any way with the right of the Company or the Manager, as the case may be, to otherwise change a person’s compensation or other benefits or to terminate the employment or service of such person, with or without cause. This Plan or any related document will not, however, adversely affect any independent contractual right of such person without the Participant’s consent.

6.1.3	PLAN NOT FUNDED. Awards payable under this Plan will be payable in Shares or from the general assets of the Corporation, and (except as provided in Section 1.4.3) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including Shares) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

6.2	ADJUSTMENTS; ACCELERATION.

6.2.1	ADJUSTMENTS. The following provisions will apply in the case of (i) any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), (ii) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split, (iii) any reorganization, merger, combination, consolidation, split-up, spin-off, combination, material repurchase or exchange of Common Stock or other securities of the Corporation, (iv) any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or (v) a sale of substantially all the assets of the Corporation as an entirety. In such event, the Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a) (i)	proportionately adjust any or all of (1) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximum and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price of any or all outstanding Awards, (4) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (5) the performance standards appropriate to any outstanding Awards, or

(ii)	in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event.

(c)	In each case, with respect to Awards of Incentive Stock Options, no such adjustment will be made that would cause the Plan to violate Section 424(a) of the Code or any successor provisions without the written consent of holders materially adversely affected thereby.

(d)	In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

6.2.2	ACCELERATION OF AWARDS UPON CHANGE IN CONTROL. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Awards will not accelerate or determines that only certain or limited benefits under any or all Awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event

(a)	each Option and Stock Appreciation Right will become immediately exercisable,

(b)	Restricted Stock will immediately vest free of restrictions, and

(c)	each Performance Share Award will become payable to the Participant.

However, in the case of a transaction intended to be accounted for as a pooling of interests transaction, the Committee shall have no discretion with respect to the foregoing acceleration of Awards. The Committee may override the limitations on acceleration in this Section 6.2.2 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Any acceleration of Awards will comply with applicable legal requirements and, if the circumstances require, may be deemed by the Committee to occur an instant before the event.

6.2.3	POSSIBLE EARLY TERMINATION OF ACCELERATED AWARDS. If any Option or other right to acquire Shares under this Plan (other than under Section 8) has been fully accelerated as required or permitted by Section 6.2.2 but is not exercised at or prior to (a) a dissolution of the Corporation, or (b) an event described in Section 6.2.1 that the Corporation does not survive, or (c) the consummation of an event described in Section 6.1 involving a Change of Control approved by the Board, the Option or right will terminate, subject to any provision that has been expressly made by the Committee through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of the Option or right.

6.2.4	GOLDEN PARACHUTE LIMITATIONS. Unless otherwise specified in an Award Agreement or expressly approved by the Committee, no Award will be accelerated under this Plan to an extent or in a manner that would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor will any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a holder would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the holder may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code.

6.3	EFFECT OF TERMINATION OF EMPLOYMENT. The Committee will establish in respect of each Award granted to an Eligible Person the effect of a termination of employment or service on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

6.4	COMPLIANCE WITH LAWS.

6.4.1	GENERAL. This Plan, the granting, vesting and exercise of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under

Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan will be subject to such restrictions, and to any restrictions the Committee may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable, to assure compliance with all applicable legal requirements.

6.4.2	RESTRICTIONS ON TRANSFER. If the offer or sale of any Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation, each Participant will be required to represent that the Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate in the opinion of the Committee and the Corporation’s counsel. Any determination by the Corporation and its counsel in connection with any other the matters set forth in this Section 6.4 will be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction will bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate may exchange such certificate for a certificate representing the same number of Shares without such legend.

6.5	TAX WITHHOLDING.

6.5.1	PROVISION FOR TAX WITHHOLDING OFFSET. Upon any exercise, vesting, or payment of any Award or upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (a) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (b) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may in its sole discretion (subject to Section 6.4) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of Shares to be delivered by (or otherwise reacquire) the appropriate number of Shares valued at their then Fair Market Value, to satisfy such withholding obligation.

6.5.2	TAX LOANS. If so provided in the Award Agreement, the Company may, to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes that the Company may be required to withhold with respect to Shares received (or disposed of, as the case may be) pursuant to a transaction described in Section 6.5.1. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law may establish and such loan need not comply with the provisions of Section 1.8.

6.6	PLAN AMENDMENT, TERMINATION AND SUSPENSION.

6.6.1	BOARD AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

6.6.2	STOCKHOLDER APPROVAL. To the extent then required under Sections 422 and 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

6.6.3	AMENDMENTS TO AWARDS. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant’s rights and benefits under an Award.

6.6.4	LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 will not be deemed to constitute changes or amendments for purposes of this Section 6.6.

6.7	PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise expressly authorized by the Committee or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8	EFFECTIVE DATE OF THE PLAN. This Plan is effective as of December 3, 1997 (the “Effective Date”). The Plan was approved by the Corporation’s stockholder(s) on October 17, 1997.

6.9	TERM OF THE PLAN. No Award may be granted under this Plan more than ten years after the Effective Date (the “termination date”). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

6.10	GOVERNING LAW/CONSTRUCTION/SEVERABILITY.

6.10.1	CHOICE OF LAW. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with the laws of the State of California.

6.10.2	SEVERABILITY. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

6.10.3	PLAN CONSTRUCTION.

(a)

RULE 16B-3.    It is the intent of the Corporation that the Awards hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent reasonable will be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation, is fair to the affected Participant and is consistent with the purposes of this Plan as to such persons in the circumstances.

(b)	SECTION 162(M). It is the further intent of the Company that, to the extent the Corporation or Awards under this Plan may be or become subject to Section 162(m), Options or SARs with an exercise or base price not less than Fair Market Value on the date of grant and performance awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation under Section 162(m) of the Code, and this Plan will be interpreted consistent with such intent.

6.11	CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12	EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary a termination of employment and service will be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

6.13	NON-EXCLUSIVITY OF PLAN. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

7. DEFINITIONS

“AWARD” means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, performance share award, stock unit, dividend equivalent or deferred payment right or other right or security that would constitute a “derivative security” under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“AWARD AGREEMENT” means any writing setting forth the terms of an Award that has been authorized by the Committee.

“AWARD DATE” means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award or, in the case of Awards under Section 8, the applicable dates set forth therein.

“AWARD PERIOD” means the period beginning on an Award Date and ending on the expiration date of such Award.

“BENEFICIARY” means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

“BOARD” means the Board of Directors of the Corporation.

“CHANGE IN CONTROL EVENT” means any of the following:

(a)	Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

(b)	Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

(c)	Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation’s business and/or assets as an entity to a person or entity that is not a Subsidiary or other affiliate; or;

(d)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

(e)	During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

“CODE” means the Internal Revenue Code of 1986, as amended from time to time.

“COMMISSION” means the Securities and Exchange Commission.

“COMMITTEE” means one or more committees appointed by the Board to administer this Plan, each of which will be comprised of two or more directors meeting such criteria as the Board may establish from time to time in order to satisfy any applicable legal or regulatory requirements.

“COMMON STOCK” means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan. “COMPANY” means, collectively, the Corporation and its Subsidiaries. “CORPORATION” means Apex Mortgage Capital, Inc., a Maryland corporation, and its successors.

“ELIGIBLE EMPLOYEE” means an officer (whether or not a director) or employee of the Company.

“ELIGIBLE PERSON” means an Eligible Employee, or any Other Eligible Person, as determined by the Committee.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time.

“FAIR MARKET VALUE” on any date means (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

“INCENTIVE STOCK OPTION” means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of that contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

“INITIAL AWARDS” means the Options granted immediately prior to the effectiveness of the registration statement relating to the Corporation’s initial public offering, which Options are granted to officers and employees of the Corporation and the Manager and which are exercisable for an aggregate of 300,000 shares of Common Stock.

“MANAGER” means TCW Investment Management Company.

“NONQUALIFIED STOCK OPTION” means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code. “NON-EMPLOYEE DIRECTOR” means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company. For purposes of this Plan, the Chairman of the Board will be deemed an officer of the Company.

“OPTION” means an option to purchase Common Stock granted under this Plan. The Committee will designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

“OTHER ELIGIBLE PERSON” means any Non-Employee Director, the Manager, any director, officer or employee of the Manager, or any other individual consultant or advisor who renders or has rendered BONA FIDE services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company. A non-employee providing BONA FIDE services to the Company may only be selected as an Other Eligible Person if such person’s participation in this Plan would not adversely affect (a) the Corporation’s eligibility to use Form S-8 or Form S-3 to register under the Securities Act the offering of shares issuable under this Plan by the Company or (b) the Corporation’s compliance with any other applicable laws; PROVIDED, HOWEVER, in the case of clause (a) above, such person may be selected as an Other Eligible Person if the Committee determines that the offering and issuance of Shares to such person in the circumstances satisfies the requirements of any applicable exemption from registration under federal and state securities laws and regulations.

“PARTICIPANT” means an Eligible Person who has been granted an Award under this Plan and a Non-Employee Director who has been received an Award under Section 8 of this Plan.

“PERFORMANCE SHARE AWARD” means an Award of a right to receive Shares under Section 5.1, or to receive Shares or other compensation (including cash) under Section 5.2, the issuance or payment of that is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

“PERSONAL REPRESENTATIVE” means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

“PLAN” means this Apex Mortgage Capital, Inc. Amended and Restated 1997 Stock Option Plan, as amended from time to time.

“QDRO” means a qualified domestic relations order.

“RESTRICTED SHARES” or “Restricted Stock” means Shares awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such Shares remain unvested under the terms of the applicable Award Agreement.

“RETIREMENT” means retirement with the consent of the Company or the Manager, as the case may be, or, from active service as an employee or officer of the Company or the Manager, as the case may be, on or after attaining age 55 with ten or more years of service or age 65, or, in the case of a Non-Employee Director, retirement or failure to stand for reelection, with the consent of the Board of Directors, on or after age 55 with ten or more years of service, or in any case after age 65.

“RULE 16B-3” means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

“SECURITIES ACT” means the Securities Act of 1933, as amended from time to time.

“STOCK APPRECIATION RIGHT” or “SAR” means a right authorized under this Plan to receive a number of Shares or an amount of cash, or a combination of Shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

“STOCK BONUS” means an Award of Shares granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

“STOCK UNIT” means a bookkeeping entry which serves a unit of measurement relative to a Share for purposes of determining the payment of a deferred benefit or right under the Plan.

“SUBSIDIARY” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

“TOTAL DISABILITY” means a disability where Participant is unable to effectively engage in the material activities required for Participant’s position with the Company or the Manager, as the case may be, by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a period of 90 consecutive days or for shorter periods aggregating 180 days in any consecutive 12 month period.

8. NON-EMPLOYEE DIRECTOR OPTIONS

8.1	PARTICIPATION. Awards under this Section 8 will be made only to Non-Employee Directors and will be evidenced by Award Agreements in the form adopted by the Committee.

8.2	OPTION GRANTS.

8.2.1	TIME OF INITIAL AWARD. After approval of this Plan by the stockholder(s) of the Corporation, and upon the closing of the Corporation’s initial public offering, each person who is then a Non-Employee Director will automatically be granted (without any action by the Board or Committee) a Non-qualified Stock Option (the Award Date of which will be the date of the closing of such initial public offering) to purchase 25,000 shares of Common Stock at the price that the Corporations Common Stock is offered in such initial public offering.

8.2.2	SUBSEQUENT AUTOMATIC AWARDS. If any person who is not then an officer or employee of the Company becomes a director of the Corporation, such person will automatically be granted (without any action by the Board or Committee) a Non-qualified Stock Option (the Award Date of which will be the date such person takes office) to purchase 25,000 Shares.

8.2.3	SUBSEQUENT DISCRETIONARY AWARDS. The Committee shall have the authority to grant additional Options to Non-Employee Directors from time to time; provided, however that no more than 50,000 shares, subject to adjustment as contemplated by Section 6.2, in the aggregate, shall be subject to Options made to any one Non-Employee Director under this Section 8.2 and provided further that any such discretionary Option shall be subject to contemporaneous approval or ratification by a majority of the members of the Board of Directors and a majority of the Directors who are not recipients of such grants.

8.3	OPTION PRICE. The purchase price per share of the Common Stock covered by each Option granted pursuant to Section 8.2.2 or Section 8.2.3 will be 100% of the Fair Market Value of the Common Stock on the Award Date. The exercise price of any Option granted under this Section will be paid in full at the time of each purchase in cash or by check or in Shares valued at the Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, but any such shares used in payment must be owned by the Participant at least six months prior to the date of exercise. Any notice and third party cashless exercise payment procedures authorized by the Committee with respect to Options under Section 2 may be utilized with respect to Options granted under Section 8.2 unless the Committee or applicable law otherwise provide.

8.4	OPTION PERIOD AND EXERCISABILITY. Each Option granted under this Section 8 and all rights or obligations thereunder will expire on the day before the 10th anniversary of the Award Date and will be subject to earlier termination as provided below. Each Option granted under Section 8.2 shall become exercisable no earlier than six months after the Award Date. Unless the Board or Committee otherwise provides in the applicable Award Agreement, an Option will vest as follows: one-third on each of the first, second and third anniversaries of the date of grant.

8.5	TERMINATION OF DIRECTORSHIP. If a Non-Employee Director’s services as a member of the Board of Directors terminate by reason of death, Total Disability or Retirement, an Option granted pursuant to this Section 8 held by such Participant will immediately become and will remain exercisable for nine months after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs. If a Non-Employee Director’s services as a member of the Board of Directors terminate for any other reason, any portion of an Option granted pursuant to this Section that is not then exercisable will terminate and any portion of such Option that is then exercisable may be exercised for six months after the date of such termination or until the expiration of the stated term whichever first occurs.

8.6	ADJUSTMENTS; ACCELERATIONS; TERMINATIONS. Options granted under this Section 8 will be subject to adjustments, accelerations and terminations as provided in Section 6.2, but only to the extent that in the case of a Change in Control Event such effect and any Board or Committee action in respect thereof is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Corporation or is otherwise consistent with the effect on Options held by persons other than executive officers or directors of the Corporation (or, if there are none, consistent in respect of the underlying shares with the effect on stockholders generally).

8.7	ACCELERATION UPON A CHANGE IN CONTROL EVENT. Upon the occurrence of a Change in Control Event and acceleration under Section 6.2.2, each Option granted under Section 8.2 hereof will become immediately exercisable in full. To the extent that any Option granted under this Section 8 is not exercised prior to (a) a dissolution of the Corporation or (b) a merger or other corporate event that the Corporation does not survive, and no provision is (or consistent with the provisions of this Plan can be) made for the assumption, conversion, substitution or exchange of the Option, the Option will terminate upon the occurrence of such event.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The Registrant’s charter requires the Registrant to indemnify its directors and officers to the fullest extent required or permitted by law and to indemnify other employees and agents to such extent as may be authorized by the Board of Directors. The Maryland General Corporation Law, or the “MGCL,” requires a corporation (unless its charter provides otherwise, which the charter of the Registrant does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the receipt by the corporation of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The merger agreement provides that the Registrant will indemnify all present and former officers, employees and directors of Apex and TCW Management, referred to as the “indemnified parties,” to the same extent provided under Apex’s charter and bylaws and existing indemnification arrangements. In addition, from and after the effective time of the merger, American Home and the Registrant will indemnify and hold harmless, and provide advancement of expenses to, each of the indemnified parties with respect to acts or omissions by them in their capacities as officers, employees or directors, including for acts and omissions occurring in connection with the merger agreement and the transactions contemplated by the merger agreement.

The merger agreement also provides that at least 14 days prior to the effective time of the merger, Apex will obtain a commitment to purchase directors’ and officers’ liability insurance policy coverage for the directors and officers of Apex and TCW Management, naming the directors and officers of the Registrant as co defendants, with at least $25 million of coverage for a period of six years following the effective time of the merger. The policy will provide the directors and officers with coverage on substantially similar terms as currently provided by Apex to its directors and officers and others. Apex and American Home will share equally the costs of the policies, other than additional costs related to naming Registrant directors and officers as co-defendants, which costs will be borne by American Home for the first $150,000, with any additional costs to be shared equally.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 12, 2003, by and among American Home, AHM Investment Corp. (formerly called AHM New Holdco, Inc.) and Apex (attached as Annex A to the joint proxy statement/prospectus which is part of this registration statement)

2.2	Agreement and Plan of Reorganization, dated as of September 11, 2003, by and among American Home, AHM Investment Corp. and AHM Merger Sub (attached as Annex B to the joint proxy statement/prospectus which is part of this registration statement)

3.1	Form of Charter of AHM Investment Corp. to be in effect as of the effective time of the transactions (attached as Annex F to the joint proxy statement/prospectus which is part of this registration statement)

3.2	Form of Bylaws of AHM Investment Corp. to be in effect as of the effective time of the transactions (attached as Annex G to the joint proxy statement/prospectus which is part of this registration statement)

5.1**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities being registered

8.1**	Opinion of Cadwalader, Wickersham & Taft LLP as to tax matters

8.2**	Opinion of O’Melveny & Myers LLP as to tax matters

8.3**	Opinion of Cadwalader, Wickersham & Taft LLP as to REIT status of AHM Investment Corp.

8.4**	Opinion of O’Melveny & Myers LLP as to REIT status of AHM Investment Corp.

8.5**	Opinion of Cadwalader, Wickersham & Taft LLP as to tax matters related to the reorganization

10.1	Form of American Home Stockholder Voting Agreement (attached as Annex C to the joint proxy statement/prospectus which is part of this registration statement)

10.2	Form of Apex Stockholder Voting Agreement (attached as Annex D to the joint proxy statement/prospectus which is part of this registration statement)

10.3	Amendment to Management Agreement, dated as of July 12, 2003, by and between Apex Mortgage Capital, Inc. and TCW Investment Management Company (attached as Annex E to the joint proxy statement/prospectus which is part of this registration statement)

23.1.1	Consent of Deloitte & Touche LLP (with respect to American Home financial information)

23.1.2	Consent of Deloitte & Touche LLP (with respect to Apex financial information)

23.1.3	Consent of Deloitte & Touche LLP (with respect to AHM Investment Corp. financial information)

23.2**	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

23.3**	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibits 8.1, 8.3 and 8.5)

23.4**	Consent of O’Melveny & Myers LLP (included in Exhibits 8.2 and 8.4)

23.5	Consent of Friedman, Billings, Ramsey & Co., Inc.

23.6	Consent of UBS Securities LLC (formerly UBS Warburg LLC)

23.7	Consent of Standard & Poor’s Corporate Value Consulting

24.1*	Power of Attorney (included on the signature page of this registration statement filed on August 1, 2003)

99.1	Opinion of Friedman, Billings, Ramsey & Co., Inc. (attached as Annex H to the joint proxy statement/prospectus which is part of this registration statement)

Exhibit Number	Description

99.2	Opinion of UBS Securities LLC (formerly UBS Warburg LLC) (attached as Annex I to the joint proxy statement/prospectus which is part of this registration statement)

99.3	Form of Proxy Card of American Home Mortgage Holdings, Inc.

99.4	Form of Proxy Card of Apex Mortgage Capital, Inc.

99.5	Valuation Report of Standard & Poor’s Corporate Value Consulting

*	Previously filed
**	To be filed by amendment

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f)    That every prospectus: (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(h)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on October 10, 2003.

AMERICAN HOME MORTGAGE INVESTMENT CORP.

By:	/s/ MICHAEL STRAUSS
	Name:	Michael Strauss
	Title:	Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 10, 2003.

Signature	Title

/s/ MICHAEL STRAUSS Michael Strauss	Sole Director, Chief Executive Officer and President (Principal Executive Officer)

* Stephen A. Hozie	Chief Financial Officer (Principal Financial Officer)

* Robert Bernstein	Controller (Principal Accounting Officer)

*	Michael Strauss hereby signs this amendment on behalf of each of the indicated persons for whom he is attorney-in-fact on October 10, 2003.

By:	/S/ MICHAEL STRAUSS

Michael Strauss (Attorney-in-fact)

Dated October 10, 2003

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 12, 2003, by and among American Home, AHM Investment Corp. (formerly called AHM New Holdco, Inc.) and Apex (attached as Annex A to the joint proxy statement/prospectus which is part of this registration statement)

2.2	Agreement and Plan of Reorganization, dated as of September 11, 2003, by and among American Home, AHM Investment Corp. and AHM Merger Sub (attached as Annex B to the joint proxy statement/prospectus which is part of this registration statement)

3.1	Form of Charter of AHM Investment Corp. to be in effect as of the effective time of the transactions (attached as Annex F to the joint proxy statement/prospectus which is part of this registration statement)

3.2	Form of Bylaws of AHM Investment Corp. to be in effect as of the effective time of the transactions (attached as Annex G to the joint proxy statement/prospectus which is part of this registration statement)

5.1**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities being registered

8.1**	Opinion of Cadwalader, Wickersham & Taft LLP as to tax matters related to the merger

8.2**	Opinion of O’Melveny & Myers LLP as to tax matters related to the merger

8.3**	Opinion of Cadwalader, Wickersham & Taft LLP as to REIT status of AHM Investment Corp.

8.4**	Opinion of O’Melveny & Myers LLP as to REIT status of AHM Investment Corp.

8.5**	Opinion of Cadwalader, Wickersham & Taft LLP as to tax matters related to the reorganization

10.1	Form of American Home Stockholder Voting Agreement (attached as Annex C to the joint proxy statement/prospectus which is part of this registration statement)

10.2	Form of Apex Stockholder Voting Agreement (attached as Annex D to the joint proxy statement/prospectus which is part of this registration statement)

10.3	Amendment to Management Agreement, dated as of July 12, 2003, by and between Apex Mortgage Capital, Inc. and TCW Investment Management Company (attached as Annex E to the joint proxy statement/prospectus which is part of this registration statement)

23.1.1	Consent of Deloitte & Touche LLP (with respect to American Home financial information)

23.1.2	Consent of Deloitte & Touche LLP (with respect to Apex financial information)

23.1.3	Consent of Deloitte & Touche LLP (with respect to AHM Investment Corp. financial information)

23.2**	Consent of Ballard Spahr Andrew & Ingersoll, LLP (included in Exhibit 5.1)

23.3**	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibits 8.1, 8.3 and 8.5)

23.4**	Consent of O’Melveny & Myers LLP (included in Exhibits 8.2 and 8.4)

23.5	Consent of Friedman, Billings, Ramsey & Co., Inc.

23.6	Consent of UBS Securities LLC (formerly UBS Warburg LLC)

23.7	Consent of Standard & Poor’s Corporate Value Consulting

24.1*	Power of Attorney (included on the signature page of this registration statement filed on August 1, 2003)

99.1	Opinion of Friedman, Billings, Ramsey & Co., Inc. (attached as Annex H to the joint proxy statement/prospectus which is part of this registration statement)

Exhibit Number	Description

99.2	Opinion of UBS Securities LLC (formerly UBS Warburg LLC) (attached as Annex I to the joint proxy statement/prospectus which is part of this registration statement)

99.3	Form of Proxy Card of American Home Mortgage Holdings, Inc.

99.4	Form of Proxy Card of Apex Mortgage Capital, Inc.

99.5	Valuation Report of Standard & Poor’s Corporate Value Consulting

*	Previously filed
**	To be filed by amendment